As filed with the Securities and Exchange Commission on December 23, 2005
                                                 Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------
                          MORGAN STANLEY CAPITAL I INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                      13-3291626
     (State of incorporation)                           (I.R.S. Employer
                                                       Identification No.)

                                  1585 Broadway
                            New York, New York 10036
                                 (212) 296-7000
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                                  -------------
                                 DAVID R. WARREN
                                    President
                                  1585 Broadway
                            New York, New York 10036
                                 (212) 296-7000
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

                                  -------------
                                   Copies to:


    CARLOS RODRIGUEZ, ESQ.         MICHAEL S. GAMBRO, ESQ.           KEVIN C. BLAUCH, ESQ.
Sidley Austin Brown & Wood LLP       ANNA H. GLICK, ESQ.              Latham & Watkins LLP
      787 Seventh Avenue       Cadwalader, Wickersham & Taft LLP        885 Third Avenue
   New York, New York 10019       One World Financial Center         New York, New York 10022
        (212) 839-5300             New York, New York 10281           (212) 906-1200
                                       (212) 504-6000
                                  -------------

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE*
==============================================================================================
                                                                       Proposed
                                                        Proposed       Maximum
                                                         Maximum      Aggregate    Amount of
       Title of Securities              Amount        Offering Price    Offering  Registration
       being Registered(1)         being Registered     Per Unit       Price(2)       Fee
----------------------------------------------------------------------------------------------
Mortgage Pass-Through Certificates    $1,000,000          100%        $1,000,000   $107.00(3)
==============================================================================================

(1) This Registration Statement and the registration fee pertain to the initial offering of the Mortgage Pass-Through Certificates registered hereunder by the Registrant.

(2)   Estimated solely for purposes of calculating the registration fee.

(3) In accordance with Rule 457(o) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended.

* To the extent that any series of Certificates offered pursuant to this Registration Statement evidences a beneficial ownership interest in a Trust Fund containing MBS that have been previously issued by the Registrant, this Registration Statement is deemed to register such underlying MBS.

                                  -------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

   Pursuant to Rule 429 of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus and Prospectus Supplement contained in this Registration Statement also relate to any securities which remain unsold under the Registrant's Registration Statement on Form S-3 (Registration No. 333-125593), which was initially filed with the Securities and Exchange Commission on June 7, 2005, as amended by that certain Pre-Effective Amendment No. 1, which was filed on June 28, 2005 and that certain Pre-Effective Amendment No. 2, which was filed on June 30, 2005.

================================================================================

      This Registration Statement contains: (1) a base prospectus and form of prospectus supplement to be used in connection with the offering of certificates that will represent beneficial ownership interests in trust funds consisting of one or more segregated pools of various types of single family residential mortgage loans, securities collateralized by such loans and/or government securities (the Version 1 Prospectus); and (2) a base prospectus and form of prospectus supplement to be used in connection with the offering of certificates that will represent beneficial ownership interests in trust funds consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans, securities collateralized by such loans and/or government securities (the Version 2 Prospectus).

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

             Subject to Completion Dated _________________, 200__

Prospectus Supplement
(To Prospectus Dated _____ ___, 200_)

                                      $[ ]
                                  (Approximate)

                   Morgan Stanley Mortgage Loan Trust 200_-___
                                (Issuing Entity)

               Mortgage Pass-Through Certificates, Series 200_-___

                          Morgan Stanley Capital I Inc.
                                   (Depositor)

                     [Morgan Stanley Mortgage Capital Inc.]
                              (Sponsor and Seller)

                        [Insert Name of Master Servicer ]
                                (Master Servicer)

                    _______________________________________

Morgan Stanley Mortgage Loan Trust 200_-___ is issuing [ ] classes of certificates, but is offering only [ ] of these classes of certificates through this prospectus supplement.

Each class of certificates will receive monthly distributions of interest, principal or both, commencing _____ [25], 2___.

You should read the section entitled      Assets of the Issuing Entity--
"Risk Factors" starting on page S-6 of
this prospectus supplement and page       o    The trust fund will consist
[12] of the accompanying prospectus and        primarily of [one loan group] of
consider these factors before making a         [fixed-rate], [adjustable-rate]
decision to invest in the certificates.        and [hybrid adjustable-rate]
                                               mortgage loans, secured by
                                               [first-lien mortgages] on
                                               residential real properties with
                                               original terms to maturity of up
                                               to [30] years.

The certificates represent interests in   The Certificates--
the trust fund only and are not
interests in or obligations of any        o    The certificates will represent
other person.                                  beneficial interests in the
                                               assets of the issuing entity, as
                                               described in this prospectus
                                               supplement.

Neither the certificates nor the          Credit Enhancement--
underlying mortgage loans will be
insured or guaranteed by any
governmental agency or instrumentality.   o    [Subordination as described in
                                               this prospectus supplement under
                                               "Description of the
                                               Certificates--Allocation of
                                               Losses" and "Credit
                                               Enhancement--Subordination."]

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      Morgan Stanley Capital I Inc. will not list the offered certificates on any securities exchanges or on any automated quotation system of any securities association.

      The certificates offered by this prospectus supplement will be purchased by Morgan Stanley & Co. Incorporated and offered from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates are anticipated to be approximately [ ]% of the principal balance of these classes of certificates (excluding accrued interest) before the deduction of expenses payable by the depositor, estimated to be approximately
$[ ].
                    _______________________________________

                                 MORGAN STANLEY
      _____ __, 200_

   Important notice about information presented in this prospectus supplement and the accompanying prospectus

      We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates. If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the Mortgage Pass-Through Certificates, Series 200_-___ in any state or other jurisdiction where the offer is not permitted.

      For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

      We cannot sell the certificates to you unless you have received both this prospectus supplement and the accompanying prospectus.

      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The table of contents in this prospectus supplement and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

      Some of the terms used in this prospectus supplement are capitalized. These capitalized terms have specified definitions, which can be located using the "Index of Certain Definitions" at the end of this prospectus supplement.

      In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to Morgan Stanley Capital I Inc.

      Morgan Stanley Capital I Inc.'s principal offices are located at 1585 Broadway, New York, New York 10036, and its phone number is (212) 761-4000.

                             EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

            (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

            (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

            (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

         For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                        THE SERIES 200_-___ CERTIFICATES


                                                                                                         Initial Rating of
                                                                                                       the Certificates (2)
                                                            Pass-                                   --------------------------
                                Initial Principal          Through
            Class                   Balance(1)              Rate              Principal Types           S&P           Moody's
-----------------------------   -----------------    -------------------   ----------------------      -----          -------
Offered Certificates
[Class A]....................                $       [Floating Rate (3),   [Senior, Pass-Through]      [AAA]           [Aaa]
                                                            (4)]           [Senior, Notional
[Class X]....................      Notional (5)      [Variable (3), (6)]   Amount, Interest-Only]      [AAA]           [Aaa]

[Class B-1]..................                $       [Floating Rate (3),   [Subordinate]                [AA]           [--]
                                                            (8)]
[Class B-2]..................                $       [Floating Rate (3),   [Subordinate]                [A]            [--]
                                                            (9)]
[Class B-3]..................                $       [Floating Rate (3),   [Subordinate]               [BBB]           [--]
                                                            (10)]

[Class A-R]..................            [$100]        [Variable (7)]      [Senior, Residual]          [AAA]           [Aaa]

Non-Offered Certificates
[Class B-4]..................                $         [Variable (7)]      [Subordinate]                [BB]           [--]
[Class B-5]..................                $         [Variable (7)]      [Subordinate]                [B]            [--]
[Class B-6]..................                $          [Variable (7]      [Subordinate]                [ ]             [ ]
[Class P]....................            [$100]          [N/A (11)]        [N/A]                        [ ]             [ ]

--------------

(1) Approximate, subject to adjustment as described in this prospectus supplement.

(2) A description of the ratings of the offered certificates is set forth under the heading "Ratings" in this prospectus supplement.

(3) The pass-through rates for these classes of certificates will be subject to the weighted average adjusted net mortgage rate of the mortgage loans ("Net WAC") as described in this prospectus supplement under "Description of the Certificates."

(4) The pass-through rate for the Class A Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to one-month LIBOR + [ ]%, subject to a maximum pass-through rate of [ ]% per annum.

(5) Interest will accrue on the Notional Amount of the Class X Certificates, initially equal to approximately $ calculated as described in "Description of the Certificates--Glossary" in this prospectus supplement. The Class X Certificates will not receive any distributions of principal.

(6) The pass-through rate for the Class X Certificates for the interest accrual period related to any distribution date other than the first distribution date will be a per annum rate equal to the excess, if any, of
      (i) Net WAC over (ii) the weighted average of the pass-through rates for the Class A, Class B-1, Class B-2 and Class B-3 Certificates and subject to other limitations described herein. The pass-through rate for the Class X Certificates for the interest accrual period related to the first distribution date will be a per annum rate equal to the excess, if any, of
      (i) Net WAC over (ii) the weighted average of the pass-through rates for the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

(7) The pass-through rate for the Class A-R, Class B-4, Class B-5 and Class B-6 Certificates for any distribution date will be a per annum rate equal to Net WAC. The pass-through rate for the Class A-R, Class B-4, Class B-5 and Class B-6 Certificates for the first distribution date will be a per annum rate of approximately [ ]%.

(8) The pass-through rate for the Class B-1 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to one-month LIBOR + [ ]%, subject to a maximum pass-through rate of [ ]% per annum.

(9) The pass-through rate for the Class B-2 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to one-month LIBOR + [ ]%, subject to a maximum pass-through rate of [ ]% per annum.

(10) The pass-through rate for the Class B-3 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to one-month LIBOR + [ ]%, subject to a maximum pass-through rate of [ ]% per annum.

(11) The Class P Certificates will receive all payments in respect of prepayment penalties on the mortgage loan and are not entitled to receive any distributions of interest.

                               STRUCTURAL OVERVIEW

The following chart illustrates generally the distribution priorities and subordination features applicable to the offered certificates:

                           [flow chart to be inserted]

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY .................................................................    S-1
RISK FACTORS ............................................................    S-8
        Certificates May Not Be Appropriate for Individual Investors ....    S-8
        Credit Enhancement May Not Be Adequate ..........................    S-8
        There Are Risks Involving Unpredictability of Prepayments
               and the Effect of Prepayments on Yields ..................    S-9
        Your Yield Will Be Affected By The Interest-Only Feature Of
               Some Of The Mortgage Loans ...............................   S-10
        Your Yield May Be Affected By Changes In Interest Rates .........   S-11
        Your Yield Will Be Affected By How Mortgage Loan Interest
               Rate Adjustments Are Limited .............................   S-11
        The Pass-Through Rates and Interest Distributions on the
               Certificates are Subject to Special Risks ................   S-11
        Inadequacy of Value of Properties Could Affect Severity
               of Losses ................................................   S-11
        Bankruptcy of Borrowers May Adversely Affect Distributions
               on Certificates ..........................................   S-11
        There Are Risks in Holding Subordinated Certificates ............   S-12
        Geographic Concentration Could Increase Losses on The
               Mortgage Loans ...........................................   S-12
        Recourse on Defective Mortgage Loans is Limited .................   S-13
        Rapid Prepayments on the Mortgage Loans Will Reduce
               the Yield on the [Class X] Certificates ..................   S-13
        Bankruptcy or Insolvency May Affect the Timing and Amount
               of Distributions on the Certificates .....................   S-13
        You Could be Adversely Affected by Violations of Consumer
               Protection Laws ..........................................   S-14
        Failure of Servicers and Master Servicer to Perform May
               Adversely Affect Distributions on Certificates ...........   S-14
        Limited Liquidity May Adversely Affect Market Value of
               Certificates .............................................   S-14
        Rights of Beneficial Owners May Be Limited by
               Book-Entry System ........................................   S-15
        Military Action and Terrorist Attacks ...........................   S-15
        Risks Related to the Class A-R Certificates .....................   S-15
FORWARD-LOOKING STATEMENTS ..............................................   S-16
DESCRIPTION OF THE MORTGAGE LOANS .......................................   S-17
        General .........................................................   S-17
        Tabular Characteristics of the Mortgage Loans ...................   S-20
        Assignment of the Mortgage Loans ................................   S-24
        Loan Purchasing Guidelines and Underwriting Standards ...........   S-25
        [Loan Purchasing Guidelines - Morgan Stanley Mortgage
               Capital Inc ] ............................................   S-25
        Underwriting Standards - [Third Party Originator] ...............   S-26
THE SERVICERS ...........................................................   S-26
        General .........................................................   S-26
        [Name of Third Party Servicer] ..................................   S-27
SERVICING OF THE MORTGAGE LOANS .........................................   S-28
        Servicing and Collection Procedures .............................   S-28
        Servicing Compensation and Payment of Expenses; Master
               Servicing Compensation; Administrative Fees ..............   S-29
        Adjustment to Servicing Fees in Connection with Certain
               Prepaid Mortgage Loans ...................................   S-30
        Advances ........................................................   S-30
        Evidence as to Compliance .......................................   S-31
        Master Servicer Default; Servicer Default .......................   S-32
        Resignation of the Master Servicer or a Servicer;
               Assignment and Merger ....................................   S-32
        Eligibility Requirements for Trustee and Securities
               Administrator; Resignation and Removal of Trustee
               or Securities Administrator ..............................   S-33
THE SPONSOR .............................................................   S-33
STATIC POOL INFORMATION .................................................   S-34
THE DEPOSITOR ...........................................................   S-35
THE ISSUING ENTITY ......................................................   S-35
THE TRUSTEE .............................................................   S-36
THE MASTER SERVICER AND SECURITIES ADMINISTRATOR ........................   S-35
THE CUSTODIAN ...........................................................   S-36
DESCRIPTION OF THE CERTIFICATES .........................................   S-37
        General .........................................................   S-37
        Senior Certificates .............................................   S-37
        Subordinated Certificates .......................................   S-37
        [Class P Certificates ...........................................   S-37
        Designations ....................................................   S-38
        Notional Amount Certificates ....................................   S-39
        Forms and Denominations of Offered Certificates;
               Distributions to Certificates ............................   S-39
        [Book-Entry Certificates ........................................   S-40
        Physical Certificates ...........................................   S-42
        Payments on Mortgage Loans; Accounts ............................   S-42
        Priority of Distributions Among Certificates ....................   S-43

        Interest ........................................................   S-43
        Principal .......................................................   S-45
        Glossary ........................................................   S-45
        Allocation of Losses ............................................   S-49
        Subsequent Recoveries ...........................................   S-50
        Reports to Certificateholders ...................................   S-50
        Last Scheduled Distribution Date ................................   S-52
        Structuring Assumptions .........................................   S-53
        Optional Termination of the Trust Fund ..........................   S-56
        The Trustee and the Securities Administrator ....................   S-56
        Voting Rights ...................................................   S-56
YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE .............................   S-57
        General .........................................................   S-57
        Prepayment Considerations and Risks .............................   S-57
        Sensitivity of the [Class X] Certificates .......................   S-59
Sensitivity of the Class X Certificates to Prepayments
                (Pre-Tax Yield to Maturity) .............................   S-59
        Additional Information ..........................................   S-60
        Weighted Average Lives of the Offered Certificates ..............   S-60
        Decrement Tables ................................................   S-61
        The Subordinated Certificates ...................................   S-63
CREDIT ENHANCEMENT ......................................................   S-63
        Subordination ...................................................   S-63
        Excess Losses ...................................................   S-64
USE OF PROCEEDS .........................................................   S-65
LEGAL PROCEEDINGS .......................................................   S-65
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ................................   S-65
        General .........................................................   S-65
        Other Taxes .....................................................   S-67
ERISA MATTERS ...........................................................   S-67
METHOD OF DISTRIBUTION ..................................................   S-70
LEGAL MATTERS ...........................................................   S-70
REPORTS TO CERTIFICATEHOLDERS ...........................................   S-70
RATINGS .................................................................   S-71
INDEX OF CERTAIN DEFINITIONS ............................................   S-72

                                TABLE OF CONTENTS

                                   PROSPECTUS

SUMMARY OF PROSPECTUS ...................................................      6
RISK FACTORS ............................................................     12
DESCRIPTION OF THE TRUST FUNDS ..........................................     19
        Assets ..........................................................     19
        Mortgage Loans ..................................................     19
        Mortgage-Backed Securities ......................................     21
        Government Securities ...........................................     23
        Accounts ........................................................     23
        Credit Support ..................................................     23
        Cash Flow Agreements ............................................     24
USE OF PROCEEDS .........................................................     24
YIELD CONSIDERATIONS ....................................................     24
        General .........................................................     24
        Pass-Through Rate ...............................................     24
        Timing of Payment of Interest ...................................     25
        Payments of Principal; Prepayments ..............................     25
        Prepayments, Maturity and Weighted Average Life .................     26
        Other Factors Affecting Weighted Average Life ...................     28
THE DEPOSITOR ...........................................................     30
DESCRIPTION OF THE CERTIFICATES .........................................     30
        General .........................................................     30
        Distributions ...................................................     31
        Available Distribution Amount ...................................     31
        Distributions of Interest on the Certificates ...................     32
        Distributions of Principal of the Certificates ..................     33
        Components ......................................................     33
        Distributions on the Certificates of Prepayment Premiums ........     33
        Allocation of Losses and Shortfalls .............................     33
        Advances in Respect of Delinquencies ............................     34
        Reports to Certificateholders ...................................     34
        Termination .....................................................     37
        Book-Entry Registration and Definitive Certificates .............     38
DESCRIPTION OF THE AGREEMENTS ...........................................     39
        Assignment of Assets; Repurchases ...............................     40
        Representations and Warranties; Repurchases .....................     41
        Certificate Account and Other Collection Accounts ...............     43
        Collection and Other Servicing Procedures .......................     47
        Subservicers ....................................................     48
        Realization Upon Defaulted Mortgage Loans .......................     48
        Hazard Insurance Polices ........................................     51
        Fidelity Bonds and Errors and Omissions Insurance ...............     52
        Due-on-Sale Provisions ..........................................     52
        Retained Interest; Servicing Compensation and Payment of Expenses     52
        Evidence as to Compliance .......................................     53
        Matters Regarding a Master Servicer and the Depositor ...........     53
        Events of Default ...............................................     55
        Rights Upon Event of Default ....................................     55
        Amendment .......................................................     56
        The Trustee .....................................................     57
        Duties of the Trustee ...........................................     57
        Matters Regarding the Trustee ...................................     57
        Resignation and Removal of the Trustee ..........................     58
DESCRIPTION OF CREDIT SUPPORT ...........................................     58
        General .........................................................     58
        Subordinate Certificates ........................................     59
        Cross-Support Provisions ........................................     60
        Insurance or Guarantees for the Mortgage Loans ..................     60
        Letter of Credit ................................................     60
        Insurance Policies and Surety Bonds .............................     60
        Reserve Funds ...................................................     61
        Credit Support for Mortgage-Backed Securities ...................     61
LEGAL ASPECTS OF THE
     MORTGAGE LOANS .....................................................     61
        General .........................................................     62
        Interest in Real Property .......................................     63
        Cooperative Loans ...............................................     63
        Foreclosure .....................................................     64
        Junior Mortgages ................................................     69
        Anti-Deficiency Legislation and Other Limitations on Lenders ....     69
        Environmental Legislation .......................................     70
        Due-on-Sale Clauses .............................................     71
        Prepayment Charges ..............................................     71
        Subordinate Financing ...........................................     71
        Applicability of Usury Laws .....................................     72
        Alternative Mortgage Instruments ................................     73
        Servicemembers' Civil Relief Act ................................     73
        Forfeiture for Drug, RICO and Money Laundering Violations .......     74
FEDERAL INCOME TAX CONSEQUENCES .........................................     74
        General .........................................................     74
        Grantor Trust Funds .............................................     74
        a. Single Class of Grantor Trust Certificates ...................     75
        b. Multiple Classes of Grantor Trust Certificates ...............     79
        c. Sale or Exchange of a Grantor Trust Certificate ..............     83
        d. Non-U S  Persons .............................................     84
        e. Information Reporting and Backup Withholding .................     85
        REMICS ..........................................................     85

        a. Taxation of Owners of REMIC Regular Certificates .............     87
        b. Taxation of Owners of REMIC Residual Certificates ............     97
        Prohibited Transactions and Other Taxes .........................    102
        Liquidation and Termination .....................................    103
        Administrative Matters ..........................................    104
        Tax-Exempt Investors ............................................    104
        Residual Certificate Payments - Non-U S  Persons ................    104
        Tax Related Restrictions on Transfers of REMIC
               Residual Certificates ....................................    105
STATE TAX CONSIDERATIONS ................................................    108
ERISA CONSIDERATIONS ....................................................    109
        General .........................................................    109
        Prohibited Transactions .........................................    109
        Review by Plan Fiduciaries ......................................    113
LEGAL INVESTMENT ........................................................    113
PLAN OF DISTRIBUTION ....................................................    115
LEGAL MATTERS ...........................................................    116
FINANCIAL INFORMATION ...................................................    117
RATING ..................................................................    117
INCORPORATION OF INFORMATION BY REFERENCE ...............................    117
GLOSSARY OF TERMS .......................................................    118

--------------------------------------------------------------------------------

                                     SUMMARY

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. To understand the terms of the offering of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

Relevant Parties

  Issuing Entity....... Morgan Stanley Mortgage Loan Trust 200_-___.  The
                        trust will be established under a pooling and servicing agreement, dated as of the cut-off date, among Morgan Stanley Capital I Inc., as depositor, [Morgan Stanley Mortgage Capital Inc.], as seller, [ ], as master servicer and securities administrator, and [ ], as trustee.

  Depositor............ Morgan Stanley Capital I Inc., a Delaware corporation.
                        The depositor's address is 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. See "The Depositor" in the accompanying prospectus.

  Sponsor.............. [Morgan Stanley Mortgage Capital Inc., a New York
                        corporation. The seller is an affiliate of the depositor and of Morgan Stanley & Co. Incorporated, the underwriter. The sponsor's address is 1221 Avenue of the Americas, New York, New York 10020]. See "Description of the Mortgage Loans--Assignment of the Mortgage Loans" in this prospectus supplement.

  Master Servicer and
    Securities
    Administrator...... [Insert Name of Master Servicer] will act as master servicer and securities administrator under the pooling and servicing agreement. [Insert Name of Master Servicer] offices are located at [Insert Address]. See "Servicing of the Mortgage Loans--General" and "Description of the Certificates--The Trustee and the Securities Administrator" in this prospectus supplement.

  Originators
    and Servicers ..... The Sponsor previously acquired the mortgage loans from various correspondent lenders as well as from the following originators: [Insert Names of Originators, addresses and phone numbers of originators to be included]

                        On the closing date, the Seller will sell all of its interest in the mortgage loans (other than certain servicing rights) to the depositor.

                        [Insert Names of Servicers] will initially act as the direct servicers of the mortgage loans. [addresses and phone numbers of servicers to be included].

                        We refer you to "The Servicers" and "Servicing of the Mortgage Loans" in this prospectus supplement for more information.

  Trustee.............. [Insert name, address and phone number of Trustee]

  Custodian............ [Insert name, address and phone number of Custodian]

  Rating Agencies...... [Insert names of rating agencies] will issue ratings with respect to the offered certificates.

  The following diagram illustrates the various parties involved in the transaction and their functions:

                                [diagram to come]


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                                      S-1

--------------------------------------------------------------------------------

Relevant Dates

  Cut-off Date.........  _____ _, 200_.

  Closing Date.........  On or about _____ __, 200_.

  Distribution Date....  The [25]th day of each month or, if that day is not a business day, the next business day, beginning _____ __, 200_.

  Interest Accrual
     Period ...........  For each class of certificates (other than the [Class
                         A-R], [Class X], [Class B-4], [Class B-5] and [Class B-6] Certificates) and any distribution date will be the period commencing on the 25th day of the month prior to the month in which that distribution date occurs (or the closing date, in the case of the first distribution date) and ending on the [ ]th day of the month in which that distribution date occurs. For each other class of certificates and any distribution date, the calendar month immediately prior to the month in which the relevant distribution date occurs. Interest is required to be calculated on the basis of a 360-day year consisting of twelve 30-day months.

  Record Date..........  [For each class of certificates (other than the [Class
                         A-R], [Class X], [Class B-4], [Class B-5] and [Class B-6] Certificates) and any distribution date, the business day immediately preceding that distribution date, or if a class of certificates (other than the [Class A-R], [Class X], [Class B-4], [Class B-5] and [Class B-6] Certificates) is no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date. For each other class of certificates and any distribution date, the last business day of the calendar month immediately prior to the month in which that distribution date occurs.]

  Last Scheduled
     Distribution Date   The last scheduled distribution date is the
                         distribution date occurring in [date], which is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan in the trust fund. The actual final distribution date of any class of certificates may be earlier or later, and could be substantially earlier, than such class' last scheduled distribution date.

Offered Certificates...  We are offering the classes of certificates in the approximate original principal balance or notional amount, as applicable, set forth on page [iii] of this prospectus supplement, subject to a permitted variance of plus or minus 5%.

                         The certificates will consist of a total of [ ] classes. The [Class B-4], [Class B-5], [Class B-6] and [Class P] Certificates are not being offered through this prospectus supplement and the accompanying prospectus.

  Interest
     Distributions ....  The offered certificates will bear interest at the per annum rates set forth on page [iii] of this prospectus supplement.

                         The actual amount of interest you receive on your certificates on each distribution date will depend on:

                         o  the amount of interest accrued on your certificates;

                         o the total amount of funds available for distribution to your certificates;

                         o the amount of any accrued interest not paid on your certificates on earlier distribution dates.

                         See "Description of the Certificates" in this prospectus supplement.

--------------------------------------------------------------------------------

  Principal
     Distributions ....  On each distribution date, one or more classes of the offered certificates will be entitled to distributions of principal. The [Class X Certificates are notional amount certificates and are not entitled to distributions of principal.] See "Description of the Certificates--Principal" in this prospectus supplement for a detailed discussion of the amount and timing of principal distributions.

  Distribution
     Priorities .......  As more fully described in this prospectus supplement, distributions on the offered certificates will be made on each distribution date from available funds (after giving effect to the payment of any fees and expenses of the servicers, the master servicer, the securities administrator, the trustee and the custodian) for such distribution date. These distributions will be made in the following order of priority:

                         o to interest on each Class of Senior Certificates, pro rata, based on their respective interest distribution amounts; to principal of the Classes of Senior Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates--Principal," in each case up to the maximum amount of principal to be distributed to those Classes on that Distribution Date;

                         o sequentially, to interest on and then principal of the [Class of B-1], [Class B-2] and [Class B-3] Certificates, in that order, subject to the limitations set forth under "Description of the Certificates--Interest" and "--Principal" in this prospectus supplement;

                         o sequentially, to interest on and then principal of the [Class of B-4], [Class B-5] and [Class B-6] Certificates, in that order, subject to the limitations set forth under "Description of the Certificates--Interest" and "--Principal" in this prospectus supplement; and

                         o  any remaining amounts to the [Class A-R]
                            Certificates.

  Denominations........  The offered certificates will be issued and available only in book entry form, in denominations of $[25,000] initial principal balance and integral multiples of $1,000 in excess of $[25,000], except that one certificate of each class may be issued in an amount less than $[25,000].

The Mortgage Loans.....  The assets of the issuing entity will be comprised primarily of a [single] group of [fixed-rate], [adjustable-rate] and [hybrid adjustable-rate] mortgage loans, all of which are secured by [first] priority mortgages or deeds of trust on residential one- to four- family properties and that have original terms to maturity of up to approximately 30 years.

                         The mortgage loans to be deposited into the trust on the closing date are expected to have the following approximate characteristics based on the stated principal balances of the mortgage loans as of _____ _, 200_:

                         Number of Mortgage Loans:.............................
                         Aggregate Scheduled Principal Balance:...............$
                         Range of Principal Balances:....................$ to $
                         Average Scheduled Principal Balance:.................$
                         Range of Current Mortgage Rates:................% to %
                         Aggregate Original Principal Balance:................$
                         Weighted Average Current Mortgage Rate:..............%
                         Weighted Average Maximum Mortgage Rate:..............%
                         Weighted Average Gross Margin:.......................%
                         Weighted Average Months to Roll:............... months
                         Weighted Average Original Term to Maturity:.... months


--------------------------------------------------------------------------------

                         Weighted Average Remaining Scheduled
                            Term to Maturity:........................... months
                         Weighted Average Original Loan-to-Value Ratio:.......%
                         Weighted Average Original Effective Loan-to-Value
                         Ratio:...............................................%
                         Owner-Occupied:......................................%
                         Weighted Average FICO Score:..........................
                         Geographic Concentration of Mortgaged Properties
                            Securing Mortgage Loans in Excess of 5% of the Aggregate Scheduled Principal Balance:..[ ] %
                         Originators in excess of 5% of Aggregate Scheduled
                         Principal Balance:......................[ ]          %

                         See "Description of the Mortgage Loans" in this prospectus supplement.

Servicing of the
   Mortgage Loans......  The master servicer will supervise the performance of each servicer under the related underlying servicing agreement to the extent required by the pooling and servicing agreement.

                         Under the underlying servicing agreements, each servicer is generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the related mortgage loans serviced by that servicer on the immediately preceding determination date. The master servicer will be obligated to make any required advance if a servicer fails in its obligation to do so, to the extent described in this prospectus supplement and required by the pooling and servicing agreement. The master servicer and the servicers will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the related mortgage loans. However, if the master servicer or the servicers make advances which are determined to be nonrecoverable from future payments and collections on the related mortgage loan, such parties will be entitled to reimbursement for such advances prior to any distributions to certificateholders.

                         The servicers will also make interest payments to compensate in part for any shortfall in interest payments on the certificates which results from a mortgagor prepaying a related mortgage loan. If a servicer fails to make required payments in respect of such shortfalls, the master servicer will be obligated to reduce a portion of its master servicer fee to the extent necessary to fund any such shortfalls.

                         Each servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by the applicable servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account. The servicing fee will be an amount equal to interest at one twelfth of a rate equal to [o]% on the stated principal balance of each mortgage loan.

                         The securities administrator is entitled with respect to each mortgage loan to a monthly fee, which will be remitted to the securities administrator monthly by the applicable servicer from amounts on deposit in the collection account. The securities administrator fee will be [seven days of float].

                         See "Servicing of the Mortgage Loans--General" and "--Advances" in this prospectus supplement.

Required Repurchases or
Substitutions of
Mortgage Loans ........  The originators and the sponsor have each made or will make certain representations and warranties relating to the mortgage loans. If with respect to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         any mortgage loan any of the representations and warranties made by the originators are breached in any material respect as of the date made, or there exists any uncured material document defect, the related originator will be obligated to repurchase, or substitute for, the mortgage loan as further described in this prospectus supplement under "Description of the Certificates--Representations and Warranties Relating to Mortgage Loans" and "--Delivery of Mortgage Loan Documents."

Credit Enhancement.....  The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

  Subordination........  The senior certificates will have a payment priority over the subordinated certificates. Within the classes of subordinated certificates, the [Class B-1] Certificates will have payment priority over the [Class B-2] and [Class B-3] Certificates, the [Class B-2] Certificates will have a payment priority over the [Class B-3] Certificates, and the [Class B-4], [Class B-5] and [Class B-6] Certificates are also subordinated to all of the offered certificates, in that order, with the [Class B-6] Certificates having the lowest priority of payment.

                         Subordination is designed to provide the holders of certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans among the classes of subordinated certificates, beginning with the class of subordinated certificates with the lowest payment priority, before realized losses on the mortgage loans are allocated to the senior certificates. [However, some losses such as special hazard losses, bankruptcy losses, and fraud losses on the mortgage loans in excess of the amounts set forth in this prospectus supplement are, in general, allocated pro rata to each class of certificates (other than the notional amount certificates) instead of first being allocated to the classes of subordinated certificates.]

                         The pooling and servicing agreement does not permit the allocation of realized losses to the [Class P] Certificates.

                         See "Description of the Certificates" in this prospectus supplement.

  Shifting of Interests  Except under the circumstances described in
                         "Description of the Certificates--Principal" in this prospectus supplement, the senior certificates will receive [100]% of principal prepayments received on the mortgage loans until the [seventh] anniversary of the first distribution date, although the subordinated certificates will generally be entitled to receive their pro rata portion of scheduled principal payments on the mortgage loans on each distribution date. During the next four years, except under the circumstances described in this prospectus supplement, the senior certificates will generally receive a disproportionately large, but decreasing, share of the principal prepayments on the mortgage loans. This shifting interest feature will result in a quicker return of principal to the senior certificates and increases the likelihood that holders of the senior certificates will be paid the full amount of principal to which they are entitled.

                         We refer you to "Credit Enhancement" in this prospectus supplement for more information.

Registration and
Denominations

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

of the Certificates....  [The offered certificates, other than the Class A-R
                         Certificates, initially will be issued in book-entry form. The offered certificates will be issued in the minimum denominations set forth in "Description of the Certificates--General" in this prospectus supplement. The Class A-R Certificates are expected to be issued in fully registered, certificated form. No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing that person's interest in the trust fund, except under limited circumstances as described in this prospectus supplement. Beneficial owners may elect to hold their interests through The Depository Trust Company. Transfers within DTC will be in accordance with the usual rules and operating procedures of DTC. See "Description of the Certificates--General" in this prospectus supplement.]

Optional Termination...  On any distribution date on or after the distribution date in the month in which the aggregate stated principal balance of the mortgage loans declines to [1]% or less of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the [master servicer] shall have the right to purchase all of the mortgage loans and any related REO properties owned by the trust and thereby effect the early retirement of the certificates.

Tax Status.............  [For federal income tax purposes, the Trust Fund will comprise one or more REMICs: one or more underlying REMICs and the master REMIC. Each underlying REMIC (if any) will hold the mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The master REMIC will hold as assets regular interests issued by one or more underlying REMICs (or if there are no underlying REMICs, the mortgage loans) and will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.]

                         See "Material Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA Considerations...  [If you are a fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or
                         Section 4975 of the Internal Revenue Code of 1986, as amended, you should consult with counsel as to whether you can buy or hold an offered certificate. Subject to a number of conditions, it is expected that offered certificates (other than the Class A-R Certificates) will be eligible for purchase by such investors. See "ERISA Matters" in this prospectus supplement.]

Legal Investment.......  The offered certificates (other than the [Class B-2]
                         and [Class B-3] Certificates) will constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency.

                         The [Class B-2] and [Class B-3] Certificates will not constitute "mortgage-related securities." See "Legal Investment" in the accompanying prospectus.

Certificate Ratings....  On the closing date, the offered certificates must have ratings not lower than those set forth on page [iii] of this prospectus supplement by [Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.] and by [Moody's Investors Service, Inc.]


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         A security rating is not a recommendation to buy, sell or hold securities and the assigning rating organization may revise or withdraw a rating at any time. The ratings do not address the possibility that holders of the offered certificates may suffer a lower than anticipated yield.

                         See "Ratings" in this prospectus supplement for a discussion of the primary factors on which the ratings are based.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky. In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans.

      The certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

      You should carefully consider, among other things, the factors described below and under "Yield, Prepayment and Weighted Average Life" in this prospectus supplement and "Risk Factors" in the accompanying prospectus before purchasing the certificates.

Certificates May Not Be Appropriate for Individual Investors

      The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class because:

      o The amounts you receive on your certificates will depend on the amount of the payments borrowers make on the mortgage loans. Because we cannot predict the rate at which borrowers will repay their loans, you may receive distributions on your certificates in amounts that are larger or smaller than you expect. In addition, the life of your certificates may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.

      o The yield to maturity on your certificates will depend primarily on the purchase price of your certificates and the rate of principal payments and realized losses on the mortgage loans.

      o Rapid prepayment rates on the mortgage loans are likely to coincide with periods of low prevailing interest rates. During these periods, the yield at which you may be able to reinvest amounts received as payments on your certificates may be lower than the yield on your certificates. Conversely, slow prepayment rates on the mortgage loans are likely to coincide with periods of high interest rates. During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

      o The adjustable-rate mortgage loans have fixed interest rates for [1] month, [6] months, [2] years, [3] years, [5] years, [7] years and [10] years, from the date of origination and then adjust based upon a specified index monthly, semi-annually or annually, depending on the terms of the related mortgage note. These mortgage loans may have higher prepayments as they approach their first adjustment dates because the related mortgagors may want to avoid periodic changes to their monthly payments.

      o If the mortgage loans with relatively higher mortgage rates prepay, Net WAC will be reduced and this could affect the yield on the offered certificates.

Credit Enhancement May Not Be Adequate

      A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in this prospectus supplement is not enough to protect your certificates from these losses.

      The certificates are not insured by any financial guaranty insurance policy. The subordination, loss allocation and shifting interest features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

      The amount of any realized losses, other than excess losses, experienced on a mortgage loan will be applied to reduce the principal balance of the class of subordinated certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses on the mortgage loans, then holders of more senior classes will incur realized losses and may never receive all of their principal payments. You should consider the following:

o if you buy a [Class B-3] Certificate and losses on the mortgage loans exceed the total principal balance of the [Class B-4], [Class B-5] and [Class B-6] Certificates, the principal balance of your certificate will be reduced proportionately with the principal balance of the other [Class B-3] Certificates by the amount of that excess;

o if you buy a [Class B-2] Certificate and losses on the mortgage loans exceed the total principal balance of the [Class B-3], [Class B-4], [Class B-5] and [Class B-6] Certificates, the principal balance of your certificate will be reduced proportionately with the principal balance of the other [Class B-2] Certificates by the amount of that excess;

o if you buy a [Class B-1] Certificate and losses on the mortgage loans exceed the total principal balance of the [Class B-2], [Class B-3], [Class B-4], [Class B-5] and [Class B-6] Certificates, the principal balance of your certificate will be reduced proportionately with the principal balance of the other [Class B-1] Certificates by the amount of that excess; and

o after the aggregate class principal balance of the subordinated certificates has been reduced to zero, realized losses on the mortgage loans will reduce the class principal balance of the [Class A] Certificates. See "Description of the Certificates--Priority of Distributions Among Certificates" and "--Allocation of Losses" in this prospectus supplement.

      [Furthermore, the subordinated certificates will provide only limited protection against some categories of losses on the mortgage loans such as bankruptcy losses, fraud losses and special hazard losses in excess of the amounts specified in this prospectus supplement. Any losses on the mortgage loans in excess of those amounts will be allocated pro rata among each class of senior certificates (other than the notional amount certificates) and each class of subordinated certificates, even if the principal balance of each class of subordinated certificates has not been reduced to zero.]

There Are Risks Involving Unpredictability of Prepayments and the Effect of Prepayments on Yields

      The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans. For example, the rate of principal payments on the mortgage loans will be affected by the following:

o     the amortization schedules of the mortgage loans; and

o the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

                        o     refinancing by borrowers;

                        o     liquidations of defaulted loans by a servicer; and

                        o repurchases of mortgage loans by an originator or the seller as a result of defective documentation or breaches of representations and warranties.

      The yield to maturity of the certificates will also be affected by the exercise of the optional termination of the trust by the master servicer.

      With the exception of approximately [ ]% of the mortgage loans by aggregate stated principal balance of the mortgage loans as of the cut-off date, all of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty. The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

      o if you are purchasing any offered certificate (other than a notional amount certificate) at a discount, your yield may be lower than expected if principal payments on the mortgage loans occur at a slower rate than you expected;

      o if you are purchasing a notional amount certificate or an offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected;

      o prospective purchasers of the notional amount certificates should carefully consider the risk that a rapid rate of principal payments and realized losses on the related mortgage loans could result in the failure of such purchasers to recover their initial investments;

      o if the rate of default and the amount of losses on the mortgage loans are higher than you expect, then your yield may be lower than you expect;

      o the earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect; and

      o the priorities governing payments of scheduled and unscheduled principal on the mortgage loans will have the effect of accelerating the rate of principal payments to holders of the classes of senior certificates relative to the classes of subordinated certificates.

      [Prepayment penalties on the mortgage loans will be distributed to the Class P Certificates and will not be available to the holders of other classes of certificates.] See "Yield, Prepayment and Weighted Average Life" and "Description of the Certificates--Principal" in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

Your Yield Will Be Affected By The Interest-Only Feature Of Some Of The Mortgage Loans

      Approximately [ ]% of the mortgage loans require monthly payments of only accrued interest for a substantial period of time after origination. During the interest-only period, less principal will be available for distribution to the holders of the certificates than otherwise would be the case. In addition, these loans may have a higher risk of default after the interest-only period due to the larger outstanding balance and the increased monthly payment necessary to amortize fully the mortgage loan. In addition, during the interest-only period, these mortgage loans may be less likely to prepay since the perceived benefits from refinancing may be less than if the mortgage loans were fully amortizing. As the interest-only period approaches its end, however, these mortgage loans may be more likely to be refinanced in order to avoid higher monthly payments necessary to amortize fully the mortgage loans.

Your Yield May Be Affected By Changes In Interest Rates

      [Except for [ ]% of the mortgage loans that have fixed mortgage rates, after their respective initial fixed-rate periods, if any, the mortgage rate on each mortgage loan adjusts based upon one-month LIBOR, six-month LIBOR, one-year LIBOR or one-year CMT, depending on the terms of the related mortgage note. No prediction can be made as to future levels of any of these indices or as to the timing of any changes therein, each of which will directly affect the yields of the certificates. See "Description of the Certificates--Interest" in this prospectus supplement.]

Your Yield Will Be Affected By How Mortgage Loan Interest Rate Adjustments Are Limited

      [The offered certificates will accrue interest at a pass-through rate based on the weighted average of the interest rates on the mortgage loans, net of certain expenses of the trust fund. Substantially all of the mortgage loans with adjustable mortgage rates have periodic and maximum limitations on adjustments to the interest rate on the mortgage loans. Consequently, the operation of these interest rate caps may limit increases in one or more pass-through rates for extended periods in a rising interest rate environment.]

The Pass-Through Rates and Interest Distributions on the Certificates are Subject to Special Risks

      [The pass-through rates on the offered certificates are subject to a cap ("Net WAC ") equal to the weighted average of the mortgage rates of the mortgage loans, net of certain expenses of the trust fund. Therefore, the prepayment of the mortgage loans with higher mortgage rates may result in a lower pass-through rate on the offered certificates.

      In addition, the pass-through rates on the certificates (other than the Class A-R, [Class X], [Class B-4], [Class B-5] and [Class B-6] Certificates) for any distribution date will be equal to the value of one-month LIBOR plus the related margin, but subject to both Net WAC and a maximum per annum rate of [ ]%. The pass-through rates of the Class X Certificates are also sensitive to the value of one-month LIBOR. Your yield on such certificates will be sensitive to:

      (1) the level of one-month LIBOR;

      (2) the imposition of Net WAC; and

      (3) the maximum per annum rate of [ ]%.]

      See "Description of the Certificates--Interest" and "Yield, Prepayment and Weighted Average Life" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Inadequacy of Value of Properties Could Affect Severity of Losses

      Assuming that the related mortgaged properties provide adequate security for the mortgage loans, substantial delays in recoveries may occur from the foreclosure or liquidation of defaulted loans. We cannot assure you that the values of the properties have remained or will remain at the levels in effect on the dates of origination of the related loans. Further, liquidation expenses, including legal fees, real estate taxes, and maintenance and preservation expenses will reduce the proceeds payable on the mortgage loans and thereby reduce the security for the mortgage loans. As a result, the risk that you will suffer losses could increase. If any of the properties fail to provide adequate security for the related loan, you may experience a loss. See "Legal Aspects of the Mortgage Loans--Foreclosure" in the accompanying prospectus.

Bankruptcy of Borrowers May Adversely Affect Distributions on Certificates

      The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses. See "--Credit Enhancement May Not Be Adequate" above.

There Are Risks in Holding Subordinated Certificates

      The protections afforded the senior certificates create risks for the subordinated certificates. Prior to any purchase of any subordinated certificates, consider the following factors that may adversely impact your yield:

      o Because the subordinated certificates receive interest and principal distributions after the senior certificates receive those distributions, there is a greater likelihood that the subordinated certificates will not receive the distributions to which they are entitled on any distribution date.

      o If the servicer of a mortgage loan determines not to advance a delinquent payment on that mortgage loan because the servicer determines the amount is not recoverable from a borrower, there may be a shortfall in distributions on the certificates which will impact the subordinated certificates.

      o Losses resulting from the liquidation of defaulted loans will be allocated first to the subordinated certificates. A loss allocation results in a reduction in a certificate balance, potentially to zero, without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

      o The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on your yield on the subordinated certificates.

      [The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the Class P Certificates.] See "Description of the Certificates" and "Yield, Prepayment and Weighted Average Life" in this prospectus supplement.

      Except under the circumstances described in this prospectus supplement, the subordinated certificates are not entitled to a full proportionate share of principal prepayments on the mortgage loans until the beginning of the [twelfth] year after the closing date. In addition, if certain losses on the mortgage loans exceed stated levels, a portion of the principal distribution payable to classes of the subordinated certificates with lower priorities of payment will be paid to the classes of subordinated certificates with higher priorities of payment. Accordingly, the weighted average lives of the subordinated certificates will be longer than would be the case if distributions of principal were allocated among all of the classes of certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of these classes of certificates have a greater risk of suffering a loss on their investments.

Geographic Concentration Could Increase Losses on The Mortgage Loans

      The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans. Any concentration of the mortgaged properties securing the mortgage loans in particular geographic regions might magnify the effect on the pool of mortgage loans of adverse economic conditions or of special hazards in these areas, such as earthquakes or tornadoes, and might increase the rate of delinquencies, defaults and losses on the mortgage loans. Consequently, the geographic concentration could result in shortfalls in distributions due on your certificates more than would be the case if the mortgaged properties were more geographically diversified.

      Approximately [ ]% of the mortgage loans by aggregate stated principal balance of the mortgage loans as of the cut-off date, are secured by properties located in [California]. Property in [California] may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.

      See "Description of the Mortgage Loans" in this prospectus supplement.

Recourse on Defective Mortgage Loans is Limited

      The seller or an originator may be required to purchase mortgage loans from the trust fund in the event certain breaches of representations and warranties made by it have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans. If the seller or the originator that made the breached representation or warranty fails to repurchase that mortgage loan, it will remain in the trust fund.

Rapid Prepayments on the Mortgage Loans Will Reduce the Yield on the [Class X] Certificates

      The [Class X] Certificates receive distributions only of interest. Distributions to the holders of the [Class X] Certificates are based on the notional amount for such class, calculated as described in this prospectus supplement under "Description of the Certificates--Notional Amount Certificates". You should fully consider the risks associated with an investment in the [Class X] Certificates. If you invest in the [Class X] Certificates and the mortgage loans prepay faster than expected or if the trust fund is terminated earlier than expected, you may not fully recover your initial investment.

      We refer you to "Yield, Prepayment and Weighted Average Life--Sensitivity of the [Class X] Certificates" in this prospectus supplement for more detail.

Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Certificates

      The seller and the depositor will treat the transfer of the mortgage loans in the trust fund by the seller to the depositor as a sale for accounting purposes. The depositor and the trust fund will treat the transfer of the mortgage loans from the depositor to the trust fund as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the mortgage loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. If the seller becomes bankrupt, its bankruptcy trustee or one of the seller's creditors may attempt to recharacterize the sale of the mortgage loans as a borrowing by the seller, secured by a pledge of the mortgage loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the mortgage loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of the depositor's creditors may attempt to recharacterize the sale of the mortgage loans as a borrowing by the depositor, secured by a pledge of the mortgage loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates.

      If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor to the master servicer. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds, the trust fund may not have a perfected interest in those collections. In this case the trust fund might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust fund may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the certificates.

      Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the mortgage loans and even to reduce the aggregate amount of payments on the mortgage loans.

You Could be Adversely Affected by Violations of Consumer Protection Laws

      Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the master servicer (in its capacity as successor servicer) or the related servicer to damages and administrative enforcement.

      The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Some states, as in the case of Georgia, with respect to Georgia's Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some case impose restrictions and requirements greater than those in HOEPA. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against the trust. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts. The originators and the seller have warranted that the mortgage loans do not include any mortgage loan in violation of HOEPA or similar state laws. However, if the trust fund should include loans subject to HOEPA or in material violation of similar state laws, it will have repurchase remedies against the related originator or the seller, as applicable. See "Legal Aspects of the Mortgage Loans" in the accompanying prospectus.

Failure of Servicers and Master Servicer to Perform May Adversely Affect Distributions on Certificates

      The amount and timing of distributions on the certificates generally will be dependent on servicers performing their respective servicing obligations and on the master servicer performing its master servicing obligations in an adequate and timely manner. See "Servicing of the Mortgage Loans--Servicing and Collection Procedures" in this prospectus supplement. If a servicer or the master servicer fails to perform its respective servicing or master servicing obligations, this failure may result in the termination of that servicer or master servicer. That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the mortgage loans. As a result, shortfalls in the distributions due on your certificates could occur.

Limited Liquidity May Adversely Affect Market Value of Certificates

      A secondary market for the offered certificates may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your certificates are outstanding. Lack of liquidity could result in a substantial decrease in the market value of your certificates. See "Risk Factors--Lack of a Secondary Market May Make it Difficult for You to Resell Your Certificates" in the accompanying prospectus.

      The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of certificates. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk will experience illiquidity.

Rights of Beneficial Owners May Be Limited by Book-Entry System

      [Unless you are the purchaser of a Class A-R Certificate, your ownership of the offered certificates will be registered electronically with DTC. The lack of physical certificates could:

      o result in payment delays on your certificates because the trustee will be sending distributions on the certificates to DTC instead of directly to you;

      o make it difficult for you to pledge your certificates if physical certificates are required by the party demanding the pledge; and

      o hinder your ability to resell your certificates because some investors may be unwilling to buy certificates that are not in physical form. See "Description of the Certificates--Book-Entry Certificates" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the accompanying prospectus.]

Military Action and Terrorist Attacks

      The effects that military action by U.S. forces in Iraq and Afghanistan or other regions and terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers' Civil Relief Act (formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940), or similar state laws, and neither the master servicer nor the servicers will be required to advance for any interest shortfall caused by any such reduction. Shortfalls in interest may result from the application of the Servicemembers' Civil Relief Act or similar state laws. Interest payable to senior and subordinated certificateholders will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Servicemembers' Civil Relief Act or similar state laws. See "Legal Aspects of the Mortgage Loans--Servicemembers' Civil Relief Act" in the accompanying prospectus.

Risks Related to the Class A-R Certificates

      The holders of the Class A-R Certificates must include the taxable income or loss of each REMIC created by the trust in determining its federal taxable income. It is not anticipated that the residual certificateholders will receive distributions from the trust. As such, prospective investors are cautioned that the residual certificateholders' REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders of those certificates must have sufficient sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includible by the holders of the residual certificates will be treated as "excess inclusion" income. As such, the holder will (i) be unable to use net operating losses to offset such income,
(ii) treat such income as "unrelated business taxable income" (if applicable), and (iii) if such holder is a foreign person, be subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

      Under the provisions of the Internal Revenue Code relating to REMICs, it is likely that the residual certificates will be considered to be a "non-economic residual interest." As such, a transfer of those certificates would be disregarded if it had a significant purpose to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfers of the residual certificates will require each transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the residual certificate in excess of cash flows generated by it, (iii) intends to pay taxes associated with holding such residual certificates as such taxes become due, (iv) will not cause the income from the residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer the residual certificates to any person or entity that does not provide a similar affidavit. Each transferor must certify in writing to the trustee that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. Under the regulations, any transfer of the Class A-R Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. A significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of each REMIC created by the trust fund. Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes,
(b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer (an "Offshore Location"), (c) the transferee represents that it will not cause income from the Class A-R Certificate to be attributable to an Offshore Location and (d) one of the two tests set forth in Treasury regulations issued on July 19, 2002 is satisfied. See "Material Federal Income Tax Consequences--The Class A-R Certificates" and "ERISA Matters" in this prospectus supplement and "Federal Income Tax Consequences--REMICs-Taxation of Owners of REMIC Residual Certificates," and "Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the accompanying prospectus.

      An individual, trust or estate that holds a Class A-R Certificate (whether the residual certificate is held directly or indirectly through certain pass-through entities) also would have additional gross income with respect to, but may be subject to limitations or disallowance of deductions for servicing fees on the mortgage loans and other administrative expenses properly allocable to such residual certificate in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses at all in computing such holder's alternative minimum tax liability. As a result, the Class A-R Certificates generally are not suitable investments for individuals or for partnerships, estates or S corporations with individuals as partners, beneficiaries or shareholders. The pooling and servicing agreement will require that any such gross income and such fees and expenses will be allocable to holders of the Class A-R Certificates in proportion to their respective ownership interests. See "Federal Income Tax Consequences--REMICS-Taxation of Owners of REMIC Residual Certificates" in the accompanying prospectus. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of a Class A-R Certificate are unclear. Any transferee of a Class A-R Certificate receiving such consideration should consult its tax advisors.

      Due to the special tax treatment of residual interests, the effective after-tax return of the Class A-R Certificates may be significantly lower than would be the case if the Class A-R Certificates were taxed as debt instruments and could be negative.

                           FORWARD-LOOKING STATEMENTS

      In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables set forth under "Yield, Prepayment and Weighted Average Life" in this prospectus supplement. Forward-looking statements are also found elsewhere in this prospectus supplement and the accompanying prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

      (1) economic conditions and industry competition;

      (2) political and/or social conditions; and

      (3) the law and government regulatory initiatives.

      We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                        DESCRIPTION OF THE MORTGAGE LOANS

General

      On the Closing Date, Morgan Stanley Mortgage Loan Trust 200_-___ (the "Trust Fund") will own approximately [ ] mortgage loans (the "Mortgage Loans" or the "Mortgage Pool") with an aggregate unpaid principal balance of approximately $ (the "Aggregate Cut-off Date Pool Principal Balance") as of ____ _, 200_ (the "Cut-off Date"), after deducting payments due on or before the Cut-off Date. The Mortgage Loans are secured by first liens on fee simple interests in one- to four-family residential properties (each, a "Mortgaged Property"). All of the Mortgage Loans have original terms to maturity of up to approximately [30] years. As of the Cut-off Date, approximately [299] of the Mortgage Loans, representing approximately [ ]% of the Aggregate Cut-off Date Pool Principal Balance are Mortgage Loans with Mortgage Rates (defined below) that are fixed (the "Fixed-Rate Mortgage Loans"), and approximately [ ] of the Mortgage Loans, representing approximately [ ]% of the Aggregate Cut-off Date Pool Principal Balance are Mortgage Loans with Mortgage Rates that adjust (the "Adjustable-Rate Mortgage Loans"), as described further below.

      The "Trust Fund" will include, in addition to the Mortgage Pool, (i) the amounts held from time to time in one or more accounts maintained in the name of the Trustee pursuant to the Pooling and Servicing Agreement, (ii) the amounts held from time to time in the Custodial Accounts and the Distribution Account maintained in the name of the Trustee pursuant to the Pooling and Servicing Agreement, (iii) any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed in lieu of foreclosure, (iv) all insurance policies related to the Mortgage Loans and any insurance proceeds, (v) all of the right, title and interest of the Depositor to the mortgage loan purchase agreement, the underlying mortgage loan purchase agreements and the underlying servicing agreements as described under "Assignment of the Mortgage Loans" below.

      Whenever reference is made herein to a percentage of some or all of the Mortgage Loans, such percentage is determined on the basis of the Stated Principal Balance (as defined below at "Description of the Certificates--Interest") of the Mortgage Loans as of the Cut-off Date.

      The following table sets forth, by Aggregate Cut-off Date Pool Principal Balance, the Mortgage Loans originated by each of [Morgan Stanley Mortgage Capital Inc. ("MSMC")], [Insert Other Originators Here], each an "Originator"):

                                                                 Percent
                                                              Originated in
   Originator                                                 Mortgage Pool
   --------------------------------------------------------   -------------
   [MSMC
   (the "MSMC Mortgage Loans")]............................         %
   [Insert other Originator Here]                                   %
   [Insert other Originator Here]                                   %
   [Insert other Originator Here]                                   %
   [Insert other Originator Here]                                   %


      Certain general information with respect to the Mortgage Loans as of the Cut-off Date is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Trust Fund and other mortgage loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 5%.

      None of the Mortgage Loans will be guaranteed by any governmental agency. Pursuant to assignment, assumption and recognition agreements (the "Assignment Agreements"), each among the Depositor, the Seller or the Servicer, as applicable, the related Originator and the Trustee, on behalf of the Trust, the Seller or the Servicer, as applicable, and the Depositor will assign to the Trustee their respective interests in the underlying mortgage loan purchase agreements (each, an "underlying mortgage loan purchase agreement") and/or the underlying servicing agreements (each, an "underlying servicing agreement") with respect to the Mortgage Loans originally entered into between the Seller and the Originators. With respect to the [MSMC Mortgage Loans], the Seller will assign its interests in those Mortgage Loans, other than any retained servicing rights, to the Depositor and the Trustee under a mortgage loan purchase agreement (the "mortgage loan purchase agreement").

      The Mortgage Loans other than the [MSMC Mortgage Loans] have been acquired by the Seller from the Originators in the ordinary course of its business. The Seller purchased the [MSMC Mortgage Loans] directly from correspondent lenders on its behalf. All of the Mortgage Loans were underwritten by the Originators substantially in accordance with the related underwriting criteria specified herein. See "--Loan Purchasing Guidelines and Underwriting Standards" below. [Insert Servicers] will service the [Insert Mortgage Loanss], respectively, pursuant to existing underlying servicing agreements with the Seller, which agreements, as they relate to the Mortgage Loans, have been assigned to the Trustee. [Insert Servicers] will service the [MSMC Mortgage Loans]. [Insert Master Servicer], as master servicer (["_____"] or, in such capacity, the "Master Servicer") will master service the Mortgage Loans.

      All of the Mortgage Loans provide for payments due on the [first] day of each month (the "Due Date"). Due to the provisions for monthly advances by the applicable Servicer, scheduled payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. Approximately [ ]% of the Mortgage Loans (by Aggregate Cut-off Date Pool Principal Balance), will provide for the amortization of the amount financed over a series of substantially equal monthly payments. Approximately [ ]% of the Mortgage Loans (by Aggregate Cut-off Date Pool Principal Balance), will provide that the related mortgagors pay only interest on the principal balances of these Mortgage Loans for up to [ ] months after their origination, but require the entire principal balances of these Mortgage Loans to be fully amortized over the related remaining term of the Mortgage Loans (the "Interest Only Loans"). Except for approximately [ ]% of the Mortgage Loans (by Aggregate Cut-off Date Pool Principal Balance), the mortgagors may prepay their Mortgage Loans at any time without penalty. Any prepayment penalties received on these Mortgage Loans will be distributed to the [Class P] Certificates and will not be available for distribution to the Offered Certificates.

      Except for approximately [ ] of the Mortgage Loans, representing approximately [ ]% of the Aggregate Cut-off Date Pool Principal Balance, the mortgage rate (the "Mortgage Rate") of each of the Mortgage Loans will be fixed for a certain period of time after the origination of that Mortgage Loan. Thereafter, each mortgage note for the Adjustable-Rate Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, monthly, semi-annually or annually thereafter, depending on the terms of the related mortgage note (each such date, an "Adjustment Date"), to equal the sum of, rounded to the nearest 0.125% of (1):

      o [if such Mortgage Rate adjusts based upon the One-Month LIBOR Index, the average of the London interbank offered rates for one-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "One-Month LIBOR Index")]; or

      o [if such Mortgage Rate adjusts based upon the Six-Month LIBOR Index, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "Six-Month LIBOR Index")]; or

      o [if such Mortgage Rate adjusts based upon the One-Year LIBOR Index, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "One-Year LIBOR Index")]; or

      o [if such Mortgage Rate adjusts based upon the One-Year CMT Index, the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the day specified in the related Mortgage Note (the "One-Year CMT Index", and each of the One-Month LIBOR Index, Six-Month LIBOR Index, the One-Year LIBOR Index and the One-Year CMT Index, a "Mortgage Index")],

and (2) a fixed percentage amount specified in the related mortgage note (the "Gross Margin"); provided, however, that the Mortgage Rate for [substantially all] of the Adjustable-Rate Mortgage Loans will not increase or decrease by more than a certain amount specified in the mortgage note (each limit on adjustments in the Mortgage Rate is referred to as a "Subsequent Periodic Rate Cap"), with the exception of the initial Adjustment Date for which the Mortgage Rate on substantially all of the Adjustable-Rate Mortgage Loans will not increase or decrease by more the certain amount specified in the related mortgage note (each limit on initial adjustments in the Mortgage Rate is referred to as a "Initial Periodic Rate Cap"). Adjustments to the Mortgage Rate for each Adjustable-Rate Mortgage Loan are subject to a lifetime maximum interest rate (the "Maximum Mortgage Rate"). Each Adjustable-Rate Mortgage Loan specifies a lifetime minimum interest rate (the "Minimum Mortgage Rate"), which in some cases is equal to the Gross Margin for that Mortgage Loan.

      Approximately [ ]%, [ ]% and [ ]% of the Mortgage Loans are fixed rate loans that have original terms to maturity of up to approximately [15] years, [20] years and [30] years, respectively. Approximately [ ]% of the Mortgage Loans have Mortgage Rates that adjust monthly beginning at the origination of such Mortgage Loans. Approximately [ ]% of the Mortgage Loans have Mortgage Rates that adjust semi-annually beginning at the origination of such Mortgage Loans. Approximately [ ]% of the Mortgage Loans, by aggregate Cut-off Date Pool Principal Balance, are 2/6 Month Mortgage Loans. Approximately [ ]% of the Mortgage Loans, by aggregate Cut-off Date Pool Principal Balance, are 3/1 Mortgage Loans or 3/6 Month Mortgage Loans. Approximately [ ]% of the Mortgage Loans, by aggregate Cut-off Date Pool Principal Balance, are 5/1 Mortgage Loans or 5/6 Month Mortgage Loans. Approximately [ ]% of the Mortgage Loans, by aggregate Cut-off Date Pool Principal Balance, are 7/1 Mortgage Loans or 7/6 Month Mortgage Loans. Approximately [ ]% of the Mortgage Loans, by aggregate Cut-off Date Pool Principal Balance, are 10/1 Mortgage Loans or 10/6 Month Mortgage Loans. A "3/1 Mortgage Loan," a "5/1 Mortgage Loan," a "7/1 Mortgage Loan" and a "10/1 Mortgage Loan" has a mortgage rate that is fixed for approximately 36, 60, 84 and 120 months, respectively, after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to annual adjustment based on a Mortgage Index described in the preceding paragraph. A "2/6 Month Mortgage Loan," a "3/6 Month Mortgage Loan," a "5/6 Month Mortgage Loan," a "7/6 Month Mortgage Loan," and a "10/6 Month Mortgage Loan" has a mortgage rate that is fixed for approximately 24, 36, 60, 84 and 120 months, respectively, after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual adjustment based on a Mortgage Index described in the preceding paragraph.

      The earliest first payment date, earliest stated maturity date and latest stated maturity date of any Mortgage Loan are _____ 19__, _____ 20__ and _____ 20__, respectively.

      As of the Cut-off Date, none of the Mortgage Loans was more than 30 days delinquent.

      No Mortgage Loan had a Loan-to-Value Ratio at origination of more than approximately [100.00]%. Except approximately [ ]% of the Mortgage Loans, by aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, each mortgage loan with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage times the sum of the remaining principal balance of the related mortgage loan, the accrued interest thereon and the related foreclosure expenses. No primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan if maintaining the policy is prohibited by applicable law or after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance.

      As set forth in the "Credit Scores" tables below, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

Tabular Characteristics of the Mortgage Loans

      The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and, due to rounding, may not total 100%.

                           Tabular Characteristics of
                                the Mortgage Pool


                       Current Mortgage Rates(1)
-----------------------------------------------------------------------
                                                             Percent of
                                            Aggregate        Aggregate
                             Number of      Principal        Principal
Range of Current              Mortgage       Balance          Balance
Mortgage Rates (%)             Loans       Outstanding      Outstanding
--------------------------   ---------  -----------------   -----------
3.001 - 3.500...........                                $        %
3.501 - 4.000...........
4.001 - 4.500...........
4.501 - 5.000...........
5.001 - 5.500...........
5.501 - 6.000...........
6.001 - 6.500...........
6.501 - 7.000...........
7.001 - 7.500...........
7.501 - 8.000...........
8.001 - 8.500...........
8.501 - 9.000...........
9.001 - 9.500...........
9.501 - 10.000..........
                             ---------   ----------------   -----------
   Total...............                                 $      100.00%
                             =========   ================   ===========
   ---------
    (1) As of the Cut-off Date, the weighted average current mortgage rate of the Mortgage Loan is approximately [ ]% per annum.


              Current Mortgage Loan Principal Balances(1)
-----------------------------------------------------------------------
                                                            Percent of
                                            Aggregate        Aggregate
                             Number of      Principal        Principal
Range of Current Mortgage     Mortgage       Balance          Balance
Loan Principal Balances ($)    Loans       Outstanding      Outstanding
--------------------------   ---------  -----------------   -----------
0.01 - 100,000.00.......                                $        %
100,000.01 - 200,000.00.
200,000.01 - 300,000.00.
300,000.01 - 400,000.00.
400,000.01 - 500,000.00.
500,000.01 - 600,000.00.
600,000.01 - 700,000.00.
700,000.01 - 800,000.00.
800,000.01 - 900,000.00.
900,000.01 - 1,000,000.00
1,000,000.01 - 1,500,000.00
1,500,000.01 and above..
                             ---------   ----------------   -----------
   Total................                                $      100.00%
                             =========   ================   ===========
   ---------
   (1) As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans is approximately $[ ].


                         Documentation Program
-----------------------------------------------------------------------
                                                            Percent of
                                            Aggregate        Aggregate
                             Number of      Principal        Principal
                              Mortgage       Balance          Balance
Documentation Level            Loans       Outstanding      Outstanding
--------------------------   ---------  -----------------   -----------
Limited................                                 $        %
Full/Alternative.......
No Documentation.......
Lite...................
No Ratio...............
                             ---------   ----------------   -----------
   Total...............                                 $      100.00%
                             =========   ================   ===========


                  Original Loan-to-Value Ratios(1)(2)
-----------------------------------------------------------------------
                                                            Percent of
                                            Aggregate        Aggregate
                             Number of      Principal        Principal
Range of Original             Mortgage       Balance          Balance
Loan-to-Value Ratios (%)       Loans       Outstanding      Outstanding
--------------------------   ---------  -----------------   -----------
30.00 and below........                                 $        %
30.01 - 35.00..........
35.01 - 40.00..........
40.01 - 45.00..........
45.01 - 50.00..........
50.01 - 55.00..........
55.01 - 60.00..........
60.01 - 65.00..........
65.01 - 70.00..........
70.01 - 75.00..........
75.01 - 80.00..........
80.01 - 85.00..........
85.01 - 90.00..........
90.01 - 95.00..........
95.01 - 100.00.........
                             ---------   ----------------   -----------
   Total...............                                 $      100.00%
                             =========   ================   ===========
   ---------
   (1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans in by Cut-off Date Balance of the Mortgage Loans is approximately [ ]%.

   (2) Does not take into account any secondary financing on the Mortgage Loans that may exist at the time of origination.


                            Credit Scores(1)
-----------------------------------------------------------------------
                                                            Percent of
                                            Aggregate        Aggregate
                             Number of      Principal        Principal
                              Mortgage       Balance          Balance
Range of Credit Scores         Loans       Outstanding      Outstanding
--------------------------   ---------  -----------------   -----------
501 - 525...............                                $        2%
526 - 550...............
576 - 600...............
601 - 625...............
626 - 650...............
651 - 675...............
676 - 700...............
701 - 725...............
726 - 750...............
751 - 775...............
776 - 800...............
801 - 825...............
                             ---------   ----------------   -----------
   Total................                                $      100.00%
                             =========   ================   ===========
   ---------
   (1) As of the Cut-off Date, the weighted average current Credit Score of the Mortgagors related to the Mortgage Loans is approximately [ ].


             State Distribution of Mortgaged Properties(1)
-----------------------------------------------------------------------
                                                            Percent of
                                            Aggregate        Aggregate
                             Number of      Principal        Principal
                             Mortgage        Balance          Balance
 State                         Loans       Outstanding      Outstanding
--------------------------   ---------  -----------------   -----------
 California..............                               $        %
 Florida.................
 New York................
 Virginia................
 Colorado................
 Maryland................
 Arizona.................
 Nevada..................
 New Jersey..............
 Massachusetts...........
 Other...................
                             ---------   ----------------   -----------
   Total.................                               $      100.00%
                             =========   ================   ===========
   ---------
   (1) The Other row in the preceding table includes [34] other states [and the District of Columbia.] No more than approximately [ ]% of the Mortgage Loans will be secured by mortgaged properties located in any one postal zip code area.

                       Purpose of Mortgage Loans
-----------------------------------------------------------------------
                                                            Percent of
                                            Aggregate        Aggregate
                             Number of      Principal        Principal
                              Mortgage       Balance          Balance
Loan Purpose                   Loans       Outstanding      Outstanding
--------------------------   ---------  -----------------   -----------
Purchase...............                                 $        %
Refinance - Cash Out...
Refinance - Rate/Term..
                             ---------   ----------------   -----------
   Total.................                               $      100.00%
                             =========   ================   ===========


                     Types of Mortgaged Properties
-----------------------------------------------------------------------
                                                            Percent of
                                            Aggregate        Aggregate
                             Number of      Principal        Principal
                              Mortgage       Balance          Balance
Property Type                  Loans       Outstanding      Outstanding
--------------------------   ---------  -----------------   -----------
Single Family Residence                                 $        2%
Planned Unit Development
Condominium............
2-4 Family Residence...
Co-op..................
                             ---------   ----------------   -----------
   Total...............                                 $      100.00%
                             =========   ================   ===========


                           Occupancy Types(1)
-----------------------------------------------------------------------
                                                            Percent of
                                            Aggregate        Aggregate
                             Number of      Principal        Principal
                              Mortgage       Balance          Balance
Occupancy Types                Loans       Outstanding      Outstanding
--------------------------   ---------  -----------------   -----------
Primary Residence......                                 $        %
Investment.............
Secondary Residence....
                             ---------   ----------------   -----------
   Total...............                                 $      100.00%
                             =========   ================   ===========

   ---------
   (1) Based upon representations of the related mortgagors at the time of origination.



                     Remaining Terms to Maturity(1)
-----------------------------------------------------------------------
                                                            Percent of
                                            Aggregate        Aggregate
                             Number of      Principal        Principal
Range of Remaining Terms      Mortgage       Balance          Balance
to Maturity (Months)           Loans       Outstanding      Outstanding
--------------------------   ---------  -----------------   -----------
151 - 180...............                                $        %
211 - 240...............
271 - 300...............
301 - 330...............
331 - 360...............
                             ---------   ----------------   -----------
   Total...............                                 $      100.00%
                             =========   ================   ===========

   ---------
   (1) As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans is approximately [ ] months.


                             Product Types
-----------------------------------------------------------------------
                                                            Percent of
                                            Aggregate        Aggregate
                             Number of      Principal        Principal
                              Mortgage       Balance          Balance
Product Types                  Loans       Outstanding      Outstanding
--------------------------   ---------  -----------------   -----------
10-Year Arms............                                $        %
1-Month Arms............
2-Year Arms.............
3-Year Arms.............
5-Year Arms.............
6-Month Arms............
7-Year Arms.............
Fixed 15 Year...........
Fixed 20 Year...........
Fixed 30 Year...........
                             ---------   ----------------   -----------
   Total...............                                 $      100.00%
                             =========   ================   ===========



          Mortgage Index of the Adjustable-Rate Mortgage Loans
-----------------------------------------------------------------------
                                                            Percent of
                                            Aggregate        Aggregate
                             Number of      Principal        Principal
                              Mortgage       Balance          Balance
Mortgage Index                 Loans       Outstanding      Outstanding
--------------------------   ---------  -----------------   -----------
Treasury - 1 Year.......                                $        %
Libor - 1 Month.........
Libor - 6 Month.........
Libor - 1 Year..........
                             ---------   ----------------   -----------
   Total...............                                 $      100.00%
                             =========   ================   ===========



         Gross Margin of the Adjustable-Rate Mortgage Loans(1)
-----------------------------------------------------------------------
                                                            Percent of
                                            Aggregate        Aggregate
                             Number of      Principal        Principal
Range of                      Mortgage       Balance          Balance
Gross Margins (%)              Loans       Outstanding      Outstanding
--------------------------   ---------  -----------------   -----------
0.501 - 1.000..........                                 $        %
1.001 - 1.500..........
1.501 - 2.000..........
2.001 - 2.500..........
2.501 - 3.000..........
3.001 - 3.500..........
3.501 - 4.000..........
4.001 - 4.500..........
                             ---------   ----------------   -----------
   Total...............                                 $      100.00%
                             =========   ================   ===========
   ---------
   (1) As of the Cut-off Date, the weighted average Gross Margin of the Adjustable-Rate Mortgage Loans is approximately [ ]7%.


     Initial Periodic Cap of the Adjustable-Rate Mortgage Loans(1)
-----------------------------------------------------------------------
                                                            Percent of
                                            Aggregate        Aggregate
                             Number of      Principal        Principal
                              Mortgage       Balance          Balance
Initial Periodic Cap (%)       Loans       Outstanding      Outstanding
--------------------------   ---------  -----------------   -----------
  1.000................                                 $        %
  2.000................
  3.000................
  5.000................
  6.000................
  6.025................
  Not applicable.......
                             ---------   ----------------   -----------
   Total...............                                 $      100.00%
                             =========   ================   ===========


   ---------
   (1) As of the Cut-off Date, the weighted average Initial Periodic Cap of the Adjustable-Rate Mortgage Loans is approximately [ ]%, where applicable.


    Subsequent Periodic Cap of the Adjustable-Rate Mortgage Loans(1)
-----------------------------------------------------------------------
                                                            Percent of
                                            Aggregate        Aggregate
                             Number of      Principal        Principal
Subsequent Periodic           Mortgage       Balance          Balance
Cap (%)                        Loans       Outstanding      Outstanding
--------------------------   ---------  -----------------   -----------
  1.000................                                 $        %
  2.000................
  2.250................
  6.000................
  Not applicable.......
                             ---------   ----------------   -----------
   Total...............                                 $      100.00%
                             =========   ================   ===========


   ---------
   (1) As of the Cut-off Date, the weighted average Subsequent
       Periodic Cap of the Adjustable-Rate Mortgage Loans is approximately [ ]%, where applicable.


    Maximum Mortgage Rates of the Adjustable-Rate Mortgage Loans(1)
-----------------------------------------------------------------------

                                                             Percent of
                                            Aggregate        Aggregate
                              Number of     Principal        Principal
Range of Maximum              Mortgage       Balance          Balance
Mortgage Rates (%)             Loans       Outstanding      Outstanding
--------------------------   ---------  -----------------   -----------
8.001 - 9.000..........                                 $        %
9.001 - 10.000.........
10.001 - 11.000........
11.001 - 12.000........

12.001 - 13.000........
13.001 - 14.000........
17.001 - 18.000........
                             ---------   ----------------   -----------
   Total...............                                 $      100.00%
                             =========   ================   ===========

   ---------
   (1) As of the Cut-off Date, the weighted average maximum mortgage rate of the Adjustable-Rate Mortgage Loans is approximately [ ]% per annum.

Months to Next Rate Adjustment of the Adjustable-Rate Mortgage Loans(1)
-----------------------------------------------------------------------
                                                            Percent of
                                            Aggregate        Aggregate
                             Number of      Principal        Principal
Range of Months to Next       Mortgage       Balance          Balance
Rate Adjustment                Loans       Outstanding      Outstanding
--------------------------   ---------  -----------------   -----------
0 - 5..................                                 $        %
6 - 11.................
18 - 23................
24 - 29................
30 - 35................
36 - 41................
48 - 53................
54 - 59................
60 - 65................
72 - 77................
78 - 83................
102 - 107..............
108 - 113..............
114 - 119..............
                             ---------   ----------------   -----------
   Total...............                                 $      100.00%
                             =========   ================   ===========

   ---------
   (1) As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Adjustable-Rate Mortgage Loans is approximately [ ] months.


                        Prepayment Penalty Term
-----------------------------------------------------------------------
                                                            Percent of
                                            Aggregate        Aggregate
                             Number of      Principal        Principal
  Prepayment Penalty Term     Mortgage       Balance          Balance
         (months)              Loans       Outstanding      Outstanding
--------------------------   ---------  -----------------   -----------
0......................                                 $        %
4......................
6......................
7......................
8......................
12.....................
24.....................
36.....................
42.....................
48.....................
60.....................
                             ---------   ----------------   -----------
   Total...............                                 $      100.00%
                             =========   ================   ===========

Assignment of the Mortgage Loans

      Under the Assignment Agreements and the Mortgage Loan Purchase Agreement, [Morgan Stanley Mortgage Capital Inc.] (the "Seller") will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Trust Fund. Pursuant to the Assignment Agreements, the Seller will transfer its rights under the underlying mortgage loan purchase agreements with respect to certain representations, warranties and covenants made by the Originators relating to, among other things, certain characteristics of the Mortgage Loans. Pursuant to the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreement, the Seller will make certain representations, warranties and covenants relating to certain characteristics of certain Mortgage Loans. Subject to the limitations described below, the Originator or the Seller will be obligated as described herein to purchase or substitute a similar mortgage loan for any related Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan (a "Defective Mortgage Loan"). See "Description of the Agreements--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases" in the accompanying prospectus.

      Pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of the Cut-off Date, among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), [Name of Master Servicer], as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator"), [Morgan Stanley Mortgage Capital Inc.], as seller, and [Name of Trustee], as trustee (the "Trustee"), on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee all of its rights to the Mortgage Loans and its rights under the Assignment Agreements (including the right to enforce the Originators' purchase obligations) and under the mortgage loan purchase agreement. The obligations of the Originators and the Seller with respect to the Certificates are limited to their respective obligations to purchase or substitute for Defective Mortgage Loans.

      In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee or its custodian, among other things, the original promissory note or a lost note affidavit and a copy of the promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the "Mortgage") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, all recorded intervening assignments of the Mortgage and any modifications to such Mortgage Note and Mortgage (except for any such document other than Mortgage Notes not available on the Closing Date, which will be delivered to the Trustee as soon as the same is available to the Depositor) (collectively, the "Mortgage File"). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor.

      The Trustee or its custodian will review each Mortgage File within the time period specified in the Pooling and Servicing Agreement or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date. The Trustee will hold such Mortgage Files in trust for the benefit of the Certificateholders. If at the end of such specified period, any document in a Mortgage File is found to be missing or not in compliance with the review requirements set forth in the Pooling and Servicing Agreement and the related Originator or the Seller, as applicable, does not cure such omission or noncompliance within the time period required under the applicable underlying mortgage loan purchase agreement or the mortgage loan purchase agreement and such omission or noncompliance is deemed to have a material and adverse affect on the value of that Mortgage Loan, then the applicable Originator, pursuant to such underlying mortgage loan purchase agreement, as modified by the related Assignment Agreement, or the Seller pursuant to the Pooling and Servicing Agreement or the mortgage loan purchase agreement, is obligated to purchase the related Defective Mortgage Loan from the Trust Fund at a price equal to the sum of (a) 100% of the Stated Principal Balance thereof and (b) unpaid accrued interest thereon from the Due Date to which interest was last paid by the mortgagor to the Due Date immediately preceding the repurchase. Rather than purchase the Defective Mortgage Loan as provided above, the applicable Originator or the Seller may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Mortgage Pool and substitute in its place one or more mortgage loans of like kind (such loan a "Replacement Mortgage Loan"); provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any REMIC or result in a prohibited transaction tax under the Code.

      Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the related underlying servicing agreement, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account in the month of substitution (a "Substitution Adjustment Amount")), (ii) if such Replacement Mortgage Loan is a Fixed-Rate Mortgage Loan, have a Mortgage Rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the Deleted Mortgage Loan, (iii) if such Replacement Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a maximum Mortgage Rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the Deleted Mortgage Loan, (iv) have a Loan-to-Value Ratio equal to or less than that of the Deleted Mortgage Loan, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vi) is otherwise acceptable to the Seller, (vii) if such Replacement Mortgage Loan is an Adjustable-Rate Mortgage Loan, have the same adjustment date as that of the Deleted Mortgage Loan, (viii) if such Replacement Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a minimum Mortgage Rate not less than that of the Deleted Mortgage Loan, (ix) if such Replacement Mortgage Loan is an Adjustable-Rate Mortgage Loan, have the same Index as that of the Deleted Mortgage Loan and (x) comply with all of the representations and warranties set forth in the related underlying servicing agreement, as modified by the related Assignment Agreement. This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage File.

Loan Purchasing Guidelines and Underwriting Standards

      General. Each of the Originators, and in certain circumstances the Seller, will represent and warrant that each of the Mortgage Loans originated and/or sold by it was underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination. The Seller will represent and warrant that each of the Mortgage Loans sold by it conformed to the requirements of its seller guide.

      The following information has been provided by the Seller or the related Originators, as applicable, and neither the Depositor nor the underwriter makes any representations or warranties as to the accuracy or completeness of such information.

[Loan Purchasing Guidelines - Morgan Stanley Mortgage Capital Inc.]

      [The standards applicable to the purchase of mortgage loans by [Morgan Stanley Mortgage Capital Inc.] typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by FNMA or FHLMC primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of FNMA and FHLMC, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the loan purchasing guidelines described herein are made in the event that compensating factors are demonstrated by a prospective borrower.

      Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for loan purchasing purposes, in addition to the income of the mortgagor from other sources.

With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for loan purchasing purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

      Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of loan purchasing criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

      Certain of the mortgage loans have been originated under alternative, reduced documentation, no-stated-income, no-documentation, no-ratio or stated income/stated assets programs, which require less documentation and verification than do traditional full documentation programs. Generally, under an alternative documentation program, the borrower provides alternate forms of documentation to verify employment, income and assets. Under a reduced documentation program, no verification of one of either a mortgagor's income or a mortgagor's assets is undertaken by the originator. Under a no-stated-income program or a no-ratio program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a stated income/stated assets program, no verification of both a mortgagor's income and a mortgagor's assets is undertaken by the originator. Under a no-documentation program, no verification of a mortgagor's income or assets is undertaken by the originator and such information may not even be stated by the mortgagor. The loan purchasing decisions for such mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

      The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to FNMA and/or FHLMC. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.]

Underwriting Standards - [Third Party Originator]

      [Insert Guidelines Here]

                                  THE SERVICERS

General

      Each Servicer will initially have primary responsibility for servicing the Mortgage Loans originated and/or sold by it, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties. All of the Mortgage Loans will be master serviced by [Master Servicer.]

      Each of the Servicers listed below has provided disclosure regarding the performance of the mortgage loans serviced by it. The methodology used by each Servicer to compile and present this information may be different. Accordingly, this information should not be considered as a basis for comparing the performance of the Servicers. In addition, no assurances can be given that the foreclosure and delinquency experience presented in these tables will be indicative of the actual experience on the Mortgage Loans.

      The following information has been provided by the Servicers, and neither the Depositor nor the underwriter makes any representations or warranties as to the accuracy or completeness of such information.

[Name of Third Party Servicer]

      The following table summarizes the delinquency experience for all the mortgage loans originated and serviced by [Servicer]. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

                                   [Servicer]
        Overall Mortgage Portfolio Delinquency and Foreclosure Experience
                             (dollars in thousands)


                                                                    At December 31,
                                         --------------------------------------------------------------------------
                                                 2002                    2003                        2004
                                         --------------------    ---------------------     ------------------------
                                                     Percent                  Percent
                                                        of                       of                      Percent of
                                          Number    Servicing     Number     Servicing     Number of      Servicing
                                         of Loans   Portfolio    of Loans    Portfolio       Loans        Portfolio
                                         --------   ---------    --------    ---------     ---------     ----------
Total Portfolio*..................

Period of Delinquency
   30-59 days.....................
   60-89 days.....................
   90 days or more................

Total Delinquencies
   (excluding Foreclosures)**.....

Foreclosures Pending..............


                                                   June,
                                         ------------------------
                                                   2005
                                         ------------------------

                                                       Percent of
                                         Number of      Servicing
                                           Loans        Portfolio
                                         ---------     ----------
Total Portfolio*..................

Period of Delinquency
   30-59 days.....................
   60-89 days.....................
   90 days or more................

Total Delinquencies
   (excluding Foreclosures)**.....

Foreclosures Pending..............

* The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed.

**    Percentages may not total properly due to rounding.

                         SERVICING OF THE MORTGAGE LOANS

Servicing and Collection Procedures

      Servicing functions to be performed by each Servicer under the related underlying servicing agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. When used in this prospectus supplement with respect to servicing obligations, the term Servicer includes a subservicer.

      Each Servicer will make reasonable efforts to collect all payments called for under each Mortgage Loan serviced by it and will, consistent with the related underlying servicing agreement or the Pooling and Servicing Agreement, as applicable, and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans serviced by it. Consistent with the above, such Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not consistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies. Prior approval or consent may be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.

      Each Servicer may enter into subservicing agreements with subservicers for the servicing and administration of the mortgage loans. However, no subservicing agreement will take effect until 30 days after written notice is received by both the Master Servicer and the Sponsor. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the pooling and servicing agreement or the related underlying servicing agreement as modified by the related Assignment Agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the Sponsor or the Master Servicer without fee, in accordance with the terms of the pooling and servicing agreement, in the event that the applicable Servicer, for any reason, is no longer a Servicer (including termination due to an event of default).

      Each Servicer will remain obligated and primarily liable to the Master Servicer for the servicing and administering of the mortgage loans in accordance with the provisions of the pooling and servicing agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the applicable servicer alone were servicing and administering the mortgage loans. The applicable servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the applicable servicer's compensation is sufficient to pay the subservicer fees.

      Pursuant to each underlying servicing agreement, each Servicer will deposit collections on the Mortgage Loans serviced by it into the Custodial Account established by it. Each Custodial Account is required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the related underlying servicing agreement. If permitted under the related underlying servicing agreement, amounts on deposit in the related Custodial Account may be invested in certain permitted investments described therein. Any losses resulting from such investments are required to be reimbursed to such Custodial Account by the related Servicer out of its own funds. The Servicers are not permitted to commingle funds in the Custodial Accounts with any other funds or assets.

      Each servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, may result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure,
(iii) granting the borrower under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. In addition, the final maturity date of any mortgage loan may not be extended beyond the Last Scheduled Distribution Date for the offered certificates.

      On or before the Closing Date, the Securities Administrator, on behalf of the Trustee, will establish the Distribution Account into which each Servicer will remit all amounts required to be deposited therein pursuant to the related underlying servicing agreement (net of such Servicer's servicing compensation) on the [18]th day of each month (or, if the [18]th is not a Business Day, then no later than the immediately following Business Day) (the "Servicer Remittance Date").

      Events of default under the underlying servicing agreements include, among other things, (i) any failure of the Servicers to remit to the Distribution Account any required payment which continues unremedied for a specified period;
(ii) any failure by the Servicers duly to observe or perform in any material respect any of the covenants or agreements in the related underlying servicing agreement, which continues unremedied for a specified period after the giving of written notice of such failure to the Servicer; and (iii) certain events of insolvency and certain actions by or on behalf of the Servicers indicating their insolvency, reorganization or inability to pay their obligations.

      In the event of a default by a Servicer under its underlying servicing agreement, the Master Servicer will have the right to remove such Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders. In the event that the Master Servicer removes a Servicer, the Master Servicer will, in accordance with the Pooling and Servicing Agreement, act as successor servicer under the related underlying servicing agreement or will appoint a successor servicer reasonably acceptable to the Depositor and the Trustee. In connection with the removal of a Servicer, the Master Servicer will be entitled to be reimbursed from the assets of the issuing entity for all of its reasonable costs associated with the termination of such Servicer and the transfer of servicing to a successor servicer.

Servicing Compensation and Payment of Expenses; Master Servicing Compensation; Administrative Fees

      All funds collected on the mortgage loans that are available for distribution to certificateholders will be net of the certain fees payable on each mortgage loan. On each distribution date, the servicers, the master servicer, the securities administrator and the trustee will be entitled to their fees prior to the certificateholders receiving any distributions. The servicing fee and for any distribution date for any mortgage loan will be an amount equal to one-twelfth of the servicing fee rate on the Stated Principal Balance of such mortgage loan. The fees of the trustee, the custodian and the securities administrator are payable by the master servicer out if its compensation. The master servicer's compensation is equal to the interest earned on amounts on deposit in the distribution account. The following table identifies the per annum fee rate applicable in calculating the servicing fee:

             Fee                       Per Annum Fee Rate

             Servicing Fee             [o]%

      Each Servicer will be entitled to receive, from interest actually collected on each Mortgage Loan serviced by it, a servicing fee (the "Servicing Fee") as follows:

            o [Servicer] will be entitled to receive a Servicing Fee on each Mortgage Loan serviced by it [(each, a "_____ Serviced Mortgage Loan")] equal to 1/12 of the product of (1) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) a per annum rate (the "Servicing Fee Rate") of [ ]%.

      The Servicers are also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (other than any prepayment penalties) with respect to the Mortgage Loans directly serviced by such Servicer and, if applicable, all reinvestment income earned on amounts on deposit in the related Custodial Accounts.

      [[Master Servicer] is entitled to receive as its master servicing compensation the investment earnings on amounts on deposit in the Distribution Account. For so long as [Master Servicer] is the Master Servicer, the Master Servicer will pay all of the fees of the Trustee and the Securities Administrator. The Master Servicer will be entitled to reimbursement from the Trust Fund for certain expenses and other amounts prior to payments to Certificateholders.]

      The amount of the Servicer's respective Servicing Fees are subject to adjustment with respect to prepaid Mortgage Loans serviced or master serviced thereby, as described below under "--Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans."

      The net mortgage rate (the "Net Mortgage Rate") with respect to any Mortgage Loan is the related Mortgage Rate minus the related Servicing Fee Rate. The weighted average net mortgage rate (the "Weighted Average Net Mortgage Rate") for any Distribution Date is the weighted average of the Net Mortgage Rates of each Mortgage Loan, weighted on the basis of their respective Stated Principal Balances as of the Due Date in the month preceding the month of the applicable Distribution Date.

Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans

      When a borrower prepays a Mortgage Loan in full or in part between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by a Servicer or the Master Servicer during the related Prepayment Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date. Thus, less than one month's interest may have been collected on Mortgage Loans that have been prepaid with respect to any Distribution Date. Pursuant to each underlying servicing agreement, the related Servicer, or the Master Servicer, pursuant to the Pooling and Servicing Agreement, will be required to make payments in respect of certain prepayment interest shortfalls from its own funds with respect to Mortgage Loans serviced by such Servicer or the Master Servicer, as applicable.

      The Servicers are each obligated to compensate the Trust Fund for prepayment interest shortfalls on the Mortgage Loans that they service. The amount of the compensation may be limited by their Servicing Fees for that Prepayment Period or by the provisions of the underlying servicing agreements. The Master Servicer is obligated to reduce a portion of its master servicing compensation for the related Distribution Date to the extent necessary to fund any prepayment interest shortfalls required to be paid but not paid by the Servicers. The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated prepayment interest shortfalls (referred to as "net prepayment interest shortfalls").

Advances

      Subject to the limitations described in the following paragraph, each Servicer will be required to advance prior to each Distribution Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for such Distribution Date, an amount equal to the scheduled payment of interest at the related Net Mortgage Rate and scheduled principal payment on each Mortgage Loan serviced by it which were due on the related Due Date and which were not received prior to the [15]th calendar day of each month or such other date as may be specified in the related underlying servicing agreement (each such date, the "Determination Date" and any such advance, a "Monthly Advance"). The Master Servicer will be obligated to make any required Monthly Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement and the related underlying servicing agreement.

      Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its good faith judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer fails to make a Monthly Advance as required under the related underlying servicing agreement, the Master Servicer will be required to make, or shall cause the successor servicer to make, a Monthly Advance in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in no event will the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer determines on any Determination Date to make a Monthly Advance, such Monthly Advance will be included with the payment to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make a Monthly Advance, as required under the Pooling and Servicing Agreement, will constitute a Master Servicer Default thereunder, in which case the successor Master Servicer (which may be the Trustee) will be obligated to make such Monthly Advance.

Evidence as to Compliance

      Each underlying servicing agreement, as modified by the related Assignment Agreement, and the Pooling and Servicing Agreement provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Master Servicer, the Depositor and the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of the related Servicer was conducted in compliance with its underlying servicing agreement, except for any material exceptions or such other exception set forth in such statement that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

      Each underlying servicing agreement and the Pooling and Servicing Agreement also provide for delivery to the Master Servicer, the Depositor and the Trustee, on or before a specified date in each, of an annual officer's certificate to the effect that the related Servicer has fulfilled its obligations under its underlying servicing agreement throughout the preceding year.

      Each servicer is required to deliver to the depositor, the master servicer and the rating agencies by not later than March 15th of each year, starting in 2007, an officer's certificate stating that:

            o a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision; and

            o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all of its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default, including the steps being taken by the servicer to remedy such default.

      In addition, on or prior to March 15th of each year, commencing with March 15, 2007, each servicer, each custodian, the master servicer, the securities administrator and the trustee will be required to deliver to the depositor an Assessment of Compliance that contains the following:

            o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

            o a statement that the party used the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria;

            o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

            o a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report an Attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria. You may obtain copies of these statements and reports without charge upon written request to the trustee at the address provided in this prospectus supplement.

Master Servicer Default; Servicer Default

      Events of default by the Master Servicer under the Pooling and Servicing Agreement (each a "Master Servicer Default") include (i) any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

      If the Master Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than [50]% of the Class Principal Balance applicable to each Class of Certificates affected thereby, terminate the Master Servicer and either appoint a successor Master Servicer in accordance with the Pooling and Servicing Agreement or succeed to the responsibilities of the Master Servicer. See "--Resignation of the Master Servicer or a Servicer; Assignment and Merger" below. In connection with the removal of the Master Servicer, the Master Servicer will be responsible for the reasonable costs associated with the transfer of master servicing to its successor (which may be the Trustee) and if the Master Servicer does not make such payments, the Trustee will be entitled to be reimbursed from the assets of the issuing entity for all of its reasonable costs associated with the termination of the Master Servicer and the transfer of master servicing to a successor master servicer.

      If a Servicer is in default in its obligations under the applicable underlying servicing agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor Servicer in accordance with the applicable underlying servicing agreement and the Pooling and Servicing Agreement or succeed to the responsibilities of the terminated Servicer. Notwithstanding the foregoing, the Master Servicer shall terminate any Servicer who fails to make the required Monthly Advance as required under the underlying servicing agreement and assume (or appoint a successor servicer to assume) the role of the successor servicer to that Servicer. The successor servicer will then make all required Monthly Advances.

Resignation of the Master Servicer or a Servicer; Assignment and Merger

      Neither the Master Servicer nor any Servicer may resign from its obligations and duties under the Pooling and Servicing Agreement or its underlying servicing agreement, as applicable, or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law or (ii) with the approval of the Depositor, which approval may not be unreasonably withheld. No such resignation will become effective until a successor servicer or master servicer has assumed the related Servicer's or the Master Servicer's respective obligations and duties under such underlying servicing agreement or the Pooling and Servicing Agreement, as applicable. The Pooling and Servicing Agreement provides that, if [Insert Name of Master Servicer] is removed in its capacity as either master servicer or securities administrator, it will be required to resign or be removed in its other capacity.

      Any person into which the Master Servicer or a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which the Master Servicer or a Servicer is a party, any person succeeding to the business of the Master Servicer or a Servicer or any person to whom the Master Servicer or a Servicer assigns or transfers its duties and obligations, will be the successor of the Master Servicer or such Servicer under the Pooling and Servicing Agreement or the related underlying servicing agreement, as applicable.

Eligibility Requirements for Trustee and Securities Administrator; Resignation and Removal of Trustee or Securities Administrator

      The each of the trustee and the securities administrator must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates. In case at any time the trustee or the securities administrator ceases to be eligible, the trustee or the securities administrator, as applicable, will resign in the manner and with the effect as specified below.

      The trustee or the securities administrator may at any time resign its position by giving written notice of resignation to the depositor, the master servicer, the sponsor, each servicer and each rating agency not less than 60 days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee or securities administrator meeting the above eligibility requirements. If no successor trustee or securities administrator meeting the eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning trustee or securities administrator may petition any court of competent jurisdiction for the appointment of a successor trustee or securities administrator, as applicable.

      If at any time the trustee or the securities administrator ceases to meet the eligibility requirements and fails to resign after written request by the depositor, or if at any time the trustee or the securities administrator becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or the securities administrator or of its property is appointed, or any public officer takes charge or control of the trustee or the securities administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the trust by any state in which the trustee or the trust is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the depositor or the applicable servicer may remove the trustee or the securities administrator and appoint a successor trustee or a successor securities administrator, as applicable. The Pooling and Servicing Agreement provides that, if [Insert Name of Master Servicer] is removed in its capacity as either Master Servicer or Securities Administrator, it will be required to resign or be removed in its other capacity.

      The holders of certificates entitled to a majority of the voting rights may at any time remove the trustee or the securities administrator and appoint a successor trustee or securities administrator by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

      Any resignation or removal of the trustee or the securities administrator and appointment of a successor trustee or securities administrator will become effective upon acceptance of appointment by the successor trustee or securities administrator, as applicable.

                                   THE SPONSOR

      [The sponsor is Morgan Stanley Mortgage Capital Inc., a New York corporation ("MSMC"). MSMC is the parent of the depositor and an affiliate of Morgan Stanley & Co., one of the underwriters and MSCS. Morgan Stanley Mortgage Capital Inc. is an affiliate of the depositor and an indirect wholly owned subsidiary of Morgan Stanley (NYSE:MWD). The executive offices of Morgan Stanley Mortgage Capital Inc. are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. Morgan Stanley Mortgage Capital Inc. provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. Morgan Stanley Mortgage Capital

Inc. also originates commercial mortgage loans. Morgan Stanley Mortgage Capital Inc. does not currently service loans. Instead, Morgan Stanley Mortgage Capital Inc. contracts with other entities (including its affiliate Morgan Stanley Credit Corp.) to service the loans on its behalf.

      Morgan Stanley Mortgage Capital Inc. acquires residential mortgage loans through bulk purchases and also through purchases of single loans through Morgan Stanley Mortgage Capital Inc.'s conduit loan purchase program. The mortgage loans purchased through its conduit program generally conform to the conduit origination standards.

      Prior to acquiring any residential mortgage loans, Morgan Stanley Mortgage Capital Inc. conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. Morgan Stanley Mortgage Capital Inc.'s review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the loan due diligence varies based on the credit quality of the mortgage loans.

      The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

      As mentioned above, Morgan Stanley Mortgage Capital Inc. currently contracts with its affiliate and with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, Morgan Stanley Mortgage Capital Inc. may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

      Morgan Stanley Mortgage Capital Inc. has been the sponsor of securitizations backed by residential mortgage loans, including prime and alt-a mortgage loans, since 2004. The following table describes the approximate volume of prime and alt-a mortgage loan securitizations (first-lien mortgage loans) sponsored by Morgan Stanley Mortgage Capital Inc. since 2004:

             -------------------------------- ----------------------------------

                          Year                         Approximate Volume
             -------------------------------- ----------------------------------
             -------------------------------- ----------------------------------
             2004                             $7.44 billion
             -------------------------------- ----------------------------------
             2005                             $14.95 billion
             -------------------------------- ----------------------------------

             -------------------------------- ----------------------------------

             -------------------------------- ----------------------------------

      [Potentially add disclosure concerning whether any prior securitizations have defaulted or experienced an early amortization triggering event]

      As a sponsor, Morgan Stanley Mortgage Capital Inc. acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Morgan Stanley & Co. Incorporated, Morgan Stanley Mortgage Capital Inc. works with rating agencies, loan sellers and servicers in structuring the securitization transaction.]

                             STATIC POOL INFORMATION

      Information concerning [Morgan Stanley Mortgage Capital Inc.'s] prior residential mortgage loan securitizations [prime and alt-a mortgage loans secured by first- [or second-] lien mortgages or deeds of trust in residential real properties] issued by the depositor is available on the internet at www.[website]. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years or, since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this prospectus supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

      In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the depositor at 1585 Broadway, New York, New York 10036, Attention: [_________], telephone number (212) 761-4000.

      The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus, the accompanying prospectus supplement or the depositor's registration statement.

                                  THE DEPOSITOR

      Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

      Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

      The depositor has been engaged since its incorporation in the securitization of loans and other asset types included within the description of the trust fund assets in this prospectus. The depositor is engaged in the business of acting as depositor of trusts that issue series of certificates that represent interests in, the assets of the trust. The depositor acquires assets specifically for inclusion in a securitization from the sellers in privately negotiated transactions.

      The certificate of incorporation of the depositor limits its activities to those necessary or convenient to carry out its securitization activities. The depositor will have limited obligations with respect to a series of certificates. The depositor will obtain representations and warranties from the sponsor or other sellers or originators regarding the loans or other trust fund assets. The depositor will also assign to the trustee for the related series the depositor's rights with respect to those representations and warranties. In addition, after the issuance of a series of certificates, the depositor may have limited obligations with respect to that series which may include making filings necessary to maintain the perfected status of a trustee's securities interest or lien on the related assets, appointing a successor master servicer, securities administrator or other transaction participant that resigns or is otherwise removed and preparation of reports filed under the Exchange Act.

      Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the certificates of any series.

                               THE ISSUING ENTITY

      Morgan Stanley Mortgage Loan Trust 200__-[__], the issuing entity, will be formed on the closing date pursuant to the pooling and servicing agreement. The issuing entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates. The fiscal year end for the issuing entity will be December 31, commencing with December 31, 2006.

      [UPDATE AS NECESSARY TO INCLUDE INFORMATION REQUIRED BY REGULATION AB, ITEMS 1117 AND 1119.]

                                   THE TRUSTEE

      [Name of Trustee] (the "Trustee") will act as trustee under the pooling and servicing agreement. The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the pooling and servicing agreement. The trustee's duties are limited solely to its express obligations under the pooling and servicing agreement. For information, with respect to the trustee's liability under the pooling and servicing agreement and any indemnification that the trustee will be entitled to from the trust, see "The Trustee and The Securities Administrator" in this prospectus supplement.

      [UPDATE AS NECESSARY TO INCLUDE INFORMATION REQUIRED BY REGULATION AB, ITEMS 1117.]

               THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

      [Name of Master Servicer and Securities Administrator] (the "Master Servicer" or the "Securities Administrator") will act as master servicer and securities administrator under the pooling and servicing agreement.

      [Master Servicer ("____")], with its principal master servicing offices at [address], will perform the duties of Master Servicer in accordance with the terms set forth in the Pooling and Servicing Agreement. [Master Servicer] will not be ultimately responsible for the performance of the servicing activities by a Servicer under its supervision as Master Servicer, except as described under "--Servicing Compensation and Payment of Expenses; Master Servicing Compensation," "--Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans" and "--Advances" below. If any Servicer fails to fulfill its obligations under the applicable underlying servicing agreement, as modified by the related Assignment Agreement, [Master servicer], as master servicer, is obligated to terminate that Servicer and appoint a successor servicer as provided in the Pooling and Servicing Agreement.

      [UPDATE AS NECESSARY TO INCLUDE INFORMATION REQUIRED BY REGULATION AB, ITEMS 1117.]

                                  THE CUSTODIAN

      [Name of Custodian] (the "Custodian") will act as custodian under the custody agreement.

      The principal executive office of the Custodian is located at [address], and its telephone number is [telephone number].

      The custodian will act as custodian of the mortgage loan files pursuant to the custody agreement. The custodian will be responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the certificateholders. The custodian segregates files for which it acts as custodian by boarding each file in an electronic tracking system, which identifies the owner of the file and the file's specific location in the custodian's vault.

      For information with respect to the custodian's liability under the custody agreement and any indemnification that the custodian will be entitled to from the trust, see "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Servicers, the Custodians and the Trustee" in this prospectus supplement.]

                         DESCRIPTION OF THE CERTIFICATES

General

      On or about _____ __, 200_ (the "Closing Date"), the Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference.

Senior Certificates

The Morgan Stanley Mortgage Loan Trust 200_-___, Mortgage Pass-Through Certificates, Series 200_-___ will include the following [three] Classes of Certificates (the "Senior Certificates") which are offered hereby:

o     [Class A] Certificates;

o     [Class X] Certificates; and

o     Class A-R Certificates.

Subordinated Certificates

       In addition to the Senior Certificates, the Morgan Stanley Mortgage Loan Trust 200_-___, Mortgage Pass-Through Certificates, Series 200_-___, will also include the following six Classes of Subordinated Certificates (the "Subordinated Certificates"):

The Subordinated Certificates will include

         (a) the [Class B-1] Certificates, which are subordinate to the Senior Certificates,

         (b) the [Class B-2] Certificates, which are subordinate to the Senior Certificates and the [Class B-1] Certificates,

         (c) the [Class B-3] Certificates, which are subordinate to the Senior Certificates, the [Class B-1] and [Class B-2] Certificates,

         (d) the [Class B-4] Certificates, which are subordinate to the Senior Certificates, the [Class B-1], [Class B-2] and [Class B-3] Certificates,

         (e) the [Class B-5] Certificates, which are subordinate to the Senior Certificates, the [Class B-1], [Class B-2], [Class B-3] and [Class B-4] Certificates, and

         (f) the [Class B-6] Certificates, which are subordinate to the Senior Certificates, the [Class B-1], [Class B-2], [Class B-3], [Class B-4] and [Class B-5] Certificates.

[Class P Certificates

       In addition to the Senior Certificates and the Subordinated Certificates, the Morgan Stanley Mortgage Loan Trust 200_-___ will also issue the Class P Certificates (the "Class P Certificates"). The Class P Certificates will have an initial certificate principal balance of $[100] and will not be entitled to distributions in respect of interest. The [Class P] Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans. Such amounts will not be available for distribution to the Holders of the Offered Certificates.

       All Classes of Subordinated Certificates, other than the [Class B-4], [Class B-5] and [Class B-6] Certificates, and the Class P Certificates (together, the "Privately Offered Certificates"), are offered by this prospectus supplement. The Privately Offered Certificates are not offered under this prospectus supplement. Accordingly, the description of the Privately Offered Certificates provided in this prospectus supplement is solely for informational purposes.]

       The following chart illustrates generally the distribution priorities and subordination features applicable to the Offered Certificates:

                                 [insert chart here]

Designations

o The [Class A], [Class B-1], [Class B-2] and [Class B-3] Certificates are together referred to as the "LIBOR Certificates."

o The [Class X] Certificates are also referred to as the "Notional Amount Certificates."

o  The Class A-R Certificates are also referred to as the "Residual
   Certificates."

      The Offered Certificates ("Offered Certificates.") will be issued in the initial Class Principal Balances and initial Notional Amounts set forth in the table under "The Series 200_-___ Certificates." The Privately Offered Certificates will be issued in the approximate initial Class Principal Balances set forth on page [iii] of this prospectus supplement. The initial Class Principal Balances and initial Notional Amounts of each Class of Certificates may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described at "Description of the Mortgage Loans."

      The "Class Principal Balance" of any Class of Certificates (other than the Notional Amount Certificates) as of any Distribution Date is the initial Class Principal Balance of the Class listed on the page [iii] of this prospectus supplement reduced by the sum of:

      o all amounts previously distributed to holders of Certificates of the Class as payments of principal, and

      o the amount of Realized Losses (including Excess Losses) allocated to the Class;

provided, however, that the Class Principal Balance of each Class of Certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the related Mortgage Loans distributed as principal to any related Class of Certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Principal Balance of such Class of Certificates.

      In addition, the Class Principal Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced if and to the extent that the aggregate Class Principal Balance of all Classes of Certificates, following all distributions and the allocation of Realized Losses on the Mortgage Loans on any Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date.

      The Notional Amount Certificates do not have Class Principal Balances and are not entitled to any distributions in respect of principal of the Mortgage Loans.

      The initial Class Principal Balance of the Class P Certificates is equal to $[100]. The Pooling and Servicing Agreement does not permit the allocation of Realized Losses to the Class P Certificates.

      The Senior Certificates will evidence in the aggregate an initial beneficial ownership interest in the Mortgage Loans of approximately [ ]%. The Class Subordination Percentage of each Class of Subordinated

Certificates as of the Closing Date, which represents the initial beneficial ownership of each such Class, is approximately as follows:

                                                             Class Subordination
The Subordinated Certificates                                     Percentage
------------------------------------                         -------------------
[Class B-1]..................................................          %
[Class B-2]..................................................          %
[Class B-3]..................................................          %
[Class B-4]..................................................          %
[Class B-5]..................................................          %
[Class B-6]..................................................          %

      Distributions of interest and principal on the Subordinated Certificates will be based on interest and principal, as applicable, received on, or advanced with respect to, the Mortgage Loans.

Notional Amount Certificates

      The [Class X] Certificates are Notional Amount Certificates.

      The "Notional Amount" of the [Class X] Certificates for the interest accrual period related to any Distribution Date will be equal to the aggregate Class Principal Balances of the LIBOR Certificates for that Distribution Date. The initial Notional Amount of the [Class X] Certificates is approximately $[ ] (subject to the permitted variance described in this prospectus supplement).

Forms and Denominations of Offered Certificates; Distributions to Certificates

      The Offered Certificates, other than the Class A-R Certificates, will be issued in book-entry form as described below. The Offered Certificates will be issued in the minimum dollar denominations described in the table below, except that one Certificate of each Class may be issued in a different denomination.

                                                     Original                    Minimum
                 Class                           Certificate Form              Denomination          Denomination
----------------------------------------     ------------------------      --------------------    ----------------
Offered Certificates
(other than the Notional Amount
Certificates and Class A-R
Certificates)                                      [Book-Entry]                 $[25,000]              $[1,000]

Notional Amount Certificates                       [Book-Entry]                 $[100,000]             $[1,000]

Class A-R Certificates                              [Physical]                    $[100]                [N/A]


      Distributions on the Certificates will be made by the Securities Administrator, on behalf of the Trustee, on the [25]th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in _____ 20__ (each, a "Distribution Date"), to the persons in whose names such Certificates are registered on the applicable Record Date. For this purpose, a "Business Day" is any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed. The "Record Date" for the LIBOR Certificates and any Distribution Date will be the Business Day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer Book-Entry Certificates, the Record Date will be the last Business Day of the calendar month preceding the month of that Distribution Date. For each other Class of Offered Certificates and any Distribution Date, the Record Date will be the last Business Day of the calendar month immediately prior to the month in which that Distribution Date occurs.

      On each Distribution Date distributions on the Certificates will be made by check mailed to the address of the holder of the certificate (the "Certificateholder") entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds the Class A-R Certificate or who holds Certificates with an aggregate initial Class Principal Balance of $[1,000,000] or more [or who holds a Notional Amount Certificate] and who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities Administrator. See "--Book-Entry Certificates" below for the method of payment to beneficial owners of Book-Entry Certificates.

[Book-Entry Certificates

      The Offered Certificates of each Class, other than the Class A-R Certificates, will be issued as "book-entry certificates." Persons acquiring beneficial ownership interests in the offered certificates will hold certificates through The Depository Trust Company ("DTC") or indirectly through organizations which are participants in that system. The book-entry certificates of each Class will be issued in one or more certificates which equal the aggregate Certificate Principal Balance or Notional Amount of that class and will initially be registered in the name of Cede & Co., the nominee of DTC. Except as described below, no person acquiring a book-entry certificate will be entitled to receive a physical certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Beneficial owners are only permitted to exercise their rights indirectly through DTC and participants of DTC.

      The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry certificate will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant.

      Beneficial owners will receive all distributions of principal of and interest on the book-entry certificates from the Securities Administrator through DTC and the participants of DTC. While the book-entry certificates are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among the DTC participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants and indirect participants of DTC with whom beneficial owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess certificates representing their respective interests in the book-entry certificates, the rules of DTC provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

      Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not participants of DTC may transfer ownership of book-entry certificates only through participants of DTC and indirect participants of DTC by instructing the participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants of DTC. Under the rules of DTC and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants of DTC will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

      For information with respect to tax documentation procedures relating to the certificates, see "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

      Transfers between participants of DTC will occur in accordance with DTC rules.

      In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules of DTC, as in effect from time to time.

      Distributions on the book-entry certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

      Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Because DTC can only act on behalf of DTC participants, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of those certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports relating to the trust will be provided to Cede & Co., as nominee of DTC. These reports may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the DTC participants to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

      DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the Pooling and Servicing Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates. DTC may take actions, at the direction of the related participants of DTC, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

      Definitive Certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if:

      (1) DTC or the Depositor advises the Trustee or Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the Depositor is unable to locate a qualified successor; or

      (2) beneficial owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the Trustee or Securities Administrator and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the book-entry certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates. The Securities Administrator will then recognize the holders of the Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      None of the Depositor, the Master Servicer, the Servicers, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or the transfer thereof.]

Physical Certificates

      The Residual Certificates will be issued in fully-registered, certificated form. The Residual Certificates will be transferable and exchangeable on a certificate register to be maintained at the Corporate Trust Office of the Securities Administrator. Under the Pooling and Servicing Agreement, the Securities Administrator will be required to maintain, or cause to be maintained, a register of certificates. No service charge will be made for any registration of transfer or exchange of the Residual Certificates but payment of a sum sufficient to cover any tax or other governmental charge may be required by the Securities Administrator. The Residual Certificates will be subject to certain restrictions on transfer. See "Material Federal Income Tax Consequences--The Class A-R Certificates," and "ERISA Matters" below.

      Distributions of principal and interest, if any, on each Distribution Date on the Residual Certificates will be made to the persons in whose names such certificates are registered at the close of business on the Record Date. Distributions will be made by check or money order mailed to the person entitled to them at the address appearing in the certificate register or, to the extent permitted in the Pooling and Servicing Agreement, upon written request by the Certificateholder to the Securities Administrator, by wire transfer to a United States depository institution designated by such Certificateholder and acceptable to the Securities Administrator or by such other means of payment as such Certificateholder and the Securities Administrator may agree; provided, however, that the final distribution in retirement of the Residual Certificates will be made only upon presentation and surrender of such certificates at the office or agency of the Securities Administrator specified in the notice to the holders of the Residual Certificates of such final distribution.

Payments on Mortgage Loans; Accounts

      On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer's or Master Servicer's (in its capacity as successor servicer) other assets (each, a "Custodial Account"). On or prior to the Closing Date, the Securities Administrator will establish an account (the "Distribution Account"), which will be maintained with the Securities Administrator in trust for the benefit of the Certificateholders. On the [18]th day of each month (or, if such [18]th day is not a Business Day, on the immediately following Business Day), each Servicer will remit all amounts on deposit in the related Custodial Account to the Distribution Account. On each Distribution Date, to the extent of the Available Distribution Amount on deposit in the Distribution Account, the Securities Administrator, on behalf of the Trustee, will withdraw the Available Funds to pay the Certificateholders.

      As further compensation, if permitted under the related underlying servicing agreement, funds credited to the Custodial Account established by a Servicer may be invested at the discretion of such Servicer for its own benefit in permitted investments.

Priority of Distributions Among Certificates

      As more fully described in this prospectus supplement, distributions on the Offered Certificates will be made on each Distribution Date from Available Funds for such Distribution Date. These distributions will be made in the following order of priority:

      o to interest on each Class of Senior Certificates, pro rata, based on their respective interest distribution amounts; to principal of the Classes of Senior Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates--Principal," in each case up to the maximum amount of principal to be distributed to those Classes on that Distribution Date;

      o sequentially, to interest on and then principal of the [Class of B-1], [Class B-2] and [Class B-3] Certificates, in that order, subject to the limitations set forth under "Description of the Certificates--Interest" and "--Principal" in this prospectus supplement;

      o sequentially, to interest on and then principal of the [Class of B-4], [Class B-5] and [Class B-6] Certificates, in that order, subject to the limitations set forth under "Description of the Certificates--Interest" and "--Principal" in this prospectus supplement; and

      o     any remaining amounts to the [Class A-R] Certificates.

      "Available Funds" for any Distribution Date will be equal to the sum of:

      o     all scheduled installments of interest (net of the related Expense
            Fees) and principal due on the Mortgage Loans on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

      o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the related Servicer's normal servicing procedures and all other cash amounts received and retained in connection with
            (a) the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans;

      o all partial or full prepayments with respect to Mortgage Loans received during the related Prepayment Period; and

      o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan repurchased by the Seller or the related Originator as of the Distribution Date;

reduced by amounts in reimbursement for Monthly Advances previously made and other amounts as to which the Servicers are entitled to reimbursement from the Custodial Accounts pursuant to the underlying servicing agreements, and as to which the Master Servicer, the Securities Administrator, the Trustee and the Custodian, as applicable, are entitled or otherwise allocable to the Certificates to be reimbursed from the Distribution Account or otherwise pursuant to the Pooling and Servicing Agreement;

Interest

      The Classes of Certificates will have the respective pass-through rates set forth or described on page [iii] hereof.

      On each Distribution Date, to the extent of funds available therefor, each interest-bearing Class of Certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "interest distribution amount" for any interest-bearing Class will be equal to the sum of
(a) interest at the applicable pass-through rate on the related Class Principal Balance or Notional Amount, as applicable, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

      With respect to each Distribution Date for all of the interest bearing certificates other than the LIBOR Certificates, the "Interest Accrual Period" will be the calendar month preceding the month of the Distribution Date. With respect to the LIBOR Certificates, the Interest Accrual Period will be the period commencing on the [25]th day of the month prior to the month in which that Distribution Date occurs (or the Closing Date, in the case of the first Distribution Date) and ending on the [24]th day of the month in which that Distribution Date occurs. Each Interest Accrual Period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

      The interest entitlement described above for each Class of Certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by the Mortgage Loans. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to

      o any net prepayment interest shortfalls for that Distribution Date, and

      o the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Subordinated Certificates for those types of losses.

      Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all interest-bearing Classes of the Senior Certificates and the Subordinated Certificates on such Distribution Date, based on the amount of interest each such Class of Certificates would otherwise be entitled to receive on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers' Civil Relief Act. See "Legal Aspects of the Mortgage Loans--Servicemembers' Civil Relief Act" in the accompanying prospectus. With respect to any Distribution Date, a net prepayment interest shortfall is the amount by which the aggregate of prepayment interest shortfalls experienced by the Mortgage Loans during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date exceeds the aggregate amount payable on the Distribution Date by the Servicers and the Master Servicer as described under "Servicing of the Mortgage Loans--Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement. A prepayment interest shortfall is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related mortgage rate on the Stated Principal Balance of the Mortgage Loan. Each Class' pro rata share of the Net Interest Shortfalls on the Mortgage Loans will be based on the amount of interest the Class otherwise would have been entitled to receive on such Distribution Date.

      If on a particular Distribution Date, Available Funds in the Distribution Account applied in the order described above under "--Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the Certificates, interest will be distributed on each Class of Certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each Class of Certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Principal

      Principal Amount. On each Distribution Date, from remaining Available Funds after distributions in respect of interest, the Principal Amount will be distributed as principal with respect to the Senior Certificates in an amount up to the Senior Principal Distribution Amount and as principal of the Subordinated Certificates, in an amount up to the Subordinated Principal Distribution Amount.

      The "Principal Amount" for any Distribution Date will equal the sum of:

      1. all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) on the related Due Date,

      2. the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller pursuant to the Pooling and Servicing Agreement or the related Originator pursuant to the related underlying mortgage loan purchase agreement as of the Distribution Date,

      3. the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received with respect to the Distribution Date,

      4. any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

      5. with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

      6. all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period, and

      7. any Subsequent Recoveries on the Mortgage Loans received during the calendar month preceding the month of the Distribution Date.

      Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal sequentially to the Class A-R and [Class A] Certificates, in that order, until their respective Class Principal Balances have been reduced to zero.

      In addition, on each Distribution Date, the Class P Distribution Amount shall be distributed to the [Class P] Certificates.

Glossary

      The capitalized terms used herein shall have the following meanings:

      "Class P Distribution Amount" for each Distribution Date and the [Class P] Certificates is an amount equal to the total of all prepayment penalties received on the Mortgage Loans since the Due Date related to the prior Distribution Date. The [Class P] Distribution Amount is not part of the Available Distribution Amount and is therefore not available for distributions to the Classes of Offered Certificates.

      "Due Date" means, with respect to a Mortgage Loan, the day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

      "Prepayment Period" means (i) for any Mortgage Loan and any Distribution Date, the calendar month preceding that Distribution Date.

      The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of

      o     the Senior Percentage of all amounts described in clauses 1. through
            4. of the definition of Principal Amount for that Distribution Date,

      o for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

                  o the Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

                  o either (i) the Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or (ii) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

      o the sum of the Senior Prepayment Percentage of amounts described in clauses 6. and 7. of the definition of Principal Amount for that Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the principal portion of the Bankruptcy Loss.

      "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) prepayments of principal and liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period. The "Pool Principal Balance" equals the aggregate of the Stated Principal Balances of the Mortgage Loans.

      The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Balances of each Class of Senior Certificates (other than the Notional Amount Certificates) immediately before that Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments in the Prepayment Period related to such prior Due Date).

      The "Subordinated Percentage" for the Subordinated Certificates for each Distribution Date will be calculated as the difference between 100% and the Senior Percentage on such Distribution Date.

      The "Senior Prepayment Percentage" for any Distribution Date occurring during the [seven] years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior Certificates (other than the Notional Amount Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the Mortgage Loans evidenced by the Subordinated Certificates. Increasing the respective interest of the Subordinated Certificates relative to the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

      The Senior Prepayment Percentage for any Distribution Date occurring on or after the [seventh] anniversary of the first Distribution Date will be as follows: for any Distribution Date in the [first] year thereafter, the related Senior Percentage plus [70]% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the [second] year thereafter, the related Senior Percentage plus [60]% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the [third] year thereafter, the related Senior Percentage plus [40]% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the [fourth] year thereafter, the related Senior Percentage plus [20]% of the related Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the Senior Percentage as of the Closing Date, in which case the Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

      Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

      o the outstanding principal balance of all Mortgage Loans delinquent [60] days or more (including Mortgage Loans in foreclosure, real estate owned by the Trust Fund and Mortgage Loans in which the mortgagors are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the Senior Termination Date, the Subordinated Percentage of the aggregate Stated Principal Balance of the Mortgage Loans, or (b) if such date is after the Senior Termination Date, the aggregate Class Principal Balance of the Subordinated Certificates, does not equal or exceed [50]%, and

      o cumulative Realized Losses on all of the Mortgage Loans do not exceed

                  o commencing with the Distribution Date on the [seventh] anniversary of the first Distribution Date, [30]% of the aggregate Class Principal Balance of the Subordinated Certificates as of the Closing Date (with respect to the Subordinated Certificates, the "original subordinate principal balance"),

                  o commencing with the Distribution Date on the [eighth] anniversary of the first Distribution Date, [35]% of the original subordinate principal balance,

                  o commencing with the Distribution Date on the [ninth] anniversary of the first Distribution Date, [40]% of the original subordinate principal balance,

                  o commencing with the Distribution Date on the [tenth] anniversary of the first Distribution Date, [45]% of the original subordinate principal balance, and

                  o commencing with the Distribution Date on the [eleventh] anniversary of the first Distribution Date, [50]% of the original subordinate principal balance.

      Notwithstanding the preceding paragraph, if (x) on or before the Distribution Date in _____ 20__, the Subordinated Percentage is at least [200]% of the Subordinated Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Mortgage Loans do not exceed [20]% of the original subordinate principal balance, the Senior Prepayment Percentage will equal the Senior Percentage for that Distribution Date plus [50]% of the amount equal to [100]% minus the Senior Percentage and
(y) after the Distribution Date in _____ 20__, the Subordinated Percentage is at least [200]% of the Subordinated Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Mortgage Loans do not exceed [30]% of the related original subordinate principal balance (the "Two Times Test"), the Senior Prepayment Percentage will equal the Senior Percentage.

      If on any Distribution Date the allocation to the Class or Classes of Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Principal Balance of the Class or Classes below zero, the distribution to the Class or Classes of Certificates of the Senior Percentage and/or Senior Prepayment Percentage, as applicable, of the principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Balance(s) to zero.

      The "Subordinated Prepayment Percentage" for any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage.

      The "Senior Termination Date" is the date on which the aggregate Class Principal Balance of the Senior Certificates is reduced to zero.

      Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds available therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the Subordinated Certificates. Except as provided below, each Class of Subordinated Certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Principal Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the Subordinated Certificates will be made sequentially to the Classes of Subordinated Certificates in the order of their numerical Class designations, beginning with the [Class B-1] Certificates, until their respective Class Principal Balances are reduced to zero.

      With respect to each Class of Subordinated Certificates (other than the Class of Subordinated Certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such Class and all Classes of Subordinated Certificates which have higher numerical Class designations than such Class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for such Class on the date of issuance of the Certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those Classes of Subordinated Certificates (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining Classes of Subordinated Certificates, pro rata, based upon their respective Class Principal Balances, and distributed in the sequential order described above.

      The "Class Subordination Percentage" with respect to any Distribution Date and each Class of Subordinated Certificates, will equal the fraction, expressed as a percentage, the numerator of which is the Class Principal Balance of the Class of Subordinated Certificates immediately before the Distribution Date, and the denominator of which is the aggregate of the Class Principal Balances of all Classes of Certificates immediately before the Distribution Date.

      The approximate Original Applicable Credit Support Percentages for the Subordinated Certificates on the date of issuance of the certificates are expected to be as follows:

                                                          Original Applicable
The Subordinated Certificates                          Credit Support Percentage
-----------------------------                          -------------------------
[Class B-1]........................................................%
[Class B-2]........................................................%
[Class B-3]........................................................%
[Class B-4]........................................................%
[Class B-5]........................................................%
[Class B-6]........................................................%

      The "Subordinated Principal Distribution Amount" for any Distribution Date will equal the sum of

      o the Subordinated Percentage of all amounts described in clauses 1. through 4. of the definition of Principal Amount and that Distribution Date,

      o for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the Stated Principal Balance of the Liquidated Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

      o the related Subordinated Prepayment Percentage of the sum of the amounts described in clauses 6. and 7. of the definition of Principal Amount and that Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the Subordinated Principal Distribution Amount will be reduced on the related Distribution Date by the Subordinated Percentage of the principal portion of the Bankruptcy Loss.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the Trust Fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the Pooling and Servicing Agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

      The "Senior Credit Support Depletion Date" is the date on which the aggregate Class Principal Balance of the Subordinated Certificates has been reduced to zero.

      On each Distribution Date, the amount of any Realized Loss, other than any Excess Loss, will be allocated first to the Subordinated Certificates, in the reverse order of their numerical Class designations (beginning with the Class of Subordinated Certificates then outstanding with the highest numerical Class designation), in each case until the Class Principal Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates (other than the Notional Amount Certificates), pro rata, based upon their respective Class Principal Balances.

      On each Distribution Date, Excess Losses on the Mortgage Loans will be allocated pro rata among the Senior Certificates (other than any related Notional Amount Certificates) and the Subordinated Certificates pro rata based on their Class Principal Balances immediately prior to that Distribution Date.

      Because principal distributions are paid to some Classes of Certificates (other than the Notional Amount Certificates) before other Classes of Certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of Classes that are entitled to receive principal earlier.

      [The Pooling and Servicing Agreement does not permit the allocation of Realized Losses to the Class P Certificates.]

      In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt

Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Enhancement--Subordination" in this prospectus supplement and "Description of Credit Support--Subordinate Certificates" in the accompanying prospectus.

      A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the related Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the accompanying prospectus under "Description of the Agreements--Hazard Insurance Policies." See "Credit Enhancement--Subordination" in this prospectus supplement and "Description of Credit Support--Subordinate Certificates" in the accompanying prospectus.

Subsequent Recoveries

      The Pooling and Servicing Agreement will provide that Class Principal Balances that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. If a final liquidation of a Mortgage Loan resulted in a Realized Loss and thereafter the related Servicer receives a recovery specifically related to that Mortgage Loan, such recovery (net of any reimbursable expenses) shall be distributed to the Certificateholders in the same manner as prepayments received in the related Prepayment Period, to the extent that the related Realized Loss was allocated to any Class of Certificates. In addition, the Class Principal Balance of each Class of Certificates to which Realized Losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such Subsequent Recoveries are distributed as principal to any Class of Certificates. However, the Class Principal Balance of each such Class of Certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the Class Principal Balance of each such Class of Certificates. Holders of certificates whose Class Principal Balance is increased in this manner will not be entitled to interest on the increased balance for any Interest Accrual Period preceding the Distribution Date on which the increase occurs. The foregoing provisions will apply even if the Class Principal Balance of a Class of Certificates was previously reduced to zero. Accordingly, each Class of Certificates will be considered to remain outstanding until the termination of the related trust.

      "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, received by the related Servicer and remitted by it to the Securities Administrator, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

      An increase in a Certificate Balance caused by a Subsequent Recovery should be treated by the Certificateholder as ordinary (or capital) income to the extent that the Certificateholder claimed an ordinary (or capital) deduction for any decrease in the Certificate Balance caused by Realized Losses. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their certificates as a result of Subsequent Recoveries.

Reports to Certificateholders

      [On each Distribution Date, the Securities Administrator will make available to the Trustee, the Depositor, each Certificateholder and the Rating Agencies a statement (based on information received from the Master Servicer and each Servicer) generally setting forth, among other things:

      o the amount of the distributions, separately identified, with respect to each Class of Certificates;

      o the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments, liquidation proceeds or other unscheduled recoveries of principal included in that amount;

      o the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

      o the amount of any unpaid Interest Shortfall, both distributed and remaining unpaid with respect to each Class of Certificates;

      o the Class Principal Balance or Notional Amount, as applicable, of each Class of Certificates after giving effect to the distribution of principal on that Distribution Date;

      o if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest;

      o the aggregate Stated Principal Balance of the Mortgage Loans at the end of the related Prepayment Period, and the Weighted Average Net Mortgage Rate and weighted average remaining term to maturity of the Mortgage Pool at the beginning of the related Due Period;

      o the Senior Percentage and the Subordinated Percentage for the following Distribution Date;

      o the Senior Prepayment Percentage and Subordinate Prepayment Percentage for the following Distribution Date;

      o the amount of the Servicing Fee paid to or retained by the Master Servicer and by each Servicer;

      o     the amount of Monthly Advances for the related Due Period;

      o for each of the preceding 12 calendar months, or all calendar months since the related cut-off date, whichever is less, the aggregate dollar amount of the scheduled payments (A) due on all outstanding mortgage loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

      o the number and aggregate principal balance of the Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

      o the total number, principal balance and market value (if available) of any REO properties as of the close of business on the last day of the preceding Due Period;

      o the amount of Realized Losses incurred during the preceding calendar month;

      o     the cumulative amount of Realized Losses incurred since the Closing
            Date;

      o the Class Principal Balance or Notional Amount, as applicable, of each Class of Certificates after giving effect to the distribution of principal on the Distribution Date;

      o the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date;

      o the Pass-Through Rate for each Class of Certificates for that Distribution Date;

      o the total amount of prepayment penalties received with respect to such Distribution Date;

      o     the Record Date for such distribution date;

      o material breaches of mortgage loan representations of warranties of which the trustee or the applicable servicer has knowledge or has received written notice; and

      o material breaches of any covenants under the pooling and servicing agreement of which the trustee or the applicable servicers have received written notice.]

      [The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator's website. The Securities Administrator's website will be located at [ ], and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at [ ]. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.]

      In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to the Depositor and each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

Last Scheduled Distribution Date

      The "Last Scheduled Distribution Date" for the Certificates is the Distribution Date in _____ 20__, which is the Distribution Date in the month following the scheduled maturity date for the latest maturing Mortgage Loan in the Mortgage Pool. The actual final Distribution Date of any Class of Certificates may be earlier or later, and could be substantially earlier, than such class' Last Scheduled Distribution Date.

Structuring Assumptions

      [Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which combined are the "structuring assumptions":

o The Mortgage Pool consists of [ ] Mortgage Loans with the following characteristics:


--------------------------------------------------------------------------------------------------------------------------
                                                                                        Initial
                                             Current       Original      Remaining     Periodic     Subsequent
                             Current           Net         Term to        Term to        Rate        Periodic       Gross
            Principal        Mortgage       Mortgage       Maturity      Maturity        Cap           Rate         Margin
Index       Balance($)       Rate (%)       Rate (%)       (Months)      (Months)        (%)         Cap (%)         (%)
-----       ----------       --------       --------       --------      ---------     --------     ----------      ------











---------------------------------------------------------------------------------------
                                                                              Remaining
                                                                              Interest
               Maximum         Minimum         Months to         Reset          Only
               Mortgage        Mortgage        Next Rate       Frequency       Period
Index          Rate (%)        Rate (%)        Adjustment      (Months)       (Months)
-----          --------        --------        ----------      ---------      ---------















--------------------------------------------------------------------------------------------------------------------------
                                                                                        Initial
                                             Current       Original      Remaining     Periodic     Subsequent
                             Current           Net         Term to        Term to        Rate        Periodic       Gross
            Principal        Mortgage       Mortgage       Maturity      Maturity        Cap           Rate         Margin
Index       Balance($)       Rate (%)       Rate (%)       (Months)      (Months)        (%)         Cap (%)         (%)
-----       ----------       --------       --------       --------      ---------     --------     ----------      ------











---------------------------------------------------------------------------------------
                                                                              Remaining
                                                                              Interest
               Maximum         Minimum         Months to         Reset          Only
               Mortgage        Mortgage        Next Rate       Frequency       Period
Index          Rate (%)        Rate (%)        Adjustment      (Months)       (Months)
-----          --------        --------        ----------      ---------      ---------















o the Mortgage Loans prepay at the specified constant percentages of the related Prepayment Assumption,

o no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

o scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed before giving effect to prepayments received on the last day of the prior month,

o the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, mortgage rate and remaining term to maturity so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, in some cases following an interest only period, as indicated in the table above,

o prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

o the initial Class Principal Balance or initial Notional Amount, as applicable, of each Class of Certificates is as set forth on page [iii] hereof,

o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date,

o distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Closing Date,

o     the Closing Date of the sale of the Certificates is _____ __, 200_,

o neither the Seller nor any Originator is required to repurchase or substitute for any Mortgage Loan,

o the levels of the One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR, and One-Year CMT Indices remain constant at [ ]%, [ ]%, [ ]% and [ ]%, respectively,

o except as indicated with respect to the weighted average lives to optional termination, the Master Servicer does not exercise the option to repurchase the Mortgage Loans described under "--Optional Termination of the Trust Fund,"

o     no Class of Certificates becomes a Restricted Class,

o the Mortgage Rate on each Adjustable-Rate Mortgage Loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Mortgage Index (as described above), plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic Rate Caps (as applicable),

o scheduled monthly payments on each Mortgage Loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above, and

o the initial Class Principal Balance of the [Class P] Certificates is $[0].]

      Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement with respect to the Mortgage Loans assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. No Prepayment Assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant prepayment rate.

      While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to the Trustee and characteristics of the mortgage loans used in preparing the tables.

Optional Termination of the Trust Fund

      On any Distribution Date on or after the first Distribution Date on which the aggregate outstanding Stated Principal Balance of the Mortgage Loans and any related REO Property owned by the Trust as of the related Due Date is equal to or less than [1]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the [Master Servicer] will have the option to purchase the Mortgage Loans and any related REO Properties and apply the proceeds to redeem the Certificates at a price equal to 100% of the then aggregate outstanding Class Principal Balance of the Certificates, plus accrued interest thereon (up to a maximum rate of Net WAC) through the end of the related Interest Accrual Period immediately preceding the related Distribution Date.

      In the event that the [Master Servicer] chooses to exercise the optional redemption right described above, the Certificates will be retired and the Trust Fund will terminate.

The Trustee and the Securities Administrator

      [Insert name of Trustee] will be the Trustee under the Pooling and Servicing Agreement. The Depositor, the Seller and the Master Servicer may maintain other banking relationships in the ordinary course of business with [Trustee]. Correspondence may be directed to the Trustee at its corporate trust office located at [Insert Address].

      [Master Servicer], for so long as it is Master Servicer, will, in its role as Securities Administrator, perform certain administrative duties with respect to the Certificates, on behalf of the Trustee including acting as authentication agent, calculation agent, paying agent, and the party responsible for preparing distribution statements and tax information for Certificateholders and preparing tax and SEC filings for the Trust Fund. Offered Certificates may be surrendered at the Corporate Trust Office of the Securities Administrator or at any other address the Securities Administrator designates from time to time. The Securities Administrator's "Corporate Trust Office" for purposes of transfer, presentment and surrender of the Certificates for final payment thereon is [Insert Address.] The Securities Administrator will be entitled to reimbursement from the Trust Fund for certain expenses and other amounts prior to payment of any amounts to Certificateholders.

Voting Rights

      Voting rights will be allocated among the classes of Certificates in proportion to their respective Class Principal Balances or Notional Amounts, as applicable, and among Certificates of such class in proportion to their Percentage Interests. The Pooling and Servicing Agreement does not allocate any voting rights to the [Class P] Certificates.

      The "Percentage Interest" of a Certificate will be a fraction, expressed as a percentage, the numerator of which is that Certificate's Certificate Principal Balance or Notional Amount, and the denominator of which is the applicable Class Principal Balance or Notional Amount.

                 YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

General

      The effective yield to the holders of each interest-bearing Class of Certificates, other than the LIBOR Certificates, will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because monthly distributions will not be payable to the holders until the [25]th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings on them for the delay).

      Delinquencies on the Mortgage Loans that are not advanced by the related Servicer or by the Master Servicer (because amounts, if advanced, would be nonrecoverable) will adversely affect the yield on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinated Certificates, in the reverse order of their numerical Class designations, and then by the Senior Certificates pro rata. If, as a result of the shortfalls, the aggregate of the Class Principal Balances of all Classes of Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the related Due Date, the Class Principal Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of the excess. In addition, following the Senior Credit Support Depletion Date, if an Excess Loss occurs with respect to a Mortgage Loan, that Excess Loss will be allocated, pro rata, among the Classes of Senior Certificates (other than the Notional Amount Certificates) based on their respective Class Principal Balances immediately prior to such Distribution Date.

      Net Interest Shortfalls will adversely affect the yields on the Classes of Offered Certificates. In addition, although all losses on the Mortgage Loans initially will be borne by the Subordinated Certificates, in the reverse order of their numerical Class designations, Excess Losses will be borne by all Classes of Certificates (other than the Notional Amount Certificates) on a pro rata basis. As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses on the Mortgage Loans. Excess Losses could occur at a time when one or more Classes of Subordinated Certificates are still outstanding and otherwise available to absorb other types of Realized Losses on the Mortgage Loans.

Prepayment Considerations and Risks

      The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose, prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller or the related Originator. Except for certain of the Mortgage Loans, each of which has a prepayment penalty if the related mortgagor prepays such Mortgage Loan during a period of up to five years after origination, the Mortgage Loans may be prepaid by the mortgagors at any time without a prepayment penalty. Because certain of the Mortgage Loans may contain prepayment penalties, the rate of principal prepayments may be less than the rate of principal prepayments for Mortgage Loans that did not have prepayment penalties. The holders of the [Class P] Certificates will be entitled to all prepayment penalties received on the Mortgage Loans. Those amounts will not be available for distribution on the other Classes of Certificates. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. See "Description of the Mortgage Loans" in this prospectus supplement. [In addition, certain of the Mortgage Loans do not provide for any payments of principal for an extended period following their origination. These Mortgage Loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest-only periods, the Interest Only Loans may be less likely to prepay as the interest-only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an Interest Only Loan approaches the end of its interest-only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on that Interest Only Loan as the related borrowers seek to avoid increases in their respective monthly mortgage payment. In addition, the Adjustable-Rate Mortgage Loans have Mortgage Rates which will not adjust for a period of up to ten years after origination.]

      Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of those Mortgage Loans. This includes any optional repurchase of the remaining Mortgage Loans in connection with the termination of the Trust Fund, in each case as described in this prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount (other than the Notional Amount Certificates), a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Notional Amount Certificate or any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield. Investors in the Notional Amount Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of the investors to recover their initial investments.

      [Certain of the Adjustable-Rate Mortgage Loans will be hybrid adjustable rate mortgage loans subject to initial fixed rate periods of between 2 and 10 years. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the hybrid adjustable-rate mortgage loans and the Interest Only Loans may differ as they approach their respective first Adjustment Dates. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.]

      The Mortgage Rate applicable to all of the Adjustable-Rate Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced as of a date generally 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the pass-through rate on the related certificates. See "Description of the Mortgage Loans" in this prospectus supplement.

      The rate of prepayment on the Mortgage Loans will affect the pass-through rates on the Offered Certificates. Prepayments of Mortgage Loans with Mortgage Rates in excess of the then-current Weighted Average Mortgage Rate may reduce the pass-through rates on the Offered Certificates. Mortgage Loans with higher Mortgage Rates may prepay at faster rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the Subordinated Certificates.

      As described in this prospectus supplement under "Description of the Certificates--Principal," the Senior Prepayment Percentage of all principal prepayments on the Mortgage Loans will be initially distributed to the Classes of Senior Certificates then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of the principal prepayments being distributed to holders of the Classes of Senior Certificates and none (or less than their pro rata share) of the principal prepayments being distributed to holders of the Subordinated Certificates during the periods of time described in the definition of the Senior Prepayment Percentage.

      The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Sensitivity of the [Class X] Certificates

      The yield to maturity of the [Class X] Certificates will be sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) on the Mortgage Loans, which may fluctuate significantly from time to time. An investor should fully consider the associated risks, including the risk that a relatively fast rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Mortgage Loans will have a material negative effect on the yield to investors in the [Class X] Certificates and could result in the failure of investors in the [Class X] Certificates to recoup their initial investment.

      The following table (the "Yield Table") was prepared on the basis of the Structuring Assumptions (except for the pricing assumptions that are listed below) and demonstrate the sensitivity of the pre-tax yields on the Class X Certificates to various constant rates of prepayment by projecting the aggregate payments of interest on such Certificates and the corresponding pre-tax yields on a corporate bond equivalent ("CBE") basis, assuming distributions on the Mortgage Loans are made as set forth in the Pooling and Servicing Agreement.

            Sensitivity of the Class X Certificates to Prepayments
                           (Pre-Tax Yield to Maturity)

                                                                    Percentage of Prepayment Scenario
                                        ----------------------------------------------------------------------------------------
Assumed Purchase Price*                      I                  II                 III                 IV                  V
-----------------------                 -----------         ----------         ----------           ---------           --------
%...............................             %                   %                  %                   %                   %
%...............................             %                   %                  %                   %                   %
%...............................             %                   %                  %                   %                   %
%...............................             %                   %                  %                   %                   %
%...............................             %                   %                  %                   %                   %
%...............................             %                   %                  %                   %                   %
%...............................             %                   %                  %                   %                   %

-------------
* The price does not include accrued interest. Accrued interest has been added to the price in calculating the yield set forth in the table above.

      Based upon the above assumptions, at approximately [ ]% CPR (at an assumed purchase price of [ ]% of the related Notional Amount, excluding accrued interest, but adding accrued interest to the price for purposes of calculating yield), the pre-tax yield to maturity of the [Class X] Certificates will be approximately 0%. If the rate of prepayments on the Mortgage Loans were to exceed the applicable levels for as little as one month, while equaling such level for all other months, the [Class X] Certificates would not fully recoup their initial investment. In addition, you should note that the [0]% yield to maturity for the [Class X] Certificates described in the first sentence of this paragraph was computed on the assumption that each Mortgage Loan prepays on the basis of CPR while each yield set forth in the Yield Table was computed on the basis of the related Prepayment Scenario. Consequently, the respective yields may not be directly comparable.

      The pre-tax yields set forth in the Yield Table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the [Class X] Certificates, would cause the discounted present value of such assumed stream of cash flows to the Closing Date to equal the assumed purchase prices (plus accrued interest), and converting such monthly rates to CBE rates. Such calculation does not take into account the interest rates at which funds received by Certificateholders as distributions on the [Class X] Certificates may be reinvested and consequently does not purport to reflect the return on any investment in such classes of certificates when such reinvestment rates are considered.

      It is highly unlikely that the Mortgage Loans will prepay at the same rate until maturity or that all of the Mortgage Loans will prepay at the same rate or time or that prepayments will be spread evenly among Mortgage Loans with differing gross margins. As a result of these factors, the pre-tax yields on the [Class X] Certificates are likely to differ from those shown in the Yield Table, even if all of the Mortgage Loans prepay, on average, at the indicated percentages of the related Prepayment Scenario. No representation is made as to the actual rate of principal payments on the Mortgage Loans (or the Mortgage Rates thereon) for any period or over the lives of the [Class X] Certificates or as to the yields on such Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the [Class X] Certificates.

Additional Information

      The Depositor intends to file additional yield tables and other computational materials with respect to one or more classes of Offered Certificates with the Securities and Exchange Commission in a report on Form 8-K. The tables and materials were prepared by the underwriter at the request of prospective investors, based on assumptions provided by, and satisfying their special requirements. The tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, the tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives of the Offered Certificates

      The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Principal Balance or Notional Amount, as applicable, of the Certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Principal Balance or Notional Amount, as applicable, of the certificate referred to in clause (a).

      For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "Prepayment Considerations and Risks" in this prospectus supplement and "Yield Considerations" in the prospectus.

      In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments, the priority sequence of distributions of principal of the related Classes of Certificates and the distribution of the amount available for distribution of principal to the related Classes of Senior Certificates in accordance with the rules governing the priorities of payment among the Classes of Senior Certificates set forth in this prospectus supplement. See "Description of the Certificates--Principal" in this prospectus supplement.

      The interaction of the foregoing factors may have different effects on various Classes of Offered Certificates and the effects on any Class may vary at different times during the life of the Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Principal Balances or Notional Amounts, variability in the weighted average lives of the Classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes of Offered Certificates may be affected at various constant percentages of the related prepayment assumption, see the Decrement Tables under the next heading.

Decrement Tables

      The following tables indicate the percentages of the initial Class Principal Balances of the Classes of Offered Certificates that would be outstanding after each of the dates shown at various constant percentages of the related prepayment assumption and the corresponding weighted average lives of the Classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans will prepay at the constant percentages of the related prepayment assumption specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of the related prepayment assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the structuring assumptions.

            Percent of Initial Class Principal Balances Outstanding**

                                                                        Class A
                                                 -----------------------------------------------------
                                                                  Prepayment Scenario
                                                 -----------------------------------------------------
Distribution Date                                   I           II         III        IV          V
-----------------                                -------      ------     ------     ------     -------
Initial...................................         100          100        100        100        100



                                                                     Class A-R
                                                 --------------------------------------------------
                                                                Prepayment Scenario
                                                 --------------------------------------------------
Distribution Date                                   I         II         III        IV         V
-----------------                                ------     ------     -------    -----      ------
Initial...................................         100        100        100       100        100



Weighted Average Life to Maturity
   (in years)***..........................
Weighted Average Life to Optional Termination
   (in years)****.........................



                                                          Class B-1, Class B-2 and Class B-3
                                                  ---------------------------------------------------
                                                                  Prepayment Scenario
                                                  ---------------------------------------------------
Distribution Date                                   I           II         III        IV          V
-----------------                                 ------      ------     ------     ------     ------
Initial...................................         100          100        100        100        100




Weighted Average Life to Maturity
   (in years)***..........................
Weighted Average Life to Optional Termination
   (in years)****.........................

-------------
*     Indicates greater than zero but less than [0.50]%
**    Rounded to the nearest whole percentage.
*** Determined as specified under "Weighted Average Lives of the Offered Certificates" herein.
**** Determined as above except that the optional termination is exercised on the first possible Distribution Date.

The Subordinated Certificates

      The weighted average life of, and the yield to maturity on, each Class of Subordinated Certificates, in increasing order of their numerical Class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. In particular, the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans as described under "Description of the Mortgage Loans" in this prospectus supplement. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinated Certificate, the actual yield to maturity of the Certificate may be lower than the yield expected by the holder based on the holder's assumptions. The timing of losses on the related Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such Mortgage Loans are consistent with an investor's expectations. In general, the earlier a loss on a Mortgage Loan occurs, the greater the effect on the yield to maturity of a Class of Certificates related to that Mortgage Loan. Realized Losses on the Mortgage Loans will reduce the Class Principal Balance of the Class of Subordinated Certificates to the extent of any losses allocated to it (as described under "Description of the Certificates--Allocation of Losses" in this prospectus supplement), without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions from the Mortgage Loans on the Subordinated Certificates will result in a reduction in the Class Principal Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation if and to the extent that the aggregate of the Class Principal Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on the Mortgage Loans on a Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date. As a result of the reductions, less interest will accrue on the Class of Subordinated Certificates than otherwise would be the case. The yield to maturity of the Subordinated Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds. See "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

      If on any Distribution Date, the Applicable Credit Support Percentage for any Class of Subordinated Certificates then outstanding with the highest priority of distribution, is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full on the Mortgage Loans available for distribution on the Subordinated Certificates will be allocated solely to that Class of Subordinated Certificates, thereby accelerating their amortization relative to that of the Restricted Classes and reducing the weighted average lives of the related Classes of Subordinated Certificates receiving the distributions. Accelerating the amortization of the Classes of Subordinated Certificates with lower numerical Class designations relative to the other Classes of Subordinated Certificates is intended to preserve the availability of the subordination provided by the other Classes.

                               CREDIT ENHANCEMENT

Subordination

      The rights of the holders of the Subordinated Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Senior Certificates and the rights of the holders of each Class of Subordinated Certificates (other than the [Class B-1] Certificates) to receive the distributions will be further subordinated to the rights of the Class or Classes of Subordinated Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinated Certificates to the Senior Certificates and the subordination of the Classes of Subordinated Certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the senior Certificateholders and the holders of Subordinated Certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the Subordinated Certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs. Realized Losses, other than

Excess Losses, on the Mortgage Loans will be allocated to the Class of Subordinated Certificates then outstanding with the highest numerical class designation.

Excess Losses

      The Subordinated Certificates will provide limited protection to the related Classes of Certificates of higher relative priority against

            o Special Hazard Losses in an initial amount expected to be up to approximately $[ ] (the "Special Hazard Loss Coverage Amount"),

            o Bankruptcy Losses in an initial amount expected to be up to approximately $[ ] (the "Bankruptcy Loss Coverage Amount") and

            o Fraud Losses in an initial amount expected to be up to approximately $[ ] (the "Fraud Loss Coverage Amount").

      The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

            o that Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the Closing Date, or

            o     the greatest of

                  o 1% of the aggregate of the principal balances of the Mortgage Loans,

                  o twice the principal balance of the largest Mortgage Loan or

                  o the aggregate Stated Principal Balance of the Mortgage Loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

      The Fraud Loss Coverage Amount for the Mortgage Loans will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, the Fraud Loss Coverage Amount for the Mortgage Loans will be reduced on the [fifth] anniversary of the cut-off date, to zero and on the [first, second, third and fourth] anniversaries of the cut-off date, to an amount equal to the lesser of (x) [2]%, in the case of the [first] anniversary, and [1]%, in the case of the [second, third and fourth] anniversaries, of the then current aggregate Stated Principal Balance of the Mortgage Loans and (y) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the Certificates since the preceding anniversary.

      The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

      The amount of coverage provided by the Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

      A "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the related Mortgaged Property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the related Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the related Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

                                 USE OF PROCEEDS

      The net proceeds from the sale of the Offered Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Seller. See "Use of Proceeds" in the accompanying prospectus and "Method of Distribution" in this prospectus supplement.

      [To the extent material, disclosure will be added regarding any financing that the Depositor or an affiliate of the Depositor has provided to Originators in relation to the mortgage loans].

                                LEGAL PROCEEDINGS

      [To the extent material, disclosure will be added regarding any legal proceedings affecting any significant obligors].

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      [For federal income tax purposes, the trust fund will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the "Master REMIC," and each REMIC below the Master REMIC (if any) will be referred to as an "underlying REMIC." Each underlying REMIC (if any) will issue multiple classes of uncertificated, regular interests (the "underlying REMIC Regular Interests") that will be held by another REMIC above it in the tiered structure. The assets of the lowest underlying REMIC (or the Master REMIC if there is no underlying REMIC) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The Master REMIC will issue the senior certificates and the subordinated certificates (together, excluding the Class A-R Certificate, the "Regular Certificates"). The Regular Certificates will be designated as the regular interests in the Master REMIC. The Class A-R Certificates (also, the "Residual Certificates") will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the Master REMIC. Aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC (if any) will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC.

      All classes of the Regular Certificates will be treated as debt instruments issued by the Master REMIC for all federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

      The Class PO Certificates will be treated for federal income tax purposes as having been issued with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and their issue price. Certain other classes of Regular Certificates may also be treated as having been issued with OID. For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the mortgage loans at a rate equal to 300% of the Prepayment Assumption. No representation is made that the mortgage loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" and "Material Federal Income Tax Consequences" in the prospectus. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

      If the holders of any Regular Certificates are treated as acquiring their certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences -- REMIC Certificates --
a. Regular Certificates" in the prospectus.

      As described more fully under "Material Federal Income Tax Consequences" in the prospectus, the offered certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code of 1986, as amended (the "Code") and qualifying assets under Section 7701(a)(19)(C) of the Code in the same (or greater) proportion that the assets of the trust fund will be so treated, and income on the offered certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) of the Code in the same (or greater) proportion that the income on the assets of the trust fund will be so treated. The Regular Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

      The holders of the Residual Certificates must include the taxable income of each underlying REMIC and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which, with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S. federal income tax.

      In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

      The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

      Purchasers of a Residual Certificate (that is, one of the Class A-R Certificates) are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC Certificates -- b. Residual Certificates" in the prospectus. In particular, prospective holders of Residual Certificates should consult their tax advisors regarding whether a Residual Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest or as both. Among other things, holders of Noneconomic Residual Certificates should be aware of REMIC regulations that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax Consequences -- Tax-Related Restrictions on Transfers of Residual Certificates -- Noneconomic Residual Certificates", "Material Federal Income Tax Consequences -- b. Residual Certificates -- Mark to Market Rules", "-- Excess Inclusions" and "Material Federal Income Tax Consequences -- Tax Related Restrictions on Transfers of Residual Certificates -- Foreign Investors" in the prospectus.

      Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences -- Prohibited Transactions and Other Taxes" and "-- REMIC Certificates -- a. Regular Certificates -- Treatment of Realized Losses" in the prospectus.

      As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"), limitations imposed by Section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Act") the backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning after December 31, 2010. See "Material Federal Income Tax Consequences" in the prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.]

Other Taxes

      No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law. All investors should consult their own advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

                                  ERISA MATTERS

      [The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on certain employee benefit plans--and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested (together, "Plans"), and on persons who are fiduciaries with respect to these Plans.

      ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such certificates. See "ERISA Considerations" in the accompanying prospectus.

      Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans.

      The U.S. Department of Labor has granted to the Underwriter an administrative exemption (the "Exemption"), which exempts from the application of the prohibited transaction rules transactions relating to:

o the acquisition, holding and sale by Plans of certain securities issued by a trust with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

o     the servicing, operation and management of such trusts,

provided that the general conditions and certain other requirements set forth in the Exemption are satisfied.

            Among the conditions which must be satisfied for the Exemption to apply:

o The acquisition of the Offered Certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

o The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from a rating agency identified in the exemption, such as S&P, Fitch or Moody's.

o The Trustee is not an affiliate of any other member of the "restricted group" (defined below in the second following paragraph), other than an Underwriter.

o The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for Underwriting the Offered Certificates; the sum of all payments made to and retained by the Seller and the Depositor pursuant to the assignment of the trust assets to the Trust Fund represents not more than the fair market value of such assets; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for the Servicer's services under the related Purchaser and Servicing Agreement and reimbursements of such person's reasonable expenses in connection therewith.

o The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

            The Trust Fund must also meet each of the requirements listed below:

o The Mortgage Pool must consist solely of assets of the type that have been included in other investment pools.

o Certificates representing beneficial ownership in such other investment pools must have been rated in one of the four highest generic rating categories by a rating agency for at least one year prior to the Plan's acquisition of Offered Certificates.

o Certificates evidencing beneficial ownership in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire an interest in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that:

o in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the trust are acquired by persons independent of the restricted group;

o such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust;

o the Plan's investment in Offered Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in securities representing indebtedness of one or more issuers containing assets sold or serviced by the same entity.

This relief does not apply to Plans sponsored by members of the "restricted group" consisting of the Seller, the Depositor, the Master Servicer, any Servicer, the Trustee, each underwriter, any obligor with respect to Mortgage Loans included in the assets of the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust Fund, a provider of credit enhancement to the Trust Fund, a counterparty to an eligible swap agreement held by the Trust Fund or any affiliate of one of these parties.

      It is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (except for the Class A-R Certificate) and that all conditions of the Exemption other than those within the control of the investors will be met.

      The rating of a class of Offered Certificates may change. If a class of Offered Certificates no longer has a rating of at least "BBB-" from at least one rating agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it). However, insurance company general accounts investing assets of Plans may be eligible to purchase such Offered Certificates pursuant to Sections I and III of PTCE 95-60.

      BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATE MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA INCLUDING PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 83-1, THE PURCHASE AND HOLDING OF THE CLASS A-R CERTIFICATE BY A PLAN, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE, MAY RESULT IN PROHIBITED TRANSACTIONS AND THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, THE ACQUISITION AND TRANSFER OF THE CLASS A-R CERTIFICATE WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR UNLESS THE SECURITIES ADMINISTRATOR ON BEHALF OF THE TRUSTEE RECEIVES:

o a representation from the acquiror or transferee of the Class A-R Certificate to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to
      Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer;

o a representation that the transferee is an insurance company which is purchasing the Class A-R Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the Class A-R Certificate are eligible for exemptive relief under Sections I and III of PTCE 95-60; or

o an opinion of counsel satisfactory to the Securities Administrator and the certificate registrar to the effect that the proposed transfer will not
      (i) constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) subject the certificate registrar, the Trustee, the Depositor, the Master Servicer, any Servicer, or the Securities Administrator to any obligation in addition to those undertaken by them in the Pooling and Servicing Agreement.

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, described above, and PTCE 83-1, described in the accompanying prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The sale of Offered Certificates to a Plan is in no respect a representation by the Trust Fund or the Underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.]

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and [Morgan Stanley & Co. Incorporated] (the "Underwriter"), the Depositor has agreed to sell the Offered Certificates to the Underwriter, and the Underwriter has agreed to purchase from the Depositor the Offered Certificates. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

      The Underwriter intends to make a secondary market in the Offered Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment. The Offered Certificates will not be listed on any national securities exchange.

      The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

      The validity of the Certificates will be passed upon for the Depositor by [ ]. Certain tax matters will be passed upon for the Depositor by [ ]. [ ] will act as counsel for the Underwriter.

                          REPORTS TO CERTIFICATEHOLDERS

      The securities administrator or such other party that may be identified in this prospectus supplement will prepare and forward to the certificateholders statements containing information with respect to principal and interest payments and Morgan Stanley Mortgage Loan Trust 200_- [__], the issuing entity, as is described in this prospectus supplement. See "Description of the Certificates--Reports to Certificateholders" in this prospectus supplement. Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of "Morgan Stanley Mortgage Loan Trust 200_- [__]" as an exhibit to the monthly distribution reports on Form 10-D for the certificates for so long as Morgan Stanley Mortgage Loan Trust 200_- [__] is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, each servicer will be required to furnish to the trustee or the depositor, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under "Servicing of the Mortgage Loans--Evidence as to Compliance."

Copies of these statements and reports will be filed with the SEC under the name of the related issuing entity as an exhibit to such issuing entity's annual statement on Form 10-K for the related series of securities.

                                     RATINGS

      It is a condition of the issuance of the Certificates that they receive the respective ratings set forth on page [iii] of this prospectus supplement by [____] and by [___].

      The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt of all payments on the Mortgage Loans by the related Certificateholders under the agreements pursuant to which such certificates are issued. The rating assigned to the Class A-R Certificates only addresses the return of its Class Certificate Balance. The rating assigned to the notional amount certificates does not address whether investors will recoup their initial investment. Such ratings take into consideration the credit quality of the related Mortgage Pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the Mortgage Pool is adequate to make the payments required by such certificates. Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the Mortgage Loans.

      The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

      The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                          INDEX OF CERTAIN DEFINITIONS

10/1 Mortgage Loan ................................................         S-19
10/6 Month Mortgage Loan ..........................................         S-19
2/6 Month Mortgage Loan ...........................................         S-19
3/1 Mortgage Loan .................................................         S-19
3/6 Month Mortgage Loan ...........................................         S-19
5/1 Mortgage Loan .................................................         S-19
5/6 Month Mortgage Loan ...........................................         S-19
7/1 Mortgage Loan .................................................         S-19
7/6 Month Mortgage Loan ...........................................         S-19
Adjustable-Rate Mortgage Loans ....................................         S-17
Adjustment Date ...................................................         S-18
Aggregate Cut-off Date Pool Principal Balance .....................         S-17
Applicable Credit Support Percentage ..............................         S-48
Assignment Agreements .............................................         S-18
Available Funds ...................................................         S-43
Bankruptcy Loss Coverage Amount ...................................         S-64
Bankruptcy Losses .................................................         S-49
book-entry certificates ...........................................         S-40
Business Day ......................................................         S-39
CBE ...............................................................         S-59
Certificateholder .................................................         S-40
Class P Certificates ..............................................         S-37
Class P Distribution Amount .......................................         S-45
Class Principal Balance ...........................................         S-38
Class Subordination Percentage ....................................         S-48
Closing Date ......................................................         S-37
CPR ...............................................................         S-56
Custodial Account .................................................         S-42
Cut-off Date ......................................................         S-17
Debt Service Reduction ............................................         S-65
Defective Mortgage Loan ...........................................         S-24
Deficient Valuation ...............................................         S-65
Deleted Mortgage Loan .............................................         S-25
Depositor .........................................................         S-24
Determination Date ................................................         S-30
Distribution Account ..............................................         S-42
Distribution Date .................................................         S-39
DTC ...............................................................         S-40
Due Date ..........................................................   S-18, S-45
ERISA .............................................................         S-67
Excess Losses .....................................................         S-49
Exemption .........................................................         S-68
Fixed-Rate Mortgage Loans .........................................         S-17
Fraud Loss Coverage Amount ........................................         S-64
Fraud Losses ......................................................         S-50
Gross Margin ......................................................         S-19
Initial Periodic Rate Cap .........................................         S-19
Interest Accrual Period ...........................................         S-44
interest distribution amount ......................................         S-44
Interest Only Loans ...............................................         S-18
Last Scheduled Distribution Date ..................................         S-52
LIBOR Certificates ................................................         S-38
Liquidated Mortgage Loan ..........................................         S-50
Loan-to-Value Ratio ...............................................         S-20
Master Servicer ...................................................   S-18, S-24
Master Servicer Default ...........................................         S-32
Maximum Mortgage Rate .............................................         S-19
Minimum Mortgage Rate .............................................         S-19
Monthly Advance ...................................................         S-30
Mortgage ..........................................................         S-24
Mortgage File .....................................................         S-24
Mortgage Index ....................................................         S-19
Mortgage Loan Purchase Agreement ..................................         S-18
Mortgage Loans ....................................................         S-17
Mortgage Note .....................................................         S-24
Mortgage Pool .....................................................         S-17
Mortgage Rate .....................................................         S-18
Mortgaged Property ................................................         S-17
MSDWCC Serviced Mortgage Loan .....................................         S-29
MSMC ..............................................................   S-17, S-33
MSMC Mortgage Loans ...............................................         S-17
Net Interest Shortfall ............................................         S-44
Net Mortgage Rate .................................................         S-30
net prepayment interest shortfalls ................................         S-30
Net WAC ...........................................................         S-11
Net WAC ...........................................................           iv
Notional Amount Certificates ......................................         S-38
Offered Certificates ..............................................         S-38
One-Month LIBOR Index .............................................         S-18
One-Year CMT Index ................................................         S-19
One-Year LIBOR Index ..............................................         S-19
Option One ........................................................         S-18
Original Applicable Credit Support Percentage .....................         S-48
original subordinate principal balance ............................         S-47
Originator ........................................................         S-17
Percentage Interest ...............................................         S-56
Plans .............................................................         S-67
Pool Principal Balance ............................................         S-46
Pooling and Servicing Agreement ...................................         S-24
Prepayment Period .................................................         S-46
Principal Amount ..................................................         S-45
Privately Offered Certificates ....................................         S-38
PTCE ..............................................................         S-69
Realized Loss .....................................................         S-49
Record Date .......................................................         S-39
Relief Act Reduction ..............................................         S-44
Replacement Mortgage Loan .........................................         S-25
Residual Certificates .............................................         S-38
Restricted Classes ................................................         S-48
restricted group ..................................................         S-68
Securities Administrator ..........................................         S-24
Seller ............................................................         S-24

Senior Certificates ...............................................         S-37
Senior Credit Support Depletion Date ..............................         S-49
Senior Percentage .................................................         S-46
Senior Prepayment Percentage ......................................         S-46
Senior Principal Distribution Amount ..............................         S-46
Senior Termination Date ...........................................         S-48
Servicer Remittance Date ..........................................         S-29
Servicing Fee .....................................................         S-29
Servicing Fee Rate ................................................         S-29
Six-Month LIBOR Index .............................................         S-19
Special Hazard Loss Coverage Amount ...............................         S-64
Special Hazard Losses .............................................         S-50
Special Hazard Mortgage Loan ......................................         S-50
Stated Principal Balance ..........................................         S-46
structuring assumptions ...........................................         S-53
Subordinated Certificates .........................................         S-37
Subordinated Percentage ...........................................         S-46
Subordinated Prepayment Percentage ................................         S-48
Subordinated Principal Distribution Amount ........................         S-49
Subsequent Periodic Rate Cap ......................................         S-19
Subsequent Recoveries .............................................         S-50
Substitution Adjustment Amount ....................................         S-25
Trust Fund ........................................................         S-17
Trustee ...........................................................         S-24
Two Times Test ....................................................         S-47
underlying mortgage loan purchase agreement .......................         S-18
underlying servicing agreement ....................................         S-18
Underwriter .......................................................         S-70
Weighted Average Net Mortgage Rate ................................         S-30
Yield Table .......................................................         S-59

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                [SUBJECT TO COMPLETION, DATED DECEMBER [o], 2005]

PROSPECTUS

                          Morgan Stanley Capital I Inc.
                                    Depositor

                       Mortgage Pass-Through Certificates
                (Issuable in Series by Separate Issuing Entities)

                                   ___________

         Morgan Stanley Capital I Inc. will offer one or more series of certificates, which represent beneficial ownership interests in the related trust. The assets of each trust will primarily be:

      o conventional, fixed or adjustable interest rate mortgage loans secured by first liens or junior liens, or first and junior liens on one- to four-family residential properties, including mortgage participations;

      o  mortgage pass-through certificates and mortgage-backed securities;

      o  direct obligations of the United States or other governmental agencies;
         or

      o  any combination of the above.

      The certificates of any series will not be obligations of Morgan Stanley Capital I Inc. or any of its affiliates, and neither the certificates of any series nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                                   ___________

        Investing in any series of certificates involves risks. See "Risk
               Factors" beginning on page [10] of this prospectus.

                                   ___________

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ___________

                                 MORGAN STANLEY

                 The date of this prospectus is December [?], 2005

             Important Notice about Information Presented in this
            Prospectus and the Accompanying Prospectus Supplement

   The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

   Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail:

      o this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and

      o the accompanying prospectus supplement, which describes the specific terms of your series of certificates. If the terms of a particular series of certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

   You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

   Morgan Stanley Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and Morgan Stanley Capital I Inc.'s telephone number is (212) 761-4000.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY OF PROSPECTUS ...................................................      5
RISK FACTORS ............................................................     10
DESCRIPTION OF THE TRUST FUNDS ..........................................     33
  Assets ................................................................     33
  Mortgage Loans ........................................................     33
  Mortgage-Backed Securities ............................................     35
  Government Securities .................................................     36
  Accounts ..............................................................     37
  Credit Support ........................................................     37
  Cash Flow Agreements ..................................................     37
USE OF PROCEEDS .........................................................     38
YIELD CONSIDERATIONS ....................................................     38
  General ...............................................................     38
  Pass-Through Rate .....................................................     38
  Timing of Payment of Interest .........................................     38
  Payments of Principal; Prepayments ....................................     39
  Prepayments, Maturity and Weighted Average Life .......................     40
  Other Factors Affecting Weighted Average Life .........................     41
THE DEPOSITOR ...........................................................     42
THE SPONSOR .............................................................     43
STATIC POOL INFORMATION .................................................     43
ISSUING ENTITY ..........................................................     43
DESCRIPTION OF THE CERTIFICATES .........................................     43
   General ..............................................................     43
   Categories of Classes of Certificates ................................     44
   Indices Applicable to Floating Rate and Inverse Floating Rate Classes      46
   LIBOR ................................................................     46
   COFI .................................................................     47
   Treasury Index .......................................................     49
   Prime Rate ...........................................................     49
   Distributions ........................................................     49
   Available Distribution Amount ........................................     50
   Distributions of Interest on the Certificates ........................     50
   Distributions of Principal of the Certificates .......................     51
   Components ...........................................................     51
   Distributions on the Certificates of Prepayment Premiums .............     51
   Allocation of Losses and Shortfalls ..................................     51
   Advances in Respect of Delinquencies .................................     52
   Reports to Certificateholders ........................................     52
   Termination ..........................................................     55
   Book-Entry Registration and Definitive Certificates ..................     55
DESCRIPTION OF THE AGREEMENTS ...........................................     59
   Assignment of Assets; Repurchases ....................................     59
   Representations and Warranties; Repurchases ..........................     61
   Certificate Account and Other Collection Accounts ....................     62
   Collection and Other Servicing Procedures ............................     65
   Subservicers .........................................................     66
   Realization Upon Defaulted Mortgage Loans ............................     66
   Hazard Insurance Policies ............................................     68
   Fidelity Bonds and Errors and Omissions Insurance ....................     69
   Due-on-Sale Provisions ...............................................     70
   Retained Interest; Servicing Compensation and Payment of Expenses ....     70
   Evidence as to Compliance ............................................     70
   Matters Regarding a Master Servicer and the Depositor ................     71
   Events of Default ....................................................     72
   Rights Upon Event of Default .........................................     73

   Amendment ............................................................     74
   The Trustee ..........................................................     74
   Duties of the Trustee ................................................     75
   Matters Regarding the Trustee ........................................     75
   Resignation and Removal of the Trustee ...............................     75
DESCRIPTION OF CREDIT SUPPORT ...........................................     76
   General ..............................................................     76
   Subordinate Certificates .............................................     76
   Cross-Support Provisions .............................................     77
   Insurance or Guarantees for the Mortgage Loans .......................     77
   Letter of Credit .....................................................     77
   Insurance Policies and Surety Bonds ..................................     77
   Reserve Funds ........................................................     77
   Credit Support for Mortgage-Backed Securities ........................     78
LEGAL ASPECTS OF MORTGAGE LOANS .........................................     79
   General ..............................................................     79
   Types of Mortgage Instruments ........................................     79
   Interest in Real Property ............................................     80
   Cooperative Loans ....................................................     80
   Foreclosure ..........................................................     81
   Junior Mortgages .....................................................     85
   Anti-Deficiency Legislation and Other Limitations on Lenders .........     85
   Environmental Legislation ............................................     86
   Due-on-Sale Clauses ..................................................     86
   Prepayment Charges ...................................................     87
   Subordinate Financing ................................................     87
   Applicability of Usury Laws ..........................................     87
   Alternative Mortgage Instruments .....................................     88
   Servicemembers' Civil Relief Act .....................................     89
   Forfeiture for Drug, RICO and Money Laundering Violations ............     89
FEDERAL INCOME TAX CONSEQUENCES .........................................     90
   General ..............................................................     90
   Grantor Trust Funds ..................................................     90
   a.  Single Class of Grantor Trust Certificates .......................     90
   b.  Multiple Classes of Grantor Trust Certificates ...................     94
   c.  Sale or Exchange of a Grantor Trust Certificate ..................     97
   d.  Non-U S  Persons .................................................     98
   e.  Information Reporting and Backup Withholding .....................     98
   REMICS ...............................................................     99
   a.  Taxation of Owners of REMIC Regular Certificates .................    100
   b.  Taxation of Owners of REMIC Residual Certificates ................    109
   Prohibited Transactions and Other Taxes ..............................    114
   Liquidation and Termination ..........................................    114
   Administrative Matters ...............................................    115
   Tax-Exempt Investors .................................................    115
   Residual Certificate Payments--Non-U S  Persons ......................    115
   Tax Related Restrictions on Transfers of REMIC Residual Certificates .    116
   Reportable Transactions ..............................................    118
STATE TAX CONSIDERATIONS ................................................    118
ERISA CONSIDERATIONS ....................................................    119
   General ..............................................................    119
   Prohibited Transactions ..............................................    119
   Review by Plan Fiduciaries ...........................................    122
LEGAL INVESTMENT ........................................................    123
PLAN OF DISTRIBUTION ....................................................    124
LEGAL MATTERS ...........................................................    126
FINANCIAL INFORMATION ...................................................    126
RATING ..................................................................    126
INCORPORATION OF INFORMATION BY REFERENCE ...............................    126
GLOSSARY OF TERMS .......................................................    128

--------------------------------------------------------------------------------

                               SUMMARY OF PROSPECTUS

   This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a series of certificates, read this entire document and the accompanying prospectus supplement carefully.

               Relevant Parties for Each Series of Certificates

Issuing Entity............... Each series of certificates will be issued by a separate trust. Each trust will be formed pursuant to a pooling and servicing agreement among Morgan Stanley Capital I Inc., one or more servicers and a trustee.

Depositor.................... Morgan Stanley Capital I Inc. a wholly-owned subsidiary of Morgan Stanley.

Sponsor and Seller........... Unless otherwise specified in the related prospectus supplement, Morgan Stanley Mortgage Capital Inc., a New York corporation, will be the sponsor and a seller into the each trust. Morgan Stanley Mortgage Capital Inc. is an affiliate of the depositor and its address is 1221 Avenue of the Americas, New York, New York
                              10020.   See "The Sponsor" in this Prospectus.

Master Servicer.............. The servicer or servicers for substantially all the mortgage loans for each series of
                              certificates, which servicer(s) may be
                              affiliates of Morgan Stanley Capital I Inc., will be named in the related prospectus supplement.

Trustee...................... The trustee for each series of certificates will be named in the related prospectus supplement.

                               The Mortgage Assets

General...................... Each trust will own the related mortgage loan, including mortgage participations, or
                              mortgage-backed securities or both or, if specified in the applicable prospectus supplement, direct obligations of the United States or other governmental agencies. You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the mortgage loans and mortgage-backed securities included in each trust fund.

Mortgage Loans............... The mortgage loans in each trust will be conventional, fixed or adjustable interest rate mortgage loans, or mortgage participations, secured by first liens or junior liens or first and junior liens on one- to four-family residential properties or shares issued by cooperative housing corporations. Unless otherwise provided in the related prospectus supplement, all mortgage loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All mortgage loans will have been originated by persons other than Morgan Stanley Capital I Inc.

Mortgage-Backed Securities... The mortgage-backed securities in each trust will be mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by conventional, fixed or adjustable rate mortgage loans secured by first liens or junior liens or first and junior

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              liens on one- to four-family residential properties or shares issued by cooperative housing corporations.

Government Securities........ Each trust may own, in addition to the mortgage loans and mortgage-backed securities, direct obligations of the United States or other governmental agencies which provide for payment of interest or principal or both.

                                  Other Assets

Other Assets................. If so specified in the applicable prospectus supplement, the trust fund may include the following agreements and other similar agreements:

                              o  guaranteed investment contracts;

                              o  interest rate exchange agreements;

                              o  interest rate cap or floor contracts;

                              o  currency exchange contracts; or

                              o  other swap or notional balance contracts.

                               Credit Enhancement

Subordination................ A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. The rights of the holders of subordinate certificates of a series to receive distributions will be subordinated to such rights of the holders of the senior certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

                              Subordination is intended to enhance the
                              likelihood of the timely receipt by the senior certificateholders of their proportionate shares of scheduled monthly principal and interest payments on the related mortgage loans and to protect them from losses. This protection will be effected by:

                              o  the preferential right of the senior
                                 certificateholders to receive, prior to any distribution being made in respect of the related subordinate certificates on each distribution date, current distributions on the related mortgage loans and mortgage-backed securities of principal and interest due them on each distribution date out of the funds available for distributions on such date;

                              o the right of such holders to receive future distributions on the mortgage loans and mortgage-backed securities that would otherwise have been payable to the holders of subordinate certificates;

                              o  the prior allocation to the subordinate
                                 certificates of all or a portion of losses realized on the underlying mortgage loans and mortgage-backed securities; or

                              o  any combination of the above.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Other Types of Credit         If so specified in the applicable prospectus
 Enhancement                  supplement, the certificates of any series, or any
                              one or more classes of a series may be entitled to the benefits of other types of credit enhancement, including but not limited to:

                              o  limited guarantee

                              o  financial guaranty insurance policy

                              o  surety bond

                              o  letter of credit

                              o  mortgage pool insurance policy

                              o  reserve fund

                              o  cross-support

                              o any credit support will be described in the applicable prospectus supplement.

                          Distributions on Certificates

General...................... Each series of certificates will consist of one or more classes of certificates that will be entitled, to the extent of funds available, to one of the following:

                              o principal and interest payments in respect of the related mortgage loans and mortgage-backed securities;

                              o principal distributions, with no interest distribution;

                              o interest distributions, with no principal distributions;

                              o sequential or concurrent distributions of principal;

                              o senior or subordinate distributions of interest or principal or both;

                              o distributions of interest after an interest accrual period; or

                              o such other distributions as are described in the applicable prospectus supplement.

Interest Distributions....... With respect to each series of certificates, other than classes of certificates which may be entitled to disproportionately low, nominal or no interest distributions, interest on the related mortgage loans and mortgage-backed securities at the weighted average of their mortgage rates--net of servicing fees and other amounts as described in this prospectus or in the applicable prospectus supplement, will be passed through to holders of the related classes of certificates in accordance with the particular terms of each such class of certificates. The terms of each class of certificates will be described in the related prospectus supplement.

                              Except as otherwise specified in the applicable prospectus supplement, interest on each class of certificates of each series will accrue at the

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                                       7

--------------------------------------------------------------------------------

                              fixed, floating or weighted average pass-through rate for each class indicated in the applicable prospectus supplement on their outstanding principal balance or notional amount.

Principal.................... With respect to a series of certificates, principal payments including prepayments on the related mortgage loans and mortgage-backed securities will be passed through to holders of the related certificates or otherwise applied in accordance with the related pooling and servicing agreement on each distribution date. Distributions in reduction of certificate balance will be allocated among the classes of certificates of a series in the manner specified in the applicable prospectus supplement.

Distribution Dates........... The dates upon which distributions on each series of certificates will be made will be specified in the related prospectus supplement.

Advances..................... Unless otherwise provided in the related prospectus supplement, in the event that a payment on a mortgage loan is delinquent, the master servicer will be obligated to make advances that the master servicer determines are recoverable. The master servicer will be reimbursed for advances as described in this prospectus and in the related prospectus supplement. The prospectus supplement for any series of certificates relating to a trust that includes mortgage-backed securities will describe any corresponding advancing obligation of any person in connection with such mortgage-backed securities.

                Additional Aspects of each Series of Certificates

Termination.................. If so specified in the prospectus supplement with respect to a series of certificates, all, but not less than all, of the mortgage loans and mortgage-backed securities in the related trust fund and any property acquired with respect to such mortgage loans may be purchased by the party as is specified in the applicable prospectus supplement. Any such purchase must be made in the manner and at the price specified in such prospectus supplement. If so provided in the related prospectus supplement with respect to a series, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or on and after a date specified in the related prospectus supplement, the party specified in the related prospectus supplement will solicit bids for the purchase of all of the trust's assets, or of a sufficient portion of such assets to retire such class or classes, or purchase such assets at a price set forth in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, certain classes of certificates may be purchased subject to similar conditions.

Forms of Certificates........ The certificates will be issued either:

                              o in book-entry form through the facilities of The Depository Trust Company; or

                              o  in fully registered, certificated form.

                              If you own book-entry certificates, you will not receive physical certificates representing your ownership interest in such book-entry certificates, except under extraordinary circumstances. Instead, The Depository Trust Company will effect payments and transfers by means

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                                       8

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                              of its electronic recordkeeping services, acting
                              through participating organizations. This may result in delays in your receipt of distributions and may restrict your ability to pledge your securities. Your rights with respect to book-entry certificates may generally only be exercised through The Depository Trust Company and its participating organizations.

Tax Status of Certificates... The treatment of the certificates for federal income tax purposes will depend on:

                              o whether a "real estate mortgage investment conduit" election is made with respect to a series of certificates; and

                              o if a "real estate mortgage investment conduit" election is made, whether the certificates are regular interests or residual interests.

                              If a "real estate mortgage investment conduit" election is not made, the certificates will be treated as interests in a grantor trust.

ERISA Considerations......... If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, you should carefully review with your own legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

Legal Investment............. The applicable prospectus supplement will specify whether the class or classes of
                              certificates offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions, you should consult your own legal advisors to determine whether and to what extent such certificates constitute legal investments for you.

Rating....................... Certificates of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered class of certificates offered is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

                              o A security rating is not a recommendation to buy, sell or hold the certificates of any series and is subject to revision or withdrawal at any time by the assigning rating agency.

                              o  Ratings do not address the effect of
                                 prepayments on the yield you may anticipate when you purchase your certificates.

--------------------------------------------------------------------------------

                                    RISK FACTORS

   You should consider, among other things, the following factors in connection with the purchase of certificates. The risks and uncertainties described below, together with those in the related prospectus supplement under "Risk Factors," summarize the material risks relating to your certificates.

Lack of a Secondary Market
  May Make it Difficult for
  You to Resell Your
  Certificates                The liquidity of your certificates may be limited.
                              You should consider that:

                              o a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the certificates of any series;

                              o the prospectus supplement for any series of certificates may indicate that an underwriter intends to establish a secondary market in such certificates, but no underwriter will be obligated to do so; and

                              o unless specified in the applicable prospectus supplement, the certificates will not be listed on any securities exchange.

                              Certain classes of certificates may not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in such securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates. We refer you to "Legal Investment" for additional information.

The Trust Fund's Assets May
  be Insufficient to Pay
  Your Certificates
  in Full Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan Stanley Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity. Therefore, if the trust fund's assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source. Exceptions include:

                              o loan repurchase obligations in connection with a breach of certain of the representations and warranties; and

                              o advances on delinquent loans, to the extent the master servicer deems the advance will be recoverable.

                              Because some of the representations and warranties with respect to the mortgage loans and mortgage-backed securities may have been made or assigned in connection with transfers of the mortgage loans and mortgage-backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. There may be accounts, as described in the related prospectus supplement maintained as credit support. The amounts in these accounts may be withdrawn amounts and will not be available for the future payment of principal or interest on the certificates. If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement.

                              Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

Credit Enhancement is
  Limited in
  Amount and Coverage         With respect to each series of certificates,
                              credit enhancement may be provided to cover losses on the underlying mortgage loans and mortgage-backed securities up to specified amounts.

                              Regardless of the form of credit enhancement provided:

                              o the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

                              o the amount of coverage may provide only very limited coverage as to certain types of losses such as hazard losses, bankruptcy losses and fraud losses, and may provide no coverage as to certain other types of losses; and

                              o all or a portion of the credit enhancement for any series of certificates will generally be permitted to be reduced, terminated or substituted for, if each applicable rating agency indicates that the then-current ratings will not be adversely affected.

                              In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related certificates. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis.

                              None of Morgan Stanley Capital I Inc., any servicer, or any of their affiliates, will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates.

Changes in Conditions in
  the Real Estate Market
  Will Affect Mortgage
  Loan Performance            An investment in securities such as the
                              certificates, which generally represent
                              interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the borrower's financial condition. There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any series of certificates have remained or will remain at their levels on the dates of origination of the related mortgage loans.

                              If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans contained in a particular trust fund and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in the servicer's or other servicers' servicing portfolios.

                              To the extent that losses on mortgage loans underlying a series are not covered by credit enhancement, holders of certificates of the series will bear all risk of loss resulting from default by borrowers. Such loss may also be greater than anticipated as a result of a decline in real estate values.

Geographic Concentration
  May Increase Rates of
  Loss and Delinquency        In addition to risk factors related to the
                              residential real estate market generally, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage assets in such areas will experience higher rates of loss and delinquency than on mortgage loans generally.
                              Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies.

                              The ability of borrowers to make payments on the mortgage assets may also be affected by factors which do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community--such as borrowers relying on commission income and self-employed borrowers. Such occurrences may accordingly affect the actual rates of delinquencies, foreclosure and losses with respect to any trust fund.

The Rate of Prepayment on
  Mortgage Assets May
  Adversely Affect Average
  Lives and Yields
  on Certificates             The yield of the certificates of each series will
                              depend in part on the rate of principal payment on the mortgage loans and mortgage-backed securities, including prepayments, liquidations due to defaults and mortgage loan repurchases. Such yield may be adversely affected, depending upon whether a particular certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans and mortgage-backed securities, in particular:

                              The yield on classes of certificates entitling their holders primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related mortgage loans and mortgage-backed securities; and the yield on certain classes of certificates may be relatively more sensitive to the rate of prepayment of specified mortgage loans and mortgage-backed securities than other classes of certificates.

                              The rate of prepayments on mortgage loans is influenced by a number of factors, including:

                              o  prevailing mortgage market interest rates;

                              o  local and national economic conditions;

                              o  homeowner mobility; and

                              o  the ability of the borrower to obtain
                                 refinancing.

                              In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate fees payable to the servicer or other mechanisms specified in the applicable prospectus supplement. Your yield will be also adversely affected to the extent that losses on the mortgage loans and mortgage-backed securities in the related trust fund are allocated to your certificates and may be adversely affected to the extent of unadvanced delinquencies on the mortgage loans and mortgage-backed securities in the related trust fund. Classes of certificates identified in the applicable prospectus supplement as subordinate certificates are more likely to be affected by delinquencies and losses than other classes of certificates.

Certificates May Not Be
  Appropriate
  for Individual Investors    The offered certificates are not suitable
                              investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class because:

                              o The amounts you receive on your certificates will depend on the amount of the payments borrowers make on the related mortgage loans. Because we cannot predict the rate at which borrowers will repay their loans, you may receive distributions on your certificates in amounts that are larger or smaller than you expect. In addition, the life of your certificates may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.

                              o The yield to maturity on your certificates will depend primarily on the purchase price of your certificates and the rate of principal payments and realized losses on the mortgage loans in the related aggregate loan group.

                              o Rapid prepayment rates on the mortgage loans are likely to coincide with periods of low prevailing interest rates. During these periods, the yield at which you may be able to reinvest amounts received as payments on your certificates may be lower than the yield on your certificates. Conversely, slow prepayment rates on the mortgage loans are likely to coincide with periods of high interest rates. During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

Ratings on Certificates
  Reflect
  Limited Assessments         Any rating assigned by a rating agency to a
                              class of certificates will reflect such rating agency's assessment solely of the likelihood that holders of certificates of such class will receive payments to which they are entitled under the related pooling and servicing agreement. A rating will not constitute an assessment of the likelihood that principal prepayments, including those caused by defaults, on the related mortgage loans and mortgage-backed securities will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of certificates. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of certificates of the related series are entitled that is not covered by the applicable rating.

                              The amount, type and nature of credit support, if any, established with respect to a series of certificates will be determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The historical data supporting any such actuarial analysis may not accurately reflect future experience or accurately predict the actual delinquency, foreclosure or loss experience of the mortgage loans and mortgage-backed securities included in any trust fund.

Ratings Do Not Guaranty
 Value If one or more rating agencies downgrade certificates of a series, your certificate will decrease in value. Because none of Morgan Stanley Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

                              Each rating agency rating the certificates of any series may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. If your certificates have the benefit of a surety bond, such as a note or certificate insurance policy, the ratings of the certificates will depend primarily on the creditworthiness of the insurer as the provider of the bond or policy relating to the certificates. In that event, any reduction in the insurer's financial strength and claims-paying ability ratings could result in a reduction of the ratings on the certificates. In all cases, no person is obligated to maintain the ratings at their initial levels. If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Payments in Full of a
  Balloon Loan Depend on
  the Borrower's Ability to
  Refinance the Balloon
  Loan or Sell
  the Mortgaged Property      Certain of the mortgage loans may not be fully
                              amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property.
                              The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                              o the level of available mortgage interest rates at the time of sale or refinancing;

                              o the borrower's equity in the related mortgaged property;

                              o  the financial condition of the mortgagor;

                              o  tax laws;

                              o  prevailing general economic conditions; and

                              o the availability of credit for single family real properties generally.

Mortgage Loans Secured by
  Junior Liens May Only Be
  Satisfied After the
  Related First Lien
  Mortgage
  Has Been Satisfied          Certain of the mortgage loans may be secured by
                              junior liens and the related first liens may not be included in the trust fund. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related first lien to satisfy fully both the first lien and the mortgage loan. In the event that a holder of the first lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the first lien. The claims of the holder of the first lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon.

Obligors May Default in
  Payment
  of Mortgage Loans           If so specified in the related prospectus
                              supplement, in order to maximize recoveries on defaulted mortgage loans, a servicer or a subservicer will be permitted within prescribed parameters to extend and modify mortgage loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, such extensions or modifications may not increase the present value of receipts from or proceeds of mortgage loans.

The Holders of Subordinate
  Certificates Will Bear a
  Greater
  Risk of Payment Delays
  and Losses                  The weighted average lives of, and the yields to
                              maturity on, subordinate certificates will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the loans. If the actual rate and severity of losses on the loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. If so specified in the related prospectus supplement, realized losses on the loans, to the extent they exceed the amount of any overcollateralization following distributions of principal on the related distribution date, will reduce the aggregate principal balance of the subordinate certificates in inverse order of severity. Once a realized loss is allocated to security, no principal or interest will be distributable with respect to such written down amount, except to such extent and in such priority as may be specified in the related prospectus supplement in the event of any subsequent recoveries received on liquidated loans after they are liquidated.

                              In addition, to the extent subordinate
                              certificates are issued in the multiple classes, as described in the related prospectus supplement, the yield of such classes may be particularly sensitive to changes in the rates of prepayments of the loans. Distributions of principal will be made to the holders of such certificates according to the priorities described in the related prospectus supplement and the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the loans (and the timing of those losses), to the extent such losses are not covered by excess interest, overcollateralization, more subordinate certificates or other credit enhancement. Furthermore, as described in the related prospectus supplement, the timing of receipt of principal and interest by such certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Mortgage Loan Acceleration
  Clauses
  May Not Be Enforceable      Mortgages may contain a due-on-sale clause,
                              which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

There Are Restrictions on
  Investors
  Subject to ERISA            Generally, ERISA applies to investments made by
                              employee benefit plans and transactions
                              involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the certificates of any series. In particular, investors that are insurance companies should consult with their counsel with respect to the United States Supreme Court case, John Hancock
                              Mutual Life Insurance Co. v. Harris Trust &
                              Savings Bank.

If Your Certificates are
  Interest Only
  Certificates, the Return
  on Your Investment will
  be Especially Sensitive
  to Prepayments on the
  Loans An investment in interest only certificates is especially sensitive to prepayments on the loans held by the related trust because payments on interest only certificates depend entirely on the interest payments received on the loans. When borrowers prepay their loans, no further interest payments are made on such loans, and therefore no further amounts from such loans are available to make payments on the interest only certificates. If borrowers prepay their loans at a particularly high rate, investors in interest only certificates may not recover their initial investments.

Prepayments on the Loans
  Could Lead to Shortfalls
  in the Distribution of
  Interest on Your
  Certificates                When a voluntary principal prepayment is made by
                              the borrower on a loan (excluding any payments made upon liquidation of any loan), the borrower is generally charged interest only up to the date of the prepayment, instead of for a full month.
                              However, principal prepayments will only be passed through to the holders of the certificates on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. If and to the extent described in the related prospectus supplement, the applicable servicer will be obligated, without any right of reimbursement, for the amount of shortfalls in interest collections that are attributable to the difference between the interest paid by a borrower in connection with those principal prepayments and thirty (or such other number as may be specified in the related prospectus supplement) days' interest on the prepaid loans, but only to the extent those shortfalls do not exceed all or the specified percentage set forth in the prospectus supplement of the servicing fees for that distribution date payable to that servicer.

                              For trusts to which this obligation of the servicer is applicable, if the servicer fails to make such payments or the resulting shortfall exceeds the applicable portion of the servicing fees payable to that servicer for the month, there will be fewer funds available for the distribution of interest on the certificates. In addition, no such payments from any servicer will be available to cover prepayment interest shortfalls resulting from involuntary prepayments such as liquidation of a defaulted loan. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction the yield on your certificates.

If the Trust Includes a
  Pre-Funding Account and
  if the Funds on Deposit
  in the Pre-Funding
  Account are Not Used to
  Purchase Additional
  Loans, Those Funds will
  be Distributed as a
  Payment of Principal,
  Which May Adversely
  Affect the Yield on the
  Affected Certificates       If, as described in the related prospectus
                              supplement, the trust includes a pre-funding account and if all of the money originally deposited in the pre-funding account has not been used by the end of the pre-funding period as described in the related prospectus supplement, the remaining amount will be applied as a payment of principal on the following distribution date to the holders of the certificates in the manner described in the prospectus supplement. If the amount of cash is substantial, the affected certificates will receive a significant unexpected early payment of principal. These payments could adversely affect your yield, particularly if you purchased the affected certificates at a premium.

                              Any purchase of additional loans by the trust using funds on deposit in the pre-funding account will be subject to the following conditions, among others:

                              o each additional loan must satisfy specified statistical criteria and representations and warranties; and

                              o additional loans will not be selected in a manner that is believed to be adverse to the interests of the holders of the certificates.

                              The ability of the related seller to acquire subsequent loans meeting the requirements for inclusion in the loan pool may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, we cannot assure you as to whether or to what extent economic or social factors will affect the seller's ability to acquire additional loans and therefore the ability of the trust to fully utilize the amount deposited into the pre-funding account.

Your Investment will be
  Subject to Counterparty
  Risk if Payments on Your
  Certificates are
  Dependant to any Degree
  on Payment on Cash
  Flow Agreements             The assets of the trust may, if specified in
                              the related prospectus supplement, include agreements, such as interest rate swaps, caps, floors or other similar agreements which will require the provider of such instrument to make payments to the trust under the circumstances described in the prospectus supplement. If payments on one or more classes of the certificates of the related series depend in part on payments to be received under such a cash flow agreement, the ability of the trust to make payments on the applicable classes will be subject to the credit risk of the provider of the cash flow agreement. The related prospectus supplement will describe any mechanism, such as the payment of "breakage fees," which may exist to facilitate replacement of a cash flow agreement upon the default or credit impairment of the provider of the agreement. However, there can be no assurance that any such mechanism will be successful in enabling the related trust to obtain a replacement cash flow agreement in the event the credit of its provider becomes impaired, and the yield on the affected classes of certificates could be adversely affected as a result.

The Interest Rates of the
  Certificates with
  Adjustable Interest Rates
  May be Limited by the
  Effect of Interest Rates
  on the Loans and Other
  Factors The certificates may accrue interest at interest rates based on an index plus a specified margin as specified in the related prospectus supplement, but are subject to certain limitations. Those limitations on the interest rates for such certificates may, in part, be based on the weighted average of the interest rates on the loans net of certain fees and expenses of the trust.

                              A variety of factors, in addition to those described in the next Risk Factor, could limit the interest rates and adversely affect the yield to maturity on such certificates. Some of these factors are described below:

                              o The interest rates on fixed-rate loans will not adjust, and the interest rates on adjustable-rate loans may be based on a variety of indexes, as specified in the related prospectus supplement. Adjustable-rate loans generally have periodic, minimum and maximum limitations on adjustments to their interest rates, and, as discussed in the next Risk Factor, most adjustable-rate loans will not have the first adjustment to their interest rates for some period of time after the origination of those loans. As a result of the limit on the interest rates for the certificates bearing an adjustable interest rate, these certificates may accrue less interest than they would accrue if their interest rates were based solely on the applicable index plus the specified margins.

                              o The index for the loans may change at different times and in different amounts than the index for the certificates. As a result, it is possible that interest rates on certain of the adjustable-rate loans may decline while the interest rates on such certificates are stable or rising. It is also possible that the interest rates on certain of the adjustable-rate loans and the interest rates for such certificates may decline or increase during the same period, but that the interest rates on such certificates may decline more slowly or increase more rapidly.

                              o If prepayments, defaults and liquidations occur more rapidly on the loans with relatively higher interest rates than on the loans with relatively lower interest rates, the interest rates on the certificates with adjustable interest rates that are subject to cap based on weighted average net-mortgage rates are more likely to be limited.

                              o  To the extent specified in the related
                                 prospectus supplement, if the interest rates on certificates with adjustable interest rates are limited for any distribution date due to a cap based on the weighted average net interest rates of the loans or any particular groups, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the certificates and the payment of certain fees and expenses of the trust. These shortfalls suffered by such certificates may, to the extent specified in the related prospectus supplement, also be covered by amounts payable under an interest rate cap or other similar agreement relating to such certificates. However, we cannot assure you that these funds, if available, will be sufficient to fully cover these shortfalls.

If the Credit Enhancement
  for Your Certificates is
  Provided in Whole or in
  Part by
  Overcollateralization,
  the Interest Generated by
  the Loans May be
  Insufficient to Maintain
  the Required Level of
  Overcollateralization       For certificates credit enhanced by
                              overcollateralization, the weighted average of the net interest rates on the loans is expected to be higher than the weighted average of the interest rates on the certificates. In such cases, the loans are expected to generate more interest than is needed to pay interest owed on the certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the loans will then be used to absorb losses that occur on the loans. After these financial obligations of the trust are covered, the available excess interest generated by the loans will be used to maintain overcollateralization at the required level determined as provided in the related agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the previous Risk Factor, will affect the amount of excess interest that the loans will generate:

                              o Every time a loan is prepaid in full, excess interest may be reduced because the loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, the loan will be generating less interest.

                              o Every time a loan is liquidated or written off, excess interest may be reduced because those loans will no longer be outstanding and generating interest.

                              o If the rates of delinquencies, defaults or losses on the loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the certificates.

                              o To the extent the mortgage pool includes adjustable-rate loans, such loans may have interest rates that adjust based on an index that is different from the index used to determine the interest rates on the certificates that bear adjustable rates of interest, and any fixed-rate loans have interest rates that do not adjust. In addition, the first adjustment of the interest rates for any adjustable rate loans may not occur for a significant period after the date of origination. As a result, the interest rates on any adjustable rate certificates may increase relative to the weighted average of the interest rates on the loans, or the interest rate on any adjustable rate certificates may remain constant as the weighted average of the interest rates on the loans declines. In either case, this would require that more of the interest generated by the loans be applied to cover interest on the certificates.

                              o If prepayments, defaults and liquidations occur more rapidly on the loans with relatively higher interest rates that on the loans with relatively lower interest rates, the amount of excess interest generated by the loans will be less than would otherwise be the case.

                              o Investors in certificates, and particularly subordinate certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

The Value of Your
  Certificates May be
  Adversely Affected by
  Losses on the Loans Even
  if Losses are Not
  Allocated to Your
  Certificates                If the rate of default and the amount of losses on
                              the loans is higher than you expect, then your yield may be lower than you expect. Liquidations of defaulted loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to senior certificates and are likely to influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the loans would influence the yield on such certificates.
                              You may be particularly affected if credit enhancement is provided in the form of overcollateralization as described in the applicable prospectus supplement. Such overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the certificates then entitled to principal distributions at any time that the overcollateralization provided by the loan pool falls below the required level. An earlier return of principal to the holders of the certificates as a result of the overcollateralization provisions will influence the yield on the certificates in a manner similar to the manner in which principal prepayments on the loans will influence the yield on the certificates.

                              The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected. If the performance of loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered or withdrawn in the future. This may reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly Originated Loans May
  be More Likely to
  Default, Which May Cause
  Losses on the Certificates  Defaults on loans tend to occur at higher rates during the early years of the loans. The loans described in the related prospectus supplement may primarily have been originated within the 12 months prior to their sale to the trust. In any such case, the trust may experience higher rates of default than if the loans had been outstanding for a longer period of time.

Declining Property Values
  and Delays and Expenses
  Inherent in Foreclosure
  Procedures Could Delay
  Distributions to You or
  Result in
  Losses                      Delays Due to Liquidation Procedures.
                              Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount. Expenses incurred in the course of liquidating defaulted loans will be applied to reduce the foreclosure proceeds available to investors. Also, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in payable to you.

                              There is no assurance that the value of the trust assets for any series of certificates at any time will equal or exceed the principal amount of the outstanding certificates of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to certificateholders. As a result, you may not receive the full amount of interest and principal due on your certificate.

                              Decline in Property Values May Increase Loan
                              Losses. Your investment may be adversely affected by declines in property values. If the outstanding balance of a loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the certificateholders.

                              We refer you to "Material Legal Aspects of the Loans--Anti-Deficiency Legislation and other Limitations on Lenders" for additional information.

The Trust May Contain Loans
  Secured by Junior Liens;
  These Loans are More
  Likely than Loans Secured
  by Senior Liens to
  Experience Losses           The trust may contain loans that are in a junior
                              lien position. Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose in a manner that is consistent with the rights of the senior mortgage lender. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

The Loans will be
  Underwritten Using
  Varying Standards, and
  Less Stringent
  Underwriting Standards
  and the Resultant
  Potential for
  Delinquencies on the
  Loans Could
  Lead to Losses on
  Your Certificates           The trust may contain loans that were made, in
                              part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These loans may be considered to be of a riskier nature than loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the loans were made to other types of borrowers. In this event, the underwriting standards used in the origination of the loans held by the trust will generally be less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the loans purchased by the trust for your series of certificates may experience higher rates of delinquencies, defaults and foreclosures than loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Some Types of Loans May be
  More Prone to Defaults
  and the Trust May Contain
  Large Concentrations of
  These Loans                 Because your certificates represent an interest
                              in the loans held by the related trust, your investment may be affected by a decline in real estate values and changes in individual borrowers' financial conditions. You should be aware that the value of the mortgaged properties may decline. If the outstanding balance of a loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses.
                              If the residential real estate market
                              experiences an overall decline in property values, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the lending industry. To the extent your certificates are not covered by credit enhancements, you will bear all of the risks resulting from defaults by borrowers.

                              In addition, certain types of loans which have higher than average rates of default may be included in the trust that issues your certificates. The following types of loans may be included:

                              o  loans that are subject to "negative
                                 amortization." The principal balances of such loans may be increased to amounts greater than the value of the underlying property. This increases the likelihood of default;

                              o  loans that for a specified period after
                                 origination require the borrower to only make interest payments. During the interest-only period there will be no scheduled reduction in the principal balance of these loans and at the end of the period the scheduled monthly payment on these loans will increase. This increases the likelihood of default and the potential severity of loss associated with the default;

                              o loans that do not fully amortize over their terms to maturity, which are sometimes referred to as balloon loans. Such loans require a large payment at their stated maturity. These loans involve a greater degree of risk because the ability of a borrower to make this final payment typically depends on the ability to refinance the loan or sell the related mortgaged property;

                              o loans that provide for escalating or variable interest payments by the borrower. The borrower may have qualified for such loans based on an income level sufficient to make the initial payments only. As the payments increase, the likelihood of default will increase; and

                              o loans that are concentrated in certain regions, states or zip code areas of the United States. Such geographic units may experience weak economic conditions and housing markets. This may cause higher rates of loss and delinquency.

                              We refer you to "The Trust Fund - The Loans" for additional information. The related prospectus supplement will disclose the extent to which any of these or other types of special risk loans are present in the pool applicable to your certificates.

Increased Use of New
  Mortgage Loan Products by
  Borrowers May Result in
  Decline in Real Estate
  Values Generally            In recent years, borrowers have increasingly
                              financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase
                              (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products.
                              Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the certificates, and your investment in the certificates, may not perform as you anticipate.

Geographic Concentration Of
  The Loans May Increase
  The Risk Of Loss            The loans underlying a series of certificates may
                              be concentrated in certain regions, states or zip codes. This concentration may present risks of losses on the related certificates that are greater than those generally present for similar asset-backed securities without such concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets than the nation generally and this weakness may result in losses on the related loans being higher than those in the nation generally.
                              In addition, particular areas may be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions, riots, industrial accidents or terrorism. Loans in areas adversely affected by these factors will experience higher rates of loss and delinquency than loans generally. The related prospectus supplement will contain information regarding the geographic concentration of the loans.

The Loans May be Subject to
  Negative Amortization,
  Which May Affect Your
  Yield and Result in
  Increased
  Delinquencies and Losses    The trust may include mortgage loans that are
                              negative amortization loans. Generally, the interest rates on negative amortization loans adjust monthly but their monthly payments and amortization schedules adjust based on a different schedule (e.g., annually). In addition, in many cases, the amount by which a monthly payment may be adjusted on an adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. In addition, the initial interest rates on negative amortization loans may be lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as prior to the applicable adjustment to the monthly payment, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest, which will be added to their principal balances and will also bear interest at the applicable interest rates. The amount of any deferred interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on the related certificates on the related distribution date.

                              If the interest rates on negative amortization loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of certificates to amortize more quickly. Conversely, if the interest rates on negative amortization loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of certificates to amortize more slowly.

                              In addition, as the principal balance of a negative amortization loan will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated. Furthermore, each negative amortization loan will generally provide for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of the loan) in a single payment at the maturity of such loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization loans is greater than associated with fully amortizing mortgage loans.

Some of the Loans May Have
  an Initial Interest-Only
  Period, Which May Result
  in Increased Delinquencies
  and Losses                  To the extent specified in the related
                              prospectus supplement, certain loans may be interest-only until for a period of months or years after the date of origination. During this period, the payment made by the related borrower will be less than it would be if the principal of the loan was required to amortize. In addition, the loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the certificates with respect to these loans during their interest-only period unless there is a principal prepayment.

                              After the initial interest-only period, the scheduled monthly payment on these loans will increase, which may result in increased delinquencies by the related borrowers. In addition, losses may be greater on these loans as a result of there being no principal amortization during the early years of these loans. Although the amount of principal included in each scheduled monthly payment for a traditional loan is relatively small during the first few years after the origination of a loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by available credit enhancement, will be allocated to the certificates in reverse order of seniority.

                              Loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these loans may be significantly different from loans that amortize from origination. In particular, the failure by the related borrower to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these loans.

The Collateral Securing
  Cooperative Loans May be
  More Likely to
  Diminish in Value           Certain of the mortgage loans may be
                              cooperative loans. A cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements.
                              In addition, the blanket mortgage on a
                              cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

If Consumer Protection Laws
  are Violated in the
  Origination or Servicing
  of the Loans, Losses on
  Your Investment
  could Result                There has been an increased focus by state and
                              federal banking regulatory agencies, state attorneys general offices, the Federal Trade
                              Commission, the U.S. Department of Justice, the
                              U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

                              Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans.

                              The loans are also subject to federal laws, including:

                              o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the borrowers regarding the terms of the loans;

                              o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                              o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

                              Violations of certain provisions of these federal, state and local laws may limit the ability of the servicers to collect all or part of the principal of, or interest on, the loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal, state or local laws could subject the trust (and other assignees of the loans) to monetary penalties, and result in the obligors' rescinding the loans against either the trust or subsequent holders of the loans.

                              The loan seller, and other responsible parties making representations with respect to the mortgage loans, will represent that each mortgage loan sold by it is in compliance with applicable federal, state and local laws and regulations. In addition, such party will represent that none of the mortgage loans sold by it are covered by the Home Ownership and Equity Protection Act of 1994 or are classified as a "high cost home," "threshold," "covered," "high risk home," "predatory," or similar loan under any other applicable federal, state or local law. In the event of a breach of any such representations, such party will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in the related prospectus supplement.

High Loan-To-Value Ratios
  Increase Risk of Loss       Loans with higher loan-to-value ratios may present
                              a greater risk of loss than loans with
                              loan-to-value ratios of 80.00% or below. The related prospectus supplement will identify the extent to which loans in the trust have high loan-to-value ratios. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

High Balance Mortgage Loans
  May Pose Special Risks      The prospectus supplement for a series of
                              certificates will specify the stated principal balances of the mortgage loans in that trust fund as of the cut-off date. Certain of these mortgage loans may have principal balances greater than $500,000. You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related loan group and the pool of mortgage loans as a whole.

Losses Could Result if
  Violations of
  Environmental Laws
  Occurred Affecting
  the Mortgaged Properties    Under the laws of some states, contamination of a
                              property may give rise to a lien on the property to assure the costs of cleanup. In several states, a lien to assure cleanup has priority over the lien of an existing mortgage. In addition, the trust issuing your certificates, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property. Those costs could result in a loss to the certificateholders.

                              We refer you to "Material Legal Aspects of the Loans--Environmental Risks" for additional information.

Delay in Receipt of
  Liquidation Proceeds;
  Liquidation Proceeds May
  be Less Than the
  Loan Balance                Substantial delays could be encountered in
                              connection with the liquidation of delinquent loans. Further, reimbursement of advances made on a loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

The Bankruptcy of the
  Depositor or a Seller May
  Delay or Reduce
  Collections on Loans        Neither the United States Bankruptcy Code nor
                              similar applicable state insolvency laws prohibit the depositor or any seller, including the sponsor of each securitization, from filing a voluntary application for bankruptcy relief under applicable law. However, the transactions contemplated by the related prospectus will be structured so that

                              o the voluntary or involuntary application for bankruptcy relief by the depositor is unlikely,

                              o in the event of a bankruptcy filing by the depositor, the loans backing your series of certificates should be treated by the bankruptcy court as property of the related trust and not as part of the bankrupt estate of the depositor, and

                              o a bankruptcy filing by a seller which is an affiliate of the depositor from whom the depositor acquires the loans should not result in consolidation of the assets and liabilities of the depositor with those of such seller.

                              These steps include the creation of the depositor as a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor's business, restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under insolvency laws without the prior unanimous affirmative vote of all its directors and the structuring of each transfer of loans from the depositor to the related trust as a sale rather than a pledge. However, there can be no assurance that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of such a seller, or that the transfer of loans to the trust would in fact be treated by a court as a sale.

                              The trust assets will be acquired by the depositor from the sponsor, that in turn will acquire the trust assets, either directly or through affiliates, from originators. Each seller (which may include the sponsor) will transfer its related loans to the depositor and the depositor will transfer the loans to the related trust. If a seller were to become a debtor in a bankruptcy case, a creditor or trustee, or the debtor itself, may take the position that the transfer of the loans by the seller should be characterized as a pledge of the related loans to secure a borrowing of such debtor, with the result that the depositor or the trust is deemed to be a creditor of such seller, secured by a pledge of the applicable loans.

                              An attempt to recharacterize the loan transfers related to your series of certificates, if successful, could result in delays in payments of collections on the loans or reductions in the amount of such payments which could result in losses on the certificates, or in a trustee in bankruptcy electing to accelerate payment by liquidating the loans. Even if such an attempt were unsuccessful, delays in payments on the loans and resulting delays or losses on the certificates could result.

The Loan Seller or Other
  Responsible Parties May
  Not be Able to
  Repurchase Defective Loans  Each loan seller or another responsible party identified in the prospectus supplement will make various representations and warranties related to the loans. If any such loan seller or responsible party fails to cure a material breach of its representations and warranties with respect to any loan in a timely manner, then it would be required to repurchase or, if so specified in the related prospectus supplement, substitute for the defective loan. It is possible that any such loan seller or responsible party may not be capable of repurchasing or substituting any defective loans, for financial or other reasons. The inability of any such party to repurchase or substitute for defective loans would likely cause the loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

External Events May
  Increase the Risk
  of Loss on the Loans        In response to previously executed and
                              threatened terrorist attacks in the United
                              States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a borrower of a loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. Generally, substantially all of the loans in the trust for a series of certificates are expected to have interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the loans, which may result in shortfalls of interest on your certificates.

  Failure of Servicers
  and/or Master Servicer to
  Perform May Adversely
  Affect Distributions on Certificates The amount and timing of distributions on the certificates in a series generally will be dependent on the related servicers performing their respective servicing obligations and on the master servicer performing its master servicing obligations in an adequate and timely manner. See "Servicing of the Mortgage Loans--Servicing and Collection Procedures" in this free writing prospectus. If a servicer or the master servicer fails to perform its respective servicing or master servicing obligations, this failure may result in the termination of that servicer or master servicer. That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the related mortgage loans. As a result, shortfalls in the distributions due on your certificates could occur.

The Servicing Fee May Be
  Insufficient To Engage
  Replacement Servicers
  or Master Servicer          The prospectus supplement will specify the
                              servicing fee and master servicing fee payable by the related trust. In the event it becomes necessary to replace a servicer or master servicer, no assurance can be made that the servicing fee or master servicing fee, as applicable, will be sufficient to attract replacement servicers or a replacement master servicer to accept an appointment for the related trust. In addition, to the extent the loans of any series have amortized significantly at the time that a replacement servicer or a replacement master servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment for the trust.

Drug, RICO and Money
  Laundering Violations
  Could Lead to Property
  Forfeitures                 Federal law provides that property purchased or
                              improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy
                              Act, the anti-money laundering laws and
                              regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws.
                              In many instances, the United States may seize the property even before a conviction occurs.

                              In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense would be successful.

  Rights of Beneficial
  Owners May Be
   Limited by Book-Entry
   System If you are a purchaser of a book-entry certificate, your ownership of that certificate will be registered electronically with DTC. The lack of physical certificates could:

                              o result in payment delays on your certificates because the securities administrator will be sending distributions on the certificates to DTC instead of directly to you;

                              o make it difficult for you to pledge your certificates if physical certificates are required by the party demanding the pledge; and

                              o hinder your ability to resell your certificates because some investors may be unwilling to buy certificates that are not in physical form. See "Description of the Certificates--Book-Entry Certificates" in this free writing prospectus.

Risks Related to the Class
  A-R Certificates            If you purchase the Class A-R Certificates of a
                              series, as holder you must include the taxable income or loss of each REMIC created by the related trust in determining its federal taxable income. It is not anticipated that the residual certificateholders will receive distributions from the trust. As such, prospective investors are cautioned that the residual certificateholders'
                              REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders of those certificates must have sufficient sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includible by the holders of the residual certificates will be treated as "excess inclusion" income. As such, the holder will (i) be unable to use net operating losses to offset such income, (ii) treat such income as "unrelated business taxable income" (if applicable), and (iii) if such holder is a foreign person, be subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

                              Under the provisions of the Internal Revenue Code relating to REMICs, it is likely that the residual certificates will be considered to be a "non-economic residual interest." As such, a transfer of those certificates would be disregarded if it had a significant purpose to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfers of the residual certificates will require each transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the residual certificate in excess of cash flows generated by it, (iii) intends to pay taxes associated with holding such residual certificates as such taxes become due, (iv) will not cause the income from the residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer the residual certificates to any person or entity that does not provide a similar affidavit. Each transferor must certify in writing to the securities administrator that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. Under the regulations, any transfer of the Class A-R Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. A significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of each REMIC created by the trust fund. Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer (an "Offshore Location"), (c) the transferee represents that it will not cause income from the Class A-R Certificate to be attributable to an Offshore Location and (d) one of the two tests set forth in Treasury regulations issued on July 19, 2002 is satisfied. See "Material Federal Income Tax Consequences--The Class A-R Certificates" and "ERISA Matters" in this free writing prospectus and "Federal Income Tax Consequences--REMICs-Taxation of Owners of REMIC Residual Certificates," and "Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

                              An individual, trust or estate that holds a Class A-R Certificate (whether the residual certificate is held directly or indirectly through certain pass-through entities) also would have additional gross income with respect to, but may be subject to limitations or disallowance of deductions for servicing fees on the mortgage loans and other administrative expenses properly allocable to such residual certificate in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses at all in computing such holder's alternative minimum tax liability. As a result, the Class A-R Certificates generally are not suitable investments for individuals or for partnerships, estates or S corporations with individuals as partners, beneficiaries or shareholders. The pooling and servicing agreement will require that any such gross income and such fees and expenses will be allocable to holders of the Class A-R Certificates in proportion to their respective ownership interests. See "Federal Income Tax Consequences--REMICS-Taxation of Owners of REMIC Residual Certificates" in the prospectus. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of a Class A-R Certificate are unclear. Any transferee of a Class A-R Certificate receiving such consideration should consult its tax advisors.

                              Due to the special tax treatment of residual interests, the effective after-tax return of the Class A-R Certificates may be significantly lower than would be the case if the Class A-R Certificates were taxed as debt instruments and could be negative.

                         DESCRIPTION OF THE TRUST FUNDS

   Capitalized terms are defined in the "Glossary of Terms" beginning on page
[o].

Assets

   The primary assets of each trust fund will include:

      o  single family mortgage loans, including mortgage participations;

      o pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or mortgage participations;

      o direct obligations of the United States or other governmental agencies which are not subject to redemption prior to maturity at the option of the issuer and are:

         o  interest-bearing securities;

         o  non-interest-bearing securities;

         o originally interest-bearing securities from which coupons representing the right to payment of interest have been removed;

         o interest-bearing securities from which the right to payment of principal has been removed; or

      o a combination of mortgage loans, mortgage-backed securities and government securities.

   The mortgage loans and mortgage-backed securities will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans and mortgage-backed securities, which prior holder may or may not be the originator of the mortgage loans or the issuer of the mortgage-backed securities. The trust fund assets will be acquired by the depositor, either directly or through affiliates, from the sponsor. The sellers may be affiliates of the sponsor, may be an affiliate of the depositor and may have acquired the mortgage loans from other sellers. If so specified in the related prospectus supplement, the sponsor or other sellers may be originators of some or all of the loans.

   The certificates will be entitled to payment from the assets of the related trust fund. If so specified in the related prospectus supplement, the certificates will also be entitled to payments in respect of the assets of another trust fund or trust funds established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

Mortgage Loans

  General

   To the extent specified in the related prospectus supplement, the mortgage loans will be secured by:

      o liens on mortgaged properties consisting of one- to four-family residential properties or security interests in shares issued by private cooperative housing corporations; or

      o liens on mortgaged properties located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, if so specified in the related prospectus supplement, mortgaged properties may be located elsewhere.

To the extent specified in the related prospectus supplement, the mortgage loans will be secured by first liens or junior liens, or both, mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. The mortgaged properties may include apartments owned by cooperatives. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. To the extent specified in the related prospectus supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator is an affiliate of Morgan Stanley Capital I Inc. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating a lien on the mortgaged properties.

Mortgage Loan Information in Prospectus Supplements

   Each prospectus supplement will contain information, as of the date of that prospectus supplement and to the extent then applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

      o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable cut-off date;

      o  the type of property securing the mortgage loans;

      o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

      o the earliest and latest origination date and maturity date of the mortgage loans;

      o the weighted average, by principal balance, of the loan-to-value ratios at origination of the mortgage loans;

      o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

      o the states or, if applicable, countries in which most of the mortgaged properties are located;

      o information with respect to the prepayment provisions, if any, of the mortgage loans;

      o  any interest retained by a seller;

      o with respect to mortgage loans with adjustable mortgage rates, the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the loan and the frequency of monthly payment adjustments; and

      o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

   If specific information respecting the mortgage loans is not known to Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

Payment Provisions of the Mortgage Loans

   Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

      o have individual principal balances at origination of not less than $25,000;

      o  have original terms to maturity of not more than 40 years; and

      o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as is specified in the related prospectus supplement.

   Each mortgage loan may provide for no accrual of interest or for accrual of interest at a Mortgage Rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specified events. Each mortgage loan may also provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related prospectus supplement.

   In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated.

Mortgage-Backed Securities

   Any mortgage-backed security will have been issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement. A seller or servicer or both of the underlying mortgage loans or underlying mortgage-backed securities will have entered into an agreement with a trustee or a custodian or with the original purchaser of the interest in the underlying mortgage loans or mortgage-backed securities evidenced by the mortgage-backed securities.

   Distributions of any principal or interest, as applicable, will be made on mortgage-backed securities on the dates specified in the related prospectus supplement. The mortgage-backed securities may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the mortgage-backed securities by the related trustee or servicer. The issuer of the mortgage-backed securities or a servicer or other person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

   Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the mortgage-backed securities. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or underlying mortgage-backed securities evidenced by or securing the mortgage-backed securities and other factors. The type, characteristics and amount of the credit support generally will have been established for the mortgage-backed securities on the basis of requirements of any rating agency that may have assigned a rating to the mortgage-backed securities or the initial purchasers of the mortgage-backed securities.

   The prospectus supplement for a series of certificates evidencing interests in mortgage assets that include mortgage-backed securities will specify, to the extent available:

      o the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the mortgage-backed securities to be included in the trust fund;

      o the original and remaining term to stated maturity of the mortgage-backed securities, if applicable;

      o whether the mortgage-backed securities are entitled only to interest payments, only to principal payments or to both;

      o the pass-through or bond rate of the mortgage-backed securities or formula for determining the rates, if any;

      o the applicable payment provisions for the mortgage-backed securities, including, but not limited to, any priorities, payment schedules and subordination features;

      o the issuing entity, any master servicer, any servicer affiliated with the applicable sponsor, any servicer that services at least 10% of the mortgage loans underlying the related certificates, any other material servicer that is responsible for performing an aspect of the servicing on which the certificates would be materially dependent and trustee, as applicable;

      o certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related underlying mortgage loans, the underlying mortgage-backed securities or directly to such mortgage-backed securities;

      o the terms on which the related underlying mortgage loans or underlying mortgage-backed securities for such mortgage-backed securities or the mortgage-backed securities may, or are required to, be purchased prior to their maturity;

      o the terms on which mortgage loans or underlying mortgage-backed securities may be substituted for those originally underlying the mortgage-backed securities;

      o  the applicable servicing fees;

      o the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the underlying mortgage-backed securities described in this paragraph;

      o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the mortgage-backed securities; and

      o whether the mortgage-backed securities are in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

Government Securities

   The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

      o the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the government securities to be included in the trust fund;

      o the original and remaining terms to stated maturity of the government securities;

      o whether the government securities are entitled only to interest payments, only to principal payments or to both;

      o the interest rates of the government securities or the formula to determine the rates, if any;

      o  the applicable payment provisions for the government securities; and

      o to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

Accounts

   Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in such prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in the account may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

Credit Support

   If so provided in the related prospectus supplement, partial or full protection against defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series:

         o in the form of subordination of one or more other classes of certificates in the series; or

         o by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

   The amount and types of coverage, the identification of the entity providing the coverage, if applicable, and related information with respect to each type of credit support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage" and "Description of Credit Support."

Cash Flow Agreements

   If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, such as:

      o  interest rate exchange agreements,

      o  interest rate cap or floor agreements,

      o  currency exchange agreements,

      o  swap agreements,

      o  notional balance agreements, or

      o similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans and mortgage-backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any cash flow agreement.

                                 USE OF PROCEEDS

   The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. Morgan Stanley Capital I Inc. expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

General

   The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

Pass-Through Rate

   Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify:

      o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

      o the effect, if any, of the prepayment of any mortgage loan or mortgage-backed security on the pass-through rate of one or more classes of certificates; and

      o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

   The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

   Each payment of interest on the certificates or addition to the certificate balance of a class of accrual certificates on a distribution date will include interest accrued during the interest accrual period for such distribution date. As indicated in this prospectus under "--Pass-Through Rate" above, if the interest accrual period ends on a date other than a distribution date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the interest accrual period ended on that distribution date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of certificates may be calculated on the assumption that:

      o  distributions of principal,

      o  additions to the certificate balance of accrual certificates, and

      o  allocations of losses on the assets.

may be made on the first day of the interest accrual period for a distribution date and not on that distribution date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period. The interest accrual period for any class of offered certificates will be described in the related prospectus supplement.

Payments of Principal; Prepayments

   The yield to maturity on the certificates will be affected by the rate of principal payments on the assets, including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of mortgage-backed securities may be a number of percentage points higher or lower than certain of the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series:

      o will correspond to the rate of principal payments on the assets in the related trust fund;

      o is likely to be affected by the existence of lock-out periods and prepayment premium provisions of the mortgage loans underlying or comprising the assets; and

      o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the lockout period and prepayment premium provisions.

Mortgage loans with a lock-out period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower prepayment premiums.

   If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

   When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. To the extent specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. To the extent specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the due date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

   The timing of changes in the rate of principal payments on the mortgage loans and mortgage-backed securities may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and mortgage-backed securities and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

Prepayments, Maturity and Weighted Average Life

   The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any credit support or cash flow agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

   If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled distribution date, which is the date on or prior to which the certificate balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

   Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities is paid to that class. The principal may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

   In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the mortgage-backed securities. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled distribution dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

   Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model--also known as CPR--or the Standard Prepayment Assumption prepayment model--also known as SPA, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A Prepayment Assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans and mortgage-backed securities.

   In general, if interest rates fall below the mortgage rates on fixed-rate mortgage loans, the rate of prepayment would be expected to increase.

   The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

Other Factors Affecting Weighted Average Life

   Type of Mortgage Asset

   If so specified in the related prospectus supplement, a number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates, thereby lengthening the period of time elapsed from the date of issuance of a certificate until it is retired.

   With respect to certain mortgage loans, including adjustable rate loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each mortgage loan generally will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any mortgage loan may thus be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate.

   In addition, certain mortgage loans may be subject to temporary buydown plans pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments thereon. The periodic increase in the amount paid by the borrower of a buydown mortgage loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related mortgage loan.

   The mortgage rates on adjustable rate loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over the index at which interest accrues), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of any Deferred Interest to the principal balance of any related class or classes of certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

   In addition, with respect to an adjustable rate loan subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on that mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan. Since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

   Defaults

   The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the assets and thus the yield on the certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

   Foreclosures

   The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities and that of the related series of certificates.

   Refinancing

   At the request of a borrower, the servicer or a subservicer may allow the refinancing of a mortgage loan in any trust fund by accepting prepayments on that loan and permitting a new loan secured by a mortgage on the same property. In the event of a refinancing, the new loan would not be included in the related trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. The master servicer or a subservicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, subservicers may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans.

   Due-on-Sale Clauses

   Acceleration of mortgage payments as a result of transfers of underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related mortgaged property. With respect to any mortgage loans, unless otherwise provided in the related prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. However, the servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                  THE DEPOSITOR

   Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

   Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

   The depositor has been engaged since its incorporation in the securitization of loans and other asset types included within the description of the trust fund assets in this prospectus. The depositor is engaged in the business of acting as depositor of trusts that issue series of certificates that represent interests in, the assets of the trust. The depositor acquires assets specifically for inclusion in a securitization from the sellers in privately negotiated transactions.

   The certificate of incorporation of the depositor limits its activities to those necessary or convenient to carry out its securitization activities. The depositor will have limited obligations with respect to a series of certificates. The depositor will obtain representations and warranties from the sponsor or other sellers or originators regarding the loans or other trust fund assets. The depositor will also assign to the trustee for the related series the depositor's rights with respect to those representations and warranties. In addition, after the issuance of a series of certificates, the depositor may have limited obligations with respect to that series which may include making filings necessary to maintain the perfected status of a trustee's securities interest or lien on the related assets, appointing a successor master servicer, securities administrator or other transaction participant that resigns or is otherwise removed and preparation of reports filed under the Exchange Act.

   Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the certificates of any series.

                                   THE SPONSOR

   The prospectus supplement for each series of certificates will identify the sponsor for the related series.


                             STATIC POOL INFORMATION

   The prospectus supplement for each series of certificates will identify where you can obtain static pool information concerning the Sponsor's prior residential mortgage loan securitizations of prime and alt-a mortgage loans secured by first- [or second-] lien mortgages or deeds of trust in residential real properties.

                                 ISSUING ENTITY

   The issuing entity for each series of certificates will be a trust formed for the purpose of issuing that series of certificates. The trust will be a common law trust and will be more fully described in the related prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

General

   The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

         o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

         o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

         o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

         o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

         o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

         o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

         o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a stripped principal certificate component and a stripped interest certificate component; or

         o  do all or any combination of the above.

   If so specified in the related prospectus supplement, distributions on one or more classes of a series of certificates may be limited to collections from a designated portion of the mortgage loans in the related mortgage pool. Any of the foregoing may be included in the certificates being offered to you.

   Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in case of stripped interest certificates, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However, Morgan Stanley Capital I Inc. or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--Book-Entry Certificates May Experience Decreased Liquidity and Payment Delay" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate certificate balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Lack of a Secondary Market May Make it Difficult for You to Resell Your Certificates" and "--The Trust Fund's Assets May be Insufficient to Pay Your Certificates in Full."

Categories of Classes of Certificates

   The certificates of any series may be comprised of one or more classes. Classes of certificates, in general, fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise that series by reference to the following categories.

Categories of Classes                     Definition

Principal Types

Accretion Directed........... A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Mortgage Assets or other assets of the trust fund for the related series.

Companion Class ............. A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Certificates....... A class consisting of "components." The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior
 or NAS...................... A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Mortgage Assets that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the trust and/or (2) scheduled principal payments on the underlying Mortgage Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Mortgage Assets that the NAS class is locked out of will be distributed to the other classes of senior certificates.

Notional Amount Certificates. A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class
 or PACs .................... A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class.... A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay............... Classes that receive principal payments in a prescribed sequence, that do not have
                              predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Strip........................ A class that receives a constant proportion, or
                              "strip," of the principal payments on the underlying Mortgage Assets or other assets of the trust fund.

Super Senior................. A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class certificate balance of the support class is reduced to zero.

Support Class................ A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated certificates are no longer outstanding.

Targeted Principal Class or
TACs ........................ A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Assets.

Interest Types

Fixed Rate................... A class with an interest rate that is fixed throughout the life of the class.

Floating Rate................ A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate........ A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate................ A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Interest Only................ A class that receives some or all of the interest payments made on the underlying
                              Mortgage Assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only............... A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual.............. A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual...................... A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

   The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, in each case calculated as described in this prospectus or any other index described in the related prospectus supplement.

LIBOR

   On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period. On that determination date, the calculation agent will determine the quotations, as of 11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month United States dollar deposits in the London Interbank market. The calculation agent will determine those quotations by reference to the Reuters Screen LIBO Page, as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or to the Telerate Screen Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBO Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

   LIBOR will be established as follows:

      (1) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

      (2) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

      o  LIBOR as determined on the previous LIBOR determination date or

      o  the reserve interest rate.

   The reserve rate is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

      (3) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (2) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

   Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

   The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

   On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:

      o  savings deposits,

      o  time deposits,

      o  FHLBSF advances,

      o  repurchase agreements, and

      o  all other borrowings.

   Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

   A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

   The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

   The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI certificates for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds Index, unless the most recently published index relates to a month prior to the third preceding month. If the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of COFI certificates, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

   The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

Treasury Index

   On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on

   (1) U.S. Treasury securities adjusted to the "constant maturity" specified in that prospectus supplement or

   (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

   Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

Prime Rate

   On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal, or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of certificates. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

Distributions

   Distributions on the certificates of each series will be made by or on behalf of the trustee on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee. Payments will be made either:

      o by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate wire transfer facilities, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or

      o by check mailed to the address of the person entitled thereto as it appears on the certificate register;

provided, however, that the final distribution in retirement of the certificates whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

Available Distribution Amount

   All distributions on the certificates of each series on each distribution date will be made from the Available Distribution Amount, in accordance with the terms described in the related prospectus supplement.

   The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

Distributions of Interest on the Certificates

   Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. If so specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Distributions of interest in respect of the certificates of any class will be made on each distribution date--other than any class of accrual certificates, which will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest--based on the accrued certificate interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of accrued certificate interest otherwise distributable on the class will be added to the certificate balance thereof on each distribution date. Unless otherwise provided in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding certificate balance of the stripped interest certificates immediately prior to the distribution date, at the applicable pass-through rate, reduced as described below. To the extent specified in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding notional amount of the stripped interest certificates immediately prior to each distribution date, at the applicable pass-through rate, reduced as described below in the next paragraph.

   The method of determining the notional amount for any class of stripped interest certificates will be described in the related prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the accrued certificate interest on a series of certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued certificate interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies, including:

      o  delinquencies,

      o  losses, and

      o  Deferred Interest

on or in respect of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund. To the extent specified in the related prospectus supplement, any reduction in the amount of accrued certificate interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any Deferred Interest on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund will result in a corresponding increase in the certificate balance of the class. See "Risk Factors--The Rate of Prepayment on Mortgage Assets May Adversely Affect Average Lives and Yields on Certificates" and "Yield Considerations."

Distributions of Principal of the Certificates

   The certificates of each series, other than certain classes of stripped interest certificates, will have a certificate balance. The certificate balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding certificate balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding certificate balance may be increased in respect of Deferred Interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding certificate balance may be increased, in the case of accrual certificates prior to the distribution date on which distributions of interest are required to commence, by any related accrued certificate interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable cut-off date. The initial aggregate certificate balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled to the distributions of principal in accordance with the provisions described in the prospectus supplement until the certificate balance of that class has been reduced to zero. Stripped Interest Certificates with no certificate balance are not entitled to any distributions of principal.

Components

   To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. The descriptions set forth under "--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to certificate balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates of Prepayment Premiums

   If so provided in the related prospectus supplement, prepayment premiums that are collected on the mortgage loans and mortgage-backed securities in the related trust fund will be distributed on each distribution date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

   If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage loans and mortgage-backed securities have been incurred, the amount of losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans and mortgage-backed securities comprising the trust fund.

Advances in Respect of Delinquencies

   With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the certificate account that are not included in the Available Distribution Amount for the distribution date, in an amount equal to the aggregate of payments of principal other than any balloon payments, and interest, net of related servicing fees and retained interest loans and mortgage-backed securities, that were due on the mortgage loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The advances will be made subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of senior certificates. The advance obligation may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of subordinate certificates.
See "Description of Credit Support."

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of the series. However, advances will be reimbursable from amounts in the certificate account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a nonrecoverable advance. If advances have been made by the master servicer from excess funds in the certificate account, the master servicer is required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

   If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the related prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

   The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes mortgage-backed securities will describe any corresponding advancing obligation of any person in connection with such mortgage-backed securities.

Reports to Certificateholders

   Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

   (1) the amount of the distribution to holders of certificates of that class applied to reduce the certificate balance thereof;

   (2) the amount of the distribution to holders of certificates of that class allocable to accrued certificate interest, including any shortfalls in the payment of interest due on the certificates or any interest that is accrued but is not then payable or has been carried forward because of any cap on the amount of interest that is currently payable;

   (3) the amount of the distribution allocable to prepayment premiums;

   (4) the amount of related servicing compensation received by a servicer and, if payable directly out of the related trust fund, by any subservicer and any other customary information as that servicer or trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

   (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

   (6) the aggregate principal balance of the assets at the close of business on that distribution date;

   (7) the number and aggregate principal balance of mortgage loans in respect of which:

      o  one scheduled payment is delinquent;

      o  two scheduled payments are delinquent;

      o  three or more scheduled payments are delinquent; and

      o  foreclosure proceedings have been commenced;

   (8) with respect to any mortgage loan liquidated during the related Due
Period:

      o the portion of liquidation proceeds payable or reimbursable to the servicer or any other entity in respect of such mortgage loan; and

      o  the amount of any loss to certificateholders;

   (9) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

      o  the loan number of the related mortgage loan; and

      o  the date of acquisition;

   (10) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

      o  the book value;

      o the principal balance of the related mortgage loan immediately following the distribution date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement;

      o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof; and

      o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

   (11) with respect to any REO property sold during the related Due Period:

      o  the aggregate amount of sale proceeds;

      o the portion of sales proceeds payable or reimbursable to the servicer in respect of the REO property or the related mortgage loan; and

      o the amount of any loss to certificateholders in respect of the related mortgage loan;

   (12) the aggregate certificate balance or notional amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the distribution date, separately identifying any reduction in the certificate balance due to the allocation of any loss and increase in the certificate balance of a class of accrual certificates in the event that accrued certificate interest has been added to the balance;

   (13) the aggregate amount of principal prepayments made during the related Due Period;

   (14) the amount deposited in the reserve fund, if any, on the distribution date;

   (15) the amount remaining in the reserve fund, if any, as of the close of business on the distribution date;

   (16) the aggregate unpaid accrued certificate interest, if any, on each class of certificates at the close of business on the distribution date;

   (17) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the distribution date, and, if available, the immediately succeeding distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

   (18) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the distribution date and the immediately succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement;

   (19) as to any series which includes credit support, the amount of coverage of each instrument of credit support included therein as of the close of business on the distribution date; and

   (20) the aggregate amount of payments by the borrowers of:

      o  default interest;

      o  late charges; and

      o  assumption and modification fees collected during the related Due
         Period.

   In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts shall be expressed as a dollar amount per minimum denomination of certificates or for another specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (1), (2), (12), (16) and (17) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the servicer or the trustee, as applicable, with respect to any mortgage-backed securities. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of certificates.

   Within a reasonable period of time after the end of each calendar year, the servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses
(1)-(4) above, aggregated for the calendar year or the applicable portion of the calendar year during which the person was a certificateholder. This obligation of the servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the servicer or the trustee pursuant to any requirements of the Internal

Revenue Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Termination

   The obligations created by the related Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of:

      o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto; and

      o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

   In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

   If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the related prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

Book-Entry Registration and Definitive Certificates

   As described in the related prospectus supplement, if not issued in fully registered form, each class of certificates will be registered as book-entry certificates. Persons acquiring beneficial ownership interests in the certificates--the certificate owners--will hold their certificates through The Depository Trust Company in the United States, or, if provided in the related prospectus supplement, Clearstream Banking (formerly Cedelbank) or Euroclear Bank S.A./N.V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear."

   The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the certificates and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry certificate exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-entry certificate will be entitled to receive a physical certificate representing that certificate. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the certificates will be Cede & Co., as nominee of DTC or one of the relevant depositories. Certificate owners are only permitted to exercise their rights indirectly through participants and DTC.

   Purchases of book-entry certificates under the DTC system must be made by or through Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each certificateholder is in turn to be recorded on the Participants' or Securities Intermediaries' records. The Securities Intermediary's ownership of a book-entry certificate will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Securities Intermediary is not a Participant and on the records of Clearstream or Euroclear, as appropriate. certificateholders will not receive written confirmation from DTC of their purchase, but certificateholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the certificateholder entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of certificateholders. certificateholders will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates is discontinued.

   To facilitate subsequent transfers, all book-entry certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry certificates with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual certificateholders of the book-entry certificates; DTC's records reflect only the identity of the Participants to whose accounts such book-entry certificates are credited, which may or may not be the certificateholders. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to certificateholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuing entity as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the book-entry certificates are credited on the record date (identified in a listing attached to the omnibus proxy).

   Distributions on the book-entry certificates will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to certificateholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the certificateholders shall be the responsibility of Participants and indirect participants.

   Because of time zone differences, credits of certificates received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in certificates settled during the processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of certificates by or through a Clearstream Participant or Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between participants will occur in accordance with the DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving certificates in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries for Clearstream or Euroclear.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

   Clearstream is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 37 currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a licensed bank, Clearstream is regulated by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels.

   Belgium office of Euroclear Bank, as Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

   The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

   Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

   Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding." Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry certificates.

   Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry certificates of those beneficial owners are credited.

   DTC has advised the depositor that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the applicable agreement only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that actions are taken on behalf of Securities Intermediaries whose holdings include those book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken with respect to other certificates.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates and then will recognize the holders of the definitive certificates as certificateholders under the applicable agreement.

   Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

   None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                          DESCRIPTION OF THE AGREEMENTS

   The certificates will be offered pursuant to a pooling and servicing agreement or a trust agreement.

      o A pooling and servicing agreement will be used where the trust fund includes mortgage loans. The parties to a pooling and servicing agreement will be Morgan Stanley Capital I Inc., a trustee and a master servicer appointed as of the date of the pooling and servicing agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of mortgage loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing mortgage loans directly.

      o A trust agreement will be used where the trust fund does not include mortgage loans. The parties to a trust agreement will be Morgan Stanley Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the trust agreement for any trust fund to administer the trust fund.

   The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Any trust agreement will generally conform to the form of pooling and servicing agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of mortgage loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036. Attention:
Mortgage Securities.

Assignment of Assets; Repurchases

   At the time of issuance of any series of certificates, Morgan Stanley Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The depositor will have acquired the trust assets directly or through one or more entities, from one or more sellers identified in the prospectus supplement, one of which shall be identified as the sponsor of the securitization The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and mortgaged-backed security will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information:

      o in respect of each mortgage loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and loan-to-value ratio as of the date indicated and payment and prepayment provisions, if applicable; and

      o in respect of each mortgage-backed security included in the related trust fund, including without limitation, the related issuer, servicer and trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

   With respect to each mortgage loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, loan documents, which to the extent specified in the related prospectus supplement will include:

      o the original mortgage note endorsed, without recourse, in blank or to the order of the trustee,

      o the original mortgage or a certified copy with evidence of recording, and

      o  an assignment of the mortgage to the trustee in recordable form.

Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. To the extent specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note.

   Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the related prospectus supplement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, recordation of the assignment of mortgage is not required in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the mortgage loan.

   The trustee or a custodian will review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then unless otherwise specified in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related mortgage loan from the trustee at the Purchase Price or substitute for the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. To the extent specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

   With respect to each government security or mortgage-backed security in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the government security or mortgage-backed security, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the government security or mortgage-backed security, as applicable, to the trustee for the benefit of the certificateholders. With respect to each government security or mortgage-backed security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the Uniform Commercial Code, Morgan Stanley Capital I Inc. and the trustee will cause the government security or mortgage-backed security to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any mortgage-backed securities and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.


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

Representations and Warranties; Repurchases

   Unless otherwise provided in the related prospectus supplement, Morgan Stanley Capital I Inc. will, with respect to each mortgage loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

      o the accuracy of the information set forth for the mortgage loan on the schedule of assets appearing as an exhibit to the related Agreement;

      o the existence of title insurance insuring the lien priority of the mortgage loan;

      o the authority of the warrantying party to sell the mortgage loan;

      o the payment status of the mortgage loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

      o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

      o the existence of hazard and extended perils insurance coverage on the mortgaged property.

   Any warrantying party, if other than Morgan Stanley Capital I Inc. or the sponsor, shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

   Representations and warranties made in respect of a mortgage loan may have been made as of a date prior to the applicable cut-off date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the mortgage loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the warrantying party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected mortgage loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the warrantying party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The warrantying party would have no obligations if the relevant event that causes the breach occurs after that date.

   Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer or trustee or both, will be required to notify promptly the relevant warrantying party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the value of the mortgage loan or the interests in the mortgage loan of the certificateholders. If the warrantying party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then:

      o the warrantying party will be obligated to repurchase the mortgage loan from the trustee within a specified period from the date on which the warrantying party was notified of the breach, at the Purchase Price; or

      o if so provided in the prospectus supplement for a series, the warrantying party will have the option, within a specified period after initial issuance of such series of certificates, to cause the mortgage loan to be removed from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described in the related prospectus supplement; or

      o if so provided in the prospectus supplement for a series, the warrantying party will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.


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

   Unless otherwise provided in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a warrantying party.

   Neither Morgan Stanley Capital I Inc. except to the extent that it is the warrantying party, nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a warrantying party defaults on its obligation to do so, and no assurance can be given that warrantying parties will carry out their obligations with respect to mortgage loans.

   Unless otherwise provided in the related prospectus supplement the warrantying party will, with respect to a trust fund that includes government securities or mortgage-backed securities, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or mortgage-backed securities, covering:

      o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement; and

      o  the authority of the warrantying party to sell the assets.

   The related prospectus supplement will describe the remedies for a breach thereof.

   A master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the master servicer which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights unless otherwise provided in the related prospectus supplement, will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default" below.

Certificate Account and Other Collection Accounts

   General

   The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained the certificate account, which must be either an account or accounts:

      o the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, to the limits established by the Federal Deposit Insurance Corporation, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the certificate account is maintained; or

      o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the certificate account is limited to Permitted Investments. A certificate account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding distribution date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the certificate account will be paid to a master servicer or its designee as additional servicing compensation. The certificate account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.


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

   Deposits

   A master servicer or the trustee will deposit or cause to be deposited in the certificate account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any amounts representing a retained interest:

   (1) all payments on account of principal, including principal prepayments, on the assets;

   (2) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer or a subservicer as its servicing compensation and net of any retained interest;

   (3) all proceeds of the hazard insurance policies to be maintained in respect of each mortgaged property securing a mortgage loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the normal servicing procedures of a master servicer or the related subservicer, subject to the terms and conditions of the related mortgage and mortgage note, insurance proceeds and all liquidation proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

   (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

   (5) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

   (6) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

   (7) all proceeds of any asset or, with respect to a mortgage loan, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described under "--Realization Upon Defaulted Mortgage loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

   (8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of mortgage loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

   (9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans and mortgage-backed securities;

   (10) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

   (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

   (12) any other amounts required to be deposited in the certificate account as provided in the related Agreement and described in the related prospectus supplement.


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

   Withdrawals

   A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the certificate account for each trust fund for any of the following purposes:

   (1) to make distributions to the certificateholders on each distribution date;

   (2) to reimburse a master servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and retained interest, on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

   (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

   (4) to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of subordinate certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

   (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these remain outstanding and unreimbursed;

   (6) to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Matters Regarding a Master Servicer and the Depositor";

   (7) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

   (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

   (9) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the certificate account;

   (10) to pay the person entitled thereto any amounts deposited in the certificate account that were identified and applied by the master servicer as recoveries of retained interest;

   (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

   (12) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited Transactions and Other Taxes";


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

   (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the defaulted mortgage loan or property;

   (14) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

   (15) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the warrantying party to remedy any breach of representation or warranty under the Agreement;

   (16) to pay the person entitled thereto any amounts deposited in the certificate account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases" or otherwise;

   (17) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

   (18) to clear and terminate the certificate account at the termination of the trust fund.

   Other Collection Accounts

   Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn from the collection account and deposited into the appropriate certificate account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the certificate account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

Collection and Other Servicing Procedures

   The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late mortgage loan payment.

   Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the mortgage loan; processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage loans. To the extent specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

   The master servicer may agree to modify, waive or amend any term of any mortgage loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not:


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

      o affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan; or

      o in its judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

   The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a mortgage loan if, unless otherwise provided in the related prospectus supplement:

      o in its judgment, a material default on the mortgage loan has occurred or a payment default is imminent; and

      o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

   The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any mortgage loan.

Subservicers

   A master servicer may delegate its servicing obligations in respect of the mortgage loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each sub-servicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under a subservicing agreement.

   Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a retained interest in certain mortgage loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses."

Realization Upon Defaulted Mortgage Loans

   A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

      o monitor any mortgage loan which is in default;

      o contact the borrower concerning the default;

      o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property;

      o initiate corrective action in cooperation with the borrower if cure is likely;

      o inspect the mortgaged property; and

      o take any other actions as are consistent with the Servicing Standard.

   A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.


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

   The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a mortgage loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

   Any Agreement relating to a trust fund that includes mortgage loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

   If so specified in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

   If a default on a mortgage loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the Servicing Standard, the master servicer, on behalf of the trustee, may at any time:

      o institute foreclosure proceedings;

      o exercise any power of sale contained in any mortgage;

      o obtain a deed in lieu of foreclosure; or

      o otherwise acquire title to a mortgaged property securing the mortgage loan.

   Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

      o the Internal Revenue Service grants an extension of time to sell the property; or

      o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

   Subject to the foregoing, the master servicer will be required to:

      o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property; and


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

      o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

   The limitations imposed by the related Agreement and the REMIC provisions of the Internal Revenue Code, if a REMIC election has been made with respect to the related trust fund, on the ownership and management of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of Mortgage Loans--Foreclosure."

   If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of the liquidation proceeds to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

   If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of credit support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines:

      o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses; and

      o that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

   As servicer of the mortgage loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of credit support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans.

   If a master servicer or its designee recovers payments under any instrument of credit support with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

Hazard Insurance Policies

   To the extent specified in the related prospectus supplement, each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. To the extent specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released


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

to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note will be deposited in the certificate account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mud flows, wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

   The hazard insurance policies covering the mortgaged properties securing the mortgage loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of:

      o the replacement cost of the improvements less physical depreciation; and

      o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

   Each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

   Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer or subservicer, as the case may be, from the collection account, with interest thereon, as provided by the Agreement.

   Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

Fidelity Bonds and Errors and Omissions Insurance

   To the extent specified in the related prospectus supplement, each Agreement will require that the master servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer. The related Agreement will allow the master servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer so long as criteria set forth in the Agreement are met.


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

Due-on-Sale Provisions

   Some of the mortgage loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law; provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. To the extent specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of Mortgage Loans--Due-on-Sale Clauses."

Retained Interest; Servicing Compensation and Payment of Expenses

   The prospectus supplement for a series of certificates will specify whether there will be any retained interest in the assets, and, if so, the initial owner thereof. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

   To the extent specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any retained interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes mortgage loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the certificate account or any account established by a subservicer pursuant to the Agreement.

   The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement may be borne by the trust fund.

   If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any mortgage loans in the related trust fund during that period prior to their respective due dates therein.

Evidence as to Compliance

   The master servicer will be required to deliver to the depositor and the trustee by not later than March 15th of each year, starting in the year following the year of issuance of the related series of securities, an officer's certificate stating that:

      o a review of the activities of the master servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision; and

      o to the best of such officer's knowledge, based on such review, the master servicer has fulfilled all of its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default, including the steps being taken by the master servicer to remedy such default.


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

   In addition, on or prior to March 15th of each year, commencing with the year following the year of issuance of the related series of securities , the master servicer will be required to deliver to the depositor an Assessment of Compliance that contains the following:

      o a statement of the master servicer's responsibility for assessing compliance with the servicing criteria applicable to it;

      o a statement that the master servicer used the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria;

      o the master servicer's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the master servicer; and

      o a statement that a registered public accounting firm has issued an attestation report on the master servicer's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

   The master servicer will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the master servicer's assessment of compliance with the applicable servicing criteria.

   In addition, the related prospectus supplement will identify each other party performing a servicing function that will be required to provide either or both of the above evidences of compliance. You will be able to obtain copies of these statements and reports without charge upon written request to the trustee at the address provided in the prospectus supplement.

Matters Regarding a Master Servicer and the Depositor

   For each series of certificates, the servicing of the related loans may be provided, as specified in the prospectus supplement, either by the master servicer directly, by one or more servicers under supervision by the master servicer, or by a single servicer that is a party to the applicable agreement for the series and services the loans directly or through one or more subservicers. The master servicer, if any, or a servicer for substantially all the mortgage loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the mortgage loans, if applicable. In general, descriptions of the rights and obligations of a master servicer in this prospectus will also be applicable to any servicer.

   If the master servicer services the loans through servicers, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers.

   To the extent specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it; provided that the other activities of the master servicer causing the conflict were carried on by the master servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

   To the extent specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee or agent of a master


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

servicer or Morgan Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise described in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

      o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

      o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

      o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

      o incurred in connection with any violation of any state or federal securities law; or

      o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

   In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the certificate account.

   In general, the only obligations of the depositor with respect to a series of certificates will be to obtain representations and warranties from the sponsor, the sellers and/or the originators regarding the assets to the depositor for inclusion in the related trust fund. The depositor will also establish the trust fund for each series of certificates and will assign to the trustee for the related series the assets to be included in the related trust fund and the depositor's rights with respect to those representations and warranties. The only ongoing responsibilities of the depositor with respect to any series of certificates will be, if necessary, to assure that it has fully transferred to the trust fund its rights in the assets of the trust fund. The depositor will have no ongoing servicing, administrative or enforcement obligations with respect to any trust fund.

   Any person into which the master servicer or Morgan Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Capital I Inc., will be the successor of the master servicer or Morgan Stanley Capital I Inc., as the case may be, under the related Agreement.

Events of Default

   Unless otherwise provided in the related prospectus supplement for a trust fund that includes mortgage loans, Events of Default under the related Agreement will include:


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

      o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

      o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

      o any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

   Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

Rights Upon Event of Default

   So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any retained interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise described in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

   Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the voting rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in the first bullet point under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

   No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee


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

for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the Agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

   Each Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the Agreement:

      o  to cure any ambiguity;

      o to conform the Agreement to this Prospectus and the prospectus supplement provided to investors in connection with the initial offering of the related certificates

      o to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

      o to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

      o  to comply with any requirements imposed by the Internal Revenue Code;

provided that the amendment--other than an amendment for the purpose specified in the fourth bullet point above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

   To the extent specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected thereby evidencing not less than 51% of the voting rights, for any purpose; provided, however, that to the extent specified in the related prospectus supplement, no such amendment may:

      o reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

      o adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
         (1), without the consent of the holders of all certificates of that class; or

      o modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

   However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

The Trustee

   The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.


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Duties of the Trustee

   The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee in respect of the certificates or the assets, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

Matters Regarding the Trustee

   Unless otherwise described in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the certificate account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

      o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

      o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

      o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

      o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the voting rights for the series; provided, however, that the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the related Agreement, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

Resignation and Removal of the Trustee

   The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

   If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

   Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.


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                           DESCRIPTION OF CREDIT SUPPORT

General

   For any series of certificates, credit support may be provided with respect to one or more classes thereof or the related assets. Credit support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the related prospectus supplement.

   Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire certificate balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the credit support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

   If credit support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

      o  the nature and amount of coverage under the credit support;

      o any conditions to payment thereunder not otherwise described in this prospectus;

      o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced;

      o  the material provisions relating to such credit support; and

      o information regarding the obligor under any instrument of credit support, including:

      o  a brief description of its principal business activities;

      o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

      o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

      o its total assets, and its stockholders or policyholders surplus, if applicable, as of the date specified in the prospectus supplement.

   See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage."

Subordinate Certificates

   If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions of principal and interest from the certificate account on any distribution date will be subordinated to the rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of


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subordination of a class or classes of subordinate certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

   If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans and mortgage-backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans and mortgage-backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

Insurance or Guarantees for the Mortgage Loans

   If so provided in the prospectus supplement for a series of certificates, the mortgage loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

Letter of Credit

   If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and mortgage-backed securities on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

Insurance Policies and Surety Bonds

   If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any instrument for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

   If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.


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   Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent described in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each distribution date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

   Moneys deposited in any reserve funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related reserve fund for the series, and any loss resulting from these investments will be charged to the reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise described in the related prospectus supplement.

   Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to certificateholders and use of investment earnings from the reserve fund, if any.

Credit Support for Mortgage-Backed Securities

   If so provided in the prospectus supplement for a series of certificates, the mortgage-backed securities in the related trust fund or the mortgage loans underlying the mortgage-backed securities may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify as to each form of credit support the information indicated above under "Description of Credit Support--General" to the extent the information is material and available.


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                         LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains general summaries of certain legal aspects of loans secured by single-family residential properties. The legal aspects are governed primarily by applicable state law, which laws may differ substantially. As such, the summaries do not purport to:

      o  be complete;

      o  reflect the laws of any particular state; or

      o encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."

General

   All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

   A mortgage either creates a lien against or constitutes a conveyance of real property between two parties:

      o a mortgagor--the borrower and usually the owner of the subject property, and

      o  a mortgagee--the lender.

   In contrast, a deed of trust is a three-party instrument, among:

      o  a trustor--the equivalent of a borrower,

      o  a trustee to whom the mortgaged property is conveyed, and

      o  a beneficiary--the lender--for whose benefit the conveyance is made.

   Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

   By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by


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the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest in Real Property

   The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage or other instrument may encumber other interests in real property such as:

      o  a tenant's interest in a lease of land or improvements, or both, and

      o  the leasehold estate created by the lease.

A mortgage or other instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. To the extent specified in the prospectus supplement, Morgan Stanley Capital I Inc. or the asset seller will make certain representations and warranties in the Agreement with respect to any mortgage loans that are secured by an interest in a leasehold estate. The representations and warranties, if applicable, will be set forth in the prospectus supplement.

Cooperative Loans

   If specified in the prospectus supplement relating to a series of offered certificates, the mortgage loans may also consist of cooperative apartment loans secured by security interests in shares issued by a cooperative and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This type of lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

   Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations:

      o arising under a blanket mortgage, the lender holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or

      o arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

   Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the lender. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any


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collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

   The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

Foreclosure

   General

   Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

   Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   Judicial Foreclosure

   A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

   Equitable Limitations on Enforceability of Certain Provisions

   United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual


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circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

   Non-Judicial Foreclosure/Power of Sale

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   Public Sale

   A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

   A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale clause" contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

   The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any


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proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO Properties

   If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer, on behalf of the certificateholders, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

      o  the Internal Revenue Service grants an REO extension or

      o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Internal Revenue Code.

Subject to the foregoing, the master servicer or any related subservicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer may retain an independent contractor to operate and manage any REO property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer of its obligations with respect to the REO property.

   In general, the master servicer or any related subservicer or an independent contractor employed by the master servicer or any related subservicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer could determine, particularly in the case of an REO property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax. To the extent that income the trust fund receives from an REO property is subject to a tax on (i) "net income from foreclosure property" that income would be subject to federal income tax at the highest marginal corporate tax rate--currently 35% or (ii) "prohibited transactions," that income would be subject to federal income tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Generally, income from an REO property that is directly operated by the master servicer or any related subservicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be subject to federal income tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of the income could be subject to federal income tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders.

   Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

   Rights of Redemption

   The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those


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having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

   The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Under the REMIC provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC provisions.

   Cooperative Loans

   The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement which will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

   Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

   In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In


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determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

   Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

   In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

Junior Mortgages

   Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are subordinate to first mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior lender's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" in this prospectus.

   Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior lender or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the lender or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first lender expends these sums, such sums will generally have priority over all sums due under the junior mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

   Statutes in some states limit the right of a beneficiary under a deed of trust or a lender under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or


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affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

   Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

   Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

   Generally, Article 9 of the Uniform Commercial Code governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the Uniform Commercial Code to prohibit a deficiency award unless the creditor establishes that the sale of the collateral which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Environmental Legislation

   Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a trust fund) secured by residential real property. In the event that title to a mortgaged property securing a mortgage loan in a trust fund was acquired by the trust fund and cleanup costs were incurred in respect of the mortgaged property, the holders of the related series of certificates might realize a loss if such costs were required to be paid by the trust fund.

Due-on-Sale Clauses

   Unless the related prospectus supplement indicates otherwise, the mortgage loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related mortgaged property. The enforceability of "due-on-sale" clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses


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contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of these clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

   The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges

   Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if the loans are paid prior to maturity. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the mortgage loans. The absence of a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans.

Subordinate Financing

   Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

      o  the borrower may have difficulty servicing and repaying multiple loans;

      o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

      o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

      o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

      o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest


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rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

   Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

   In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

      o the interest rate, discount points and charges as are permitted in that state; or

      o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

   Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

   Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act provides that, notwithstanding any state law to the contrary:

      o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

      o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

      o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

   Title VIII of the Garn-St Germain Act provides that any state may reject applicability of the provisions of Title VIII of the Garn-St Germain Act by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken this type of action.


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

Servicemembers' Civil Relief Act

   Under the terms of the Servicemembers' Civil Relief Act (formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Servicemembers' Civil Relief Act, as amended, applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Servicemembers' Civil Relief Act, as amended, applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Servicemembers' Civil Relief Act, as amended. Application of the Servicemembers' Civil Relief Act, as amended, would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Servicemembers' Civil Relief Act, as amended, would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

Forfeiture for Drug, RICO and Money Laundering Violations

   Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

   In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.


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                         FEDERAL INCOME TAX CONSEQUENCES

   The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley Austin Brown & Wood LLP or Latham & Watkins LLP or Cadwalader, Wickersham & Taft LLP, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including the REMIC Regulations promulgated by the Treasury Department, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which, for example, banks and insurance companies, may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

General

   The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

Grantor Trust Funds

   If a REMIC election is not made, Sidley Austin Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP will deliver its opinion that the trust fund will not be classified as a publicly traded partnership, a taxable mortgage pool or an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E,
Part I of subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

a.  Single Class of Grantor Trust Certificates

   Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and mortgage-backed securities in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan and mortgage-backed security because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

   Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Internal Revenue Code Sections 162 or 212, each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Internal Revenue Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Internal Revenue Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of:

      o 3% of the excess of adjusted gross income over the applicable amount and

      o 80% of the amount of itemized deductions otherwise allowable for such taxable year.


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   This limitation will be phased out beginning in 2006 and eliminated after
2009.

   In general, a grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is paid to the master servicer, whichever is earlier, and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and mortgage-backed securities. The mortgage loans and mortgage-backed securities would then be subject to the "coupon stripping" rules of the Internal Revenue Code discussed below under "--Stripped Bonds and Coupons."

   Unless otherwise described in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

      o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Internal Revenue Code Section 7701(a)(19) representing principal and interest payments on mortgage loans and mortgage-backed securities will be considered to represent "loans secured by an interest in real property which is ... residential property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal Revenue Code section;

      o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans and mortgage-backed securities will be considered to represent "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(5)(B), and interest income on the mortgage loans and mortgage-backed securities will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B), to the extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal Revenue Code section; and

      o a grantor trust certificate owned by a REMIC will represent "obligation[s] which [are] principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3).

   Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in Internal Revenue Code Section 1286, and, as a result, these assets would be subject to the stripped bond provisions of the Internal Revenue Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each government security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

   Buydown Loans. The assets constituting certain trust funds may include buydown loans. The characterization of any investment in buydown loans will depend upon the precise terms of the related buydown agreement, but to the extent that buydown loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Internal Revenue Code. There are no directly


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applicable precedents with respect to the federal income tax treatment or the characterization of investments in buydown loans. Accordingly, grantor trust certificateholders should consult their own tax advisors with respect to the characterization of investments in grantor trust certificates representing an interest in a trust fund that includes buydown loans.

   Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan and mortgage-backed security based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans and mortgage-backed securities at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans and mortgage-backed securities were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for the grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable Prepayment Assumption should be used in computing amortization of premium allowable under Internal Revenue Code Section 171. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

   If a premium is not subject to amortization using a reasonable Prepayment Assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss if a mortgage loan or an underlying mortgage loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan or underlying mortgage loan. If a reasonable Prepayment Assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Internal Revenue Code Section 1272(a)(6). Absent further guidance from the Internal Revenue Service and unless otherwise described in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

   Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans and mortgage-backed securities meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Internal Revenue Code provisions or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

   Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans and mortgage-backed securities may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or mortgage-backed security allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations


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implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

   The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

   The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of

      o  the total remaining market discount and

      o a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

   For grantor trust certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

      o  the total remaining market discount and

      o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

   For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

   A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt


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instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Single Class of Grantor Trust Certificates--Premium" above in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the Internal Revenue Service.

   Anti-abuse Rule. The Internal Revenue Service can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, mortgage-backed security or grantor trust certificate or the effect of applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

b.  Multiple Classes of Grantor Trust Certificates

   1. Stripped Bonds and Stripped Coupons

   Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Internal Revenue Code Sections 1271 through 1288, Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

   Excess Servicing will be Treated Under the Stripped Bond Rules. If the excess servicing fee is less than 100 basis points, i.e., 1% interest on the mortgage asset principal balance, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The Internal Revenue Service appears to require that reasonable servicing fees be calculated on a mortgage asset by mortgage asset basis, which could result in some mortgage loans and mortgage-backed securities being treated as having more than 100 basis points of interest stripped off. See "--Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" in this prospectus.

   Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans and mortgage-backed securities issued on the day the certificate is purchased for purposes of calculating any original issue discount. Generally, if the discount on a mortgage loan or mortgage-backed security is larger than a de minimis amount, as calculated for purposes of the original issue discount rules, a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Internal Revenue Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" in this prospectus. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans and mortgage-backed securities as market discount rather than original issue discount if either

      o the amount of original issue discount with respect to the mortgage loans and mortgage-backed securities is treated as zero under the original issue discount de minimis rule when the certificate was stripped or

      o no more than 100 basis points, including any amount of servicing fees in excess of reasonable servicing fees, is stripped off of the trust fund's mortgage loans and mortgage-backed securities.

   Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the Internal Revenue Service to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

   The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Internal Revenue Code could be read literally to require that original issue discount computations be made for each payment from each mortgage loan or mortgage-backed security. Unless otherwise described in the related prospectus supplement, all payments from a mortgage loan or mortgage-backed security underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the original issue discount rules of the Internal Revenue Code, in which


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

case, all payments from the mortgage loan or mortgage-backed security would be included in the stated redemption price at maturity for the mortgage loan and mortgage-backed security purposes of calculating income on the certificate under the original issue discount rules of the Internal Revenue Code.

   It is unclear under what circumstances, if any, the prepayment of mortgage loans and mortgage-backed securities will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the certificate is treated as an interest in discrete mortgage loans or mortgage-backed securities, or if no Prepayment Assumption is used, then when a mortgage loan or mortgage-backed security is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or mortgage-backed security.

   In light of the application of Internal Revenue Code Section 1286, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificate, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Bond Certificate generally will be different than that reported to holders and the Internal Revenue Service.

   Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

   Treatment of Certain Owners. Several Internal Revenue Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans and mortgage-backed securities of the type that make up the trust fund. With respect to these Internal Revenue Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans and mortgage-backed securities. While Internal Revenue Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Internal Revenue Code provisions addressing original issue discount, it is not clear whether such characterization would apply with regard to these other Internal Revenue Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, unless otherwise described in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(5)(B) and "loans ... secured by, an interest in real property which is ... residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans and mortgage-backed securities and interest on such mortgage loans and mortgage-backed securities qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s]...which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

   2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

   The original issue discount rules of Internal Revenue Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans and mortgage-backed securities as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers--other than individuals--originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently


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

deductible by the borrower under applicable Internal Revenue Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans and mortgage-backed securities. Original issue discount on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans and mortgage-backed securities other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

   Under the Internal Revenue Code, the mortgage loans and mortgage-backed securities underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of original issue discount equal to the excess of such asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or mortgage-backed security is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or mortgage-backed security is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this original issue discount, as described below under "--Accrual of Original Issue Discount," will, unless otherwise described in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued.

   In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

   Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the original issue discount on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the distribution dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

   o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

   o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

   The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.


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

   Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans and mortgage-backed securities acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans and mortgage-backed securities--e.g., that arising from a "teaser" rate--would still need to be accrued.

   3. Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

   The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the Internal Revenue Service has not issued guidance under the Internal Revenue Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly original issue discount income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

   Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

c.  Sale or Exchange of a Grantor Trust Certificate

   Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the original issue discount included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Internal Revenue Code Section 1221, except to the extent described above with respect to the market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year.

   Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

   It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

   o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

   o  the grantor trust certificate is part of a straddle;

   o the grantor trust certificate is marketed or sold as producing capital gain; or


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

   o other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

   Grantor trust certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d.  Non-U.S. Persons

   Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans and mortgage-backed securities that were issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to

   o  an owner that is not a U.S. Person or

   o a grantor trust certificate holder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

   Accrued original issue discount recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans and mortgage-backed securities issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans and mortgage-backed securities, or such grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans and mortgage-backed securities of where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or mortgage-backed security secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

e.  Information Reporting and Backup Withholding

   The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the Treasury Department published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury regulation Section


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

301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate of the entire purchase price, unless either

   o the broker determines that the seller is a corporation or other exempt recipient, or

   o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

   Such a sale must also be reported by the broker to the Internal Revenue Service, unless either

   o  the broker determines that the seller is an exempt recipient or

   o the seller certifies its non-U.S. Person status and other conditions are met.

   Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

   Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

REMICS

   The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Internal Revenue Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley Austin Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

   In general, with respect to each series of certificates for which a REMIC election is made:


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         o  certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Internal Revenue Code Section 7701(a)(19)(C);

         o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Internal Revenue Code
            Section 856(c)(5)(B); and

         o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B).

   If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Internal Revenue Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

   In some instances the mortgage loans and mortgage-backed securities may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 856(c)(5)(B), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1).

   A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes, not including recreational vehicles, campers or similar vehicles, that are "single family residences" under Internal Revenue Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Internal Revenue Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

   Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley Austin Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

   Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

         o  "real estate assets" within the meaning of Internal Revenue Code
            Section 856(c)(5)(B);

         o "loans secured by an interest in real property" under Internal Revenue Code Section 7701(a)(19)(C); and

         o whether the income on such certificates is interest described in Internal Revenue Code Section 856(c)(3)(B).

a.  Taxation of Owners of REMIC Regular Certificates

   General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its


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assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

   Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with original issue discount. Generally, the original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The REMIC Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

   Rules governing original issue discount are set forth in Internal Revenue Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Internal Revenue Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the Prepayment Assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

   In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

   Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis original issue discount, as determined under the foregoing rule, will be treated as original issue discount. Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

   Under the de minimis rule, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular


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Certificate multiplied by the weighted average maturity of the REMIC Regular
Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis original issue discount as well as market discount under a constant interest method.

   The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with original issue discount. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of original issue discount rather than being immediately deductible, when prepayments on the mortgage loans and mortgage-backed securities exceed those estimated under the Prepayment Assumption. The Internal Revenue Service might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Internal Revenue Code Section 1272(a)(6), they represent the only guidance regarding the current views of the Internal Revenue Service with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the Internal Revenue Service could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

   Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than a REMIC Regular Certificate based on a notional amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Internal Revenue Code
Section 171 is made to amortize such premium. Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period--an "accrual period"--that ends on the day in the calendar year corresponding to a distribution date, or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by:


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         o  adding (1) the present value at the end of the accrual
            period--determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption--of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

   The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease--but never below zero--in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of original issue discount may be determined according to an appropriate allocation under any reasonable method.

   A subsequent purchaser of a REMIC Regular Certificate issued with original issue discount who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that REMIC Regular Certificate. In computing the daily portions of original issue discount for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

         o the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

         o any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

   A holder who pays an acquisition premium instead may elect to accrue original issue discount by treating the purchase as a purchase at original issue.

   The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of REMIC Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

   Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Under the original issue discount rules, interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally:

         o  the interest is unconditionally payable at least annually;


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         o  the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

         o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificate.

   The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

   Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the Internal Revenue Service may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how original issue discount would be determined for debt instruments subject to Internal Revenue Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payments debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

   Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the Internal Revenue Service.

   Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Internal Revenue Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with original issue discount, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Internal Revenue Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.


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   The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

   The Internal Revenue Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of

   1) the total remaining market discount and

   2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period.

   For REMIC Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

   1) the total remaining market discount and

   2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

   For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

   A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount, will also apply in amortizing bond premium under Internal Revenue Code Section 171. The Internal Revenue Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Internal Revenue Code Section 1272(a)(6), such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.


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

   Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as original issue discount, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

   Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinate certificates, and in the event there are defaults or delinquencies on the mortgage loans and mortgage-backed securities, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinate certificates attributable to defaults and delinquencies on the mortgage loans and mortgage-backed securities, except to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income reported by a subordinate certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults and delinquencies on the mortgage loans and mortgage-backed securities. Timing and characterization of such losses is discussed in "--Treatment of Realized Losses" below.

   Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Internal Revenue Code Section 1221.

   Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

   Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

   o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Internal Revenue Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

   o  the amount actually includible in such holder's income.


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   Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Internal Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

   The certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

   The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

   Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each such distribution date. The period between the closing date for Payment Lag Certificates and their first distribution date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the closing date and the first distribution date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

   Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

   Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

   Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of subordinate certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an


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accrual method without giving effect to delays and reductions in distributions on the subordinate certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults and delinquencies on the mortgage loans.

   Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

   Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued original issue discount, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

         o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

         o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Internal Revenue Code Section 957, related to the issuer; and

         o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular Certificateholder.

   If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued original issue discount, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by a holder that is a non-U.S. Person of a trade or business in the United States, then the holder will not be subject to the 30% withholding tax on gross income therefrom but will be subject to U.S. income tax at regular graduated rates on its net income and, if such holder is a corporation, may be subject to U.S. branch profits tax as well.

   Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

   REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the Internal Revenue Service may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a borrower is a "United States shareholder" within the meaning of Internal Revenue Code Section 951(b), are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related borrower.


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   Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2003, 29% for 2004-05 and 28% for 2006-2010 may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the backup withholding rate on the entire purchase price, unless either:

         o the broker determines that the seller is a corporation or other exempt recipient, or

         o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a non-U.S. Person, and other conditions are met.

   A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the Internal Revenue Service, unless either:

         o  the broker determines that the seller is an exempt recipient, or

         o the seller certifies its non-U.S. Person status and other conditions are met.

   Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

   Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

b.  Taxation of Owners of REMIC Residual Certificates

   Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to the limitations on the deductibility of passive losses. As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

   A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions that is, phantom income. This mismatching may be caused by the use of certain required tax accounting


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methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and mortgage-backed securities and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative value. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

   A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

   Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of:

         o the income from the mortgage loans and mortgage-backed securities and the REMIC's other assets, and

         o the deductions allowed to the REMIC for interest and original issue discount on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular
            Certificates--Non-Interest Expenses of the REMIC," other expenses.

   REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

         o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

         o  all bad loans will be deductible as business bad debts, and

         o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

   The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans and mortgage-backed securities may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

   For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans and mortgage-backed securities and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or mortgage-backed security will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount, whether market discount or original issue discount, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the


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method described above for accruing original issue discount on the REMIC Regular
Certificates. The REMIC may elect under Internal Revenue Code Section 171 to amortize any premium on the mortgage loans and mortgage-backed securities. Premium on any mortgage loan or mortgage-backed security to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or mortgage-backed security would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

   The REMIC will be allowed a deduction for interest and original issue discount on the REMIC Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

   A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

   Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Internal Revenue Code.

   Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the Internal Revenue Service finalized Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

   Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

         o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

         o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

   In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through


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a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Internal Revenue Code Section 67 only to the extent that such expenses, plus other miscellaneous itemized deductions of the individual, exceed 2% of such individual's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that the applicable amount will be reduced by the lesser of:

         o 3% of the excess of the individual's adjusted gross income over the applicable amount, or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

   This limitation will be phased out beginning in 2006 and eliminated after 2009.

   The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Internal Revenue Code Section 67 or Internal Revenue Code Section 68 may be substantial. Further, holders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the Internal Revenue Service such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

   Excess Inclusions. A portion of the income on a REMIC Residual Certificate referred to in the Internal Revenue Code as an excess inclusion , for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

         o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

         o will be treated as unrelated business taxable income within the meaning of Internal Revenue Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

         o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
            Payments--Non-U.S. Persons" below.

   Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the daily accruals for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the Federal long-term rate in effect at the time the REMIC Residual Certificate is issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the Internal Revenue Service.

   In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Internal Revenue Code
Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the


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shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

   The Internal Revenue Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

   Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

   Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the second following paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased--but not below zero--by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

   The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic Residual Certificates" below.

   Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool," as defined in Internal Revenue Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Internal Revenue Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

   A REMIC Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the related REMIC's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees must be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under


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the related prepayment assumption. If the holder of a non economic residual interest sells or otherwise disposes of the non economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding these regulations.

Prohibited Transactions and Other Taxes

   The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means:

         o the disposition of a mortgage loan or mortgage-backed security; the receipt of income from a source other than a mortgage loan or mortgage-backed security or certain other permitted investments;

         o  the receipt of compensation for services; or

         o gain from the disposition of an asset purchased with the payments on the mortgage loans and mortgage-backed securities for temporary investment pending distribution on the certificates.

   It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

   In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

   In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means income from foreclosure property other than qualifying income for a real estate investment trust.

   Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from:

         o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds; or

         o Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

   In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

Liquidation and Termination

   If the REMIC adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.


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   The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

   Solely for the purpose of the administrative provisions of the Internal Revenue Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with an Internal Revenue Service proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement.

   Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

   Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The Internal Revenue Service may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code
Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax-Exempt Investors

   Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Internal Revenue Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

Residual Certificate Payments--Non-U.S. Persons

   Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Internal Revenue Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special


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restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related
Restrictions on Transfers of REMIC Residual Certificates" below.

   REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax Related Restrictions on Transfers of REMIC Residual Certificates

   Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

      (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency),

      (B) any organization, other than certain farmers cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income," and

      (C) a rural electric or telephone cooperative.

   A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

      o a regulated investment company, real estate investment trust or common trust fund,

      o  a partnership, trust or estate and

      o  certain cooperatives.

   Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships--generally, non-service partnerships with 100 or more members electing to be subject to simplified Internal Revenue Service reporting provisions under Internal Revenue Code sections 771 through 777--will be taxable on excess inclusion income as if all partners were disqualified organizations.

   In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express


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written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

      o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and

      o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

   Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

      o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

      o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

   A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

   (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

   (2) the transferee represents to the transferor that (i) it understands that, as the holder of the REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

   (3) the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and either:

      (i) the present value of the anticipated tax liabilities associated with holding the REMIC Residual Certificate does not exceed the sum of:

         (a) the present value of any consideration given to the transferee to acquire the REMIC Residual Certificate;

         (b) the present value of the expected future distributions on the REMIC Residual Certificate; and

         (c) the present value of the anticipated tax savings associated with the holding the REMIC Residual Certificate as the REMIC generates losses. For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Internal Revenue Code Section 11(b)(1) (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set


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      forth in Internal Revenue Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee; or

      (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million;

         (b) the transferee is an eligible corporation (as defined in Treasury regulation section I.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause 3(ii); and

         (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause 3(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

   If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

   Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a tax avoidance potential to a foreign person will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form adopted by the Internal Revenue Service for such purposes and the trustee consents to the transfer in writing.

   Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Reportable Transactions

   Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of an offered certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

                            STATE TAX CONSIDERATIONS

   In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State or local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential


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investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

General

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Internal Revenue Code Section 4975 impose certain restrictions on Plans and on persons who are parties in interest or disqualified persons with respect to the Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Internal Revenue Code Section 410(d)), are not subject to the restrictions of ERISA. However, these plans may be subject to other applicable federal, state or local law that is similar to the provisions of ERISA or the Code. Moreover, any governmental or church plan that is not subject to ERISA but is qualified under Internal Revenue Code Section 401(a) and exempt from taxation under Internal Revenue Code Section 501(a) is subject to the prohibited transaction rules set forth in Internal Revenue Code
Section 503.

   Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

Prohibited Transactions

   General

   Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Internal Revenue Code Section 4975 imposes excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest that engage in non-exempt prohibited transactions.

   The United States Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless an exception applies.

   Under the terms of the regulation, the trust may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust. In this event, the asset seller, the master servicer, the trustee, any insurer of the mortgage loans and mortgage-backed securities and other persons, in providing services with respect to the assets of the trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Internal Revenue Code Section 4975), with respect to transactions involving the plan assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

   The regulations contain a de minimis safe-harbor rule that exempts the assets of any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation the value of equity interest held by persons who have discretionary authority or control with access to the assets of the entity or held by affiliates of such persons. "Benefit Plan Investors" include both Plans and employee benefit plans not subject to ERISA (e.g., governmental and foreign plans). To fit within the safe harbor, the 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.


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   Availability of Underwriter's Exemption for Certificates

   The United States Department of Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and by PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the "Exemption"), which, as amended, exempts from the application of the prohibited transaction rules transactions relating to:

      o the acquisition, sale and holding by Plans of certain securities, including certificates, representing an undivided interest in certain asset-backed pass-through entities, including trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

      o the servicing, operation and management of those asset-backed pass-through trusts,

provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

   The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust may be eligible for exemptive relief thereunder:

      (1) The acquisition of the certificates by a Plan is on terms (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm s-length transaction with an unrelated party;

      (2) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories (or four highest, if the investment pool contains only certain types of assets, such as fully-secured mortgage loans) from any of the following rating agencies: Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services;

      (3) The trustee is a substantial financial institution and is not an affiliate of any member of the Restricted Group (as defined below) other than an underwriter;

      (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the asset seller pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by each servicer represents not more than reasonable compensation for such servicer's services under the pooling and servicing agreement and reimbursement of such servicer's reasonable expenses in connection therewith;

      (5) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended; and

      (6) Unless the investment pool contains only certain types of assets, such as fully secured mortgage loans, the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust.

   The trust fund must also meet the following requirements:

      (i) the corpus of the trust fund must consist solely of assets of a type that have been included in other investment pools;

      (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest (four highest, if the trust contains only certain types of assets) rating categories of a rating agency for at least one year prior to the Plan's acquisition of the securities; and


                                      120
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      (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

   The Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust may be transferred to the trust within a 90-day or three-month pre-funding period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

      (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "pre-funding limit") must not exceed twenty-five percent (25%).

      (2) All receivables transferred after the closing date (the "additional obligations") must meet the same terms and conditions for eligibility as the original receivables used to create the trust, which terms and conditions have been approved by a rating agency.

      (3) The transfer of such additional obligations to the trust during the pre-funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

      (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the receivables in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the receivables transferred to the trust on the closing date.

      (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original receivables which were transferred to the trust fund:

            (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of Morgan Stanley Capital I Inc.; or

            (ii) an independent accountant retained by Morgan Stanley Capital I Inc. must provide Morgan Stanley Capital I Inc. with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the receivables transferred to the trust as of the closing date.

      (6) The pre-funding period must end no later than three months or 90 days after the closing date or earlier if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

      (7) Amounts transferred to any pre-funding account or capitalized interest account, or both, used in connection with the pre-funding may be invested only in certain permitted investments.

      (8) The related prospectus or prospectus supplement must describe:

            (i) any pre-funding account or capitalized interest account, or both, used in connection with a pre-funding account;

            (ii) the duration of the pre-funding period;

            (iii) the percentage or dollar amount, or both, of the pre-funding limit for the trust; and

            (iv) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal.


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

      (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account or capitalized interest account, or both, and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

   Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust holding receivables on which that person or an affiliate is an obligor, provided that, among other requirements:

      o the person or its affiliate is an obligor with respect to no more than five percent of the fair market value of the obligations or receivables contained in the trust;

      o no member of the Restricted Group (as defined below) is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) of the Plan;

      o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

      o a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

      o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

   This exemptive relief does not apply to Plans sponsored by the asset seller, Morgan Stanley Capital I Inc., Morgan Stanley & Co. Incorporated and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any pool insurer, any obligor with respect to obligations included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any swap counterparty of a permitted swap or notional principal contract included in the trust, or any affiliate of any of such parties (the "Restricted Group").

   Before purchasing a certificate, a fiduciary of a Plan should itself confirm
(a) that the certificates constitute "securities" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. The prospectus supplement for each series of certificates will specify whether there is a "pre-funding period" and whether such additional conditions will be satisfied. Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, the rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificates when they had a permitted rating would not be required by the Exemption to dispose of them). If none of S&P, Moody's or Fitch rate the applicable class of certificates in one of the four highest generic rating categories at the time of such purchase, each transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a Plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTE 95-60) to effect such purchase and is eligible for exemptive release under and satisfies all of the conditions set forth in Section I and III of PTE 95-60.

Review by Plan Fiduciaries

   Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code and of the Plan Assets Regulation to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of certificates representing a beneficial


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

ownership interest in a pool of single family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. PTCE 83-1 does not apply to pools containing loans secured by shares issued by a cooperative association. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption with respect to the certificates offered thereby.

                                LEGAL INVESTMENT

   If so specified in the prospectus supplement, certain classes of Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

   Those classes of Certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

   Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration (the


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

"NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

   All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

   Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain classes of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

   Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

   The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital


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

I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

   Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to the offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of the offered certificates as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

   Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make in respect thereof.

   In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

   Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

   If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

   All or part of any class of certificates may be reacquired by Morgan Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

   As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.


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

                                  LEGAL MATTERS

   Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP, Sidley Austin Brown & Wood LLP or Latham & Watkins LLP.

                              FINANCIAL INFORMATION

   A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

   It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a rating agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any, ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

   The SEC allows Morgan Stanley Capital I Inc. to "incorporate by reference" information it files with the SEC, which means that Morgan Stanley Capital I Inc. can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Morgan Stanley Capital I Inc. files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement.

   Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

   All documents and reports filed, or caused to be filed, by Morgan Stanley Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: [John E. Westerfield], or by telephone at (212) 761-4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.


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

   Morgan Stanley Capital I Inc. filed a registration statement relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports and the Agreement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Room, 100 Fifth Street, N.W., Washington, D.C. 20549 or be accessed at the internet site http://www.sec.gov maintained by the Commission. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330.


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

                                GLOSSARY OF TERMS

   The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

   Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

   "Agreement" means the pooling and servicing agreement or the trust agreement, as applicable.

   "Amortizable Bond Premium Regulations" means final regulations issued by the Internal Revenue Service which deal with the amortizable bond premium.

   "Available Distribution Amount" means for each distribution date, the sum of the following amounts:

   o the total amount of all cash on deposit in the related certificate account as of the corresponding Determination Date, exclusive of:

      o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

      o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, liquidation proceeds, insurance proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

      o all amounts in the certificate account that are due or reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

   o if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the certificate account, including any net amounts paid under any cash flow agreements;

   o all advances made by a servicer or any other entity as specified in the related prospectus supplement with respect to the distribution date;

   o if and to the extent the related prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related prepayment period; and

   o unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related certificate account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support with respect to the distribution date.

   "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

   "Deferred Interest" means interest deferred by reason of negative amortization.

   "Determination Date" means the close of business on the date specified in the related prospectus supplement.

   "Due Period" means the period which will commence on the second day of the month in which the immediately preceding distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and will end on the first day of the month of the related distribution date.


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

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

   "Events of Default" means, with respect to the master servicer under the pooling and servicing agreement, any one of the following events:

   o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment.

   o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc., and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

   o any breach of a representation or warranty made by the master servicer under the pooling and servicing agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

   o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

   "FHLMC"  means the Federal Home Loan Mortgage Corporation.

   "Mark-to-Market Regulations" means the finalized Internal Revenue Service regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

   "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

   "OID Regulations" means the special rules of the Internal Revenue Code relating to original issue discount (currently Internal Revenue Code Sections 1271 through 1273 and 1275) and the related Treasury regulations.

   "Payment Lag Certificates" means certain of the REMIC Regular Certificates.

   "Permitted Investments" means United States government securities and other investment grade obligations specified in the Agreement.

   "Plans" means employee benefit plans subject to ERISA and certain other similar plans and arrangements, including but not limited to individual retirement accounts and annuities.

   "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

   "Prohibited Transaction Tax" means the tax the Internal Revenue Code imposes on REMICs equal to 100% of the net income derived from prohibited transactions.

   "Purchase Price" means, with respect to any mortgage loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

   "Record Date" means the last business day of the month immediately preceding the month in which the distribution date for a class of certificates occurs.

   "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of credit support, for which advances were made.

   "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificates where an election is made to treat the trust fund as a REMIC.

   "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

   "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

   "REMIC Regular Certificateholders" means holders of REMIC and Regular Certificates.

   "REMIC Regulations" means the REMIC Regulations promulgated by the Treasury Department.

   "REMIC Residual Certificate" means the sole class of residual interests in the REMIC.

   "REMIC Residual Certificateholders" means holders of the REMIC Regular Certificates.

   "REO Tax" means a tax on net income from foreclosure property, within the meaning of Internal Revenue Code Section 857(b)(4)(B).

   "Restricted Group" means the underwriter, the asset seller, the trustee, the master servicer, any insurer of the mortgage loans and mortgage-backed securities, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, any swap counterparty of a permitted swap or notional principal contract included in the trust, or any of their respective affiliates.

   "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

   "Servicing Standard" means:

   o the standard for servicing the servicer must follow as defined by the terms of the related pooling and servicing agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of credit support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

   o  applicable law; and

   o the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

   "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

   "Stripped ARM Obligations" means original issue discount on grantor trust certificates attributable to adjustable rate loans.

   "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

   "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

   "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

   "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, or no interest distributions.

   "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

   "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

   "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

   "Value" means:

   o with respect to any mortgaged property other than a mortgaged property securing a refinance loan, generally the lesser of

      o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

      o  the sales price for that property; and

   o with respect to any refinance loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the refinance loan.


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

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


SUBJECT TO COMPLETION, DATED __________, ____ PROSPECTUS SUPPLEMENT(1) (To Prospectus dated _____, 200_)

                              $[_____](Approximate)
                     Morgan Stanley Capital I Trust 200_-__
                                as Issuing Entity
                          Morgan Stanley Capital I Inc.
                                  as Depositor
                      Morgan Stanley Mortgage Capital Inc.
                 [Additional Sponsors or Mortgage Loan Sellers]
                   as Sponsor[s]and/or Mortgage Loan Seller[s]

                 ----------------------------------------------
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 200_-__
                 ----------------------------------------------

      Morgan Stanley Capital I Inc. is offering selected classes of its Series 200__-__ Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 200_-__ trust. The trust's primary assets will be ___ [fixed rate] [adjustable rate] mortgage loans secured by [first liens, junior liens or first and junior] liens on ___ [multifamily] [commercial] properties, [mortgage pass-through certificates, mortgaged-backed securities [and] [direct obligations of the United States or other governmental agencies]. Distributions on the certificates will be made on the__ day of each month, commencing _____, 200_ in accordance with the priorities described in this prospectus supplement under "Description of the Offered Certificates--Distributions." [Morgan Stanley Capital Services Inc.] [Name of Swap Counterparty] will provide an interest rate swap agreement with respect to the Class [A-3-1FL] Certificates as described in this prospectus supplement under "Description of the Swap Contract." [Name of Credit Enhancement Provider, Liquidity Provider or Derivatives Provider] will provide an [identify credit enhancement, liquidity support or derivatives instrument] with respect to the Class [___] Certificates, as described in this prospectus supplement under "Description of the [identify credit enhancement, liquidity support or derivatives instrument]." Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under "Description of the Offered Certificates--"Description of the Offered Certificates--Distributions; Subordination; Allocation of Losses and Certain Expenses." The Series 200_-___ certificates represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsor[s], the mortgage loan seller[s], or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer. The depositor will not list the certificates on any securities exchange or any automated quotation system of any national securities association.

     -----------------------------------------------------------------------
      Investing in the certificates offered to you involves risks. See "Risk Factors" beginning on page S-[__] of this prospectus supplement and page [__] of the prospectus.

      -----------------------------------------------------------------------

     Characteristics of the certificates offered to you include:

                            Approximate Initial
                           Certificate Balance or        Approximate Initial            Pass-Through             Ratings(3)
        Class                Notional Amount(1)           Pass-Through Rate         Rate Description(2)         (_____/_____)
Class [A-1]..........
Class [A-1]..........                                                                      Fixed
Class [A-1A].........                                                                      Fixed
Class [A-2]..........                                                                      Fixed
Class [A-3-1FL]......                                                                     Floating
Class [A-3-1]........                                                                      Fixed
Class [A-3-2]........                                                                      Fixed
Class [A-AB].........                                                                      Fixed
Class [A-4A].........                                                                      Fixed
Class [A-4B].........                                                                      Fixed
Class [X-2]..........                                                                   Variable IO
Class [A-J]..........                                                                       WAC
Class [B]............                                                                       WAC
Class [C]............                                                                       WAC
Class [D]............                                                                       WAC

(1)   The certificate balances are approximate and may vary by up to 5%.

(2) The Class [A-1] and Class [A-2] Certificates will accrue interest at a per annum rate equal to the fixed rate shown above. The Class [A-1A] Certificates will accrue interest at a per annum rate equal to the lesser of _____% and the weighted average net mortgage rate. The Class [A-3-1] Certificates will accrue interest at a per annum rate equal to the lesser of _____% and the weighted average net mortgage rate. The Class [A-3-2] Certificates will accrue interest at a per annum rate equal to the lesser of _____% and the weighted average net mortgage rate. The Class [A-AB] Certificates will accrue interest at a per annum rate equal to the lesser of _____% and the weighted average net mortgage rate. The Class [A-4A] Certificates will accrue interest at a per annum rate equal to the lesser of _____% and the weighted average net mortgage rate. The Class [A-4B] Certificates will accrue interest at a per annum rate equal to the lesser of _____% and the weighted average net mortgage rate. The Class [A-J] and Class [B] Certificates will accrue interest at a per annum rate equal to the weighted average net mortgage rate less _____% and _____%, respectively. The Class [C] and Class [D] Certificates will accrue interest at a per annum rate equal to the weighted average net mortgage rate. The Class [A-3-1FL] Certificates will accrue interest at a floating rate based on [one-month LIBOR] + __% (provided that for the initial accrual period LIBOR shall be an interpolated percentage) subject to the limitations described in this prospectus supplement. For further information regarding the determination of the weighted average net mortgage rate and the pass-through rate with respect to the Class [X-2] Certificates, see "Summary of Prospectus Supplement--offered certificates--Pass-Through Rates" in this prospectus supplement.

(3) The ratings of the Class [A-3-1FL] Certificates do not represent any assessment as to whether the floating rate of interest on such Class will convert to a fixed rate. See "Ratings" in this prospectus supplement.


      The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 ----------------------------------------------

      Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner, _____ and _____ will act as co-managers with respect to the offered certificates. Morgan Stanley & Co. Incorporated, _____ and _____, the underwriters, will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about

------------------------

(1) This form of Prospectus Supplement is representative of the form of prospectus supplement that may typically be used in a particular transaction. The provisions in this form may change from transaction to transaction, whether or not the provisions are bracketed in the form to reflect the specific parties, the structure of the certificates, servicing provisions, asset pool, provisions of the pooling and servicing agreement and other matters. In all cases, the provisions in the prospectus supplement will be consistent in material respects with the provisions in the prospectus.

_____, 200_. Morgan Stanley Capital I Inc. expects to receive from this offering approximately $_____, plus accrued interest from the cut-off date, before deducting expenses payable by Morgan Stanley Capital I Inc.

                 ----------------------------------------------

                                 MORGAN STANLEY
                                 [_____], 200__

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the certificates offered to you is contained in 2 separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                 ----------------------------------------------

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      In this prospectus supplement, the terms "depositor," "we," "our" and "us" refer to Morgan Stanley Capital I Inc.

                 ----------------------------------------------

      Until 90 days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

EXECUTIVE SUMMARY..............................................................6
SUMMARY OF PROSPECTUS SUPPLEMENT..............................................10
RISK FACTORS..................................................................44
TRANSACTION PARTIES...........................................................99
      The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]...............99
         Morgan Stanley Mortgage Capital Inc..................................99
         [Name of Other Sponsor[s]]...........................................99
         [Additional Sellers].................................................99
         Additional Originators...............................................99
     The Depositor............................................................99
     The Issuing Entity......................................................100
     The Trustee.............................................................101
         Duties of the Trustee...............................................101
         Matters Regarding the Trustee.......................................101
         Resignation and Removal of the Trustee..............................102
         Trustee Compensation................................................102
     [The Paying Agent, Certificate Registrar and Authenticating Agent.......103
     The Fiscal Agent........................................................103
     Master Servicers........................................................103
     Primary Servicers.......................................................104
     [Affiliated Sub-Servicers...............................................104
     The Special Servicers...................................................105
         Special Servicers...................................................105
DESCRIPTION OF THE OFFERED CERTIFICATES......................................106
     General.................................................................106
     Certificate Balances....................................................108
     Pass-Through Rates......................................................109
     Distributions...........................................................111
         General.............................................................111
         The Available Distribution Amount...................................112
         Application of the Available Distribution Amount....................116
         Class [A-AB] Planned Principal Balance..............................121
         Distributions of Prepayment Premiums and Yield
             Maintenance Charges.............................................122
         Treatment of REO Properties.........................................123
         Appraisal Reductions................................................123
         Subordination; Allocation of Losses and Certain Expenses............124
         Prepayment Interest Shortfalls and Prepayment Interest Excesses.....125
     Optional Termination....................................................126
     Advances................................................................126
         P&I Advances........................................................126
         Servicing Advances..................................................127
         Reimbursement of Advances...........................................128
         Nonrecoverable Advances.............................................129
     Reports to Certificateholders; Available Information....................129
         Paying Agent Reports................................................129
         Other Information...................................................132
         Book-Entry Certificates.............................................133
     Example of Distributions................................................134
     Expected Final Distribution Date; Rated Final Distribution Date.........134
     Amendments to the Pooling and Servicing Agreement.......................135
[DESCRIPTION OF THE SWAP CONTRACT]...........................................136
     [General................................................................136
     The Swap Contract.......................................................137
     Significance Percentage.................................................138
     Termination Payments....................................................138
     The Swap Counterparty...................................................139
     The Counterparty........................................................140
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS................................140
     General.................................................................140
     Pass-Through Rates......................................................140
     Rate and Timing of Principal Payments...................................141
     Unpaid Distributable Certificate Interest...............................142
     Losses and Shortfalls...................................................143
     Relevant Factors........................................................143
     Weighted Average Life...................................................144
     Class [X-2] Certificates................................................145
DESCRIPTION OF THE MORTGAGE POOL.............................................147
     General.................................................................147
     [The Mortgage Backed Securities (MBS)]..................................148
     [The Index].............................................................148
     Material Terms and Characteristics of the Mortgage Loans................149
         Mortgage Rates; Calculations of Interest............................149
         Property Types......................................................150
         Property Location...................................................151
         Due Dates...........................................................151
         Amortization........................................................151
         Prepayment Restrictions.............................................152
         Non-Recourse Obligations............................................154
         "Due-on-Sale" and "Due-on-Encumbrance" Provisions...................154
         Subordinate and Other Financing.....................................154
         Loan Purpose........................................................156
         Additional Collateral...............................................156
     [The ARD Loans].........................................................156
     Assessments of Property Value and Condition.............................156
         Appraisals..........................................................156

         Environmental Assessments...........................................157
         Property Condition Assessments......................................158
         Seismic Review Process..............................................158
         Zoning and Building Code Compliance.................................158
     Additional Mortgage Loan Information....................................158
     Standard Hazard Insurance...............................................160
     Significant Obligors....................................................161
     Sale of the Mortgage Loans..............................................161
     Representations and Warranties..........................................161
     Repurchases and Other Remedies..........................................163
     Changes In Mortgage Pool Characteristics................................165
SERVICING OF THE MORTGAGE LOANS..............................................165
     General.................................................................165
     Master Servicer Compensation............................................167
     Events of Default.......................................................167
     Special Servicer Compensation...........................................168
     Termination of Special Servicer.........................................169
     The Operating Adviser...................................................169
     Mortgage Loan Modifications.............................................170
     Sale of Defaulted Mortgage Loans........................................171
     Foreclosures............................................................172
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.....................................173
     General.................................................................173
     Original Issue Discount and Premium.....................................174
     [Taxation of the Swap Contract].........................................175
     Additional Considerations...............................................176
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS IN [STATE].......................176
CERTAIN ERISA CONSIDERATIONS.................................................177
     Plan Assets.............................................................177
     Special Exemption Applicable to the offered certificates................178
     Insurance Company General Accounts......................................179
     General Investment Considerations.......................................180
LEGAL INVESTMENT.............................................................180
USE OF PROCEEDS..............................................................181
PLAN OF DISTRIBUTION.........................................................182
LEGAL MATTERS................................................................183
RATINGS......................................................................183
GLOSSARY OF TERMS............................................................185
SCHEDULE A - RATES USED IN DETERMINATION OF CLASS [X-1] AND CLASS
    [X-2] PASS THROUGH RATES...............................................[A-1]
SCHEDULE B - COMPONENT NOTIONAL AMOUNT.......................................B-1
SCHEDULE C - CLASS [A-AB] PLANNED PRINCIPAL BALANCE..........................C-1
APPENDIX I - MORTGAGE POOL INFORMATION TOTAL POOL, LOAN GROUP 1
    AND LOAN GROUP 2.........................................................I-1
APPENDIX II - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS.................II-1
APPENDIX III - CERTAIN CHARACTERISTICS OF LOAN GROUP 2.....................III-1
APPENDIX IV - TERM SHEET....................................................IV-1
APPENDIX V - SIGNIFICANT LOAN SUMMARIES......................................V-1

                                EXECUTIVE SUMMARY

      This Executive Summary highlights selected information regarding the Certificates. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of this offering and the underlying mortgage loans, you should read this entire prospectus supplement and the accompanying prospectus carefully.

                              Certificate Structure

                                     Approximate                                     Approximate   Weighted
                                       Initial          Approximate       Ratings    Percent of     Average    Principal
 Approximate                       Certificate or         Initial         (_____/       Total       Life        Window
Credit Support      Class         Notional Balance   Pass-Through Rate    _____)     Certificates   (Yrs.)     (months)
--------------      -----         ----------------   -----------------    ------     ------------   ------     --------
                 Class [A-1]
                 Class [A-1A]
                 Class [A-2]
                 Class [A-3-1FL]
                 Class [A-3-1]
                 Class [A-3-2]
                 Class [A-AB]
                 Class [A-4A]
                 Class [A-4B]
     ----        Class [X-2]                                                             ----        ----        ----
                 Class [A-J]
                 Class [B]
                 Class [C]
                 Class [D]
                 Class [E]
                 Class [F]
                 Class [G]
                 Class [H]
    ----         Class [J]-[P]                                             ----          ----        ----        ----
    ----         Class [X-1]                                                             ----        ----        ----
    ----         Class [X-Y]                                                             ----        ----        ----

      Offered certificates.
      Certificates not offered pursuant to this prospectus supplement.

o The notional amount of the Class [X-1] Certificates initially will be $_____, the notional amount of the Class [X-2] Certificates initially will be $_____ and the notional amount of the Class [X-Y] Certificates initially will be $_____.

o The percentages indicated under the column "Approximate Credit Support" with respect to the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1FL], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A] and Class [A-4B] Certificates represent the approximate credit support for the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1FL], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A] and Class [A-4B] Certificates in the aggregate. Additionally, the credit support percentage set forth above for Class [A-4A] Certificates reflects the credit support provided by the Class [A-4B] Certificates. References in this prospectus supplement to the Class [A-4] Certificates mean the Class [A-4A] Certificates and the Class [A-4B] Certificates in the aggregate.

o     The initial certificate balance may vary by up to 5%.

o None of the Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O], Class [P], Class [X-1] or Class [X-Y] Certificates are offered pursuant to this prospectus supplement. We sometimes refer to these Certificates collectively as the "privately offered certificates." We also refer to the Class [X-1] and the Class [X-Y] Certificates as the "privately offered Class X Certificates," which together with the Class [X-2] certificates, we refer to as the "Class X Certificates."

o The pass-through rate on the Class [A-3-1FL] Certificates will be a floating rate based on [one-month LIBOR] + __% (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter initial interest accrual period) subject to the limitations described in this prospectus supplement.

o The ratings of the Class [A-3-1FL] Certificates do not represent any assessment as to whether the floating rate of interest on such Class will convert to a fixed rate. See "Ratings" in this prospectus supplement.

o The initial LIBOR (which will be an interpolated rate based on a [one-month LIBOR]) will be determined two banking days before the Closing Date. Under certain circumstances described in this prospectus supplement, the interest rate for the Class [A-3-1FL] Certificates may convert from a [one-month LIBOR] based rate to a rate equal to the lesser of __% per annum and the weighted average net mortgage rate. See "Description of the Swap Contract--The Swap Contract" in this prospectus supplement.

o The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans; (iii) payment in full on the "anticipated repayment date," or stated maturity date of each mortgage loan and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the "Glossary of Terms."

o For purposes of making distributions to the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A] and Class [A-4B] Certificates and the Class [A-3-1FL] Regular Interest, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2.

o Loan group 1 will consist of __ mortgage loans, representing approximately __% of the initial outstanding pool balance. Loan group 2 will consist of
      __ mortgage loans, representing approximately __% of the initial outstanding pool balance, and approximately __% of the principal balance of all the mortgage loans secured by multifamily properties.

o So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A], Class [A-4B], Class [X-1], Class [X-2] and Class [X-Y] Certificates and Class [A-3-1FL] Regular Interest, interest distributions on the Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A] and Class [A-4B] Certificates and Class [A-3-1FL] Regular Interest will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class [A-1A] Certificates will be based upon amounts available relating to mortgage loans in loan group 2, and interest distributions on the Class [X-1], Class [X-2] and Class [X-Y] Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient to make distributions of all interest on such distribution date to the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4], Class [X-1], Class [X-2] and Class [X-Y] Certificates and Class [A-3-1FL] Regular Interest, available funds will be allocated among all these Classes pro rata in accordance with their interest entitlements for such distribution date, without regard to loan group, provided that interest distributed to the Class [A-4] Certificates will be applied first to the Class [A-4A] Certificates up to their interest entitlement and then to the Class [A-4B] Certificates up to their interest entitlement.

o Generally, the Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A] and Class [A-4B] Certificates and Class [A-3-1FL] Regular Interest will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class [A-1A] Certificates has been reduced to zero, and the Class [A-1A] Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class [A-4B] Certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class [A-J] through Class [P] Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] and Class [A-4] Certificates and Class [A-3-1FL] Regular Interest, pro rata, provided that distributions of principal to the Class [A-4] Certificates will first be applied to the Class [A-4A] Certificates until reduced to zero and then to the Class [A-4B] Certificates until reduced to zero.

o The Class [A-3-1FL] Certificates will represent an undivided beneficial interest in a grantor trust for federal income tax purposes, which grantor trust is comprised of the swap contract, the related floating rate account and the Class [A-3-1FL] Regular Interest. See "Federal Income Tax Consequences" in this prospectus supplement.

o The Class [EI] Certificates represent beneficial ownership of certain excess interest in respect of mortgage loans having a hyper-amortization feature. These Certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o The Class [R-I], Class [R-II] and Class [R-III] Certificates also represent ownership interests in the trust. These Certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o It is a condition to the issuance of the Certificates that the Certificates receive the ratings set forth above.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the certificates offered pursuant to this prospectus supplement, which we generally refer to as the "offered certificates," you should read this entire document and the accompanying prospectus carefully.

                                What You Will Own

General....................   Your certificates (along with the privately
                              offered certificates) will represent beneficial interests in a trust created by Morgan Stanley
                              Capital I Inc. on the closing date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust's assets will primarily consist of:

                              o [ ] [fixed rate] [adjustable rate] mortgage loans secured by [first liens, junior liens or first and junior] liens on [__] [multifamily] [and] [__] [commercial] properties;

                              o   [mortgage pass-through certificates];

                              o [mortgaged-backed securities;] o [direct obligations of the United States or other governmental agencies; and]

                              o   [with respect to the Class [A-3-1FL]
                                  Certificates, a swap contract with _____.]

Title of Certificates......   Commercial Mortgage Pass-Through Certificates,
                              Series 200_-__.

Mortgage Pool..............   The mortgage pool consists of __ mortgage loans
                              with an aggregate principal balance of all mortgage loans as of [insert Cut-off Date], of approximately $_____, which may vary by up to 5%.
                              Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. [For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.]

                              As of _____, 200__, the balances of the mortgage loans in the mortgage pool ranged from approximately $_____ to approximately $_____ and the mortgage loans had an approximate average balance of $_____.

                              For purposes of calculating distributions on certain Classes of Certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into a loan group 1 and a loan group 2.

                              Loan group 1 will consist of all of the mortgage loans that are secured by property types other than multifamily, together with __ mortgage loans secured by multifamily properties. Loan group 1 will consist of __mortgage loans, with an initial outstanding loan group 1 balance of $_____, which may vary up to 5%. Loan group 1 represents approximately __% of the initial outstanding pool balance.

                              Loan group 2 will consist of __ of the mortgage loans that are secured by multifamily properties and have an initial outstanding loan group 2 balance of $_____. Loan group 2 represents approximately __% of the initial outstanding pool balance and approximately __% of the principal balance of all the mortgage loans secured by multifamily properties.

                              As of _____, 200__, the balances of the mortgage loans in loan group 1 ranged from approximately $_____ to approximately $_____ and the mortgage loans in loan group 1 had an approximate average balance of $_____. As of _____, 200__, the balances of the mortgage loans in loan group 2 ranged from approximately $_____ to approximately $_____ and the mortgage loans in loan group 2 had an approximate average balance of $_____.

                           Relevant Parties and Dates

Issuing Entity.............   Morgan Stanley Capital I Trust 200_-__, a New York
                              common law trust, will issue the Certificates. The trust will be formed pursuant to the pooling and servicing agreement among the depositor, the master servicer[s], the special servicer[s], the trustee, the paying agent and the fiscal agent.
                              See "Transaction Parties--The Issuing Entity" in this prospectus supplement.

Depositor..................   Morgan Stanley Capital I Inc., a Delaware
                              corporation, is the depositor. As depositor, Morgan Stanley Capital I Inc. will acquire the mortgage loans from the mortgage loan seller[s] and deposit them into the trust. Morgan Stanley
                              Capital I Inc. is an affiliate of Morgan Stanley
                              Mortgage Capital Inc., [a] [the] sponsor of this transaction and a mortgage loan seller, and Morgan
                              Stanley & Co. Incorporated, one of the
                              underwriters [and of Morgan Stanley Capital
                              Services Inc., the swap counterparty]. See
                              "Transaction Parties--The Depositor" in this prospectus supplement.

Master Servicers...........   __________, a __________ will act as master
                              servicer with respect to all of the mortgage loans in the trust other than the mortgage loans sold to us by _____. __________, a __________ will act as master servicer with respect to the mortgage loans sold to us by it. See "Servicing of the Mortgage
                              Loans--General" and "Transaction Parties--Master
                              Servicers" in this prospectus supplement. Each master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers, its related mortgage loans: (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and
                              (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, the master servicer will be the primary party responsible for making principal and interest advances and servicing advances under the pooling and servicing agreement.

                              The master servicing fee for each master servicer is an amount equal to, in any month, the portion of the per annum master servicing fee rate for such master servicer applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, of the scheduled principal balance of each mortgage loan. The master servicing fee rate for [name of master servicer] is __% per annum and for [name of other master servicer] is __% per annum. In addition, each master servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the trust fund, as additional servicing compensation.

Primary Servicer[s]........   __________, a __________, will act as primary
                              servicer with respect to those mortgage loans sold to us by __________. __________, a __________ will act as primary servicer with respect to those mortgage loans sold to us by __________. See
                              "Servicing of the Mortgage Loans--General" and "Transaction Parties--Primary Servicers in this prospectus supplement. The master servicer will pay the fees of its related primary servicer or servicers.

[Affiliated Sub-Servicers..   Each of the following entities will be or is
                              expected to be a sub-servicer of mortgage loans and is affiliated with us, one of the sponsors, one of the [other] mortgage loan sellers or one of the underwriters:

                                                             % of
                                                Number     Initial
                                                 of        Mortgage
                                               Mortgage      Pool
                                  Sub-Servicer  Loans      Balance     Affiliate
                                  ------------ --------- ------------ ----------
                              1.
                              2.
                              3.
                              4.

                              The master servicer will pay the fees of each sub-servicer.

                              See "Transaction Parties--Affiliated
                              Sub-Servicers" in this prospectus supplement.]

[Significant
Sub-Servicers..............   Each of the following entities will be or is
                              expected to be a sub-servicer of 10% or more of the initial aggregate principal balance of the mortgage loans:

                                                             % of
                                                Number     Initial
                                                 of        Mortgage
                                               Mortgage      Pool
                                  Sub-Servicer  Loans      Balance
                                  ------------ --------- ------------
                              1.
                              2.
                              3.
                              4.

                              The master servicer will pay the fees of each sub-servicer.

                              See "Transaction Parties--Significant
                              Sub-Servicers" in this prospectus supplement.]

Special Servicers..........   __________, a __________ will act as general
                              special servicer with respect to all of the mortgage loans in the trust [other than the residential cooperative mortgage loans].
                              __________, a __________ will act as special
                              servicer with respect to the [residential cooperative mortgage loans]. Generally, a special servicer will service a mortgage loan, as applicable, upon the occurrence of certain events that cause that mortgage loan to become a "specially serviced mortgage loan." The special servicer's principal compensation for its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee. See
                              "Servicing of the Mortgage Loans--General" and "Transaction Parties--The Special Servicers" in this prospectus supplement.

                              The special servicing fee is an amount equal to, in any month, the portion of a rate equal to [__]% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each specially serviced mortgage loan for such month, of the scheduled principal balance of each specially serviced mortgage loan.

                              The liquidation fee means, generally, __% of the liquidation proceeds received in connection with a full or partial liquidation of a specially serviced mortgage loan or related mortgaged property and/or any condemnation proceeds or insurance proceeds received by the trust (other than liquidation proceeds received in connection with a repurchase by a mortgage loan seller or purchase by a mezzanine or subordinate lender within certain time periods specified in this prospectus supplement).

                              The workout fee is a fee payable with respect to any rehabilitated mortgage loan (which means a specially serviced mortgage loan as to which three consecutive scheduled payments have been made, there is no other event causing it to constitute a specially serviced mortgage loan, and certain other conditions have been met) equal to __% of the amount of each collection of interest and principal received on such mortgage loan.

                              In addition, each special servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the trust fund, as additional servicing compensation.

Trustee....................   __________, a __________ will act as trustee of
                              the trust on behalf of the Series 200__-__ certificateholders. See "Transaction Parties--The
                              Trustee" in this prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. In addition, the trustee will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan transferred to the trust.

                              The trustee fee is an amount equal to, in any month, the portion of a rate equal to [__]% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, of the scheduled principal balance of each mortgage loan.

Paying Agent...............   __________ will act as the paying agent,
                              certificate registrar and authenticating agent for the Certificates. See "Transaction Parties--The
                              Paying Agent, Certificate Registrar and
                              Authenticating Agent" in this prospectus supplement.

Fiscal Agent...............   [Upon initial issuance of the certificates,
                              _________ will act as fiscal agent. The fiscal agent will be responsible for back-up advancing if the trustee fails to perform its back-up advancing obligations. See "Transaction Parties--The Trustee and the Fiscal Agent" in this prospectus supplement.]

Operating Adviser..........   The holders of Certificates representing more than
                              50% of the aggregate certificate balance of the most subordinate Class of Certificates outstanding at any time of determination, or, if the certificate balance of that Class of Certificates is less than 25% of the initial certificate balance of that Class, the next most subordinate
                              Class of Certificates, may appoint a
                              representative to act as operating adviser for the purposes described in this prospectus supplement.
                              The initial operating adviser will be __________, an affiliate of __________, the initial general special servicer.

Sponsor[s].................   Morgan Stanley Mortgage Capital Inc., a New York
                              corporation, is [a] [the] sponsor of this transaction. As sponsor, Morgan Stanley Mortgage
                              Capital Inc. organized and initiated the issuance of the certificates and will sell mortgage loans to the depositor. The depositor will transfer the mortgage loans to the trust, and the trust will then issue the certificates. Morgan Stanley
                              Mortgage Capital Inc. is an affiliate of the depositor and Morgan Stanley & Co. Incorporated, one of the underwriters [and of Morgan Stanley
                              Capital Services Inc., the swap counterparty]. See
                              "Transaction Parties--The Sponsor[s], Mortgage
                              Loan Seller[s] and Originator[s]" in this prospectus supplement and "The Sponsor" in the prospectus.

                              [Insert additional sponsors, if any]

Mortgage Loan Seller[s]....   Morgan Stanley Mortgage Capital Inc. will sell us
                              __ mortgage loans (which include __ mortgage loans in loan group 1 and __ mortgage loans in loan group 2), representing __% of the initial outstanding pool balance (and representing __% of the initial outstanding loan group 1 balance and __% of the initial outstanding loan group 2 balance). See "Transaction Parties--The
                              Sponsor[s], Mortgage Loan Seller[s] and
                              Originator[s]" in this prospectus supplement.

                              [Name of additional mortgage loan seller] will sell us __ mortgage loans (which include __ mortgage loans in loan group 1 and __ mortgage loans in loan group 2), representing __% of the initial outstanding pool balance (and representing __% of the initial outstanding loan group 1 balance and __% of the initial outstanding loan group 2 balance).]

                              [Insert additional mortgage loan sellers, if any.]

Originator[s]..............   Each mortgage loan seller or its affiliate
                              originated the mortgage loans as to which it is acting as mortgage loan seller[; except that ___% of the loans as to which ___ is acting as mortgage loan seller were originated by ___ and acquired from __ by such mortgage loan seller.] Morgan
                              Stanley Mortgage Capital Inc. and ____ each originated more than 10% of the mortgage loans in the trust fund. See "Transaction Parties--The
                              Sponsor[s], Mortgage Loan Seller[s] and
                              Originator[s]" in this prospectus supplement.

[Significant Obligors].....   The borrowers related to the mortgage loans
                              identified on Appendix I to this prospectus supplement as ____________, _____________ and
                              ____________, [are affiliated and] represent [__]% of the initial mortgage pool balance. See
                              "Description of the Mortgage Pool--[Significant
                              Obligors]" in this prospectus supplement.

                              The mortgaged properties related to the underlying mortgage loans identified on Appendix I to this prospectus supplement as ____________, _____________ and ____________, [are related and]
                              represent [__]% of the initial mortgage pool balance. See "Description of the Mortgage Pool--[Significant Obligors]" in this prospectus supplement.

                              Certain of the lessees occupying all or a portion of the mortgaged properties related to the underlying mortgage loans identified on Appendix I to this prospectus supplement as ____________, _____________ and ____________, [are affiliated and] and represent [__]% of the [cash flow of the] initial mortgage pool. See "Description of the Mortgage Pool--[Significant Obligors]" in this prospectus supplement.

[Swap Counterparty.........   [Morgan Stanley Capital Services Inc. ("MSCS"), a
                              Delaware corporation. MSCS is an affiliate of the depositor, and of Morgan Stanley Mortgage Capital
                              Inc., [one of] the sponsor[s], and Morgan Stanley
                              & Co Incorporated, one of the underwriters.]
                              [__________, a __________.]

The [Credit Enhancement
     Facility]
  [Liquidity Facility]....... [Name of Credit Enhancement Provider, Liquidity
                              Provider or Derivatives Provider] will be providing a [identify credit enhancement, liquidity support or derivatives instrument] with respect to the Class _ Certificates. See "The [identify credit enhancement, liquidity support or derivatives instrument]."

Underwriters...............   Morgan Stanley & Co. Incorporated, __________ and
                              __________. Morgan Stanley & Co. Incorporated is an affiliate of Morgan Stanley Mortgage Capital
                              Inc. [one of] the sponsor[s], and of the depositor
                              [and of MSCS, the swap counterparty]. [Set forth any other affiliations between an underwriter and other transaction parties.]

Cut-off Date...............   _____, 200__. [For purposes of the information
                              contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in _____ 200__ with respect to mortgage loans not having payment dates on the first of each month have been deemed received on _____, 200__, not the actual day on which such scheduled payments are due.]

Closing Date...............   On or about _____, 200__.

Distribution Date..........   The [15th] of each month, commencing in _____
                              200__ (or if the [15th] is not a business day, the next succeeding business day).

Record Date................   With respect to each distribution date, [except in
                              the case of the Class [A-3-1FL] Certificates,] the close of business on the [last] business day of the [preceding] calendar month. [With respect to the [Class A-3-1FL Certificates], the day prior to the related Distribution Date.]

Expected Final
Distribution Dates.........   Class [A-1]

                              Class [A-1A]

                              Class [A-2]

                              Class [A-3-1FL]

                              Class [A-3-1]

                              Class [A-3-2]

                              Class [A-AB]

                              Class [A-4A]

                              Class [A-4B]

                              Class [X-2]

                              Class [A-J]

                              Class [B]

                              Class [C]

                              Class [D]

                              The expected final distribution date for each Class of Certificates is the date on which such Class is expected to be paid in full, or in the case of the Class [X-2] Certificates the last interest payment, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the Certificates and according to the "Structuring Assumptions." Mortgage loans with anticipated repayment dates are assumed to repay in full on such dates. The actual final distribution date for any class may be earlier or later (and could be substantially later) than the expected final distribution date.

Rated Final
Distribution Date..........   The "Rated Final Distribution Date" of each Class
                              of the Offered Certificates will be
                              _____________[, the first Distribution Date after the [ ]th month following the end of the amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term].

                              Offered Certificates

General....................   Morgan Stanley Capital I Inc. is offering the
                              following __ Classes of its Series 200_-__
                              Commercial Mortgage Pass-Through Certificates:


                              o   Class [A-l]
                              o   Class [A-1A]
                              o   Class [A-2]
                              o   Class [A-3-1FL]
                              o   Class [A-3-1]
                              o   Class [A-3-2]
                              o   Class [A-AB]
                              o   Class [A-4A]
                              o   Class [A-4B]
                              o   Class [X-2]
                              o   Class [A-J]

                              o   Class [B]
                              o   Class [C]
                              o   Class [D]

                              The entire series will consist of a total of __ Classes, the following __ of which are not being offered by this prospectus supplement and the accompanying prospectus: Class [X-1], Class [X-Y], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O], Class [P], Class [EI], Class [R-I], Class [R-II] and Class [R-III].

Certificate Balance........   Your Certificates will have the approximate
                              aggregate initial certificate balance, or with respect to the Class [X-2] Certificates, initial notional balance, presented in the chart below and this balance below may vary by up to 5%:

                              o   Class [A-1]
                              o   Class [A-1A]
                              o   Class [A-2]
                              o   Class [A-3-1FL]
                              o   Class [A-3-1]
                              o   Class [A-3-2]
                              o   Class [A-AB]
                              o   Class [A-4A]
                              o   Class [A-4B]
                              o   Class [X-2]
                              o   Class [A-J]
                              o   Class [B]
                              o   Class [C]
                              o   Class [D]

                              The certificate balance at any time is the maximum amount of principal distributable to a Class and is subject to adjustment on each distribution date to reflect any reductions resulting from distributions of principal to that Class or any allocations of losses to that Class.

                              The certificate balance of the Class [A-3-1FL] Certificates will be equal to the certificate balance of the Class [A-3-1FL] Regular Interest.

                              The privately offered Class X Certificates, which are private certificates, and the Class [X-2] Certificates will not have certificate balances. Each such Class of Certificates will instead represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount. The notional amount of the Class [X-1] Certificates will be equal to the aggregate of the certificate balances of the Classes of Certificates (other than the Class [X-1], Class [X-2], Class [X-Y], Class [EI], Class [R-I], Class [R-II] and Class [R-III] Certificates) outstanding from time to time.

                              The notional amount of the Class [X-2]
                              Certificates at any time on or before the distribution date occurring in __________ will be an amount equal to all or a portion, as applicable, of the then outstanding aggregate balances of the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1FL], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A], Class [A-4B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K] and Class [L] components. After the distribution date occurring in __________, the notional amount of the Class [X-2] Certificates will be equal to zero.

                              The notional amount of the Class [X-Y]
                              Certificates, as of any date of determination, will be equal to the then total principal balance of the residential cooperative mortgage loans.

                              As of any distribution date, the balances of the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1FL], Class [A-3-1], Class [A-3-2], Class
                              [A-AB], Class [A-4A], Class [A-4B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K] and Class [L] components used to determine the notional amount of the Class [X-2] Certificates will generally be equal to the lesser of (i) the certificate balance of the corresponding Class of Certificates as of such date (taking into account any distributions of principal made on, and any realized losses allocated to, such Classes of Certificates) and (ii) the amount specified for such component and such distribution date on Schedule B to this prospectus supplement.

                              The notional amount of the Class [X-1]
                              Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to any Class of Certificates (other than the Class [X-1], Class [X-2], Class [X-Y], Class [EI], Class [R-I], Class [R-II] and Class [R-III] Certificates) outstanding from time to time. The notional amount of the Class [X-2] Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to, any component and any Class of Certificates included in the calculation of the notional amount for the Class [X-2] Certificates on such distribution date, as described above, to the extent that such distribution or allocation of losses reduces the principal balance of the related Class of Certificates to a balance that is lower than the amount shown on Schedule B to this prospectus supplement. Holders of the Class [X-2] Certificates will not be entitled to distributions of interest at any time following the distribution date occurring in __________.

                              The notional amount of the Class [X-Y]
                              Certificates will be reduced on each distribution date by collections and Advances of principal on the residential cooperative mortgage loans previously distributed to the Certificateholders and losses on the residential cooperative mortgage loans previously allocated to the Certificateholders.

                              Upon initial issuance, the aggregate notional amount of the Class [X-1] Certificates will be $_____, the aggregate notional amount of the Class [X-2] Certificates will be $_____ and the aggregate notional amount of the Class [X-Y] Certificates will be $_____, in each case, subject to a permitted variance of plus or minus 5%. The notional amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such certificate and does not represent the right to receive any distributions of principal.

Pass-Through Rates.........   Your Certificates will accrue interest at an
                              annual rate called a pass-through rate. The following table lists the approximate initial pass-through rates for each Class of offered certificates:

                              o   Class [A-1]
                              o   Class [A-1A]
                              o   Class [A-2]
                              o   Class [A-3-1FL]
                              o   Class [A-3-1]
                              o   Class [A-3-2]
                              o   Class [A-AB]
                              o   Class [A-4A]
                              o   Class [A-4B]
                              o   Class [X-2]
                              o   Class [A-J]
                              o   Class [B]
                              o   Class [C]
                              o   Class [D]

                              Interest on your Certificates (other than the Class [A-3-1FL] Certificates) and on the Class [A-3-1FL] Regular Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis. Interest on the Class [A-3-1FL] Certificates will be computed on the basis of the actual number of days elapsed during the related interest accrual period and a 360-day year.

                              The Class [A-1] and Class [A-2] Certificates will accrue interest at a per annum rate equal to the fixed rate shown above. The Class [A-1A] Certificates will accrue interest at a per annum rate equal to the lesser of __% and the weighted average net mortgage rate. The Class [A-3-1FL] Regular Interest will accrue interest at a per annum rate equal to the lesser of __% and the weighted average net mortgage rate. The Class [A-3-1] Certificates will accrue interest at a per annum rate equal to the lesser of __% and the weighted average net mortgage rate. The Class [A-3-2] Certificates will accrue interest at a per annum rate equal to the lesser of __% and the weighted average net mortgage rate. The Class [A-AB] Certificates will accrue interest at a per annum rate equal to the lesser of __% and the weighted average net mortgage rate. The Class [A-4A] Certificates will accrue interest at a per annum rate equal to the lesser of __% and the weighted average net mortgage rate. The Class [A-4B] Certificates will accrue interest at a per annum rate equal to the lesser of __% and the weighted average net mortgage rate. The Class [A-J] and Class [B] Certificates will accrue interest at a per annum rate equal to the weighted average net mortgage rate less __% and __%, respectively. The Class [C] and Class [D] Certificates will accrue interest at a per annum rate equal to the weighted average net mortgage rate. The Class [A-3-1FL] Certificates will accrue interest at a floating rate based on [one-month LIBOR] + __% (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage) subject to the limitations described in this prospectus supplement. The initial pass-through rate for the Class [X-2] Certificates is approximate. The pass-through rate for the Class [X-2] Certificates is variable and, subsequent to the initial distribution date, will be determined as described in this prospectus supplement.

                              The pass-through rate applicable to the Class [X-1] Certificates for the initial distribution date will equal approximately __% per annum.

                              The pass-through rate applicable to the Class [X-1] Certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of the respective Class [X-1] Strip Rates at which interest accrues from time to time on the respective components of the total notional amount of the Class [X-1] Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of one of the Classes of the Principal Balance Certificates. In general, the certificate balance of each Class of Principal Balance Certificates will constitute a separate component of the total notional amount of the Class [X-1] Certificates; provided that, if a portion, but not all, of the certificate balance of any particular Class of Principal Balance Certificates is identified on Schedule B to this prospectus supplement as being part of the total notional amount of the Class [X-2] Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will also represent one or more separate components of the total notional amount of the Class [X-1] Certificates for purposes of calculating the accrual of interest for the related distribution date, and the remaining portion of such certificate balance will represent one or more other separate components of the Class [X-1] Certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring in or before __________, and any particular component of the total notional amount of the Class [X-1] Certificates immediately prior to the related distribution date, the applicable "Class [X-1] Strip Rate" will be calculated as follows:

                              o if such particular component consists of the entire certificate balance of any Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the certificate balance of the Class [A-3-1FL] Regular Interest, and if such certificate balance also constitutes, in its entirety, a component of the total notional amount of the Class [X-2] Certificates immediately prior to the related distribution date, then the applicable Class [X-1] Strip Rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the greater of

                                  (i) the rate per annum corresponding to such distribution date as set forth on Schedule A to this prospectus supplement and (ii) the pass-through rate for such distribution date for such Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the pass-through rate on the Class [A-3-1FL] Regular Interest;

                              o if such particular component consists of a designated portion (but not all) of the certificate balance of any Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the certificate balance of the Class [A-3-1FL] Regular Interest, and if such designated portion of such certificate balance also constitutes a component of the total notional amount of the Class [X-2] Certificates immediately prior to the related distribution date, then the applicable Class [X-1] Strip Rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the greater of (i) the rate per annum corresponding to such distribution date as set forth on Schedule A to this prospectus supplement and (ii) the pass-through rate for such distribution date for such Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the pass-through rate on the Class [A-3-1FL] Regular Interest;

                              o if such particular component consists of the entire certificate balance of any Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the certificate balance of the Class [A-3-1FL] Regular Interest, and if such certificate balance does not, in whole or in part, also constitute a component of the total notional amount of the Class [X-2] Certificates immediately prior to the related distribution date, then the applicable Class [X-1] Strip Rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate for such distribution date for such Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the pass-through rate on the Class [A-3-1FL] Regular Interest; and

                              o if such particular component consists of a designated portion (but not all) of the certificate balance of any Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the certificate balance of the Class [A-3-1FL] Regular Interest, and if such designated portion of such certificate balance does not also constitute a component of the total notional amount of the Class [X-2] Certificates immediately prior to the related distribution date, then the applicable Class [X-1] Strip Rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate for such distribution date for such Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the pass-through rate on the Class [A-3-1FL] Regular Interest.

                              For any distribution date occurring after __________, the certificate balance of each Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the certificate balance of the Class [A-3-1FL] Regular Interest, will constitute a separate component of the total notional amount of the Class [X-1] Certificates, and the applicable Class [X-1] Strip Rate with respect to each such component for each such distribution date will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate for such distribution date for such Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the pass-through rate on the Class [A-3-1FL] Regular Interest. Under no circumstances will the Class [X-1] Strip Rate be less than zero.

                              The pass-through rate applicable to the Class [X-2] Certificates for the initial distribution date will equal approximately __% per annum. The pass-through rate applicable to the Class [X-2] Certificates for each distribution date subsequent to the initial distribution date and on or before the distribution date in __________ will equal the weighted average of the respective Class [X-2] Strip Rates at which interest accrues from time to time on the respective components of the total notional amount of the Class [X-2] Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of a specified Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the certificate balance of the Class [A-3-1FL] Regular Interest. If all or a designated portion of the certificate balance of any Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the certificate balance of the Class [A-3-1FL] Regular Interest, is identified on Schedule B to this prospectus supplement as being part of the total notional amount of the Class [X-2] Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the total notional amount of the Class [X-2] Certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring in or before __________, and any particular component of the total notional amount of the Class [X-2] Certificates immediately prior to the related distribution date, the applicable "Class [X-2] Strip Rate" will equal the excess, if any, of:

                              o   the lesser of (a) the rate per annum
                                  corresponding to such distribution date as set forth on Schedule A to this prospectus supplement and (b) the weighted average net mortgage rate for such distribution date, over

                              o the pass-through rate for such distribution date for the Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the pass-through rate on the Class [A-3-1FL] Regular Interest, whose certificate balance, or a designated portion thereof, comprises such component.

                              Under no circumstances will the Class [X-2] Strip Rate be less than zero.

                              The pass-through rate for the Class [X-Y]
                              Certificates for each distribution date will be a variable rate equal to the weighted average from time to time of various Class [X-Y] Strip Rates attributable to each of the residential cooperative mortgage loans. The "Class [X-Y] Strip Rate" for each residential cooperative mortgage loan will equal __% per annum; provided that, if the subject residential cooperative mortgage loan accrues interest on the basis of the actual number of days elapsed during each 1-month interest accrual period in a year assumed to consist of 360 days, then the foregoing __% will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

                              The Class [E], Class [F], Class [G] and Class [H] Certificates will, at all times, accrue interest at a per annum rate equal to the weighted average net mortgage rate. The Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of __% and the weighted average net mortgage rate.

                              The "weighted average net mortgage rate" for a particular distribution date is a weighted average of the interest rates on the mortgage loans (which interest rates, with respect to the residential cooperative mortgage loans, are reduced by the Class [X-Y] Strip Rate) minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate and the trustee fee rate related to such mortgage loans. The relevant weighting is based upon the respective scheduled principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date. For purposes of calculating the weighted average net mortgage rate, the mortgage loan interest rates of such mortgage loans will not reflect any default interest. The mortgage loan interest rates of such mortgage loans will also be determined without regard to any loan term modifications agreed to by the applicable special servicer or resulting from any borrower's bankruptcy or insolvency. In addition, for purposes of calculating the weighted average net mortgage rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that mortgage loan in that month and as further adjusted as described in this prospectus supplement.

                              With respect to the Class [A-3-1FL] Certificates, in the case of a default under the swap contract, and until such default is cured or the swap contract is replaced, the Class [A-3-1FL] Certificates will accrue interest at the pass-through rate of the Class [A-3-1FL] Regular Interest, which will be equal to the lesser of __% per annum and the weighted average net mortgage rate. The Class [A-3-1FL] Regular Interest does not receive interest at a LIBOR-based rate. In the event that after payment of the net swap payment due from or to the swap counterparty, as the case may be, there are insufficient funds in the floating rate account to make the full distribution of the Class [A-3-1FL] Interest Distribution Amount to the holders of the Class [A-3-1FL] Certificates, the resulting interest shortfall will be borne by the holders of the Class [A-3-1FL] Certificates.

                              Any Net Aggregate Prepayment Interest Shortfall allocated to the Class [A-3-1FL] Regular Interest, reduction in the interest available to be distributed to the Class [A-3-1FL] Regular Interest for any other reason or the reduction of the weighted average net mortgage rate below __% will result in a corresponding dollar-for-dollar reduction in the interest payment made by the swap counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class [A-3-1FL] Certificates.

1.  Distributions

A.  Amount and Order of
    Distributions..........   On each distribution date, funds available for
                              distribution from the mortgage loans, net of specified trust expenses, including all servicing fees, trustee fees and related compensation, will be distributed in the following amounts and priority:

                              Step l/Class A Senior and Class X: To interest, concurrently,

                              o   on Classes [A-1], [A-2], [A-3-1], [A-3-2],
                                  [A-AB], [A-4A], [A-4B] and the Class [A-3-1FL] Regular Interest from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1, pro rata, in accordance with their interest entitlements,

                              o on Class [A-1A], from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2, and

                              o on Class [X-1], Class [X-2] and Class [X-Y], pro rata, from the available distribution amount, in each case in accordance with their interest entitlements.

                              However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the Class A Senior or Class X Certificates on such distribution date as described above, the available distribution amount will be allocated among all these Classes pro rata in accordance with their interest entitlements for such distribution date, without regard to loan group, provided that interest distributed to the Class [A-4] Certificates will be applied first to Class [A-4A] up to its interest entitlements and then to Class [A-4B] up to its interest entitlements.

                              Step 2/Class A Senior: To the extent of amounts then required to be distributed as principal, concurrently,

                              (a) to the Class [A-AB], Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest,

                              o first, to the Class [A-AB] Certificates, from the portion of such amounts attributable to loan group 1 and, after the principal balance of the Class [A-1A] Certificates has been reduced to zero, the portion of such amounts attributable to loan group 2 remaining after payments to the Class [A-1A] Certificates have been made on such distribution date, until such Certificates are reduced to their Planned Principal Balance,

                              o second, to the Class [A-1] Certificates, from the portion of such amounts attributable to loan group 1 and, after the principal balance of the Class [A-1A] Certificates has been reduced to zero, the portion of such amounts attributable to loan group 2 remaining after payments to the Class [A-1A] and Class [A-AB] (in respect of its Planned Principal Balance) Certificates have been made on such distribution date, until the Class [A-1] Certificates are reduced to zero,

                              o third, to the Class [A-2] Certificates, from the portion of such amounts attributable to loan group 1 and, after the principal balance of the Class [A-1A] Certificates has been reduced to zero, the portion of such amounts attributable to loan group 2 remaining after payments to the Class [A-1A], Class [A-AB] (in respect of its Planned Principal Balance) and Class [A-1] Certificates have been made on such distribution date, until the Class [A-2] Certificates are reduced to zero,

                              o fourth, to the Class [A-3-1] Certificates and Class [A-3-1FL] Regular Interest, pro rata, from the portion of such amounts attributable to loan group 1 and, after the principal balance of the Class [A-1A] Certificates has been reduced to zero, the portion of such amounts attributable to loan group 2 remaining after payments to the Class [A-1A], Class [A-AB] (in respect of its Planned Principal Balance), Class [A-1] and Class [A-2] Certificates have been made on such distribution date, until the Class [A-3-1] Certificates and the Class [A-3-1FL] Regular Interest are reduced to zero,

                              o fifth, to the Class [A-3-2] Certificates, from the portion of such amounts attributable to loan group 1 and, after the principal balance of the Class [A-1A] Certificates has been reduced to zero, the portion of such amounts attributable to loan group 2 remaining after payments to the Class [A-1A], Class [A-AB] (in respect of its Planned Principal Balance), Class [A-1], Class [A-2] and Class [A-3-1] Certificates and the Class [A-3-1FL] Regular Interest have been made on such distribution date, until the Class [A-3-2] Certificates are reduced to zero,

                              o sixth, to the Class [A-AB] Certificates, from the portion of such amounts attributable to loan group 1 and, after the principal balance of the Class [A-1A] Certificates has been reduced to zero, the portion of such amounts attributable to loan group 2 remaining after payments to the Class [A-1A], Class [A-AB] (in respect of its Planned Principal Balance), Class [A-1], Class [A-2], Class [A-3-1] and Class [A-3-2] Certificates and the Class [A-3-1FL] Regular Interest have been made on such distribution date, until the Class [A-AB] Certificates are reduced to zero,

                              o seventh, to the Class [A-4A] Certificates, from the portion of such amounts attributable to loan group 1 and, after the principal balance of the Class [A-1A] Certificates has been reduced to zero, the portion of such amounts attributable to loan group 2 remaining after payments to the Class [A-1A], Class [A-AB], Class [A-1], Class [A-2], Class [A-3-1] and Class [A-3-2] Certificates and the Class [A-3-1FL] Regular Interest have been made on such distribution date, until the Class [A-4A] Certificates are reduced to zero, and

                              o eighth, to the Class [A-4B] Certificates, from the portion of such amounts attributable to loan group 1 and, after the principal balance of the Class [A-1A] Certificates has been reduced to zero, the portion of such amounts attributable to loan group 2 remaining after payments to the Class [A-1A], Class [A-AB], Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2] and Class [A-4A] Certificates and the Class [A-3-1FL] Regular Interest have been made on such distribution date, until the Class [A-4B] Certificates are reduced to zero.

                              (b) to Class [A-1A], from the portion of such amounts attributable to loan group 2 and, after the principal balance of the Class [A-4] Certificates has been reduced to zero, the portion of such amounts attributable to loan group 1 remaining after payments to the Class [A-AB], Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest have been made on such distribution date, until its principal balance is reduced to zero.

                              If the principal amount of each Class of principal balance certificates other than Classes [A-1], [A-1A], [A-2], [A-3-1], [A-3-2], [A-AB], A-4 and
                              the Class [A-3-1FL] Regular Interest has been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction, principal will be distributed to Classes [A-1], [A-1A], [A-2], [A-3-1], [A-3-2], [A-AB], A-4 and
                              the Class [A-3-1FL] Regular Interest, pro rata, in accordance with their principal balances, provided that principal distributed to Class [A-4] will be applied first to Class [A-4A] until its principal balance is reduced to zero and then to the Class [A-4B] until its principal balance is reduced to zero.

                              Step 3/Class A Senior and Class X: To reimburse Classes [A-1], [A-1A], [A-2], [A-3-1], [A-3-2],
                              [A-AB], A-4 and the Class [A-3-1FL] Regular
                              Interest, and with respect to interest only, Class [X-1], Class [X-2] and Class [X-Y], pro rata, for any previously unreimbursed losses on the mortgage loans that were previously borne by those Classes, together with interest at the applicable pass-through rate, provided that all reimbursements with respect to the Class [A-4] Certificates will be allocated first to the Class [A-4A] Certificates until all unreimbursed losses are reimbursed and then to the Class [A-4B] Certificates until all unreimbursed losses are reimbursed.

                              Step 4/Class [A-J]: To Class [A-J] as follows: (a) to interest on Class [A-J] in the amount of its interest entitlement; (b) to the extent of amounts required to be distributed as principal, to principal on Class [A-J] in the amount of its principal entitlement until its principal balance is reduced to zero; and (c) to reimburse Class [A-J] for any previously unreimbursed losses on the mortgage loans that were previously borne by that Class, together with interest at the applicable pass-through rate.

                              Step 5/Class [B]: To Class [B] in a manner analogous to the Class [A-J] allocations of Step 4.

                              Step 6/Class [C]: To Class [C] in a manner analogous to the Class [A-J] allocations of Step 4.

                              Step 7/Class [D]: To Class [D] in a manner analogous to the Class [A-J] allocations of Step 4.

                              Step 8/Subordinate Private Certificates: In the amounts and order of priority described in the pooling and servicing agreement.

                              Each Certificateholder will receive its share of distributions on its Class of Certificates on a pro rata basis with all other holders of Certificates of the same Class. See "Description of the Offered Certificates--Distributions" in this prospectus supplement.

                              On each distribution date, the Class [A-3-1FL] Available Funds will be applied to make distributions to holders of the Class [A-3-1FL] Certificates in the manner described under "Description of the Swap Contract" in this prospectus supplement.

B.  Interest and Principal
    Entitlements...........   A description of the interest entitlement payable
                              to each Class can be found in "Description of the Offered Certificates--Distributions" in this prospectus supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal balance. In addition, the right of each master servicer, each special servicer and the trustee to reimbursement for payment of non-recoverable Advances, payment of compensation and reimbursement of certain costs and expenses will be prior to your right to receive distributions of principal or interest.

                              The Class X Certificates will not be entitled to principal distributions. The amount of principal required to be distributed on the Classes entitled to principal on a particular distribution date will, in general, be equal to the sum of:

                              o   the principal portion of all scheduled
                                  payments, other than balloon payments, to the extent received or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) during the related collection period;

                              o all principal prepayments and the principal portion of balloon payments received during the related collection period;

                              o the principal portion of other collections on the mortgage loans received during the related collection period, such as liquidation proceeds, condemnation proceeds, insurance proceeds and income on "real estate owned"; and

                              o the principal portion of proceeds of mortgage loan repurchases received during the related collection period;

                              subject, however, to the adjustments described in this prospectus supplement. See the definition of "Principal Distribution Amount" in the "Glossary of Terms."

C.  Prepayment
    Premiums/Yield
    Maintenance Charges....   The manner in which any prepayment premiums and
                              yield maintenance charges received during a particular collection period will be allocated to the Class [X-1], Class [X-2] and Class [X-Y]
                              Certificates, on the one hand, and the Classes of Principal Balance Certificates (other than the
                              Class [A-3-1FL] Certificates) and the Class
                              [A-3-1FL] Regular Interest, on the other hand, is described in "Description of the Offered
                              Certificates--Distributions" in this prospectus supplement. The Class [A-3-1FL] Certificates will not be entitled to receive any prepayment premiums or yield maintenance charges for so long as the swap contract remains in place. See "Description of the Certificates--Distributions--The Class
                              [A-3-1FL] Certificates" herein.

2.  Subordination

A.  General................   The chart below describes the manner in which the
                              rights of various Classes will be senior to the rights of other Classes. Entitlement to receive principal and interest (other than certain excess interest in connection with hyperamortizing loans) on any distribution date is depicted in descending order. The manner in which mortgage loan losses
                              (including interest other than certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with hyperamortizing loans) are allocated is depicted in ascending order.

                                      Class [A-1], Class [A-1A]*, Class
                                       [A-2], Class [A-3-1FL], Regular
                                       Interest, Class [A-3-1], Class
                                     [A-3-2], Class [A-AB], Class [A-4],
                                   Class [X-1]**, Class [X-2]** and Class
                                                   [X-Y]**

                                                 Class [A-J]

                                                  Class [B]

                                                  Class [C]

                                                  Class [D]

                                                Classes [E-P]


                              [No other form of credit enhancement will be available to you as a holder of offered certificates.] Losses allocated to the Class [A-4] Certificates will be applied first to the Class [A-4B] Certificates until reduced to zero and then to the Class [A-4A] Certificates until reduced to zero.

                              * The Class [A-1A] Certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group
                              2. The Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1, provided that amounts distributed as principal to the Class [A-4] Certificates will first be applied to the Class [A-4A] Certificates until reduced to zero and then to the Class [A-4B] Certificates until reduced to zero. See "Description of the Offered Certificates--Distributions" in this prospectus supplement

                              ** Interest only certificates. No principal payments or realized loan losses of principal will be allocated to the Class [X-1], Class [X-2] or Class [X-Y] Certificates. However, any mortgage loan losses allocated to any Class of principal balance certificates will reduce the notional amount of the Class [X-1] Certificates, any mortgage loan losses allocated to any component included in the calculation of the notional amount of the Class [X-2] Certificates in that period will reduce the notional amount of the Class [X-2] Certificates and any realized loan losses of principal with respect to the residential cooperative mortgage loans in that period will reduce the notional amount of the Class [X-Y] Certificates.

                              The Class [A-AB] Certificates have priority with respect to receiving distributions of principal in respect of reducing such Certificates to their Planned Principal Balance, as described in this prospectus supplement.

                              In addition, while mortgage loan losses and available funds shortfalls will not be directly allocated to the Class [A-3-1FL] Certificates, mortgage loan losses and available funds shortfalls may be allocated to the Class [A-3-1FL] Regular Interest in reduction of the certificate balance of the Class [A-3-1FL] Regular Interest and the amount of its interest entitlement, respectively. Any decrease in the certificate balance of the Class [A-3-1FL] Regular Interest will result in a corresponding decrease in the certificate balance of the Class [A-3-1FL] Certificates, and any interest shortfalls suffered by the Class [A-3-1FL] Regular Interest will reduce the amount of interest distributed on the Class [A-3-1FL] Certificates to the extent described in this prospectus supplement.

B.  Shortfalls in
    Available Funds........   The following types of shortfalls in available
                              funds will reduce amounts available for
                              distribution and will be allocated in the same manner as mortgage loan losses:

                              o shortfalls resulting from compensation which each special servicer is entitled to receive;

                              o shortfalls resulting from interest on advances made by each master servicer, each special servicer or the trustee, to the extent not covered by default interest and late payment charges paid by the borrower; and

                              o shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or other modification or from other unanticipated, extraordinary or default-related expenses of the trust.

                              Reductions in distributions to the Class [A-3-1FL] Regular Interest will cause a corresponding reduction in distributions to the Class [A-3-1FL] Certificates to the extent described in this prospectus supplement.

                              Shortfalls in mortgage loan interest as a result of the timing of voluntary and involuntary prepayments (net of certain amounts required to be used by each master servicer to offset such shortfalls) will be allocated to each Class of Certificates (and the Class [A-3-1FL] Regular Interest), pro rata, in accordance with their respective interest entitlements.

                       Information About The Mortgage Pool

Characteristics of the Mortgage Pool

A.   General...............   All numerical information in this prospectus
                              supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of the cut-off date. [With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in [_____] 200[_] have been deemed received on [_____] 1, 200[_]].

B.   Principal Balances....   The trust's primary assets will be __ mortgage
                              loans (which include __ mortgage loans in loan group 1 and __ mortgage loans in loan group 2) with an aggregate principal balance as of _____, 200__ of approximately $_____ (which includes
                              $_____ in loan group 1 and $_____ in loan group
                              2). It is possible that the aggregate mortgage loan balance, the initial outstanding loan group 1 balance and the initial outstanding loan group 2 balance will vary by up to 5%. As of _____, 200__, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $_____ to approximately $_____ (and the balances of the mortgage loans ranged from approximately $_____ to approximately $_____ and from approximately $_____ to approximately $_____ in loan group 1 and loan group 2, respectively) and the mortgage loans had an approximate average balance of $_____ (and an approximate average balance of $_____ in loan group 1 and $_____ in loan group 2, respectively).

C.   Fee Simple/Leasehold..   __ mortgaged properties, securing mortgage loans
                              representing __% of the initial outstanding pool balance (which include __ mortgaged properties in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgaged properties in loan group 2, representing __% of the initial outstanding loan group 2 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged properties. __ mortgaged properties, securing mortgage loans representing __% of the initial outstanding pool balance (which include __ mortgaged properties in loan group 1, representing
                              __% of the initial outstanding loan group 1 balance, and 1 mortgaged property in loan group 2, representing __% of the initial outstanding loan group 2 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties. In addition, __ mortgaged property, securing a mortgage loan representing __% of the initial outstanding pool balance (which mortgage loan is in loan group 1, representing __% of the initial outstanding loan group 1 balance), is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the mortgaged property and a leasehold interest in the remainder of the mortgaged property. In circumstances where both the fee and leasehold interest in the entire mortgaged property are encumbered, we have treated that as simply an encumbered fee interest.

D. Property Types..........   The following table shows how the mortgage loans
                              are secured by collateral which is distributed among different types of properties.

                                                          Percentage of Initial    Number of Mortgaged
                                                             Outstanding Pool       Properties in the
                                    Property Type                Balance              Mortgage Pool
                            [Office.................
                              Retail..................
                              Multifamily(1)..........
                              Mixed Use...............
                              Hospitality.............
                              Industrial..............
                              Manufactured Housing
                                 Communities..........
                              Other...................
                              Self Storage]...........


                              [(1) Includes __ residential cooperative
                                   properties, representing __% of the initial outstanding pool balance.]

                              For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

E.   Property Location.....   The number of mortgaged properties, and the
                              approximate percentage of the aggregate principal balance of the mortgage loans secured by mortgaged properties located in the __ states with the highest concentrations of mortgaged properties, are as described in the table below:

                                Property Location


                        Percentage of Initial    Number of Mortgaged
                           Outstanding Pool       Properties in the
       State                   Balance              Mortgage Pool
--------------------    ---------------------    -------------------







                              The remaining mortgaged properties are located throughout __ states. None of these states has a concentration of mortgaged properties that represents security for more than __% of the initial outstanding pool balance.

                              For information regarding the location of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

F.  Other Mortgage Loan
    Features...............   As of _____, 200__, the mortgage loans had the
                              following characteristics:

                              o The most recent scheduled payment of principal and interest on any mortgage loan was not 30 days or more past due, and no mortgage loan has been 30 days or more past due in the past year.

                              o __ groups of mortgage loans are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed (which include __ groups of mortgage loans in loan group 1 and __ groups of mortgage loans in loan group 2). The __ largest groups represent __%, __% and __%, respectively, of the initial outstanding pool balance (or __%, __% and __% of the initial outstanding loan group 1 balance or __%, __% and __% of the initial outstanding loan group 2 balance). See Appendix II attached to this prospectus supplement.

                              o   __ of the mortgaged properties securing
                                  mortgage loans, representing __% of the
                                  initial outstanding pool balance (and
                                  representing __% of the initial outstanding loan group 1 balance), are each leased to a single tenant.

                              o [All of the mortgage loans bear interest at fixed rates.]

                              o   [No mortgage loan permits negative
                                  amortization or the deferral of accrued
                                  interest (except excess interest that would accrue in the case of hyperamortizing loans after the applicable anticipated repayment date for such loans)].

G.  Balloon
    Loans/ARD Loans........   As of _____, 200__, the mortgage loans had the
                              following additional characteristics:

                              o __ of the mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), are "balloon loans" (including the hyperamortizing loans). For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's maturity date or anticipated repayment date, as applicable. Of these __ mortgage loans, __of the mortgage loans, representing __% of the initial outstanding pool balance (and representing __% of the initial outstanding loan group 1 balance), are hyperamortizing loans that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. These loans are structured to encourage the borrower to repay the loan in full by the specified date (which is prior to the loan's stated maturity date) upon which these increases occur.

                              The remaining __ mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), are fully amortizing and are expected to have less than __% of the original principal balance outstanding as of their related stated maturity dates.

H.  Interest Only
    Loans..................   As of _____, 200__, the mortgage loans had the
                              following additional characteristics:

                              o __ mortgage loans, representing __% of the initial outstanding pool balance (and representing __% of the initial outstanding loan group

                                  1 balance and representing __% of the initial outstanding loan group 2 balance), currently provide for monthly payments of interest only for a portion of its term and then provides for the monthly payment of principal and interest over its remaining term.

                              o __ mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and 2 mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), provide for monthly payments of interest only for their entire term.

I.  Prepayment/Defeasance
    Provisions.............   As of _____, 200__, each of the mortgage loans
                              restricted voluntary principal prepayments in one of the following ways:

                              o __mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, but permit the related borrower, after an initial period of at least 2 years following the date of issuance of the Certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940, subject to rating agency approval, and obtaining the release of the mortgaged property from the lien of the mortgage.

                              o __ mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and __% of the amount prepaid.

                              o __ mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium calculated in accordance with a yield maintenance formula.

                              o __ mortgage loans, representing __% of the initial outstanding pool balance (all of which are in loan group 1, representing __% of the initial outstanding loan group 1 balance), have no lockout period and the mortgage loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and __% of the amount prepaid, of these loans.

                              o __ mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to a certain specified percentage set forth on Appendix II to this prospectus supplement.

                              o __ mortgage loans, representing __% of the initial outstanding pool balance ([all of which] mortgage loans are in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period.

                              o __ mortgage loans, representing __% of the initial outstanding pool balance (both of which mortgage loans are in loan group 1, representing __% of the initial outstanding loan group 1 balance), permit principal prepayment if, at any time before the first __ payments of the mortgage loan, such prepayment is accompanied by a prepayment premium calculated on the basis of the greater of a yield maintenance formula and __% of the amount prepaid and after such __ payment, permit the related borrower to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage.

                              o __ mortgage loan, representing __% of the initial outstanding pool balance (which mortgage loan is in loan group 1, representing __% of the initial outstanding loan group 1 balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period provides for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and __% of the amount prepaid, and also permits the related borrower, after an initial period of at least 2 years following the date of the issuance of the Certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage.

                              o __ mortgage loans, representing __% of the initial outstanding pool balance ([all of which] mortgage loans are in loan group 2, representing __% of the initial outstanding loan group 2 balance), permit principal payment at any time if, for a period of time, such prepayment is accompanied by a prepayment premium calculated on the basis of the greater of a yield maintenance formula and __% of the amount prepaid, and after such period of time, such prepayment is accompanied by a prepayment premium equal to a certain specified percentage set forth on Appendix II of such mortgage loan.

                              o __ mortgage loan, representing __% of the initial outstanding pool balance ([which] mortgage loan is in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibits prepayments during the lockout period and after the lockout period, the mortgage loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and __% of the amount prepaid, of this loan.

                              o __ mortgage loans, representing __% of the initial outstanding pool balance (which includes __ mortgage loan in loan group 1, representing less than __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to a certain specified percentage that declines over time of the amount prepaid, depending upon the time of prepayment, as set forth in Appendix II to this prospectus supplement.

                              o __ mortgage loan, representing __% of the initial outstanding pool balance ([which] mortgage loan is in loan group 1, representing __% of the initial outstanding loan group 1 balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and __% of the amount prepaid.

                              Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date or the anticipated repayment date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. See the footnotes to Appendix II for more details about the various yield maintenance formulas.

                              With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

                              o __ mortgage loans, representing __% of the initial outstanding pool balance ([all of which] are in loan group 1, representing __% of the initial outstanding loan group 1 balance), allow the release of a portion of the collateral for such mortgage loans through a partial defeasance provided that certain conditions are met, after an initial period of at least 2 years following the date of the issuance of the Certificates, by pledging to the trust "government securities" as defined in the Investment Company Act of 1940 in a specified percentage of the portion of the collateral for such mortgage loan being released and obtaining the release of such portion of the mortgaged property from the lien of the mortgage.

                              o __ mortgage loans, representing __% of the initial outstanding pool balance ([all of which] are in loan group 1, representing __% of the initial outstanding loan group 1 balance), prior to the lockout release date, allow the release of a portion of the collateral for such mortgage loans (excluding any release in connection with a partial defeasance) if certain conditions are met, including the prepayment of a portion of the outstanding principal balance allocated to the released portion of the related mortgaged property and the payment of a prepayment premium based on a yield maintenance formula, and after the lockout release date, allow the release of a portion of the collateral for such mortgage loans through a partial defeasance if certain conditions are met.

                              In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process.

                              See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions.

J.  Mortgage Loan
    Ranges
    and Weighted
    Averages...............   As of _____, 200__, the mortgage loans had the
                              following additional characteristics:

    i.  Mortgage Interest
        Rates..............   Mortgage interest rates ranging from __% per annum
                              to __% per annum (and ranging from __% per annum to __% per annum for loan group 1 and from __% per annum to __% per annum for loan group 2), and a weighted average mortgage interest rate of __% per annum (and __% per annum for loan group 1 and __% per annum for loan group 2).

    ii.  Original Terms....   Original terms to scheduled maturity ranging from
                              __months to __ months (and ranging from __ months to __ months for loan group 1 and from __ months to __ months for loan group 2), and a weighted average original term to scheduled maturity of __ months (and weighted average original term to scheduled maturity of __ months for loan group 1 and __ months for loan group 2).

    iii. Remaining Terms...   Remaining terms to scheduled maturity ranging from
                              __months to __ months (and ranging from __ months to __ months for loan group 1 and from __ months to __ months for loan group 2), and a weighted average remaining term to scheduled maturity of __ months (and weighted average remaining term to scheduled maturity of __ months for loan group 1 and __ months for loan group 2).

    iv.  Remaining
         Amortization
         Terms.............   Remaining amortization terms ranging from __
                              months to __ months (and ranging from __ months to __ months for loan group 1 and from __ months to
                              __ months for loan group 2), and a weighted average remaining amortization term of __ months
                              (and __ months for loan group 1 and __ months for loan group 2).

    v.  Loan-to-Value
        Ratios.............   Loan-to-value ratios, calculated as described in
                              this prospectus supplement, range from __% to __%
                              (and ranging from __% to __% for loan group 1 and from __% to __% for loan group 2), and the weighted average loan-to-value ratio, calculated as described in this prospectus supplement, is __%
                              (and __% for loan group 1 and __% for loan group
                              2).

                              Except as set forth below, for each of the mortgage loans, the loan-to-value ratio was calculated according to the methodology set forth in this prospectus supplement based on the estimate of value from a third-party appraisal, which was generally conducted after _____, 200__. With respect to __ of the mortgage loans described in the previous sentence, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing

                              __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), which mortgage loans are secured by residential cooperative properties, such estimates of value were calculated based on the market value of the real property as if operated as a residential cooperative. [In connection with the mortgage loans sold to the trust by __________ (which includes __ mortgage loan in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), the seller arrived at the valuations of the mortgaged properties by applying a capitalization rate chosen from a range set forth in third party market studies to underwritten net operating income and adding in the remaining value of the outstanding tax credits. ]

                              For detailed methodologies, see "Description of the Mortgage Pool--Assessments of Property Value and Condition--Appraisals" in this prospectus supplement.

    vi.  Debt Service
         Coverage
         Ratios............   Debt service coverage ratios, determined according
                              to the methodology presented in this prospectus supplement, range from __x to __x (and range from __x to __x for loan group 1 and from __x to __x for loan group 2), and the weighted average debt service coverage ratio, determined according to the methodology presented in this prospectus supplement, is __x (and __x for loan group 1 and __x for loan group 2). Such calculations are based on underwritable cash flow and actual debt service of the related mortgage loans as described in this prospectus supplement.

    vii.  Debt Service
          Coverage
          Ratios
          (after IO
          Period)..........   Debt service coverage ratios (after IO Period),
                              determined according to the methodology presented in this prospectus supplement, ranging from [__]x to [__]x and a weighted average debt service coverage ratio, calculated as described in this prospectus supplement, of [__]x.

                              "Debt Service Coverage Ratio (after IO Period)" or "DSCR (after IO Period)" means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the cut-off date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as debt service coverage ratios except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

Advances

A.  Principal and Interest
    Advances...............   Subject to a recoverability determination
                              described in this prospectus supplement, each master servicer (and the trustee or fiscal agent, if applicable) is required to advance delinquent monthly mortgage loan payments for mortgage loans for which it is acting as master servicer. None of the master servicers or the trustee or fiscal agent will be required to advance (i) any additional interest accrued as a result of the imposition of any default rate, (ii) prepayment premiums or yield maintenance charges, (iii) any additional interest accrued as a result of any rate increase after an anticipated repayment date, (iv) excess interest or (v) balloon payments. If any balloon payment is not collected from the related borrower, subject to a recoverability determination described in this prospectus supplement, each master servicer
                              (and the trustee or fiscal agent, if applicable) will be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due on those mortgage loans for which it is acting as master servicer.

                              If a P&I Advance is made, the master servicer will defer rather than advance its master servicing fee, the excess servicing fee and the primary servicing fee, but will advance the trustee fee on those mortgage loans for which it is acting as master servicer.

                              For an REO Property, subject to a recoverability determination described in this prospectus supplement, each master servicer (or the trustee or fiscal agent, if applicable) will be required to advance the scheduled payment that would have been due if the predecessor mortgage loan for which it acted as master servicer had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO Property was acquired.

B.  Servicing Advances.....   Subject to a recoverability determination
                              described in this prospectus supplement, the master servicers (and the trustee or fiscal agent, if applicable) may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to maintain and protect the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents. In addition, each special servicer may, but is not required to, make servicing advances on an emergency basis.

C.  Interest on Advances...   All advances made by the master servicers, the
                              special servicers, the trustee or the fiscal agent will accrue interest at a rate equal to the "prime rate" as reported in The Wall Street Journal.
                              Advances of principal and interest made in respect of mortgage loans which have grace periods that expire on or after the determination date will not begin to accrue interest until the day succeeding the expiration date of such applicable grace period; provided that if such advance is not reimbursed from collections received from the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made (which will be the master servicer remittance date).

D.  Back-up Advances.......   Pursuant to the requirements of the pooling and
                              servicing agreement, if either master servicer fails to make a required advance, the trustee will be required to make the advance, subject to the same limitations and with the same rights of the applicable master servicer. If the trustee fails to make a required advance, the fiscal agent will be required to make the advance, subject to the same limitations and with the same rights as the trustee.

E.  Recoverability.........   None of the master servicers, the special
                              servicers or the trustee or fiscal agent will be required to make any advance if the applicable master servicer, the applicable special servicer or the trustee or fiscal agent determines in its sole discretion that such advance would not be recoverable in accordance with the servicing standard (or, in the case of the trustee or fiscal agent, its good faith business judgment), and the trustee and fiscal agent may rely on any such determination made by the applicable master servicer or special servicer.

F.  Appraisal
    Reduction Event........   The occurrence of certain adverse events affecting
                              a mortgage loan will require the applicable special servicer to obtain a new appraisal or other valuation of the related mortgaged property.
                              In general, if the principal amount of the mortgage loan plus all other amounts due thereunder and interest on advances made with respect thereto exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be proportionately reduced to the extent of the appraisal reduction. This will reduce the funds available to pay interest and principal on the most subordinate Class or Classes of Certificates then outstanding.

                              See "Description of the Offered
                              Certificates--Advances" in this prospectus supplement.

                       Additional Aspects of Certificates

Ratings....................   The Certificates offered to you will not be issued
                              unless each of the Classes of Certificates being offered by this prospectus supplement receives the following ratings from __________and __________.

                                                              Ratings
                                           Class             (_____/_____)
                                      ---------------      ---------------
                                        Class [A-1]
                                       Class [A-1A]
                                        Class [A-2]
                                      Class [A-3-1FL]
                                       Class [A-3-1]
                                       Class [A-3-2]
                                       Class [A-AB]
                                       Class [A-4A]
                                       Class [A-4B]
                                        Class [X-2]
                                        Class [A-J]
                                         Class [B]
                                         Class [C]
                                         Class [D]

                              A rating agency may lower or withdraw a security rating at any time. [Each of the rating agencies identified above is expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding.]

                              See "Ratings" in this prospectus supplement and "Rating" in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

[Swap Contract.............   The trust will have the benefit of a swap contract
                              with [MSCS] [__________], as swap counterparty, in an initial notional amount equal to the aggregate initial certificate balance of the Class [A-3-1FL]
                              Certificates. The notional amount of the swap contract will decrease to the extent of any decrease in the certificate balance of the Class [A-3-1FL] Certificates. The swap contract will have an expiration date of the distribution date in __________(the same date as the Rated Final Distribution Date for the Class
                              [A-3-1FL] Certificates) unless it has already terminated. Under the swap contract, the swap counterparty will be obligated to pay to the trust on the business day prior to each distribution date interest accrued on the notional amount of the swap contract at one-month LIBOR (determined as described herein) + __% (based on the actual number of days in the interest accrual period for the Class [A-3-1FL] Certificates and a 360-day year). The trust will be obligated to pay to the swap counterparty, on such day, interest accrued on the notional amount of the swap contract at a rate equal to the lesser of a fixed rate of __% per annum and the weighted average net mortgage rate (based on a 360-day year assumed to consist of twelve 30-day months). Any Net Aggregate
                              Prepayment Interest Shortfall allocated to the Class [A-3-1FL] Regular Interest, reduction in the interest available to be distributed to the Class
                              [A-3-1FL] Regular Interest for any other reason or the reduction of the weighted average net mortgage rate below __% will result in a corresponding dollar-for-dollar reduction in the interest payment made by the swap counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class [A-3-1FL] Certificates.
                              All prepayment premiums or yield maintenance charges allocated to the Class [A-3-1FL] Regular
                              Interest will be paid to the swap counterparty unless the swap contract and any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class [A-3-1FL]
                              Certificates. __________, the credit support provider of the swap counterparty currently has a long-term rating of "__" by _____ and "__" by _____, and a short term rating of "__" by _____ and "__" by _____. See "Description of the Swap
                              Contract" and "Risk Factors--Defaults Under the
                              Swap Contract" herein.]

Repurchase or
Substitution...............   Each mortgage loan seller will make certain
                              representations and warranties with respect to the mortgage loans sold by it, as described under "Description of the Mortgage Pool--Representations and Warranties" and "--Repurchases and Other
                              Remedies." If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan, then that mortgage loan seller will be required to either cure the breach, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan. If the related mortgage loan seller decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Loans....   Pursuant to the pooling and servicing agreement,
                              [(i) any mortgage loan seller, with respect to each mortgage loan it sold to the Depositor, (ii) the holder of the certificates representing the greatest percentage interest in the controlling class of Series 200__-__ certificates, and (iii) the special servicer (with respect to its mortgage loans), in that order,] has the option to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its balloon payment) at a price equal to the fair value of such mortgage loan as determined by the special servicer for such mortgage loan (provided, that if such mortgage loan is being purchased by such special servicer or by a holder of certificates of the controlling class, the trustee will be required to verify that such price is a fair price). [In addition, certain of the mortgage loans are subject to a purchase option upon certain events of default in favor of a subordinate lender or mezzanine lender.] For more information relating to the sale of defaulted mortgage loans, see "Servicing of the Mortgage
                              Loans--Sale of Defaulted Mortgage Loans" in this prospectus supplement.

Optional Termination.......   On any distribution date on which the aggregate
                              certificate balance of all Classes of Certificates is less than or equal to 1% of the initial outstanding pool balance, the holders of a majority of the controlling Class, each of the master servicers, each of the special servicers and any holder of a majority interest in the Class
                              [R-I] Certificates, each in turn, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this prospectus supplement.
                              Exercise of this option would terminate the trust and retire the then outstanding Certificates at par plus accrued interest.

Denominations..............   The Class [A-1], Class [A-1A], Class [A-2], Class
                              [A-3-1FL], Class [A-3-1], Class [A-3-2], Class
                              [A-AB], Class [A-4A], Class [A-4B] and Class [A-J]
                              Certificates will be offered in minimum
                              denominations of [$25,000]. The Class [B], Class
                              [C] and Class [D] Certificates will be offered in minimum denominations of [$100,000]. The Class
                              [X-2] Certificates will be offered in minimum denominations of [$1,000,000]. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance and
     Settlement............   Your Certificates will be registered in the name
                              of Cede & Co., as nominee of The Depository Trust
                              Company, and will not be registered in your name.
                              You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement. As a result, you will hold your Certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your Certificates and reports relating to distributions only through The
                              Depository Trust Company, Clearstream Banking, societe anonyme or the Euroclear System or through participants in The Depository Trust Company,
                              Clearstream Banking or Euroclear.

                              You may hold your Certificates through:

                              o The Depository Trust Company in the United States; or

                              o   Clearstream Banking or Euroclear in Europe.

                              Transfers within The Depository Trust Company, Clearstream Banking or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The Depository Trust Company, Clearstream Banking or Euroclear will be effected in The Depository Trust Company through the relevant depositories of Clearstream Banking or Euroclear.

                              All or any portion of the Certificates offered to you may be converted to definitive Certificates and reissued to beneficial owners or their nominees, rather than to The Depository Trust Company or its nominee, if we notify The Depository Trust Company of our intent to terminate the book-entry system and, upon receipt of notice of such intent from The Depository Trust Company, the participants holding beneficial interests in the Certificates agree to initiate such termination.

                              We expect that the Certificates offered to you will be delivered in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking or Euroclear on or about the closing date.

Tax Status.................   Elections will be made to treat designated
                              portions of the trust as three separate "real estate mortgage investment conduits"--REMIC I,
                              REMIC II and REMIC III--for federal income tax purposes. In the opinion of counsel, each such designated portion of the trust will qualify for this treatment and each Class of offered certificates (other than the Class [A-3-1FL]
                              Certificates) and the Class [A-3-1FL] Regular
                              Interest will constitute "regular interests" in REMIC III. The Class [A-3-1FL] Certificates will represent an undivided beneficial interest in a grantor trust for federal income tax purposes, which grantor trust is comprised of the Class
                              [A-3-1FL] Regular Interest, the related floating rate account and the beneficial interests of such Class in the swap contract. The portion of the trust consisting of the right to excess interest
                              (above the amount of interest that would have accrued if the interest rate did not increase) and the related excess interest sub-account will be treated as a grantor trust for federal income tax purposes.

                              Pertinent federal income tax consequences of an investment in the offered certificates include:

                              o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                              o Beneficial owners of offered certificates will be required to report income on the Certificates in accordance with the accrual method of accounting.

                              o It is anticipated that the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-4A], Class [A-4B], Class [A-J], Class [B] and Class [C] Certificates and the Class [A-3-1FL] Regular Interest will be issued at a premium, that the Class [D] Certificates will be issued with a de minimis amount of original issue discount and that the Class [X-2] Certificates will be issued with original issue discount for federal income tax purposes.

                              See "Material Federal Income Tax Consequences" in this prospectus supplement.

Considerations Related to
Title I of the Employee
Retirement Income
Security Act of 1974.......   Subject to the satisfaction of important
                              conditions described under "Certain ERISA
                              Considerations" in this prospectus supplement and in the accompanying prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts. Fiduciaries of such plans or accounts considering an investment in the Class [A-3-1FL] Certificates should note the additional representations required with respect to the purchase of the Class
                              [A-3-1FL] Certificates as described under "ERISA
                              Considerations" in this prospectus supplement.

Legal Investments..........   The offered certificates will [not] constitute
                              "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                              If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulation authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" in this prospectus supplement.

                                  RISK FACTORS

      You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your Certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the Certificates.

      The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors," summarize the material risks relating to your Certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

Your Investment Is Not
Insured Or Guaranteed And
Your Source For Repayments
Is Limited To Payments
Under The Mortgage Loans...   Payments under the mortgage loans and the
                              Certificates are not insured or guaranteed by any governmental entity or insurer. Accordingly, the sources for repayment of your Certificates are limited to amounts due with respect to the mortgage loans.

                              You should consider all of the mortgage loans to be nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the mortgage loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is primarily dependent on the sufficiency of the net operating income of the related mortgaged property. Payment of the balloon payment of a mortgage loan that is a balloon loan at its maturity, or on its anticipated repayment date, is primarily dependent upon the borrower's ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

                              In limited circumstances, the related mortgage loan seller, as a seller, may be obligated to repurchase or replace a mortgage loan that it sold to us if its representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. However, there can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution. The representations and warranties address certain characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the Certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

The Repayment Of A
Commercial Mortgage Loan Is
Dependent On The Cash Flow
Produced By The Property
Which Can Be Volatile And
Insufficient To Allow
Timely Payment On Your
Certificates...............   The mortgage loans are secured by various types of
                              income-producing commercial and multifamily properties. Commercial lending is generally thought to expose a lender to greater risk than one- to four-family residential lending because, among other things, it typically involves larger loans.

                              __ mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), were originated within 12 months prior to the cut-off date. Consequently, these mortgage loans do not have a long standing payment history.

                              The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                              Repayment of loans secured by residential cooperative properties typically depend upon the payments received by the cooperative corporation from its tenants/shareholders.

                              The net operating income, cash flow and property value of the mortgaged properties may be adversely affected, among other things, by any one or more of the following factors:

                              o the age, design and construction quality of the property;

                              o perceptions regarding the safety, convenience and attractiveness of the property;

                              o the proximity and attractiveness of competing properties;

                              o the adequacy of the property's management and maintenance;

                              o   increases in operating expenses at the
                                  property and in relation to competing
                                  properties;

                              o an increase in the capital expenditures needed to maintain the property or make improvements;

                              o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

                              o a decline in the financial condition of a major tenant;

                              o the lack of operating history in the case of a newly built or renovated mortgaged property;

                              o   an increase in vacancy rates; and

                              o   a decline in rental rates as leases are
                                  renewed or entered into with new tenants.

                              Other factors are more general in nature, such as:

                              o   national, regional or local economic
                                  conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

                              o local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

                              o   demographic factors;

                              o decreases in consumer confidence (caused by events such as threatened or continuing military action, recent disclosures of wrongdoing or financial misstatements by major corporations and financial institutions and other factors);

                              o   changes in consumer tastes and preferences;
                                  and

                              o   retroactive changes in building codes.

                              The volatility of net operating income will be
                                  influenced by many of the foregoing factors,
                                  as well as by:

                              o   the length of tenant leases;

                              o   the creditworthiness of tenants;

                              o   the level of tenant defaults;

                              o   the ability to convert an unsuccessful
                                  property to an alternative use;

                              o new construction in the same market as the mortgaged property;

                              o   rent control and stabilization laws;

                              o   the number and diversity of tenants;

                              o   the rate at which new rentals occur; and

                              o the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

                              A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

The Prospective Performance
Of The Commercial And
Multifamily Mortgage Loans
Included In The Trust Fund
Should Be Evaluated
Separately From The
Performance Of The Mortgage
Loans In Any Of Our Other
Trusts.....................   While there may be certain common factors
                              affecting the performance and value of
                              income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

                              As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as "static pool data"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Seasoned Mortgage Loans
Secured By Older Mortgaged
Properties Present
Additional Risks Of
Repayment..................   __ mortgage loans, representing __% of the initial
                              outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial loan group 2 balance) are not newly originated and have been outstanding for 12 or more months prior to _____, 200__. While seasoned mortgage loans generally have the benefit of established payment histories, there are a number of risks associated with seasoned mortgage loans that are not present, or present to a lesser degree, with more recently originated mortgage loans. For example,

                              o   property values and the surrounding
                                  neighborhood may have changed since
                                  origination;

                              o origination standards at the time the mortgage loan was originated may have been different than current origination standards;

                              o the market for any related business may have changed from the time the mortgage loan was originated;

                              o the current financial performance of the related borrower, its business, or the related mortgaged property in general, may be different than at origination; and

                              o   the environmental and engineering
                                  characteristics of the mortgaged property or improvements may have changed.

                              Among other things, such factors make it difficult to estimate the current value of the related mortgaged property, and estimated values of mortgaged properties discussed in this prospectus supplement, to the extent based upon or extrapolated from general market data, may not be accurate in the case of particular mortgaged properties.

Certain Mortgage Loans May
Have A Limited Operating
History....................   The properties securing certain of the mortgage
                              loans are newly constructed and/or recently opened and, as such, have a limited operating history.
                              There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

Fluctuations In Credit
Ratings Or Tenant Defaults
For Credit Lease Loans May
Reduce Payments On Your
Certificates...............   [ ] mortgage loans, representing [ ]% of the
                              initial pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial loan group 2 balance), are credit lease loans. Credit lease loans are secured by net lease obligations of a rated tenant or guarantor. In reliance on the ratings, credit lease loans are generally underwritten to lower debt service coverage ratios and higher loan-to-value ratios than would be acceptable had the related mortgage properties been leased to less creditworthy tenants. In the event that a tenant defaults in its obligations under a credit lease it can not be assured that the mortgaged property will be relet for sufficiently high rent to support debt service on the related credit lease loan nor can it be assured that the funds received in liquidation of the mortgaged property will be sufficient to satisfy the borrower's obligations under the credit lease loan.

                              The rating assigned to a credit tenant or guarantor by a rating agency will reflect only the rating agency's assessment of the long-term unsecured debt obligations of the entity. The rating does not suggest:

                              o that the credit leases will not be terminated pursuant to their terms or otherwise;

                              o   that the credit lease loans will not be
                                  prepaid; or

                              o that if a credit lease loan is prepaid, that any prepayment premium will be paid or, if paid, that the prepayment premium will be sufficient to provide you with the yield on your certificates that you anticipated.

Converting Commercial
Properties To Alternative
Uses May Require
Significant Expenses Which
Could Reduce Payments On
Your Certificates..........   Some of the mortgaged properties may not be
                              readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

                              o converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

                              o zoning or other restrictions also may prevent alternative uses.

                              The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your Certificates.

Property Value May Be
Adversely Affected Even
When There Is No Change In
Current Operating
Income.....................   Various factors may adversely affect the value of
                              the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

                              o changes in the local, regional or national economy;

                              o changes in governmental regulations, fiscal policy, zoning or tax laws;

                              o   potential environmental legislation or
                                  liabilities or other legal liabilities;

                              o proximity and attractiveness of competing properties;

                              o new construction of competing properties in the same market;

                              o convertibility of a property to an alternative use;

                              o   the availability of refinancing;

                              o   changes in interest rate levels;

                              o the age, quality, functionality and design of the project;

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

                              o   increases in operating costs;

                              o an increase in the capital expenditures needed to maintain the properties or make improvements; and

                              o   increase in vacancy rates.

Tenant Concentration
Increases The Risk That
Cash Flow Will Be
Interrupted Which Could
Reduce Payments On Your
Certificates...............   A deterioration in the financial condition of a
                              tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent payable by such tenants generally will represent all or a significant portion of the cash flow available to the borrower to pay its obligations to the lender. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease. __ of the mortgaged properties, representing __% of the initial outstanding pool balance (and representing __% of the initial loan group 1 balance), are leased to single tenants, and with respect to __ of those mortgaged properties, representing __% of the initial outstanding pool balance (and representing
                              __% of the initial loan group 1 balance), the sole tenant is related to the borrower.

                              Mortgaged properties leased to a single tenant or a small number of tenants are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

                              o the financial effect of the absence of rental income may be severe;

                              o more time may be required to re-lease the space; and

                              o substantial capital costs may be incurred to make the space appropriate for replacement tenants.

                              In addition to tenant concentration, another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants in the same or similar business or industry.

                              For further information with respect to tenant concentrations, see Appendix II.

Leasing Mortgaged
Properties To Multiple
Tenants May Result In
Higher Re-Leasing Costs
Which Could Reduce Payments
On Your Certificates.......   If a mortgaged property has multiple tenants,
                              re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

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

The Related Borrowers May
Have Difficulty Re-Leasing
Mortgaged Properties.......   Repayment of mortgage loans secured by retail,
                              office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations.
                              Certain tenants at the retail properties, including without limitation anchor tenants, may have the right to terminate their leases if certain other tenants are not operating, or if their sales at the property do not reach a specified level. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. __ of the mortgaged properties, representing approximately __% of the initial outstanding pool balance (excluding multifamily, manufactured housing, self storage, hospitality and certain other property types) (and represent
                              __% of the initial loan group 1 balance), have reserves, as of the cut-off date, for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

The Concentration Of Loans
With The Same Or Related
Borrowers Increases The
Possibility Of Loss On The
Loans Which Could Reduce
Payments On Your
Certificates...............   The effect of mortgage pool loan losses will be
                              more severe:

                              o if the pool is comprised of a small number of loans, each with a relatively large principal amount; or

                              o if the losses relate to loans that account for a disproportionately large percentage of the aggregate principal balance of all mortgage loans.

                              Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things, financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

                              __ groups of mortgage loans are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the __ largest groups in the mortgage pool represent __%, __% and __%, respectively, of the initial outstanding pool balance. The related borrower concentrations of the 3 largest groups in loan group 1 represent __%, __% and __%, respectively, of the initial outstanding loan group 1 balance. The related borrower concentrations of the __ largest groups in loan group 2 represent __%, __% and __%, respectively, of the initial outstanding loan group 2 balance.

                              The largest mortgage loan in the mortgage pool represents __% of the initial outstanding pool balance. The second largest mortgage loan in the mortgage pool represents __% of the initial outstanding pool balance. The third largest mortgage loan in the mortgage pool represents __% of the initial outstanding pool balance. Each of the other mortgage loans represents less than __% of the initial outstanding pool balance.

                              The largest mortgage loan in loan group 1 represents __% of the initial outstanding loan group 1 balance. The second largest mortgage loan in loan group 1 represents __% of the initial outstanding loan group 1 balance. The third largest mortgage loan in loan group 1 represents __% of the initial outstanding loan group 1 balance. Each of the other mortgage loans represents less than __% of the initial outstanding loan group 1 balance.

                              The largest mortgage loan in loan group 2 represents __% of the initial outstanding loan group 2 balance. The second largest mortgage loan in loan group 2 represents __% of the initial outstanding loan group 2 balance. The third largest mortgage loan in loan group 2 represents __% of the initial outstanding loan group 2 balance. Each of the other mortgage loans represents less than __% of the initial outstanding loan group 2 balance.

                              In some cases, the sole or a significant tenant may be the parent or other affiliate of the subject borrower. For further information with respect to tenant concentrations, see Appendix II.

A Concentration Of Loans
With The Same Property
Types Increases The
Possibility Of Loss On The
Loans Which Could Reduce
Payments On Your
Certificates...............   A concentration of mortgage loans secured by the
                              same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans or a particular loan group. The following property types represent the indicated percentage of the initial outstanding pool balance:

                              o   office properties represent __%;

                              o   retail properties represent __%;

                              o multifamily properties represent __% (of which __ residential cooperative properties represent __%);

                              o   mixed use properties represent __%;

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

                              o   hospitality properties represent __%;

                              o   industrial properties represent __%;

                              o   manufactured housing communities represent
                                  __%;

                              o   self storage properties represent __%; and

                              o   other properties represent __%.

                              For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

A Concentration Of
Mortgaged Properties In A
Limited Number Of Locations
May Adversely Affect
Payments On Your
Certificates...............   Concentrations of mortgaged properties in
                              geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

                              The mortgaged properties are located throughout __ states and the District of Columbia (which include __ other states and the District of Columbia for loan group 1 and __ other states for loan group
                              2). In particular, investors should note that mortgage loans representing __% of the initial outstanding pool balance (and __% of the initial outstanding loan group 1 balance and __% of the initial outstanding loan group 2 balance) are secured by mortgaged properties located in [California]. [Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be covered by insurance (such as earthquakes) than properties located in other parts of the country. If a borrower does not have insurance against such risks and a severe casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan. The mortgage loans generally do not require any borrowers to maintain earthquake insurance.]

                              Mortgage loans representing __%, __%, __%, __%, __% and __% of the initial outstanding pool balance are secured by mortgaged properties located in _____, _____, _____, _____, _____ and
                              _____, respectively, and concentrations of mortgaged properties, in each case, representing no more than __% of the initial outstanding pool balance, also exist in several other states.

                              [If 10% or more of the pool assets are or will be located in any one state or other geographic region, include description of any economic or other factors specific to such state or region that may materially impact the pool assets or pool asset cash flow, as required by Item 1111 of Regulation AB.]

                              For information regarding the location of the properties securing the mortgage loans included in loan group 1 and loan group 2, see Appendix I to this prospectus supplement.

Certain Properties In The
Mortgage Pool May Have Been
Adversely Affected By The
Damage Caused By Recent
Hurricanes.................   The damage caused by Hurricane Katrina, Hurricane
                              Rita and Hurricane Wilma and related windstorms, floods and tornadoes in areas of Louisiana, Mississippi, Texas and Florida in August,
                              September and October 2005 may adversely affect certain of the mortgaged properties. As of the cut-off date, [_] of the mortgaged properties, securing [_]% of the initial outstanding pool balance (representing [_]% of the initial outstanding loan group 1 balance and [_]% of the initial outstanding loan group 2 balance) are secured by mortgaged properties located in Texas, Louisiana, Mississippi and Florida. Although it is too soon to assess the full impact of Hurricane
                              Katrina, Hurricane Rita and Hurricane Wilma on the
                              United States and local economies, in the short term the effects of the storm are expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by Hurricane Katrina, Hurricane Rita and Hurricane Wilma have suffered severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks and fire and environmental damage. The devastation caused by Hurricane Katrina, Hurricane Rita and
                              Hurricane Wilma could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm.
                              Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy.
                              Additionally, the standard all-risk insurance policies that borrowers under the mortgage loans are required to maintain typically do not cover flood damage. Although certain mortgage loans may require borrowers to maintain additional flood insurance, there can be no assurance that such additional insurance will be sufficient to cover damage to a mortgaged property in a heavily flooded area.

                              Because of the difficulty in obtaining information about the affected areas and mortgaged properties it is not possible at this time to make a complete assessment of the severity of loss, the availability of insurance coverage to cover these losses and the extent and expected duration of the effects of Hurricane Katrina, Hurricane Rita and Hurricane Wilma on the mortgaged properties, the Southeast states and the United States as a whole.

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

A Large Concentration Of
Office Properties In The
Mortgage Pool Will Subject
Your Investment To The
Special Risks Of Office
Properties.................   __ of the mortgaged properties, securing __% of
                              the initial outstanding pool balance (representing
                              __% of the initial outstanding loan group 1 balance), are office properties.

                              A large number of factors may affect the value of these office properties, including:

                              o   the quality of an office building's tenants;

                              o the diversity of an office building's tenants, reliance on a single or dominant tenant or tenants in a volatile industry (e.g., technology and internet companies that have experienced or may in the future experience circumstances that make their businesses volatile);

                              o the physical attributes of the building in relation to competing buildings, e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems;

                              o the desirability of the area as a business location;

                              o the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

                              o the suitability of a space for re-leasing without significant build-out costs.

                              Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

                              Included in the office properties referenced above are __ medical office properties, which secure approximately __% of the initial outstanding pool balance (representing __% of the initial outstanding loan group 1 balance). The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

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

A Large Concentration Of
Retail Properties In The
Mortgage Pool Will Subject
Your Investment To The
Special Risks Of Retail
Properties.................   __ of the mortgaged properties, securing __% of
                              the initial outstanding pool balance (representing
                              __% of the initial outstanding loan group 1 balance), are retail properties. The quality and success of a retail property's tenants significantly affect the property's value. The success of retail properties can be adversely affected by local competitive conditions and changes in consumer spending patterns. A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and sales decline or if the closure of one store gives rise to lease provisions permitting the closure of another store.

                              An "anchor tenant" is proportionately larger in size than other tenants at a retail property and is considered to be vital in attracting customers to a retail property, whether or not the anchor tenant's premises are part of the mortgaged property. __ of the mortgaged properties, securing __% of the initial outstanding pool balance (representing __% of the initial outstanding loan group 1 balance), are properties considered by the applicable seller to be occupied by, leased to or adjacent to one or more anchor tenants.

                              The presence or absence of an anchor store in a shopping center also can be important because anchor stores play a key role in generating customer traffic and making a center desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

                              o   an anchor store's failure to renew its lease;

                              o   termination of an anchor store's lease;

                              o the bankruptcy or economic decline of an anchor store or self-owned anchor or the parent company thereof; or

                              o the cessation of the business of an anchor store at the shopping center, even if, as a tenant, it continues to pay rent.

                              There may be retail properties with anchor stores that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent, pay rent based solely on a percentage of their sales, or terminate their leases if certain anchor stores and/or major tenants are either not operated or fail to meet certain business objectives.

                              Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

Multifamily Properties In
The Mortgage Pool Will
Subject Your Investment To
The Special Risks Of
Multifamily
Properties.................   __ of the mortgaged properties, representing __%
                              of the initial outstanding pool balance (which include __ mortgaged properties in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgaged properties in loan group 2, representing __% of the initial outstanding loan group 2 balance), are multifamily properties (including __ residential cooperative properties).

                              A large number of factors may affect the value and successful operation of these multifamily properties, including:

                              o the physical attributes of the apartment building, such as its age, appearance and construction quality;

                              o  the location of the property;

                              o the ability of management to provide adequate maintenance and insurance;

                              o the types of services and amenities provided at the property;

                              o  the property's reputation;

                              o the level of mortgage interest rates and income and economic conditions (which may encourage tenants to purchase rather than rent housing);

                              o   the presence of competing properties;

                              o adverse local or national economic conditions which may limit the rent that may be charged and which may result in increased vacancies;

                              o   the tenant mix (such as tenants being
                                  predominantly students or military personnel or employees of a particular business) and requirements that tenants meet certain criteria (such as age restrictions for senior housing);

                              o state and local regulations (which may limit the ability to increase rents); and

                              o government assistance/rent subsidy programs (which may influence tenant mobility).

                              In addition to state regulation of the landlord tenant relationship, certain counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's

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                              ability to repay its multifamily loan from its net
                              operating income or the proceeds of a sale or refinancing of the related multifamily property.

                              Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

                              o rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

                              o tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

                              The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

A Large Concentration Of
Residential Cooperative
Properties In The Mortgage
Pool Will Subject Your
Investment To The Special
Risks Of Residential
Cooperative
Properties.................   __ of the mortgaged properties, securing __% of
                              the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), are residential cooperative properties. Various factors may adversely affect the economic performance of residential cooperative properties, which could adversely affect payments on your Certificates, including:

                              o   the ability of tenants to remain in a
                                  cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

                              o the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

                              o   the concentration of shares relating to
                                  occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on

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                                  the corporation's mortgage loan if the
                                  sponsor, owner or investor is unable to make the required maintenance payments;

                              o the failure of a borrower to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

                              o   that, upon foreclosure, in the event a
                                  cooperative property becomes a rental
                                  property, all or certain units at such rental property could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

                              A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation's mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

                              In certain instances, an apartment building or a portion thereof and the land thereunder may be converted to the condominium form of ownership, and thereby be divided into 2 or more condominium units. Generally, in such instances, the non-profit cooperative corporation does not own the entire apartment building and the land under the building, but rather owns a single condominium unit that generally comprises the residential portions of such apartment building. The other condominium units in such apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the non-profit cooperative corporation. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in such building may be owned by the non-profit cooperative corporation and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the non-profit cooperative corporation and the owners of the other condominium units. Where the apartment building has been submitted to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on such owner's unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the non-profit cooperative corporation but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. __ mortgaged property, securing __% of the initial outstanding pool balance, represents a residential cooperative that has

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                              been converted to the condominium form of
                              ownership [(representing __% of the initial loan group 1 balance)].

A Large Concentration Of
Hospitality Properties In
The Mortgage Pool Will
Subject Your Investment To
The Special Risks Of
Hospitality Properties.....   __ of the mortgaged properties, securing __% of
                              the initial outstanding pool balance (all of which secure mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance) are secured by hospitality properties. Various factors may adversely affect the economic performance of a hospitality property, including:

                              o adverse economic and social conditions, either local, regional, national or international which may limit the amount that can be charged for a room and reduce occupancy levels;

                              o   the construction of competing hotels or
                                  resorts;

                              o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

                              o   franchise affiliation (or lack thereof);

                              o a deterioration in the financial strength or managerial capabilities of the owner and/or operator of a hotel; and

                              o changes in travel patterns, terrorist attacks, increases in energy prices, strikes, relocation of highways or the construction of additional highways.

                              Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than are other types of commercial properties.

                              Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.

                              The laws and regulations relating to liquor licenses generally prohibit the transfer of such license to any other person. In the event of a foreclosure of a hotel property with a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license. There can be no assurance that a new liquor license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue generated by the hotel.

                              A mortgage loan secured by hotel property may be affiliated with a franchise company through a franchise agreement or a hotel management company through a management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on the continued existence, reputation and financial strength of the franchisor or hotel management company and,

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                              o   the public perception of the franchise or
                                  management company or hotel chain service mark; and

                              o   the duration of the franchise licensing
                                  agreement or management agreement.

                              Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

Industrial Properties In
The Mortgage Pool Will
Subject Your Investment To
The Special Risks Of
Industrial Properties......   __ of the mortgaged properties, securing __% of
                              the initial outstanding pool balance (and representing __% of the initial outstanding loan group 1 balance), are industrial properties.
                              Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your Certificates, including:

                              o reduced demand for industrial space because of a decline in a particular industry segment;

                              o increased supply of competing industrial space because of relative ease in constructing buildings of this type;

                              o   a property becoming functionally obsolete;

                              o   insufficient supply of labor to meet demand;

                              o changes in access to the property, energy prices, strikes, relocation of highways or the construction of additional highways;

                              o location of the property in relation to access to transportation;

                              o   suitability for a particular tenant;

                              o   building design and adaptability;

                              o   a change in the proximity of supply sources;
                                  and

                              o   environmental hazards.

Manufactured Housing
Community Properties In The
Mortgage Pool Will Subject
Your Investment To The
Special Risks Of
Manufactured Housing
Community Properties.......   __ of the mortgaged properties, securing __% of
                              the initial outstanding pool balance (which mortgaged properties secure mortgage loans in loan group 1 representing __% of the initial outstanding loan group 1 balance), are manufactured housing community properties. Various factors may adversely affect the economic performance of these manufactured housing community properties, which could adversely affect payments on your Certificates, including:

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                              o   the physical attributes of the community
                                  (e.g., age, condition and design);

                              o   the location of the community;

                              o the services and amenities provided by the community and its management (including maintenance and insurance);

                              o the strength and nature of the local economy (which may limit the amount that may be charged, the timely payments of those amounts, and may reduce occupancy levels);

                              o state and local regulations (which may affect the property owner's ability to increase amounts charged or limit the owner's ability to convert the property to an alternate use);

                              o competing residential developments in the local market, such as other manufactured housing communities, apartment buildings and single family homes;

                              o   the property's reputation;

                              o the availability of public water and sewer facilities, or the adequacy of any such privately-owned facilities; and

                              o the property may not be readily convertible to an alternate use.

A Large Concentration Of
Senior Housing Properties
In The Mortgage Pool Will
Subject Your Investment To
The Special Risks Of Senior
Housing Properties.........   Congregate care, senior care and assisted living
                              facilities secure [ ] of the underlying mortgage loans, representing [ ]% of the initial pool balance. Of those loans, [ ] of the mortgage loans, representing [ ]% of the initial pool balance, are secured by facilities that typically depend upon a portion of their revenues from government reimbursement programs, primarily
                              Social Security, Medicaid and Medicare. Social
                              Security, Medicaid and Medicare are subject to various regulatory changes, rate adjustments, rulings, delays in payment and government restrictions, all of which can adversely affect revenues from operations of facilities. In addition, government payors have employed measures that limit payments to health care providers.

                              Providers of long-term nursing care and other medical services are highly regulated, subject to licensing requirements, facility inspections, rate setting and reimbursement policies and are subject to laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel operating policies and maintenance of and additions to facilities and services. These factors can increase the cost of operations, limit growth and in extreme cases, require or result in suspension or cessation of operations.

                              In addition, in the event that the trustee or another party forecloses on a senior care facility:

                              o   it is generally not entitled to Social
                                  Security, Medicare and Medicaid payments for services rendered prior to the foreclosure; and

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                              o   it may have to apply in its own name for
                                  licenses and government approvals. There can be no assurance that a new license could be obtained or that new approvals would be granted. This uncertainty may adversely affect the liquidation value of the facility.

                              Other factors that may adversely effect the value and successful operation of a senior housing facility include:

                              o   increasing governmental regulation and
                                  supervision, as to those facilities not
                                  already subject to it;

                              o a decline in the financial health, skills or reputation of the operator;

                              o   increased operational expenses; and

                              o competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources.

A Large Concentration Of
Self-Storage Facilities In
The Mortgage Pool Will
Subject Your Investment To
The Special Risks Of
Self-Storage Facilities....   Self-storage facilities secure [ ] of the
                              underlying mortgage loans, representing [ ]% of the initial pool balance. Various factors may adversely affect the value and successful operation of a self-storage facility, including:

                              o competition because both acquisition and development costs and break-even occupancy are relatively low;

                              o conversion of a self-storage facility to an alternative use generally requires substantial capital expenditures;

                              o   security concerns; and

                              o user privacy and ease of access to individual storage space may increase environmental risks, although lease agreements generally prohibit users from storing hazardous substances in the units.

                              The environmental assessments conducted with respect to most of the mortgaged properties and discussed in this prospectus supplement did not include an inspection of the contents of the self-storage units of the self-storage properties. Accordingly, there is no assurance that all of the units included in the self-storage properties are free from hazardous substances or will remain so in the future.]

Leasehold Interests Entail
Certain Risks Which May
Adversely Affect Payments
On Your Certificates.......

                              __ of the mortgaged properties, securing mortgage loans representing __% of the initial outstanding pool balance (which include 2 mortgaged properties in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgaged property in loan group 2, representing __% of the initial outstanding loan group 2 balance), are subject to a first mortgage lien on a leasehold interest under a ground lease. In addition, __ of the mortgaged properties, securing a mortgage

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                              loan representing __% of the initial outstanding
                              pool balance (which mortgage loan is in loan group 1, representing __% of the initial outstanding loan group 1 balance), is secured by a first mortgage lien on a fee interest in a portion of the mortgaged property and a leasehold interest in the remainder of the mortgaged property. In circumstances where both the fee and leasehold interest in the entire mortgaged property are encumbered, we have treated that as simply an encumbered fee interest.

                              Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

                              In addition, certain of the mortgaged properties are subject to various use restrictions imposed by the related ground lease, and these limitations could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

                              Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

                              In a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus.
                              V. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there

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                              are certain circumstances under which a "free and
                              clear" sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to
                              Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.

                              Some of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Tenancies In Common May
Hinder Recovery............   Borrowers under __ mortgage loans, representing
                              __% of the initial outstanding pool balance (which include Mortgage Loan Nos. __, __, and __) own the related mortgaged property as tenants-in-common.
                              In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally.

                              The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common mortgagors, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In some cases, the related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. There can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan.

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Tenant Bankruptcy May
Adversely Affect The Income
Produced By The Property
And May Adversely Affect
The Payments On Your
Certificates...............   Certain tenants at some of the mortgaged
                              properties may have been, may currently be or may in the future become a party to a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of 1 year, or 15%, not to exceed 3 years, of the remaining term of such lease. The actual amount of the recovery could be less than the amount of the claim.

Environmental Laws Entail
Risks That May Adversely
Affect Payments On Your
Certificates...............   Various environmental laws may make a current or
                              previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage.
                              Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

                              The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                              In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

Environmental Risks
Relating To Specific
Mortgaged Properties May
Adversely Affect Payments
On Your Certificates.......   In general, in connection with the origination of
                              the mortgage loans, environmental site assessments were prepared for the related mortgaged properties. In all cases where such environmental site

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                              assessments were prepared, the minimum standard
                              required for such environmental site assessments was generally a Phase I type of environmental site assessment. Phase I environmental site assessments generally include a site inspection, interview of knowledgeable persons, review of certain records and government databases, and preparation of a report by an environmental professional, but do not usually include sampling and laboratory analysis.

                              With respect to the mortgaged properties for which environmental site assessments (or updates of previous assessments), were prepared on or after _____ (which secure mortgage loans representing
                              __% of the initial outstanding pool balance, representing __% of the initial outstanding loan group 1 balance), the related seller has represented to us that, as of the cut-off date and subject to certain specified exceptions, it had no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such assessment.

                              With respect to the mortgaged properties for which environmental site assessments were prepared prior to _____ or for which no environmental site assessments exist (which secure mortgage loans, representing __% of the initial outstanding pool balance, representing __% of the initial outstanding loan group 1 balance), the related seller has represented to us that, as of the cut-off date and subject to certain specified exceptions:

                              o no hazardous material is present on such mortgaged property such that (a) the value, use or operation of such mortgaged property is materially and adversely affected or (b) under applicable federal, state or local law, (i) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (ii) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property; and

                              o   such mortgaged property is in material
                                  compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither the applicable seller nor, to such seller's knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law.

                              The environmental assessments generally did not disclose the presence or risk of environmental contamination that is considered materially adverse to the interests of the holders of the Certificates and the value of the mortgage loan; however, in certain cases, such assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, establish a reserve fund at the origination of the mortgage

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                              loan, provide additional security such as letters
                              of credit or stand-alone secured creditor impaired property policies, and/or take other actions necessary to address such adverse conditions. We cannot assure you, however, that the environmental assessments revealed or accurately quantified all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or (ii) the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as any leaking underground storage tanks).

                              With respect to certain residential cooperative properties, relating to mortgage loans in the aggregate amount of $_____ and sold to the trust by _____ (representing __% of the initial outstanding pool balance, representing __% of the initial outstanding loan group 1 balance and representing __% of the initial outstanding loan group 2 balance), ASTM transaction screens were conducted in lieu of Phase I environmental site assessments.

                              Portions of some of the mortgaged properties securing the mortgage loans were previously operated as or are located near other properties currently or previously operated as on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits or licenses in connection with their operations and activities and to comply with various environmental laws, including those governing the use and storage of hazardous materials. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous materials from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan.

                              In addition, problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower. Although, in general, the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. Problems associated with mold could result in the interruption of cash flow, remediation expenses and litigation which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

                              Before either special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the

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                              likelihood that the trust will become liable under
                              any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to the certificateholders.

If A Borrower Is Unable To
Repay Its Loan On Its
Maturity Date, You May
Experience A Loss..........   __ of the mortgage loans (including
                              hyperamortizing mortgage loans), representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), are balloon loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's respective anticipated repayment date (in the case of a hyperamortizing loan) or maturity date. We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the pertinent date, especially under a scenario where interest rates have increased from the historically low interest rates in effect at the time that most of the mortgage loans were originated. Balloon loans involve greater risk than fully amortizing loans because the borrower's ability to repay the loan on its anticipated repayment date or maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                              o the availability of, and competition for, credit for commercial real estate projects;

                              o   prevailing interest rates;

                              o the fair market value of the related mortgaged property;

                              o the borrower's equity in the related mortgaged property;

                              o   the borrower's financial condition;

                              o the operating history and occupancy level of the mortgaged property;

                              o   tax laws; and

                              o prevailing general and regional economic conditions.

                              The availability of funds in the credit markets fluctuates over time.

                              None of the sellers or their respective affiliates are under any obligation to refinance any mortgage loan.

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A Borrower's Other Loans
May Reduce The Cash Flow
Available To The Mortgaged
Property Which May
Adversely Affect Payment On
Your Certificates...........  Except as set forth below, each of the sellers will represent that, to its knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan unless such other loans are included in the trust. However, the sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no such additional secured subordinate financing exists.

                              [__ mortgage loans, representing __% of the initial outstanding pool balance (and representing __% of the initial outstanding loan group 1 balance and __% of the initial outstanding loan group 2 balance), have subordinate debt currently in place.]

                              [__ mortgage loans, which are not secured by a residential cooperative property, representing __% of the initial outstanding pool balance (and representing __% of the initial outstanding loan group 1 balance), permit the related borrowers to incur future additional subordinate financing secured by the related mortgaged properties either without prior lender approval or upon the satisfaction of certain conditions.]

                              [The borrowers under __ of the mortgage loans that are secured by low income multifamily housing, representing __% of the initial outstanding pool balance (and representing __% of the initial outstanding loan group 2 balance), have incurred a limited amount of indebtedness from local housing administration agencies or social welfare organizations, and such indebtedness is secured by the related mortgaged property. Each of such indebtedness is subordinate to the related mortgage loan either by its terms or by a subordination agreement. With respect to __ of such loans, the related borrower is not required to make payments on the subordinate loan until the earlier of a sale or transfer of the mortgaged property or the maturity date for the subordinate note.]

                              [In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners or the constituent members of the borrower to incur indebtedness, including financings secured by a pledge of their interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property. The organizational documents for the borrowers under the residential cooperative mortgage loans in the trust and certain other mortgage loans in the trust (including all of the mortgage loans in the trust sold to the depositor by __________) do not require the borrowers to be special purpose entities.]

                              [The borrowers under __ mortgage loans, which collectively represent __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), and which are

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                              secured by residential cooperative properties, are
                              permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition of the occurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans be below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by residential cooperative properties, the pooling and servicing agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed [__]% on a loan-by-loan basis (based on the Value Co-op Basis of the related mortgaged property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged property not exceed $[___] million and the condition that the net proceeds of the subordinate debt be used principally for funding capital expenditures, major repairs or reserves.
                              In all of the aforementioned cases, __________ or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.]

                              [__ mortgage loans, which are not secured by residential cooperative properties, representing __% of the initial outstanding pool balance (and representing __% of the initial outstanding loan group 1 balance), permit future mezzanine debt to be incurred upon the satisfaction of certain conditions.]

                              [__ mortgage loans, representing __% of the initial outstanding pool balance (and representing __% of the initial outstanding loan group 1 balance), which are not secured by residential cooperative properties, have mezzanine debt currently in place.]

                              In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. Such purchase price generally does not include a yield maintenance premium or prepayment premium. Accordingly, such purchase (if made prior to the maturity date or anticipated repayment date) will have the effect of a prepayment made without payment of a yield maintenance premium or prepayment premium.

                              The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

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

                              For further information with respect to
                              subordinate debt, mezzanine debt and other financing, see Appendix II.

                              No representation is made as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity ownership interests in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

                              When a borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                              Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust. If the other lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by that lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of the other lender also may operate to stay foreclosure by the trust.

                              Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

                              Even if a subordinate lender has agreed not to take any direct actions with respect to the related subordinate debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions, there can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization

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

                              plans on the grounds prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

Bankruptcy Proceedings
Relating To A Borrower Can
Result In Dissolution Of
The Borrower And The
Acceleration Of The Related
Mortgage Loan And Can
Otherwise Adversely Impact
Repayment Of The Related
Mortgage Loan..............   Under the federal bankruptcy code, the filing of a
                              bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                              o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                              o reduce monthly payments due under a mortgage loan;

                              o change the rate of interest due on a mortgage loan; or

                              o otherwise alter the terms of the mortgage loan, including the repayment schedule.

                              Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                              The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock box arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                              As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

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

                              A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

                              In addition, certain of the mortgage loans have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Certain Of The Mortgage
Loans Were Not Specifically
Originated For
Securitization.............   Certain of the mortgage loans were not originated
                              specifically for securitization, and generally those mortgage loans lack many provisions which are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to such mortgage loans are not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, and the lenders under such mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager.

Borrowers That Are Not
Special Purpose Entities
May Be More Likely To File
Bankruptcy Petitions And
This May Adversely Affect
Payments On Your
Certificates...............   While many of the borrowers have agreed to certain
                              special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers
                              (including, but not limited to, the borrowers with respect to all of the mortgage loans sold to the depositor by __________ and all of the borrowers with respect to mortgage loans secured by residential cooperative properties) are not special purpose entities. The loan documents and organizational documents of such borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, such borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not

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                              justified by the borrower's own economic
                              circumstances. Therefore, the borrowers described above may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your Certificates.

The Operation Of Commercial
Properties Is Dependent
Upon Successful
Management................    The successful operation of a real estate project
                              depends upon the property manager's performance and viability. The property manager is generally responsible for:

                              o   responding to changes in the local market;

                              o   planning and implementing the rental
                                  structure;

                              o operating the property and providing building services;

                              o   managing operating expenses; and

                              o   assuring that maintenance and capital
                                  improvements are carried out in a timely fashion.

                              Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                              A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

                              We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Provisions Requiring Yield
Maintenance Charges Or
Defeasance Provisions May
Not Be Enforceable.........   Provisions prohibiting prepayment during a lockout
                              period or requiring the payment of prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law. Provisions requiring the payment of prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.
                              Accordingly, we cannot assure you that the obligation to pay any prepayment premium or yield maintenance charge will be enforceable either in whole or in part. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge.

                              Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

The Absence Of Lockboxes
Entails Risks That Could
Adversely Affect Payments
On Your Certificates.......   The mortgage loans generally do not require the
                              related borrower to cause rent and other payments to be made into a lock box account maintained on behalf of the lender. If rental payments are not required to be made directly into a lock box account, there is a risk that the borrower will divert such funds for purposes other than the payment of the mortgage loan and maintaining the mortgaged property.

Enforceability Of
Cross-Collateralization
Provisions May Be
Challenged And The Benefits
Of These Provisions May
Otherwise Be Limited And
May Adversely Affect
Payments On Your
Certificates...............   The mortgage pool includes [_] groups of mortgage
                              loans, which represents __% of the initial outstanding pool balance (and representing __% of the initial outstanding loan group 1 balance), under which an aggregate amount of indebtedness is evidenced by multiple obligations that are cross-defaulted and cross-collateralized among multiple mortgaged properties.

                              Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances if:

                              o one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

                              o the related borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged real property or properties to be encumbered by a lien benefiting the other borrowers; and

                              o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was unable to pay its debts as they matured.

                              Among other things, a legal challenge to the granting of the liens may focus on:

                              o the benefits realized by such borrower entity from the respective mortgage loan proceeds as compared to the value of its respective property; and

                              o   the overall cross-collateralization.

                              If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the borrower's respective mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the Certificates, including, under certain circumstances,

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                              invalidating the loan or the related mortgages
                              that are subject to such cross-collateralization.

                              Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

Reserves To Fund Capital
Expenditures May Be
Insufficient And This May
Adversely Affect Payments
On Your Certificates.......   Many of the mortgage loans do not require the
                              borrowers to set aside funds for specific reserves controlled by the lender. Even to the extent that the mortgage loans require any such reserves, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of items such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions (or other items for which such reserves were established) or that borrowers under the related mortgage loans will put aside sufficient funds to pay for such items. We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements or to enable the borrowers under the related mortgage loans to fully pay for such items.

Inadequacy Of Title
Insurers May Adversely
Affect Payments On Your
Certificates...............   Title insurance for a mortgaged property generally
                              insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

                              o a title insurer will have the ability to pay title insurance claims made upon it;

                              o the title insurer will maintain its present financial strength; or

                              o a title insurer will not contest claims made upon it.

Mortgaged Properties
Securing The Mortgage Loans
That Are Not In Compliance
With Zoning And Building
Code Requirements And Use
Restrictions Could
Adversely Affect Payments
On Your Certificates.......   Noncompliance with zoning and building codes may
                              cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your Certificates. At origination of the mortgage loans, the sellers took

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                              steps to establish that the use and operation of
                              the mortgaged properties securing the mortgage loans were in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations and certain mortgaged properties that were in compliance may not remain in compliance.

                              Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the sellers generally do not consider those defects known to them to be material or have obtained policy endorsements and/or law and ordinance insurance to mitigate the risk of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your Certificates.

                              Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower's right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

Condemnations With Respect
To Mortgaged Properties
Securing The Mortgage Loans
Could Adversely Affect
Payments On Your
Certificates...............   From time to time, there may be condemnations
                              pending or threatened against one or more of the mortgaged properties. There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan.
                              Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your Certificates.

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Impact Of Recent Terrorist
Attacks And Military
Operations On The Financial
Markets And Your
Investment.................   On September 11, 2001, the United States was
                              subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. In its aftermath, there was considerable uncertainty in the world financial markets. The full impact of these events on financial markets is not yet known but could include, among other things, increased volatility in the price of securities, including the Certificates. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.
                              According to publicly available reports, the financial markets have in the past responded to the uncertainty with regard to the scope, nature and timing of current and possible future military responses led by the United States, as well as to the disruptions in air travel, substantial losses reported by various companies including airlines, insurance providers and aircraft makers, the need for heightened security across the country and decreases in consumer confidence that can cause a general slowdown in economic growth.

                              In addition, on March 19, 2003 the government of the United States implemented full scale military operations against Iraq. The military operations against Iraq and the continued presence of United States military personnel in Iraq may prompt further terrorist attacks against the United States.

                              It is uncertain what effects the aftermath of the recent military operations of the United States in Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) United States and world financial markets, (b) local, regional and national economies, (c) real estate markets across the United States, (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the mortgage loans and/or (e) insurance costs and the availability of insurance coverage for terrorist acts, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hospitality mortgaged properties and those mortgaged properties in tourist areas which could reduce the ability of such mortgaged properties to generate cash flow. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. These disruptions and uncertainties could materially and adversely affect the value of, and your ability to resell, your Certificates.

The Absence Or Inadequacy
Of Insurance Coverage On
The Property May Adversely
Affect Payments On Your
Certificates...............   The mortgaged properties may suffer casualty
                              losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, fires, hurricanes and floods. The mortgage

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                              loans generally do not require borrowers to
                              maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. If a borrower does not have insurance against such risks and a casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                              Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

                              As a result of these factors, the amount available to make distributions on your Certificates could be reduced.

                              In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts.

                              The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

                              The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that resulted in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

                              In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

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

                              The Treasury Department has established procedures for the program under which the federal share of compensation equals 90 percent (or, in 2007, 85 percent) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

                              Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

                              To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of such commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

                              Certain of the mortgage loans may be secured by mortgaged properties that are not insured for acts of terrorism. If such casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your Certificates could be reduced.

Certain Other Risks Related
To Casualty And Casualty
Insurance..................   The loan documents for each mortgage loan
                              generally require that (A) "all risk" insurance policies be maintained in an amount equal to either (i) not less than the full replacement cost of the related mortgaged property or (ii) the lesser of the full replacement cost of each related mortgaged property and the outstanding principal balance of the mortgage loan or (B) the related borrower will maintain such insurance coverages in such amounts as the lender may reasonably require. Notwithstanding such requirement, however, under insurance law, if an insured property is not rebuilt, insurance companies are generally required to pay only the "actual cash value" of the property, which is defined under state law but is generally equal to the replacement cost of the property less depreciation. The determination of "actual cash value" is both inexact and heavily dependent on facts and circumstances. Notwithstanding the requirements of the loan documents, an insurer may refuse to insure a mortgaged property for the loan amount if it determines that the "actual cash value" of the mortgaged property would be a lower amount, and even if it does insure a mortgaged property for the full loan amount, if at the time of casualty the "actual cash value" is lower, and the mortgaged property is not restored, only the "actual cash value" will be paid. Accordingly, if

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

                              a borrower does not meet the conditions to restore a mortgaged property and the mortgagee elects to require the borrower to apply the insurance proceeds to repay the mortgage loan, rather than toward restoration, there can be no assurance that such proceeds will be sufficient to repay the mortgage loan.

                              Certain leases may provide that such leases are terminable in connection with a casualty or condemnation including in the event the leased premises are not repaired or restored within a specified time period.

Claims Under Blanket
Insurance Policies May
Adversely Affect Payments
On Your Certificates.......   Some of the mortgaged properties are covered by
                              blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

Engineering Reports May Not
Reflect All Conditions That
Require Repair On The
Property...................   Licensed engineers generally inspected the
                              mortgaged properties and prepared engineering reports in connection with the origination or securitization of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.

                              With respect to the mortgaged properties for which engineering reports were prepared on or after __________ relating to mortgaged properties securing __% of the initial outstanding pool balance (or __% of the initial outstanding loan group 1 balance and __% of the initial outstanding loan group 2 balance), the related seller has represented to us that, except as disclosed in the related report and subject to certain specified exceptions, each mortgaged property, to the seller's knowledge, is free and clear of any damage (or adequate reserves have been established) that would materially and adversely affect its value as security for the related mortgage loan.

                              With respect to the mortgaged properties for which engineering reports were prepared prior to __________ or for which no engineering reports exists, relating to mortgaged properties securing __% of the initial outstanding pool balance (or
                              __% of the initial outstanding loan group 1 balance), the related seller has represented to us that, subject to certain specified exceptions, each mortgaged property is in good repair and condition and all building systems contained on such mortgaged property are in good working order (or adequate reserves have been established) and such mortgaged property is free of structural defects, in each case, so as not to materially and adversely affect its value as security for the related mortgage loan.

                              We cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material and adverse condition was identified, such condition generally has been or is required to be remedied to the related seller's satisfaction or funds as deemed necessary by such seller, or the related engineering consultant,

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                              have been reserved to remedy the material and
                              adverse condition or other resources for such repairs were available at origination. No additional property inspections were conducted by us in connection with the issuance of the Certificates.

Valuation Estimates May
Inaccurately Reflect The
Value Of The Mortgaged
Properties.................   In general, in connection with the origination or
                              sale to us of each of the mortgage loans, the related mortgaged property was appraised. The resulting estimated property values represent the analysis and opinion of the person performing the appraisal and are not guarantees of present or future values. The person performing the appraisal may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property.
                              Moreover, the values of the mortgaged properties may have changed significantly since the appraisal was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.
                              There is no assurance that the appraisal values indicated accurately reflect past, present or future market values of the mortgaged properties.

                              Except as set forth below, for each of the mortgage loans, the loan-to-value ratio was calculated according to the methodology described in this prospectus supplement based on an estimate of value from a third-party appraisal, which was generally conducted on or after __________. With respect to __ of the mortgage loans described in the previous sentence, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), which mortgage loans are secured by residential cooperative properties, such estimates of value were calculated based on the market value of the real property as if operated as a residential cooperative. In connection with the mortgage loans sold to the trust by __________, the seller arrived at the valuations of the mortgaged properties by applying a capitalization rate chosen from a range set forth in third party market studies to underwritten net operating income and adding in the remaining value of the outstanding tax credits.

The Timing Of Mortgage Loan
Amortization May Cause
Increased Pool
Concentration, Which May
Adversely Affect Payments
On Your Certificates.......   As principal payments or prepayments are made on
                              mortgage loans, the remaining mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of Certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate Classes with a higher payment priority. This occurs because realized losses are allocated to the Class outstanding at any time with the lowest payment priority and principal on the Certificates entitled to principal is generally payable in sequential order or alphabetical order, with such Classes generally not being entitled to receive principal until

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                              the preceding Class or Classes entitled to receive
                              principal have been retired.

Subordination Of Some
Certificates May Affect The
Timing Of Payments And The
Application Of Losses On
Your Certificates..........   As described in this prospectus supplement, the
                              rights of the holders of each Class of subordinate
                              Certificates to receive payments of principal and interest otherwise payable on their Certificates will be subordinated to such rights of the holders of the more senior Certificates having an earlier alphabetical Class designation. Losses on the mortgage loans will be allocated to the Class [P], Class [O], Class [N], Class [M], Class [L], Class
                              [K], Class [J], Class [H], Class [G], Class [F],
                              Class [E], Class [D], Class [C], Class [B] and
                              Class [A-J] Certificates, in that order, reducing amounts otherwise payable to each Class. Any remaining losses would then be allocated or cause shortfalls to the Class [A-1], Class [A-1A], Class
                              [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB]
                              and Class [A-4] Certificates and the Class
                              [A-3-1FL] Regular Interest (and correspondingly, the Class [A-3-1FL] Certificates), pro rata, and, solely with respect to losses of interest, to the Class X Certificates, in proportion to the amounts of interest or principal payable thereon, provided that losses allocated to the Class [A-4]
                              Certificates will be applied first to the Class
                              [A-4B] Certificates until reduced to zero and then to Class [A-4A] Certificates until reduced to zero.

The Operation Of A
Mortgaged Property
Following Foreclosure Of
The Mortgage Loan May
Affect The Tax Status Of
The Trust And May Adversely
Affect Payments On Your
Certificates...............   If the trust acquires a mortgaged property as a
                              result of a foreclosure or deed in lieu of foreclosure, the applicable special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or a sub-tenant or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently
                              35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your Certificates will be reduced.
                              The applicable special servicer may permit the trust to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution with respect to the offered certificates.

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State Laws Applicable To
Foreclosure Actions May
Affect The Timing Of
Payments On Your
Certificates...............   Some states, including California, have laws
                              prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be significantly delayed and otherwise limited by the application of state laws.

The Bankruptcy Or
Insolvency Of Any
Affiliated Borrowers May
Adversely Affect Payments
On Your
Certificates...............   __ groups of mortgage loans (which include __
                              groups of mortgage loans in loan group 1 and __ groups of mortgage loans in loan group 2), the __ largest of which represent __%, __% and __%, respectively, of the initial outstanding pool balance (or __%, __% and __% of the initial outstanding loan group 1 balance or __%, __% and __% of the initial outstanding loan group 2 balance), were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.

                              The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

Tenant Leases May Have
Provisions That Could
Adversely Affect Payments
On Your Certificates.......   In certain jurisdictions, if tenant leases are
                              subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is

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                              particularly likely if such tenants were paying
                              above-market rents or could not be replaced.

                              Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, an option to purchase the mortgaged property or a right of first refusal to purchase the mortgaged property, the provisions of the lease will take precedence over the provisions of the mortgage.

                              Additionally, with respect to certain of the mortgage loans, the related borrower may have granted certain tenants a right of first refusal in the event a sale is contemplated or a purchase option to purchase all or a portion of the mortgaged property. Such provisions, if not waived or subordinated, may impede the lender's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

Legal Action Arising Out Of
Ordinary Business Could
Adversely Affect Payments
On Your
Certificates...............   There may be pending or threatened legal actions,
                              suits or proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We cannot assure you that any such actions, suits or proceedings would not have a material adverse effect on your Certificates.

Risks Relating To
Compliance With The
Americans With Disabilities
Act Could Adversely Affect
Payments On Your
Certificates...............   Under the Americans with Disabilities Act of 1990,
                              public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities
                              Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to pay debt service would be reduced.

Increases In Real Estate
Taxes Due To Termination Of
A PILOT Program Or Other
Tax Abatement Arrangements
May Reduce Payments To
Certificateholders.........   Certain of the mortgaged properties securing the
                              mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes
                              (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage

                                       86
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                              loan, resulting in higher, and in some cases
                              substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan.

Risks Relating To Tax
Credits....................   __ of the mortgage loans, representing __% of the
                              initial outstanding pool balance (which include __ mortgage loan in loan group 1 representing __% of the initial outstanding loan group 1 balance and which include __ mortgage loans in loan group 2 representing __% of the initial outstanding loan group 2 balance) (which represent a portion of the mortgage loans sold to the trust by __________) entitle the related property owners to receive low-income housing tax credits pursuant to Section
                              42 of the Internal Revenue Code (with respect to 3 such mortgage loans, the related borrowers have received the full amount of their allocated tax credits on an accelerated basis; however, the related mortgaged property remains subject to certain rental restrictions as described below).
                              Section 42 of the Internal Revenue Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing that receive a tax credit allocation from the state tax credit allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

                              The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the mortgage loans sold to the trust by Massachusetts Mutual Life Insurance have been allocated to equity investors in the borrower.

                              The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and limit the income derived from the related property.

                              If the trust were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and ability of potential buyers to take advantage of the tax credits may limit the trust's recovery on such property.

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Conflicts Of Interest May
Have An Adverse Effect On
Your Certificates..........   Conflicts between various Certificateholders. Each
                              special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans for which it is responsible. The operating adviser will have the right to replace a special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement. At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if the certificate principal balance thereof is less than 25% of its original certificate balance, the next most subordinate, Class of Certificates, that is, the controlling class, outstanding from time to time; such holders may have interests in conflict with those of some or all of the certificateholders. In addition, the operating adviser will have the right to approve the determination of customarily acceptable costs with respect to insurance coverage and the right to advise the special servicers with respect to certain actions of the special servicers and, in connection with such rights, may act solely in the interest of the holders of Certificates of the controlling class, without any liability to any certificateholder. For instance, the holders of Certificates of the controlling Class might desire to mitigate the potential for loss to that Class or such holder from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates than to the privately offered certificates.

                              The master servicers, any primary servicer, the special servicers or an affiliate of any of them may hold subordinate notes or acquire certain of the most subordinated certificates, including those of the initial controlling class. Under such circumstances, the master servicers, a primary servicer and the special servicers may have interests that conflict with the interests of the other holders of the Certificates. However, the pooling and servicing agreement and each primary servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any Certificates by the master servicers, the primary servicers or the special servicers, as applicable. The initial operating adviser will be __________, an affiliate of __________. The initial special servicers will be __________ and
                              __________.

                              Conflicts between borrowers and property managers. It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                              Conflicts between the trust and sellers. The activities of the sellers or their affiliates may involve properties which are in the same markets as the mortgaged properties underlying the Certificates. In such cases, the interests of such sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the Certificates. Conflicts of interest may arise between the trust and each of the sellers or their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such sellers acquire any Certificates. In particular, if Certificates held by a seller are part of a Class that is or becomes the controlling class, the seller, as part of the holders of the controlling class, would have the ability to influence certain actions of the special servicers under circumstances where the interests of the trust conflict with the interests of the seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

                              [_____ is both a mortgage loan seller and will act as the master servicer responsible for servicing the mortgage loans contributed to the trust by _____. Under such circumstances, because it is both a master servicer and a mortgage loan seller, _____ may have interests that conflict with the interests of the holders of the Certificates. However, the primary servicing agreement and the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any seller to cure a breach of representation or warranty or repurchase any mortgage loan.]

                              [The primary servicers for certain of the mortgage loans will be _____, _____ and _____, or affiliates thereof, who either are, or are affiliates of, loan sellers. The master servicer responsible for servicing the mortgage loans other than the _____ mortgage loans will delegate many of its servicing obligations to such primary servicers pursuant to certain primary servicing agreements. Under such circumstances, the primary servicers because they are, or are affiliated with, sellers, may have interests that conflict with the interests of the holders of the Certificates. However, the primary servicing agreements will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any seller to cure a breach of representation or warranty or repurchase any mortgage loan.]

                              In addition, any subordinate indebtedness secured by the related mortgaged property, any mezzanine loans and/or any future mezzanine loans related to certain of the mortgage loans may be held by the respective sellers of such mortgage loan or affiliates thereof. The holders of such subordinate indebtedness or such mezzanine loans may have interests that conflict with the interests of the holders of the Certificates.

                              Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

                              Other Conflicts. Morgan Stanley Mortgage Capital Inc., [one of] the sponsors, is an affiliate of Morgan Stanley & Co. Incorporated, one of

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

                              the underwriters, [and of MSCS, the swap counterparty], as well as of the depositor. The [sponsor] [depositor] [issuing entity] is an affiliate of the [servicer] [special servicer] [specify other servicer contemplated by Item 1108(a)(3) of Regulation AB] [trustee] [specify originator contemplated by Item 1110 of Regulation AB] [specify significant obligor contemplated by
                              Item 1112 of Regulation AB] [specify enhancement, derivatives or support provider contemplated by
                              Item 1114 or Item 1115 of Regulation AB] [specify other material parties related to the asset-backed securities.] [If applicable, provide the information required by Item 1119(b) of Regulation AB with respect to business relationships, etc. outside the ordinary course of business or not on arm's length basis between the [sponsor] [depositor] [issuing entity] and any of the other parties listed in the preceding sentence or their affiliates that exist currently or existed within the past two years, if material to an understanding of the certificates.] [If applicable, provide the information specified in
                              Item 1119(c) of Regulation AB regarding specific relationships relating to the transaction or the mortgage loans between the [sponsor] [depositor] [issuing entity] and any of the other parties listed above or their affiliates that exist currently or existed within the past two years, if material.]

Prepayments May Reduce The
Yield On Your
Certificates...............   The yield to maturity on your Certificates will
                              depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a seller's material breach of representations and warranties or material defects in a mortgage loan's documentation. In addition, certain of the mortgage loans may require that, upon the occurrence of certain events, funds held in escrow or proceeds from letters of credit may be applied to the outstanding principal balance of such mortgage loans.

                              The investment performance of your Certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

                              In addition, because the amount of principal that will be distributed to the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2],
                              Class [A-AB] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest will generally be based upon the particular loan group in which the related mortgage loan is deemed to be included, the yield on the Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class [A-1A] Certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

                              Voluntary prepayments under some of the mortgage loans are prohibited for specified lockout periods or require payment of a prepayment premium or a yield maintenance charge or both, unless the prepayment occurs within a specified period prior to and including the anticipated repayment date or maturity date, as the case may be.

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

                              Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your Certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur or that borrowers will not default in order to avoid the application of lockout periods. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                              o   the terms of the mortgage loans;

                              o   the length of any prepayment lockout period;

                              o   the level of prevailing interest rates;

                              o   the availability of mortgage credit;

                              o the applicable yield maintenance charges or prepayment premiums and the ability of the master servicer, a primary servicer or the special servicer to enforce the related provisions;

                              o the failure to meet requirements for release of escrows/reserves that result in a prepayment;

                              o   the occurrence of casualties or natural
                                  disasters; and

                              o   economic, demographic, tax or legal factors.

                              __ mortgage loans, representing __% of the initial outstanding pool balance (all of which are in loan group 1, representing __% of the initial outstanding loan group 1 balance), allow the release of a portion of the collateral for such mortgage loans through a partial defeasance provided that certain conditions are met, after an initial period of at least 2 years following the date of the issuance of the Certificates, by pledging to the trust "government securities" as defined in the Investment Company Act of 1940 in a specified percentage of the portion of the collateral for such mortgage loan being released and obtaining the release of such portion of the mortgaged property from the lien of the mortgage.

                              __ mortgage loans, representing __% of the initial outstanding pool balance (all of which are in loan group 1, representing __% of the initial outstanding loan group 1 balance), prior to the lockout release date, allow the release of a portion of the collateral for such mortgage loans (excluding any release in connection with a partial defeasance) if certain conditions are met, including the prepayment of a portion of the outstanding principal balance allocated to the released portion of the related mortgaged property and the payment of a prepayment premium based on a yield maintenance formula, and after the lockout release date, allow the release of a portion of the collateral for such mortgage loans through a partial defeasance if certain conditions are met.

                              In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process.

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

                              For further information concerning certain of the foregoing provisions, see the footnotes to Appendix II.

                              Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless an event of default has occurred. In addition, if a seller repurchases any mortgage loan from the trust due to the material breach of a representation or warranty or a material document defect or such mortgage loan is otherwise purchased from the trust (including certain purchases by the holder of a mezzanine loan), the repurchase price paid will be passed through to the holders of the Certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Any such repurchase or purchase may, therefore, adversely affect the yield to maturity on your Certificates. Similarly, certain of the holders of a mezzanine loan have the right to purchase the related mortgage loans from the trust upon the occurrence of certain events (including a default), which will result in payment to holders of the Certificates with the same effect as if the mortgage loan had been prepaid in full, except that no yield maintenance charge or prepayment premium will be payable.

                              Although all of the mortgage loans have protection against voluntary prepayments in full in the form of lockout periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that (i) borrowers will refrain from fully prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium, (ii) involuntary prepayments or repurchases will not occur or (iii) partial prepayments will not occur in the case of those loans that permit such prepayment without a yield maintenance charge or prepayment premium.

                              In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance charges. This can lead to substantial variance from loan to loan with respect to the amount of yield maintenance charge that is due on the related prepayment. Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your Certificates as described in this prospectus supplement. See Appendix II attached hereto for a description of the various prepayment provisions.

Release Of
Collateral.................   Notwithstanding the prepayment restrictions
                              described herein, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Appendix II hereto. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the borrower is required (among other things) to pay a release price, which may include a prepayment premium or yield maintenance charge on all or a portion of such payment. See
                              Appendix II attached hereto for further details regarding the various release provisions.

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

The Yield On Your
Certificate Will Be
Affected By The Price At
Which You Purchase The
Certificate And The Rate,
Timing And Amount Of
Distributions On Your
Certificate................   The yield on any certificate will depend on (1)
                              the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                              o   the interest rate for such certificate;

                              o the rate and timing of principal payments (including principal prepayments) and other principal collections (including loan purchases in connection with breaches of representations and warranties) on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

                              o the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

                              o the rate and timing of any reimbursement of either master servicer, either special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable advances and interest thereon or advances remaining unreimbursed on a modified mortgage loan on the date of such modification;

                              o   the timing and severity of any interest
                                  shortfalls resulting from prepayments to the extent not offset by a reduction in a master servicer's compensation as described in this prospectus supplement;

                              o the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an effect on the amount of advancing required on the related mortgage loan; and

                              o   the method of calculation of prepayment
                                  premiums and yield maintenance charges and the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

                              In addition, any change in the weighted average life of a certificate may adversely affect yield. Prepayments resulting in a shortening of weighted average lives of Certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in Certificates. Delays and extensions resulting in a lengthening of the weighted average lives of the Certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

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

You Bear The Risk Of
Borrower Defaults..........   The rate and timing of delinquencies or defaults
                              on the mortgage loans could affect the following aspects of the offered certificates:

                              o   the aggregate amount of distributions on them;

                              o   their yields to maturity;

                              o   their rates of principal payments; and

                              o   their weighted average lives.

                              The rights of holders of each Class of subordinate Certificates to receive payments of principal and interest otherwise payable on their Certificates will be subordinated to such rights of the holders of the more senior Certificates having an earlier alphabetical Class designation. Losses on the mortgage loans will be allocated to the Class [P], Class [O], Class [N], Class [M], Class [L], Class [K], Class [J], Class [H], Class [G], Class [F], Class [E], Class [D], Class [C], Class [B] and Class [A-J] Certificates, in that order, reducing amounts otherwise payable to each Class. Any remaining losses would then be allocated to the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest (and correspondingly the Class [A-3-1FL] Certificates), pro rata, and, with respect to interest losses only, the Class X Certificates based on their respective entitlements, provided that losses allocated to the Class [A-4] Certificates will be applied first to the Class [A-4B] Certificates until reduced to zero and then to the Class [A-4A] Certificates until reduced to zero.

                              If losses on the mortgage loans exceed the aggregate certificate balance of the Classes of Certificates subordinated to a particular Class, that particular Class will suffer a loss equal to the full amount of that excess up to the outstanding certificate balance of such Class.

                              If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your Certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your Certificates occurs, the greater the effect on your yield to maturity.

                              Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your Certificates, unless advances are made to cover delinquent payments or the subordination of another Class of Certificates fully offsets the effects of any such delinquency or default.

                              Also, if the related borrower does not repay a mortgage loan with a hyperamortization feature by its anticipated repayment date, the effect will be to increase the weighted average life of your Certificates and may reduce your yield to maturity.

                              Furthermore, if P&I Advances and/or Servicing Advances are made with respect to a mortgage loan after default and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, if at all, then any

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                              reimbursements of those advances prior to the
                              actual collection of the amount for which the advance was made may also result in reductions in distributions of principal to the holders of the offered certificates for the current month.

Interest On Advances And
Compensation To The Master
Servicers, The Special
Servicers, The Trustee May
Have An Adverse Effect On
The Payments On Your
Certificates...............   To the extent described in this prospectus
                              supplement, the master servicers, the special servicers or the trustee or fiscal agent, if applicable, will be entitled to receive interest at the "prime rate" on unreimbursed advances they have made with respect to delinquent monthly payments or that are made with respect to the preservation and protection of the related mortgaged property or enforcement of the mortgage loan. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. No advance interest will accrue during the grace period, if any, for the related mortgage loan; however, if such advance is not reimbursed from collections received from the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made. This interest may be offset in part by default interest and late payment charges paid by the borrower in connection with the mortgage loan or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by a special servicer, and that special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions. The payment of interest on advances and the payment of compensation to a special servicer may result in shortfalls in amounts otherwise distributable on the Certificates.

The Sellers Of The Mortgage
Loans Are Subject To
Bankruptcy Or Insolvency
Laws That May Affect The
Trust's Ownership Of The
Mortgage Loans.............   In the event of the insolvency of any seller, it
                              is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your Certificates could occur.

                              Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the sellers, which opinions are subject to various assumptions and qualifications, the sellers believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the Certificates would be delayed while a court resolves the claim.

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

Limited Liquidity And
Market Value May Adversely
Affect Payments On Your
Certificates...............   Your Certificates will not be listed on any
                              securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the Certificates. While one or more
                              Underwriters currently intend to make a secondary market in the Certificates, none of them is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your Certificates, which could result in a substantial decrease in the market value of your Certificates.
                              The market value of your Certificates also may be affected by many other factors, including then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the Certificates has in the past been volatile and offered very limited liquidity.

Interest Rates Based On A
Weighted Average Coupon
Rate Entail Risks Which May
Adversely Affect Payments
On Your Certificates.......   The interest rates on certain of the Certificates
                              are based on a weighted average of the mortgage loan interest rates net of the administrative cost rate (and, with respect to the residential cooperative mortgage loans, net of the Class [X-Y]
                              Strip Rate), which is calculated based upon the respective principal balances of the mortgage loans. The interest rates on certain of the Certificates may be capped at such weighted average rate. This weighted average rate is further described in this prospectus supplement under the definition of "weighted average net mortgage rate."

                              With respect to the Class [A-3-1FL] Regular
                              Interest, the reduction of the weighted average net mortgage rate below__% will result in a corresponding dollar-for-dollar reduction in the interest payment made by the swap counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class [A-3-1FL] Certificates.

                              Any Class of Certificates which is either fully or partially based upon the weighted average net mortgage rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize their principal more quickly than others, the rate may fluctuate over the life of those Classes of your Certificates.

                              In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the weighted average net mortgage rate may have the effect of reducing the interest rate of your Certificates.

Defaults Under Swap
Contract May Adversely
Affect Payments On The
Class [A-3-1FL]
Certificates...............   [The grantor trust related to the Class [A-3-1FL]
                              Certificate will have the benefit of a swap contract with the swap counterparty. The credit support provider of the swap counterparty currently has a long-term rating of "[__]" by [__] and "[__]" by [__], and a short term rating of

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

                              "[A-1]" by [__] and "[__]" by [__]. The ability of
                              the holders of the Class [A-3-1FL] Certificates to obtain the payment of interest at their floating Pass-Through Rate will depend on payment by the swap counterparty pursuant to the swap contract. See "Description of the Swap Contract--The Swap Counterparty." There can be no assurance, however, that the swap counterparty (or its credit support provider) will maintain the rating described above or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract. If the ratings of the swap counterparty fall below levels acceptable to each Rating Agency as set forth in the swap contract (a "Rating Agency Trigger Event"), the swap counterparty will be required to post collateral, find a replacement swap counterparty or credit support provider that would not cause a Rating Agency Trigger Event or enter into any other arrangement satisfactory to each Rating Agency, in each case, as set forth in such swap contract. If the swap counterparty fails to take such action after a Rating Agency Trigger Event, then the trustee will be required (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 100% of the Class [A-3-1FL] Certificates (and only to the extent that, and only for so long as, doing so does not lead the trustee to incur expenses in excess of the amounts available to it for reimbursement), to take such actions to enforce the rights of the trust under such swap contract as may be permitted by the terms thereof and use any termination payments received from the swap counterparty to enter into a replacement interest rate swap contract on substantially identical terms. The costs and expenses incurred by the trustee in connection with enforcing the rights of the trust under the swap contract will be reimbursable to the paying agent solely out of amounts in the Floating Rate Account that are otherwise payable to the Class [A-3-1FL] Certificates; provided that without either the consent of 100% of the holders of the Class [A-3-1FL] Certificates or the written confirmation of each Rating Agency then rating such Class [A-3-1FL] Certificates that such action or event will not result in the reduction, qualification or withdrawal of its then current rating of such Class [A-3-1FL] Certificates, the trustee shall not be permitted to incur such costs and expenses in excess of any termination payment received from the swap counterparty and not otherwise applied to offset the expense of entering into a replacement swap contract. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class [A-3-1FL] Certificates. Following the termination of the swap contract and until a replacement swap contract is entered into or if a Swap Default occurs and is continuing (and during the period when the trustee is pursuing remedies under such swap contract), the interest with respect to the Class [A-3-1FL] Certificates will be calculated at a fixed rate equal to the interest rate of the Class [A-3-1FL] Regular Interest. If after such conversion to a fixed rate, DTC is not provided with sufficient notice of the resulting change in the payment terms of such Class [A-3-1FL] Certificates, payment of interest to the Holders of such Class [A-3-1FL] Certificates may be delayed. In addition, if after receipt or payment of the net swap payment due from or to the swap counterparty, as the case may be, there are insufficient funds in the Floating Rate Account to make the full distribution of interest to the holders of the Class [A-3-

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

                              1FL] Certificates, the resulting interest shortfall will be borne solely by the holders of the Class [A-3-1FL] Certificates.

Sensitivity To LIBOR And
Yield Considerations.......   The yield to investors in the Class [A-3-1FL]
                              Certificates will be highly sensitive to changes in the level of one-month LIBOR. Investors in the Class [A-3-1FL] Certificates should consider the risk that lower than anticipated levels of one-month LIBOR could result in actual yields that are lower than anticipated yields on the Class
                              [A-3-1FL] Certificates.

                              In addition, because interest payments on the Class [A-3-1FL] Certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the weighted average net mortgage rate, in connection with certain events discussed in this prospectus supplement, the yield to investors in the Class [A-3-1FL] Certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

                              In general, the earlier a change in the level of one-month LIBOR, the greater the effect on the yield to maturity to an investor in the Class [A-3-1FL] Certificates. As a result, the effect on such investor's yield to maturity of a level of one-month LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class [A-3-1FL] Certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of one-month LIBOR.

                              The failure by the swap counterparty in its obligation to make payments under the swap contract, the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate and/or the reduction of interest payments resulting from payment of interest to the Class [A-3-1FL] Regular Interest based on a pass-through rate below __% would have a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class [A-3-1FL] Certificates. See "Yield and Maturity Considerations" in this prospectus supplement.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.


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                               TRANSACTION PARTIES


The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]

      Morgan Stanley Mortgage Capital Inc.

      Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, is a sponsor of this transaction and is one of the sellers. Morgan Stanley Mortgage Capital Inc. is an affiliate of the depositor and one of the underwriters [and of MSCS, the swap counterparty] and is [an indirect] wholly owned subsidiary of Morgan Stanley (NYSE: MWD). The executive offices of Morgan Stanley Mortgage Capital Inc. are located at 1221 Avenue of the Americas, New York, New York 10020, telephone number (212) 761-4000. Morgan Stanley Mortgage Capital Inc. originated [all of] the mortgage loans it is selling to us, which represent __% of the initial outstanding pool balance. For additional information about Morgan Stanley Mortgage Capital Inc. and its securitization program, see "The Sponsor" in the prospectus.

      [Name of Other Sponsor[s]]

      [If applicable, add disclosure required by Item 1104 of Regulation AB with respect to any other sponsors.]

      [Additional Sellers]

      [______ and _____ are also acting as sellers in this transaction. Each seller or its affiliate originated the mortgage loans as to which it is acting as seller[; except that ___% of the mortgage loans as to which ___ is acting as seller were originated by ___ and acquired from __ by such seller.] [____ originated 10% or more initial aggregate principal balance of the mortgage pool.]

      Additional Originators

      [For originators, other than the sponsors, that originated 20% or more of the initial aggregate principal balance of the mortgage pool, add disclosure required by Item 1110 of Regulation AB, to the extent not covered above].

The Depositor

      Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets and is not engaged in any activities except those related to the securitization of assets.

      The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2002 and terminating December 31, 2005, the depositor has acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions in an aggregate amount of $33,767,957,511. Morgan Stanley Mortgage Capital Inc. has acted as a sponsor or co-sponsor of all of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers. The depositor has also acted as depositor of numerous securitizations of residential mortgage loans.

      Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The depositor's duties will include, without limitation, (i) the duty to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) to indemnify the trustee, the paying agent and trust for any liability, assessment or costs arising from the depositor's bad faith, negligence or malfeasance in providing such information, (iv) to indemnify the trustee against certain securities laws liabilities, and (v) to sign any annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, [and any distribution reports on Form 10-D and Current Reports on Form 8-K] required to be

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

filed by the trust. The depositor is required under the Underwriting Agreement to indemnify the Underwriters for certain securities law liabilities.

The Issuing Entity

      The issuing entity with respect to the certificates will be the Morgan Stanley Capital I Trust 200__-___ (the "Trust"). The Trust is a New York common law trust that will be formed on the closing date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the certificate account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicer[s] may make advances of delinquent monthly debt service payments and servicing advances to the Trust, but only to the extent it deems such advances to be recoverable from the related mortgage loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth above under "--Amendments to the Pooling and Servicing Agreement." The Trust administers the mortgage loans through the trustee, master servicers and special servicers. A discussion of the duties of the trustee, master servicer[s] and special servicers, including any discretionary activities performed by each of them, is set forth herein under "--The Trustee," "--Master Servicers," "--The Special Servicers" and "Servicing of the Mortgage Loans."

      The only assets of the Trust other than the mortgage loans and any REO Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the Trustee, master servicers and special servicers. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or Board of Directors. It acts through the Trustee, master servicers and special servicers.

      The Depositor is contributing the mortgage loans to the Trust. The Depositor is purchasing the mortgage loans from the seller(s), as described herein under "Description of the Mortgage Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

      [Expenses related to the selection and acquisition of the mortgage loans in the amount of $_____ will be paid from the proceeds of the offering of the certificates. Expenses payable to the sponsor, the Depositor, the master servicer[s], the special servicers, the seller[s] and the Trustee and the paying agent from the offering proceeds are set forth in the table below.

      Nature of Expense              Amount              Payable To]
      -----------------              ------              -----------





      Since the trust fund is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust." In connection with the sale of the mortgage loans from each seller to the Depositor and from the Depositor to the Trust, legal opinions are required to be rendered to the effect that:

      1. If such seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such seller is not applicable to payments on the offered certificates.

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

      2. If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the underlying mortgage loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the offered certificates.

      Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust is deemed to be a creditor of the related seller rather than an owner of the mortgage loans. See "Risk Factors-- The Sellers Of The Mortgage Loans Are Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust's Ownership Of The Mortgage Loans."

The Trustee

      __________, a __________ will act as the trustee (in such capacity, the "trustee"). As of ___, 200_, the Trustee was the named Trustee in approximately [__] commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $[___] billion.

      The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $[50,000,000] and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "[A-1]" (without regard to plus or minus) by [S&P] and "[Prime-1]" by [Moody's] and whose long-term senior unsecured debt, is rated not less than "[A+]" by [S&P] and "[A1]" by Moody's. The corporate trust office of the trustee responsible for administration of the trust is located at __________ with respect to certificate transfer services and __________, Attn: __________, Morgan Stanley Capital I Trust 200_-__ with respect to all other services.

      Duties of the Trustee

      The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or any master servicer or any special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or any master servicer or any special servicer of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor thereto.

      Matters Regarding the Trustee

      The trustee and its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and controlling persons shall have not any liability to the trust or the certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

      The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the Pooling and Servicing Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

      Resignation and Removal of the Trustee

      The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than 50% of the voting rights may at any time remove the trustee [without cause] [for cause] and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee shall be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred.

      Trustee Compensation

      As compensation for the performance of its duties as trustee, __________ will be paid the monthly trustee fee. The trustee fee is an amount equal to, in any month, the portion of a rate equal to [__]% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, of the scheduled principal balance of each mortgage loan. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

      [Disclose information required by Item 1109 and, if applicable, 1108 of Regulation AB]

[The Paying Agent, Certificate Registrar and Authenticating Agent

      __________ will serve as the paying agent (in such capacity, the "Paying Agent"). In addition, __________ will serve as certificate registrar (in such capacity the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the Certificates (in such capacity, the "Authenticating Agent"). The Trustee will be responsible for paying the fees of each such agent. The Paying Agent, Certificate Registrar and Authenticating Agent will be entitled to indemnification upon similar terms to the trustee.]

      [Disclose information required by Item 1108 of Regulation AB, if applicable]

The Fiscal Agent

      _______, a _________ organized under the laws of ________, will act as fiscal agent pursuant to the pooling and servicing agreement. The fiscal agent's office is located at __________, Attention: _________. The fiscal agent will be deemed to have been removed in the event of the resignation or removal of the trustee.

      The duties and obligations of the fiscal agent consist only of making advances as described under "Description of the Offered Certificates--Advances" in this prospectus supplement. The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections, immunities and indemnities substantially similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

      The fiscal agent will make no representation as to the validity or sufficiency of the pooling and servicing agreement, the certificates, the mortgage loans, this prospectus supplement--except for the information in the immediately preceding paragraph--or related documents. The duties and obligations of the fiscal agent consist only of making advances as described in this prospectus supplement; the fiscal agent will not be liable except for the performance of such duties and obligations.

      In the event that the master servicer and the trustee fail to make a required advance, the fiscal agent will be required to make such advance, provided that the fiscal agent will not be obligated to make any advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled to rely exclusively on any determination by the master servicer or the trustee, as applicable, that an advance, if made, would not be recoverable. The fiscal agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as the trustee and the master servicer.

Master Servicers

      [Insert the following information for each master servicer]

      [Name of Servicer] will be the master servicer under the pooling and servicing agreement for all of the mortgage loans [other than _______________]. __________ is a [insert entity type and jurisdiction of organization] [and a wholly owned subsidiary of __________]. The principal offices of _____ are located at [___________], and its telephone number is [___________].

      __________ and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, its assets may compete with the mortgaged properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

      __________ is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's, Fitch and S&P. _______ has been engaged in the business of servicing commercial mortgage loans since [specify date].

      As of ___, 200_, _________ was responsible for servicing approximately __________ commercial and multifamily mortgage loans, totaling approximately $___________ billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties.

      As of ___, 200_, the _________ was the named master servicer in approximately [__] commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $[___] billion. With respect to such transactions as of such date, the __________ was administering approximately [ ] assets with an outstanding principal balance of approximately $[___] million.

      [________________ is the holding company for _________. ________________
files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.]

      See "Servicing of the Mortgage Loans--Master Servicing Compensation."

      Certain of the duties of each master servicer and the provisions of the Pooling and Servicing Agreement are set forth herein under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the Agreements--Collection and Other Servicing Procedures" and "--Certificate Account and Other Collection Accounts" in the prospectus. The advancing obligations of the master servicers are described herein under "Description of the Offered Certificates--Advances." Certain terms of the Pooling and Servicing Agreement regarding the removal, replacement, resignation or transfer of a master servicer are described herein under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer, a Special Servicer and the Depositor." Certain limitations on each master servicer's liability under the pooling and servicing agreement are described under "Description of the Agreements--Matters Regarding a Master Servicer, a Special Servicer and the Depositor" in the prospectus.

      [Add disclosure required by Item 1108 of Regulation AB with respect to each master servicer, to the extent not covered above.]

      The information set forth in this prospectus supplement concerning the master servicers has been provided by them. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

Primary Servicers

      [Except with respect to certain mortgage loans sold to the Depositor by ___ and ___, the master servicers will be responsible for the primary servicing of all of the mortgage loans [specify any other exceptions]. _____, a [specify entity type and jurisdiction] will act as primary servicer with respect to the mortgage loans sold to the Depositor by ___, and ___ will act as primary servicer with respect to the mortgage loans sold to the Depositor by ____. [Add disclosure required by Item 1108 of Regulation AB with respect to any applicable primary servicer.]

[Affiliated Sub-Servicers

      Each of the following entities will be or is expected to be a sub-servicer of mortgage loans and is affiliated with us, one of the sponsors, one of the [other] mortgage loan sellers or one of the underwriters:

                                                           % of
                                                         Initial
                                       Number of         Mortgage
                     Sub-Servicer    Mortgage Loans    Pool Balance    Affiliate
            1.
            2.
            3.
            4.

      The master servicer will pay the fees of each sub-servicer.

      [Add disclosure required by Item 1108 of Regulation AB]]

[Significant Sub-Servicers

      Each of the following entities will be or is expected to be a sub-servicer of 10% or more of the initial aggregate principal balance of the mortgage loans:

                                                            % of Initial
                                    Number of Mortgage      Mortgage Pool
                  Sub-Servicer             Loans               Balance
                  ------------      ------------------      -------------
            1.
            2.
            3.
            4.


      The master servicer will pay the fees of each sub-servicer.

      [Add disclosure required by Item 1108 of Regulation AB]]

The Special Servicers

      Special Servicers

      [Insert the following information for each special servicer]

      [Name of Special Servicer] will be the special servicer of [all of] the mortgage loans [except __________,] and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. The Special Servicer is a [insert entity type and jurisdiction of organization] [and a wholly-owned subsidiary of________]. The principal offices of [_____] are located at [___________], and its telephone number is [-----------].

      Certain of the duties of the special servicer and the provisions of the Pooling and Servicing Agreement regarding the special servicer, including without limitation information regarding the rights of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth herein under "Servicing of the Mortgage Loans--Mortgage Loan Modifications," "--Sale of Defaulted Mortgage Loans" and "Foreclosures." Certain terms of the Pooling and Servicing Agreement regarding the special servicer's removal, replacement, resignation or transfer are described herein under "--Termination of Special Servicer." Certain limitations on the special servicer's liability under the pooling and servicing agreement are described in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer, a Special Servicer and the Depositor."

      [__________ is approved as a special servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's, Fitch and S&P.]

      As of _____________, _________ was responsible for servicing approximately __________ commercial and multifamily mortgage loans, totaling approximately $___________ billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties.

      As of ___, 200_, __________ was the named special servicer in approximately [__] commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $[___] billion. With respect to such transactions as of such date, the special servicer was administering approximately [ ] mortgage loans with an outstanding principal balance of approximately $[___] million.

      See "Servicing of the Mortgage Loans--Special Servicing Compensation."

      [Add disclosure required by Item 1108 of Regulation AB with respect to Special Servicer, to the extent not covered above.]

      The information set forth in this prospectus supplement concerning the special servicers has been provided by them. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

      Capitalized terms are defined in the "Glossary of Terms" attached hereto.

General

      The Series 200_-__ Commercial Mortgage Pass-Through Certificates will be issued on or about [______] [_], 200[_] pursuant to a Pooling and Servicing Agreement to be dated as of _____, 200__, among Morgan Stanley Capital I Inc., the master servicers, the special servicers and the trustee.

      The Certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

      o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

      o any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

      o a security interest in any "government securities" as defined in the Investment Company Act of 1940 pledged in respect of the defeasance of a mortgage loan; and

      o certain rights of Morgan Stanley Capital I Inc. under, or assigned to Morgan Stanley Capital I Inc. pursuant to, each of the Mortgage Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

      o with respect to the Class [A-3-1FL] Certificates, the Swap Contract, the Class [A-3-1FL] Regular Interest and funds or assets on deposit from time to time in the Floating Rate Account.

      The Certificates will be issued on or about _____ and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

      The Certificates will consist of __ Classes, to be designated as:

      o the Class [A-1] Certificates, the Class [A-1A] Certificates, the Class [A-2] Certificates, the Class [A-3-1FL] Certificates, the Class [A-3-1] Certificates, the Class [A-3-2] Certificates, the Class [A-AB] Certificates, the Class [A-4A] Certificates and the Class [A-4B] Certificates;

      o the Class [X-1] Certificates, the Class [X-2] Certificates and the Class [X-Y] Certificates;

      o the Class [A-J] Certificates, the Class [B] Certificates, the Class [C] Certificates, the Class [D] Certificates, the Class [E] Certificates, the Class [F] Certificates, the Class [G] Certificates, the Class [H] Certificates, the Class [J] Certificates, the Class [K] Certificates, the Class [L] Certificates, the Class [M] Certificates, the Class [N] Certificates, the Class [O] Certificates, the Class [P] Certificates, the Class [EI] Certificates; and

      o the Class [R-I] Certificates, the Class [R-II] Certificates and the Class [R-III] Certificates.

      [On the Closing Date, the Class [A-3-1FL] Regular Interest will also be issued by the trust as an uncertificated regular interest in REMIC III. The Class [A-3-1FL] Regular Interest is not offered hereby. The Depositor will transfer the Class [A-3-1FL] Regular Interest and the trustee, on behalf of the trust, will enter into the swap contract in exchange for the Class [A-3-1FL] Certificates. The Class [A-3-1FL] Certificates will represent all of the beneficial ownership interest in the Class [A-3-1FL] Regular Interest, the Swap Contract and funds or assets on deposit from time to time in the Floating Rate Account.]

      The Class A Senior Certificates and the Class [A-J] Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class [B], Class [C] and Class [D] Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class [X-2] Certificates will be issued in denominations of $1,000,000 initial Notional Amount and in any whole dollar denomination in excess of that amount.

      Each Class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The offered certificates--Reports to Certificateholders; Available Information--Book-Entry Certificates." Unless and until definitive certificates are issued in respect of any Class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

      All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any Class of offered certificates, interests in such Certificates will be transferred on the book-entry records of DTC and its Participants. See "Description Of The Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

      Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and Euroclear, respectively.

      Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Balances

      Upon initial issuance, the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1FL], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A], Class [A-4B], Class [X-2], Class [A-J], Class [B], Class [C] and Class [D] Certificates will have the following aggregate Certificate or Notional Balances. In each case, the Certificate Balance may vary by 5%:

                           Approximate Initial    Approximate Percent
                             Certificate or         of Initial Pool            Ratings              Approximate
         Class              Notional Balance            Balance             (_____/_____)         Credit Support
Class [A-1].........
Class [A-1A]........
Class [A-2].........
Class [A-3-1FL].....
Class [A-3-1].......
Class [A-3-2].......
Class [A-AB]........
Class [A-4A]........
Class [A-4B]........
Class [X-2].........                                     ----                                          ----
Class [A-J].........
Class [B]...........
Class [C]...........
Class [D]...........

      The percentages indicated under the column "Approximate Credit Support" with respect to the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1FL], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A] and Class [A-4B] Certificates represent the approximate credit support for the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1FL], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A] and Class [A-4B] Certificates in the aggregate. Additionally, the credit support percentage with respect to the Class [A-4A] Certificates reflects the credit support provided by the Class [A-4B] Certificates. References in this prospectus supplement to the Class [A-4] Certificates mean the Class [A-4A] Certificates and the Class [A-4B] Certificates in the aggregate. The ratings of the Class [A-3-1FL] Certificates do not represent any assessment as to whether the floating rate of interest on such Class will convert to a fixed rate. See "Ratings" in this prospectus supplement.

      The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

      The Interest Only Certificates will not have a Certificate Balance. Each such Class of Certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

      The Notional Amount of the Class [X-1] Certificates will be equal to the aggregate of the Certificate Balances of the Classes of Principal Balance Certificates outstanding from time to time.

      The Notional Amount of the Class [X-2] Certificates at any time on or before the Distribution Date occurring in __________ will be an amount equal to the then outstanding aggregate balances of the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1FL], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A], Class [A-4B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K] and Class [L] components. After the Distribution Date occurring in __________, the Notional Amount of the Class [X-2] Certificates will be equal to zero. As of any Distribution Date, the balances of the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1FL], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A], Class [A-4B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K] and Class [L] components used to determine the Notional Amount of the Class [X-2] Certificates will generally be equal to the lesser of
(i) the Certificate Balance of the corresponding Class of Certificates or the Class [A-3-1FL] Regular Interest as of such date (taking into account any distributions of principal made on, and any Realized Losses allocated to, such Classes of Certificates or the Class [A-3-1FL] Regular Interest) and (ii) the amount specified for such component and such Distribution Date on Schedule B to this prospectus supplement.

      Accordingly, the Notional Amount of the Class [X-1] Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to, any Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the certificate balance of the Class [A-3-1FL] Regular Interest.

      The Notional Amount of the Class [X-2] Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to, any component and any Class of Certificates, or in the case of the Class [A-3-1FL] Certificates, the certificate balance of the Class [A-3-1FL] Regular Interest, included in the calculation of the Notional Amount for the Class [X-2] Certificates on such Distribution Date, as described above, to the extent that such distribution of principal or allocation of Realized Losses and Expense Losses reduces the Certificate Balance of the related Class of Certificates, or in the case of the Class [A-3-1FL] Certificates, the certificate balance of the Class [A-3-1FL] Regular Interest, to a balance that is lower than the amount shown on Schedule B to this prospectus supplement. Holders of the Class [X-2] Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in __________.

      The Notional Amount of the Class [X-Y] Certificates, as of any date of determination, will be equal to the then total principal balance of the residential cooperative mortgage loans. The Notional Amount of the Class [X-Y] Certificates will be reduced on each Distribution Date by collections and advances of principal on the residential cooperative mortgage loans previously distributed to the Certificateholders and Realized Losses and Expense Losses on the residential cooperative mortgage loans previously allocated to the Certificateholders.

      Upon initial issuance, the aggregate Notional Amount of the Class [X-1] Certificates will be $_____, the aggregate Notional Amount of the Class [X-2] Certificates will be $_____ and the aggregate Notional Amount of the Class [X-Y] Certificates will be $_____, in each case, subject to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

      The Residual Certificates will not have Certificate Balances or Notional Amounts.

Pass-Through Rates

      [The Class [A-1] Certificates will accrue interest at a fixed per annum rate equal to __%. The Class [A-2] Certificates will accrue interest at a fixed per annum rate equal to __%. The Class [A-1A] Certificates will accrue interest at a per annum rate equal to the lesser of __% and the Weighted Average Net Mortgage Rate. The Class [A-3-1FL] Regular Interest will accrue interest at a per annum rate equal to the lesser of __% and the Weighted Average Net Mortgage Rate. The Class [A-3-1] Certificates will accrue interest at a per annum rate equal to the lesser of __% and the Weighted Average Net Mortgage Rate. The Class [A-3-2] Certificates will accrue interest at a per annum rate equal to the lesser of __% and the Weighted Average Net Mortgage Rate. The Class [A-AB] Certificates will accrue interest at a per annum rate equal to the lesser of __% and the Weighted Average Net Mortgage Rate. The Class [A-4A] Certificates will accrue interest at a per annum rate equal to the lesser of __% and the Weighted Average Net Mortgage Rate. The Class [A-4B] Certificates will accrue interest at a per annum rate equal to the lesser of __% and the Weighted Average Net Mortgage Rate. The Class [A-J] and Class [B] Certificates will accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate less __% and __, respectively. The Class [C] and Class [D] Certificates will accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate. The Class [A-3-1FL] Certificates will accrue interest at a floating rate based on [one-month LIBOR] + __% (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage) subject to the limitations described in this prospectus supplement. The Pass-Through Rate applicable to the Class [X-1] Certificates for the initial Distribution Date will equal approximately __% per annum. The Pass-Through Rate applicable to the Class [X-1] Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class [X-1] Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class [X-1] Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will equal the Certificate Balance of one of the Classes of the Principal Balance Certificates. In general, the Certificate Balance of each Class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class [X-1] Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance Certificates is identified on Schedule B to this prospectus supplement as being part of the total Notional Amount of the Class [X-2] Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class [X-1] Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class [X-1] Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before __________, on any particular component of the total Notional Amount of the Class [X-1] Certificates immediately prior to the related Distribution Date, the applicable Class [X-1] Strip Rate will be calculated as follows:]

      o [if such particular component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Certificate Balance of the Class [A-3-1FL] Regular Interest, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class [X-2] Certificates immediately prior to the related Distribution Date, then the applicable Class [X-1] Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of
            (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Pass-Through Rate on the Class [A-3-1FL] Regular Interest;]

      o [if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Certificate Balance of the Class [A-3-1FL] Regular Interest, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class [X-2] Certificates immediately prior to the related Distribution Date, then the applicable Class [X-1] Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Pass-Through Rate on the Class [A-3-1FL] Regular Interest;]

      o [if such particular component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Certificate Balance of the Class [A-3-1FL] Regular Interest, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class [X-2] Certificates immediately prior to the related Distribution Date, then the applicable Class [X-1] Strip Rate will equal the excess, if any, of
            (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Pass-Through Rate on the Class [A-3-1FL] Regular Interest; and]

      o [if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Certificate Balance of the Class [A-3-1FL] Regular Interest, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class [X-2] Certificates immediately prior to the related Distribution Date, then the applicable Class [X-1] Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Pass-Through Rate on the Class [A-3-1FL] Regular Interest.]

      [For any Distribution Date occurring after __________, the Certificate Balance of each Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Certificate Balance of the Class [A-3-1FL] Regular Interest, will constitute a separate component of the total Notional Amount of the Class [X-1] Certificates, and the applicable Class [X-1] Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution

Date, over (b) the Pass-Through Rate for such Distribution Date for such Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Pass-Through Rate on the Class [A-3-1FL] Regular Interest. Under no circumstances will the Class [X-1] Strip Rate be less than zero.]

      [The Pass-Through Rate applicable to the Class [X-2] Certificates for the initial Distribution Date will equal approximately __% per annum. The Pass-Through Rate applicable to the Class [X-2] Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in __________ will equal the weighted average of the respective strip rates (the "Class [X-2] Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class [X-2] Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the certificate balance of the Class [A-3-1FL] Regular Interest. If all or a designated portion of the Certificate Balance of any Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the certificate balance of the Class [A-3-1FL] Regular Interest, is identified on Schedule B to this prospectus supplement as being part of the total Notional Amount of the Class [X-2] Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more components of the total Notional Amount of the Class [X-2] Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before __________, on any particular component of the total Notional Amount of the Class [X-2] Certificates immediately prior to the related Distribution Date, the applicable Class [X-2] Strip Rate will equal the excess, if any, of:]

      o [the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over]

      o [the Pass-Through Rate for such Distribution Date for the Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Pass-Through Rate on the Class [A-3-1FL] Regular Interest, whose Certificate Balance, or a designated portion thereof, comprises such component.]

      Under no circumstances will the Class [X-2] Strip Rate be less than zero.

      [The pass-through rate for the Class [X-Y] Certificates for each distribution date will be a variable rate equal to the weighted average from time to time of the various Class [X-Y] Strip Rates attributable to each residential cooperative mortgage loan. The "Class [X-Y] Strip Rate" for each residential cooperative mortgage loan will equal __% per annum; provided that, if the subject residential cooperative mortgage loan accrues interest on the basis of the actual number of days elapsed during each 1-month interest accrual period in a year assumed to consist of 360 days, then the foregoing 0.__% will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.]

      [The Class [E], Class [F], Class [G] and Class [H] Certificates will, at all times, accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate. The Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of __% and the Weighted Average Net Mortgage Rate.]

      The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

Distributions

      General

      Distributions on or with respect to the Certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in _____. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

      The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

      The Available Distribution Amount

      With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for that Distribution Date.

      With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amounts will be deposited into the applicable Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to 1 day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms." With respect to the Distribution Date occurring in March of each year (beginning in 200__), the paying agent will withdraw an amount from each Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

      Fees and Expenses. The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

        Type/Recipient                     Amount                                       Frequency             Source of Payment
---------------------------   --------------------------------------               --------------------  --------------------------
Servicing Fee / Servicer         The portion of the per annum                       monthly                 Interest payment on
                                 Master Servicing Fee Rate                                                  the related mortgage
                                 for such master servicer                                                   loan
                                 applicable to such month,
                                 determined in the same
                                 manner as the applicable
                                 mortgage rate is determined
                                 for each mortgage loan for
                                 such month, of the Scheduled
                                 Principal Balance of each
                                 mortgage loan, reduced by
                                 any Compensating Interest
                                 Payment.  The master
                                 servicing fee rate for [name
                                 of master servicer] is __%
                                 per annum and for [name of
                                 other master servicer] is
                                 __% per annum.


                                      112


Additional Servicing          o  __% of assumption fees on                          from time to time       the related fees or
   Compensation/ Servicer        non-Specially Serviced                                                     investment income
                                 Mortgage Loans (or
                                 100%, if Special
                                 Servicer consent to
                                 assumption not required)

                              o  all late payment fees and net default
                                 interest (other than on Specially Serviced
                                 Mortgage Loans) not used to pay interest on Advances

                              o  [100]% of application,
                                 loan modification,
                                 forbearance and
                                 extension fees on
                                 non-Specially Serviced
                                 Mortgage Loans

                              o all investment income earned on amounts on deposit in the Collection Account,
                                 Distribution Account and (if not required to be paid to borrower) escrow accounts

                              o  any Prepayment Interest
                                 Excess not used to
                                 offset Prepayment
                                 Interest Shortfalls


Special Servicing Fee /          The portion of a rate equal                        monthly                 Collections on the
   Special Servicer              to [__]% per annum                                                         related loan
                                 applicable to such month, determined in the
                                 same manner as the applicable mortgage rate is
                                 determined for each specially serviced mortgage
                                 loan for such month, of the Scheduled Principal
                                 Balance of each Specially Serviced Mortgage
                                 Loan.

Workout Fee / Special Servicer   [__]% of each collection of                        monthly                 the related collection
                                 principal and interest on                                                  of principal and/or

        Type/Recipient                     Amount                                       Frequency             Source of Payment
---------------------------   --------------------------------------               --------------------  --------------------------
                                 each Rehabilitated Mortgage                                                interest
                                 Loan

Liquidation Fee / Special        __% of the Liquidation                             upon  receipt of        the related
   Servicer                      Proceeds received in                               Liquidation Proceeds    Liquidation Proceeds
                                 connection with a full or partial liquidation
                                 of a Specially Serviced Mortgage Loan or
                                 related REO Property and/or any Condemnation
                                 Proceeds or Insurance Proceeds received by the
                                 trust (other than Liquidation Proceeds received
                                 in connection with a repurchase by a seller or
                                 purchase by a mezzanine or subordinate lender
                                 within the time periods specified in the
                                 definition of Liquidation Fee herein).

Additional Special Servicing  o     all late payment fees and                       from time to time       the related fee or
   Compensation / Special             net default interest                                                  investment income
   Servicer                           (on Specially Serviced
                                      Mortgage Loans) not
                                      used to pay interest on
                                      Advances

                              o       __% of assumption fees
                                      on non-Specially
                                      Serviced Mortgage Loans
                                      and 100% of such fees
                                      on Specially Serviced
                                      Mortgage Loans                                monthly

                              o       [100]% of application,
                                      loan modification,
                                      forbearance and
                                      extension fees on
                                      Specially Serviced
                                      Mortgage Loans

                                      all investment income
                                      received on funds in
                                      any REO Account

Trustee Fee / Trustee         o     The portion of a rate                           monthly                 Interest on the each
                                      equal to [__]% per                                                    mortgage loan
                                      annum applicable to
                                      such month, determined
                                      in the same manner as
                                      the applicable mortgage

        Type/Recipient                     Amount                                       Frequency             Source of Payment
---------------------------   --------------------------------------               --------------------  --------------------------
                                      rate is determined for
                                      each mortgage loan for
                                      such month, of the
                                      Scheduled Principal
                                      Balance of each
                                      mortgage loan.

Expenses

Servicing Advances / Servicer    to the extent of funds                             time to time            Recoveries on the
   and Trustee and Fiscal Agent  available, the amount of any                                                related mortgage
                                 Servicing Advances                                                         loan, or to the
                                                                                                            extent that the party
                                                                                                            making the advance
                                                                                                            determines it is
                                                                                                            nonrecoverable, from
                                                                                                            collections in the
                                                                                                            Certificate Account.

Interest on Servicing Advances   at Prime Rate                                      When Advance is         first from late
   / Servicer and Trustee and                                                       reimbursed              payment charges and
   Fiscal Agent                                                                                             default interest in
                                                                                                            excess of the regular
                                                                                                            interest rate, and
                                                                                                            then from all
                                                                                                            collections in the
                                                                                                            Certificate Account.

P&I Advances / Servicer and      to the extent of funds                             time to time            Recoveries on the
   Trustee and Fiscal Agent      available, the amount of any                                               related mortgage
                                 P&I Advances                                                               loan, or to the
                                                                                                            extent that the party
                                                                                                            making the advance
                                                                                                            determines it is
                                                                                                            nonrecoverable, from
                                                                                                            collections in the
                                                                                                            Certificate Account.

Interest on P&I Advances /       at Prime Rate, to extent of                        when Advance is         first from late
   Servicer and Trustee and      funds available*                                   reimbursed              payment charges and
   Fiscal Agent                                                                                             default interest in
                                                                                                            excess of the regular
                                                                                                            interest rate, and
                                                                                                            then from all
                                                                                                            collections in the
                                                                                                            Certificate Account.

Indemnification Expenses /       amounts for which the                              from time to time       all collections in
   Trustee, Fiscal Agent,        trustee, the master                                                        the Certificate
   Servicer, Special Servicer    servicer[s] and the special                                                Account
                                 servicer are entitled to
                                 indemnification

Trust Fund Expenses not          Based on third party charges                       from time to time       all collections in

        Type/Recipient                     Amount                                       Frequency             Source of Payment
---------------------------   --------------------------------------               --------------------  --------------------------
   Advanced (may include                                                                                    the Certificate
   environmental remediation                                                                                Account
   costs, appraisals,
   independent contractor to
   operate REO)

     The Pooling and Servicing Agreement does not provide for any successor master servicer or successor special servicer or successor trustee or fiscal agent, as the case may be, to receive compensation in excess of that permitted its predecessor. [Set forth any exceptions; e.g., if successor cannot be found for existing compensation.] Any change to the compensation of the servicer, special servicer or trustee would require an amendment to the Pooling and Servicing Agreement.

      Application of the Available Distribution Amount

      [On each Distribution Date, except as described under "--Optional Termination" below, for so long as any Class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

                  (i) to the holders of the Class [A-1], Class [A-1A], Class
            [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest and the Class [X-1], Class [X-2] and Class [X-Y] Certificates, concurrently,

      o to the holders of the Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest, the Distributable Certificate Interest Amount in respect of each such Class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class, provided that interest distributed to the Class [A-4] Certificates will be applied first to Class [A-4A] up to its interest entitlements and then to Class [A-4B] up to its interest entitlements;

      o to the holders of the Class [A-1A] Certificates, the Distributable Certificate Interest Amount in respect of such Class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to Loan Group 2);

      o to the holders of the Class [X-1], Class [X-2] and Class [X-Y] Certificates, the Distributable Certificate Interest Amount in respect of each such Class for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

         provided, however, that if the portion of Available Distribution Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A Senior or Class X Certificates on such Distribution Date as described above, the Available Distribution Amount will be allocated among all those Classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to loan group, provided that interest distributed to the Class [A-4] Certificates will be applied first to Class [A-4A] up to its interest entitlements and then to Class [A-4B] up to its interest entitlements;

                  (ii) (A) to the holders of the Class [A-1], Class [A-1A],
            Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-3-2], Class [A-AB] and Class [A-4] Certificates and Class [A-3-1FL] Regular Interest,

      o first, to the holders of the Class [A-AB] Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class [A-1A] Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class [A-AB] Certificates has been reduced to the Planned Principal Balance for such Distribution Date; the portion of the Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class [A-1A] Certificates;

      o second, upon payment to the Class [A-AB] Certificates of the above distribution, to the holders of the Class [A-1] Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class [A-1A] Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class [A-1] Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class [A-AB] Certificates (in respect of the Planned Principal Balance) and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class [A-1A] Certificates;

      o third, upon payment in full of the aggregate Certificate Balance of the Class [A-1] Certificates, to the holders of the Class [A-2] Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class [A-1A] Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class [A-2] Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class [A-AB] Certificates (in respect of the Planned Principal Balance), Class [A-1] Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class [A-1A] Certificates;

      o fourth, upon payment in full of the aggregate Certificate Balance of the Class [A-2] Certificates, to the holders of the Class [A-3-1] Certificates and the Class [A-3-1FL] Regular Interest, pro rata, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class [A-1A] Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balances of the [A-3-1] Certificates and the Class [A-3-1FL] Regular Interest have been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class [A-AB] Certificates (in respect of the Planned Principal Balance), Class [A-1] Certificates, Class [A-2] Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class [A-1A] Certificates;

      o fifth, upon payment in full of the aggregate Certificate Balances of the Class [A-3-1] Certificates and the Class [A-3-1FL] Regular Interest, to the holders of the Class [A-3-2] Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class [A-1A] Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class [A-3-2] Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class [A-AB] Certificates (in respect of the Planned Principal Balance), Class [A-1] Certificates, Class [A-2] Certificates, Class [A-3-1] Certificates and the Class [A-3-1FL] Regular Interest and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class [A-1A] Certificates;

      o sixth, upon payment in full of the aggregate Certificate Balance of the Class [A-3-2] Certificates, to the holders of the Class [A-AB] Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class [A-1A] Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class [A-AB] Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class [A-AB] Certificates (in respect of the Planned Principal Balance), Class [A-1] Certificates, Class [A-2] Certificates, Class [A-3-1] Certificates, Class [A-3-1FL] Regular Interest and Class [A-3-2] Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class [A-1A] Certificates;

      o seventh, upon payment in full of the aggregate Certificate Balance of the Class [A-AB] Certificates, to the holders of the Class [A-4A] Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class [A-1A] Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class [A-4A] Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class [A-AB] Certificates, Class [A-1] Certificates, Class [A-2] Certificates, Class [A-3-1] Certificates, Class [A-3-1FL] Regular Interest and Class [A-3-2] Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class [A-1A] Certificates;

      o eighth, upon payment in full of the aggregate Certificate Balance of the Class [A-4A] Certificates, to the holders of the Class [A-4B] Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class [A-1A] Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class [A-4B] Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class [A-AB] Certificates, Class [A-1] Certificates, Class [A-2] Certificates, Class [A-3-1] Certificates, Class [A-3-1FL] Regular Interest, Class [A-3-2] Certificates and Class [A-4A] Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class [A-1A] Certificates; and

                  (iii) (B) to the holders of the Class [A-1A] Certificates, the
            Loan Group 2 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class [A-4] Certificates has been reduced to zero, the Loan Group 1 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class [A-1A] Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount will be reduced by any portion thereof distributed to the holders of the Class [A-AB], Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest;

                  (iv) to the holders of the Class A Senior Certificates (other than the Class [A-3-1FL] Certificates), the Class [A-3-1FL] Regular Interest and the Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Certificates or the Class [A-3-1FL] Regular Interest and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable Pass-Through Rate, provided that such amounts in respect of the Class [A-4] Certificates will be allocated first to the Class [A-4A] Certificates until such unreimbursed losses are reimbursed together with all applicable interest at the applicable Pass-Through Rate and then to the Class [A-4B] Certificates;

                  (v) to the holders of the Class [A-J] Certificates, the
            Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

                  (vi) upon payment in full of the aggregate Certificate
            Balances of the Class A Senior Certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest, to the holders of the Class [A-J] Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class [A-J] Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior Certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest;

                  (vii) to the holders of the Class [A-J] Certificates, to
            reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate;

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                  (viii) to the holders of the Class [B] Certificates, the
            Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

                  (ix) upon payment in full of the aggregate Certificate
            Balances of the Class [A-J] Certificates, to the holders of the Class [B] Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class [B] Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior Certificates (other than the Class [A-3-1FL] Certificates), the Class [A-3-1FL] Regular Interest and Class [A-J] Certificates;

                  (x) to the holders of the Class [B] Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable Pass-Through Rate;

                  (xi) to the holders of the Class [C] Certificates, the
            Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

                  (xii) upon payment in full of the aggregate Certificate
            Balance of the Class [B] Certificates, to the holders of the Class [C] Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class [C] Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior Certificates (other than the Class [A-3-1FL] Certificates), the Class [A-3-1FL] Regular Interest, Class [A-J] Certificates and Class [B] Certificates;

                  (xiii) to the holders of the Class [C] Certificates, to
            reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable Pass-Through Rate;

                  (xiv) to the holders of the Class [D] Certificates, the
            Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

                  (xv) upon payment in full of the aggregate Certificate Balance of the Class [C] Certificates, to the holders of the Class [D] Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class [D] Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior Certificates (other than the Class [A-3-1FL] Certificates), the Class [A-3-1FL] Regular Interest, Class [A-J] Certificates, Class [B] Certificates and Class [C] Certificates;

                  (xvi) to the holders of the Class [D] Certificates, to
            reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable Pass-Through Rate; and

                  (xvii) to make payments to the holders of the private
            certificates (other than the privately offered Class X Certificates) as contemplated below.]

      [Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

      o first, to the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest, pro rata, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero, provided that Principal Distribution Amounts distributed to the Class [A-4] Certificates will be applied first to the Class [A-4A] Certificates until the aggregate

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

            Certificate Balance of such Class is reduced to zero and then to the Class [A-4B] Certificates until the aggregate Certificate Balance of such Class is reduced to zero; and

      o second, to the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest, pro rata, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable Pass-Through Rate, provided that such amounts with respect to the Class [A-4] Certificates will be allocated first to the Class [A-4A] Certificates until such unreimbursed losses are reimbursed, together with interest at the applicable Pass-Through Rate, and then to the Class [A-4B] Certificates.]

      [On each Distribution Date, following the above-described distributions on the offered certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest and the Class [X-1], Class [X-2] and Class [X-Y] Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of private certificates, other than the Class [X-1], Class [X-2], Class [X-Y] Certificates and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class [E] Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates:

                  (1) to pay interest to the holders of the particular Class of
            Certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

                  (2) if the aggregate Certificate Balance of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular Class of Certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

                  (3) to reimburse the holders of the particular Class of
            Certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at 1/12 of the Pass-Through Rate of such Class of Certificates.]

      [Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates (or the Class [A-3-1FL] Regular Interest) as contemplated above, will be paid to the holders of the Residual Certificates. Any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to the holders of the Class [EI] Certificates.]

      [Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation -- for any, and to the extent of, Realized Losses and Expense Losses previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.]

      [The amount to be allocated to the Class [A-3-1FL] Regular Interest on each Distribution Date will be required to be deposited into the Floating Rate Account on the Master Servicer Remittance Date and the portion of such amount, if any, which is equal to the net swap payment due to the swap counterparty in respect of the Class [A-3-1FL] Regular Interest will be applied to make payments under the Swap Contract as provided in this prospectus supplement under "Description of the Swap Contract." The amounts remaining in the Floating Rate Account, including any net swap payment received under the Swap Contract from the Swap Counterparty and any amounts representing principal distributed to the Class [A-3-1FL] Regular Interest will be distributed to the holders of the Class [A-3-1FL] Certificates on the Distribution Date as part of the Class [A-3-1FL] Available Funds.]

      [The Class [A-3-1FL] Certificates]

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

      [On each Distribution Date, the paying agent will distribute from the Class [A-3-1FL] Available Funds to the holders of the Class [A-3-1FL] Certificates as of the related Record Date the following amounts: (i) the Class [A-3-1FL] Interest Distribution Amount and (ii) the Class [A-3-1FL] Principal Distribution Amount. Under certain circumstances described under "Description of the Swap Contract" herein, termination payments (or a portion thereof) will also be distributed to the holders of the Class [A-3-1FL] Certificates. No holder of a Class [A-3-1FL] Certificate will be entitled to receive any portion of any Prepayment Premium or Yield Maintenance Charge allocated to the Class [A-3-1FL] Regular Interest for so long as the Swap Contract or any replacement swap contract remains in place. Such amounts will be payable to the Swap Counterparty pursuant to the terms of the Swap Contract.]

      The Class [A-3-1FL] Certificates will accrue interest for each Distribution Date on their Certificate Balance at a rate equal to one-month LIBOR plus __% (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter initial Interest Accrual Period) based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year; provided that such amount will not be paid if a Swap Default occurs and is continuing, the Swap Contract is terminated and is not replaced or if there are insufficient funds in the Floating Rate Account to pay the Swap Counterparty the full amount due to the Swap Counterparty under the Swap Contract. Allocation of Net Aggregate Prepayment Interest Shortfalls to the Class [A-3-1FL] Regular Interest will reduce the amount of interest payable to the Class [A-3-1FL] Certificates by an equivalent amount. Any Net Aggregate Prepayment Interest Shortfall allocated to the Class [A-3-1FL] Regular Interest, reduction in the interest available to be distributed to the Class [A-3-1FL] Regular Interest for any other reason or the reduction of the Weighted Average Net Mortgage Rate below __% will result in a corresponding dollar-for-dollar reduction in the interest payment made by the Swap Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class [A-3-1FL] Certificates.]

      [In the case of a default under the Swap Contract or if the Swap Contract is terminated, and until such default is cured or the Swap Contract is replaced, the Class [A-3-1FL] Certificates will accrue interest at the Pass Through Rate of, and on the same basis and in the same manner as, the Class [A-3-1FL] Regular Interest, which will be a rate equal to the lesser of __% per annum and the Weighted Average Net Mortgage Rate.]

      [In the event that after payment of the net swap payment due from or to the Swap Counterparty, as the case may be, there are insufficient funds in the Floating Rate Account to make the full distribution of the Class [A-3-1FL] Interest Distribution Amount to the holders of the Class [A-3-1FL] Certificates, the resulting interest shortfall will be borne solely by the holders of such Class.]

      [For a further discussion, see "Description of the Swap Contract" herein.]

      Class [A-AB] Planned Principal Balance

      [On each Distribution Date, the Class [A-AB] Certificates have priority with respect to the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class [A-1A] Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution Date, with respect to receiving distributions of principal to reduce its Certificate Balance to the Planned Principal Balance for such Distribution Date as described in "--Distributions--Application of the Available Distribution Amount" above. The "Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule C to this prospectus supplement. Such balances were calculated using, among other things, the Structuring Assumptions. Based on such assumptions, the Certificate Balance of the Class [A-AB] Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date on Schedule C. There is no assurance, however, that the mortgage loans will perform in conformity with the Structuring Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class [A-AB] Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Schedule C. In general, with respect to the Loan Group 1 Principal Distribution Amount, once the Certificate Balances of the Class [A-1], Class [A-2], Class [A-3-1] and Class [A-3-2] Certificates and the Class [A-3-1FL] Regular Interest have been reduced to zero, and with respect to the Loan Group 2 Principal Distribution Amount, after the Certificate Balance of the Class [A-1A] Certificates has been reduced to zero, any remaining portion on any Distribution Date of the Principal Distribution Amount, will be distributed to the Class [A-AB] Certificates until the Certificate Balance of the Class [A-AB] Certificates is reduced to zero.]

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

      Distributions of Prepayment Premiums and Yield Maintenance Charges

      [On any Distribution Date prior to and including the Distribution Date on which the Certificate Balance of the Class A Senior Certificates has been reduced to zero, Prepayment Premiums or Yield Maintenance Charges collected in respect of each mortgage loan included in a particular Loan Group during the related Collection Period will be distributed by the paying agent on the Classes of Certificates as follows: to the holders of each of the Class A Senior Certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that Class in respect of the mortgage loans in that Loan Group on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of Certificates representing principal payments in respect of the mortgage loans included in that Loan Group on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that Class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period. All Prepayment Premiums or Yield Maintenance Charges allocated to the Class [A-3-1FL] Regular Interest will be paid to the Swap Counterparty unless the Swap Contract or any replacement swap contract is terminated, in which case, those amounts will be distributed to the holders of the Class [A-3-1FL] Certificates.]

      [On any Distribution Date following the Distribution Date on which the Certificate Balance of the Class A Senior Certificates has been reduced to zero, Prepayment Premiums or Yield Maintenance Charges collected in respect of each mortgage loan during the related Collection Period will be distributed by the paying agent on the Class of Certificates as follows: to the holders of each of the Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G] and Class [H] Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that Classes on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of Certificates on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that Class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period.]

      [Any Prepayment Premiums or Yield Maintenance Charges described in the previous paragraphs remaining after the distributions described in the paragraph above will be distributed to the holders of the Class [X-1] and Class [X-2] Certificates. On or prior to the Distribution Date in _____, __% of the Prepayment Premiums or Yield Maintenance Charges remaining after the distributions described in the paragraph above will be distributed to the holders of the Class [X-1] Certificates and __% of the Prepayment Premiums or Yield Maintenance Charges remaining after the distributions described in the paragraph above will be distributed to the holders of the Class [X-2] Certificates. After the Distribution Date in _____, any Prepayment Premiums or Yield Maintenance Charges remaining after the distributions described in the paragraph above will be distributed to the holders of the Class [X-1] Certificates.]

      [Notwithstanding the foregoing, Yield Maintenance Charges collected during any Collection Period with respect to any residential cooperative mortgage loan will be distributed pro rata as follows:

      o If the amount of such Yield Maintenance Charges exceeds any applicable Yield Maintenance Minimum Amount, such Yield Maintenance Charges will be distributed as follows (a) to the holders of the Class [X-Y] Certificates, the Yield Maintenance Charges times a fraction (i) whose numerator is equal to the related mortgage loan interest rate less the Net Mortgage Rate and (ii) whose denominator is equal to the related mortgage interest rate less the applicable Treasury Rate, provided, however, that under no circumstances will the fraction be greater than one, and (b) the amount of such Yield Maintenance Charges actually payable during such Collection Period in excess of the amount to be distributed pursuant to clause (a) will be distributed to the holders of the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A], Class [A-4B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [X-1] and Class [X-2] Certificates and the Class [A-3-1FL] Regular Interest, allocable among such Classes as set forth in the paragraphs above.

      o If the amount of such Yield Maintenance Charges equals any applicable Yield Maintenance Minimum Amount, such Yield Maintenance Charges will be distributed as follows: (a) __% to the holders of the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A], Class

            [A-4B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [X-1] and Class [X-2] Certificates and the Class [A-3-1FL] Regular Interest, allocable among such Classes as set forth in the paragraphs above, and (b) __% to the holders of the Class [X-Y] Certificates.

      o In addition, notwithstanding the foregoing, Prepayment Premiums collected during any Collection Period with respect to any residential cooperative mortgage loan will be distributed as follows: (a) __% to the holders of the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A], Class [A-4B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [X-1] and Class [X-2] Certificates and the Class [A-3-1FL] Regular Interest, allocable among such Classes as set forth in the paragraphs above, and (b) __% to the holders of the Class [X-Y] Certificates.]

      [No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class [J], Class [K], Class [L], Class [M], Class [N], Class [O], Class [P], Class [EI] Certificates or the Residual Certificates and all Prepayment Premiums or Yield Maintenance Charges allocated to the Class [A-3-1FL] Regular Interest will be paid to the Swap Counterparty unless the Swap Contract or any replacement swap contract is terminated, in which case, those amounts will be distributed to the holders of the Class [A-3-1FL] Certificates. Any Prepayment Premiums or Yield Maintenance Charges distributed to holders of a Class of Certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.]

Treatment of REO Properties

      Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the Certificates, as well as the amount of Master Servicing Fees, Trustee Fees, Primary Servicing Fees, Excess Servicing Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the applicable master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, such master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

      Appraisal Reductions

      [Not later than the earliest Appraisal Event, the applicable special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan is greater than [$2,000,000], or perform an internal valuation, if the Scheduled Principal Balance of the mortgage loan is equal to or less than [$2,000,000], of the related mortgaged property or REO Property, as the case may be; provided, however, that if such special servicer is required to obtain such MAI appraisal or internal valuation due to the receipt by such special servicer of a notice of a bankruptcy proceeding, such MAI appraisal or internal valuation will be obtained within 60 days of the receipt of such notice. However, the applicable special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior 12 months.]

      [As a result of such MAI appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan is brought current under the then current terms of the mortgage loan for at least [3] consecutive months. No Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan that has not been brought current for at least [3] consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the applicable special servicer to obtain - at the Operating Adviser's expense - an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.]

      The existence of an Appraisal Reduction will proportionately reduce a master servicer's or the trustee's or fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See "--Advances--P&I Advances" below.

Subordination; Allocation of Losses and Certain Expenses

      As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other Class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of Class A Senior Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior Certificates.

      Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class [P] Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such Classes of Certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the Certificates.

      Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of Certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Senior Certificates, the percentage interest in the trust evidenced by the Class A Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate Certificates.

      Following retirement of the Class A Senior Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of Certificates as regards the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations.

      Realized Losses of principal and interest on the mortgage loans and Expense Losses thereon for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class [P], Class [O], Class [N], Class [M], Class [L], Class [K], Class [J], Class [H], Class [G], Class [F], Class [E], Class [D], Class [C], Class [B] and Class [A-J] Certificates, in that order, and then to the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest, pro rata and, solely with respect to losses of interest, to the Class [X-1], Class [X-2] and Class [X-Y] Certificates (other than as a reduction of the Notional Amount), pro rata with the Class A Senior Certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest, in each case reducing principal and/or interest otherwise payable thereon, provided that losses allocated to the Class [A-4] Certificates will be applied first to the Class [A-4B] Certificates and then to the Class [A-4A] Certificates. Any allocations of Realized Losses to the Class [A-3-1FL] Regular Interest will result in an equivalent allocation to the Class [A-3-1FL] Certificates.

     As described in greater detail under "--Advances--Reimbursement of Advances" below, if any Advance (and interest on such Advance) has been determined to be nonrecoverable from collections on the related mortgage loan, the party that made such Advance will be entitled to reimbursement out of amounts in the Certificate Account in the

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Collection Period in which the nonrecoverability determination is made. Any such reimbursement will be made first from amounts allocable to principal during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). Such reimbursement will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the Certificates. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the distribution date for that Collection Period. If any such Advance, or any portion of any such Advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections in such master servicer's Certificate Account as a nonrecoverable Advance in an amount equal to the portion of that Advance that remains outstanding, plus accrued interest or, if amounts in such Certificate Account are not sufficient to reimburse such nonrecoverable Advance, out of the other master servicer's Certificate Account.

      Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any Class of Certificates or the Class [A-3-1FL] Regular Interest on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon compounded monthly at 1/12 of the applicable Pass-Through Rate, will be distributable in subsequent periods to the extent of funds available therefor.

      Prepayment Interest Shortfalls and Prepayment Interest Excesses

      To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans serviced by a master servicer (including Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the related Distribution Date, the Master Servicing Fee payable to the applicable master servicer will be reduced by the amount of any Compensating Interest. See "Servicing of the Mortgage Loans--The Master Servicers--Master Servicer Compensation" in this prospectus supplement.

      Any Net Aggregate Prepayment Interest Shortfall arising in respect of all of the mortgage loans other than the residential cooperative mortgage loans for a Distribution Date will be allocated to each Class of Certificates (other than the Class [X-Y] Certificates and the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest, pro rata, in proportion to the amount of Accrued Certificate Interest payable thereto on the Distribution Date (without taking into account any Accrued Certificate Interest payable to the holders of the Class [X-Y] Certificates on such Distribution Date), in each case reducing interest otherwise payable thereon.

      Any Net Aggregate Prepayment Interest Shortfall arising in respect of the residential cooperative mortgage loans for a Distribution Date will be allocated to each Class of Certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class of Certificates and Class [A-3-1FL] Regular Interest on the Distribution Date, in each case reducing interest otherwise payable thereon. Allocation of Net Aggregate Prepayment Interest Shortfalls to the Class [A-3-1FL] Regular Interest will reduce the amount of interest payable to the Class [A-3-1FL] Certificates by an equivalent amount.

      Distributions of interest on the Class [X-Y] Certificates will not be reduced by any portion of a Net Aggregate Prepayment Interest Shortfall that is attributable to a Prepayment Interest Shortfall incurred with respect to any mortgage loan in the trust fund that is other than a residential cooperative mortgage loan.

      The Distributable Certificate Interest Amount in respect of any Class of Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of Certificates. See "Servicing of the Mortgage Loans--The Master Servicers--Master Servicer Compensation" in this prospectus supplement.

      On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans serviced by a master servicer (including any Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, such excess amount will be payable to the applicable master servicer as additional servicing compensation.

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Optional Termination

      The holders of a majority of the controlling class, the general master servicer, the master servicer of the NCB Mortgage Loans, the general special servicer, the special servicer of the residential cooperative properties and the holder of the majority interest in the Class [R-I] Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance.

      The purchase price for any such purchase will be the sum of, without duplication, 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which a master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if a master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

      Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination.

      Any such termination will have an adverse effect on the yield of any outstanding offered certificates purchased at a premium. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

Advances

      P&I Advances

      On the business day prior to each Distribution Date, each master servicer (or the trustee or fiscal agent, if applicable) will be obligated to make a P&I Advance for the mortgage loans for which it is acting as master servicer, unless such master servicer, the applicable special servicer or the trustee, as the case may be, has determined, in its sole discretion, exercised in accordance with the Servicing Standard (or, in the case of the trustee or fiscal agent, exercised in accordance with its good faith business judgment), that the amount to be advanced, plus interest expected to accrue thereon, would not be recoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in respect of the related mortgage loan and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by such master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

      o the amount required to be advanced by such master servicer without giving effect to this sentence; and

      o a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan and the denominator of which is the Scheduled Principal Balance of such mortgage loan as of such Determination Date.

      In addition, the master servicers and the trustee or fiscal agent will not in any event be required to advance Prepayment Premiums, Yield Maintenance Charges, default interest, Excess Interest or Balloon Payments.

      None of the master servicers, the special servicer, the paying agent or the trustee will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the Class [A-3-1FL] Certificates in the event that the Swap Counterparty fails to make a required payment under the Swap Contract.

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

      With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, if such amount is not collected from the related borrower, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

      Each master servicer will be entitled to interest on P&I Advances made by it, which interest will accrue at the Advance Rate. This interest and any interest on other Advances will result in a reduction in amounts payable on the Certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement.

      P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the applicable master servicer determines in its sole discretion, exercised in accordance with the Servicing Standard, that a P&I Advance will not be ultimately recoverable from related recoveries it will recover such amounts from general collections on all mortgage loans, as described under "--Reimbursement of Advances" below. P&I Advances made in respect of mortgage loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, Advance interest will accrue from the date such Advance is made (which will be the Master Servicer Remittance Date). In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued thereon at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

      The right of the master servicers and the trustee or fiscal agent to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If a master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for a master servicer. If the trustee fails to make a required P&I Advance, the fiscal agent will be required to make the advance, subject to the same limitations and with the same rights as the trustee.

      Servicing Advances

      Servicing Advances, in all cases, will be reimbursable as described below. Each master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the applicable Certificate Account or the Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

      With respect to the mortgaged properties securing the mortgage loans, each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer for, among other things, real estate taxes prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the property and insurance premiums, to the extent that the trustee as mortgagee has an insurable interest and insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

      o insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

      o items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

      o     any ground rents in respect of such REO Property; and

      o other costs and expenses necessary to maintain, manage or operate such REO Property.

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      Notwithstanding the foregoing, each master servicer will be obligated to make such Servicing Advances only to the extent that such master servicer or applicable special servicer has not determined, as described below, that the amount so advanced will be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such mortgage loan or REO Property; provided, however, that upon a determination that such amounts would not be recoverable, such master servicer or special servicer is required to provide notice of such determination to the applicable master servicer or special servicer and if the applicable special servicer determines that the payment of such amounts is necessary to preserve the related mortgaged property and would be in the best interest of the Certificateholders, such master servicer is required to pay such amounts from amounts in the related Certificate Account.

      The master servicers may incur certain costs and expenses in connection with the servicing of a mortgage loan or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan or REO Property. However, if a master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such Advances and accrued interest will generally be reimbursable from amounts on deposit in the applicable Certificate Account (or if not available from such Certificate Account, from the other Certificate Account in certain circumstances) or the Distribution Account. If a master servicer fails to make a required Servicing Advance (other than an Advance determined to be a nonrecoverable Advance), the trustee is required to make such Servicing Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such Servicing Advance, as described above for a master servicer. If the trustee fails to make a required Servicing Advance, the fiscal agent will be required to make the advance, subject to the same limitations and with the same rights as the trustee.

      Reimbursement of Advances

      Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate Accounts in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Accounts allocable to principal during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If the amount in the Certificate Accounts allocable to principal on the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect in its sole discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for no more than [6] Collection Periods without the consent of the Operating Advisor and, in any event, [12] Collection Periods in the aggregate. If such master servicer or trustee or fiscal agent, as applicable, determines, in its sole discretion, that its ability to fully recover the nonrecoverable Advances has been compromised, then such master servicer or trustee or fiscal agent, as applicable, will be entitled to immediate reimbursement of nonrecoverable Advances with interest at the Advance Rate. Such master servicer's or trustee's or fiscal agent's, as applicable, agreement to defer reimbursement of such nonrecoverable Advances shall not be construed as an obligation on the part of such master servicer or the trustee or fiscal agent, or a right of the Certificateholders. No such deferment shall be deemed to create in the Certificateholders a right to prior payment of distributions over such master servicer's or the trustee's or fiscal agent's right to reimbursement for Advances. Deferred Advances shall continue to earn interest at the Advance Rate. In all events the decision to defer reimbursement or seek immediate reimbursement of nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standard.

      If such party does not elect to defer reimbursement of such amount, then such party will be entitled to reimbursement of such insufficiency out of any amounts on deposit in the Certificate Accounts. If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance, unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Accounts that represent principal on the mortgage loans, net of any nonrecoverable Advances then outstanding and reimbursable from such amounts. To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the Certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable Advances, a Realized Loss will be

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allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Subordination; Allocation of Losses and Certain Expenses") to reduce the total principal balance of the Certificates on that distribution date. Any provision in the Pooling and Servicing Agreement for any Servicing Advance or P&I Advance by any master servicer, any special servicer or the trustee or fiscal agent is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

      Nonrecoverable Advances

      The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable for a particular mortgage loan will be made in the sole discretion of the applicable master servicer or the applicable special servicer (exercised in accordance with the Servicing Standard) or the trustee or fiscal agent (exercised in accordance with its good faith business judgment), and is required to be accompanied by an officer's certificate delivered to the trustee, the applicable special servicer or the applicable master servicer, the Operating Adviser, the Rating Agencies, the paying agent and us and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. A master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders and the trustee and fiscal agent. The trustee and fiscal agent will be entitled to rely conclusively on any determination by such master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation to make a separate determination of recoverability.

      In addition, a master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable Advance with respect to other mortgage loans which, at the time of such consideration, the reimbursement of which is being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are a source of reimbursement not only for the P&I Advance or Servicing Advance under consideration, but also as a potential source of reimbursement of such nonrecoverable Advance which is or may be being deferred or delayed. In addition, any such master servicer or special servicer may update or change its recoverability determinations at any time (but not reverse any other master servicer or special servicer's determination that an P&I Advance or Servicing Advance is a nonrecoverable Advance).

Reports to Certificateholders; Available Information

      Paying Agent Reports

      Based on information provided in monthly reports prepared by the master servicers and the special servicers and delivered to the paying agent, the paying agent will be required to provide or make available to each Certificateholder and the Swap Counterparty on each Distribution Date:

      (a) A statement (in the form of Appendix VI) setting forth, to the extent applicable:

            (i) the date of such Distribution Date, and of the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

            (ii) the Available Distribution Amount [and Class A-3FL Available Funds] for the Distribution Date, and any other cash flows received on the mortgage loans and applied to pay fees and expenses [(including the components of the Available Distribution Amount[, Class A-3FL Available Funds] or such other cash flows)];

            (iii) the aggregate amount of servicing fees, special servicing fees, other special servicing compensation and trustee fees paid to the mater servicers, the Primary Servicers, the special servicers, the holders of the rights to Excess Servicing Fees, the special servicer and the trustee with respect to the mortgage pool and with respect to each Loan Group;

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

            (iv) [the amount of other fees and expenses accrued and paid from the Trust Fund, including without limitation Advance reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving payment thereof;]

            (v) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

            (vi) the amount of such distribution to holders of each Class of REMIC Regular Certificates allocable to (A) interest and (B) Prepayment Premiums or Yield Maintenance Charges;

            (vii) the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable Class of Certificates;

            (viii) the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;

            (ix) the aggregate Certificate Balance or Notional Amount of each Class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date;

            (x) the Pass-Through Rate applicable to each Class of REMIC Regular Certificates for such Distribution Date;

            (xi) [the weighted average mortgage rate [(and interest rates by distributional groups or ranges)] of the mortgage loans as of the related Determination Date;]

            (xii) [the amount on deposit in each account established pursuant to the Pooling and Servicing Agreement before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);]

            (xiii) [with respect to the Swap Contract:

            (A) the amounts received and paid in respect of the Swap Contract for such Distribution Date and the Pass-Through Rate applicable to the Class [A 3-1FL] Certificates for the next succeeding Distribution Date;

            (B) identification of any Rating Agency Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month;

            (C) the amount of any (i) payment by the Swap Counterparty as a termination payment, (ii) payment to any successor interest rate Swap Counterparty to acquire a replacement swap contract, and (iii) collateral posted by the Swap Counterparty in connection with any Rating Agency Trigger Event; and

            (D) the amount of and identification of any payments on the Class [A 3-1FL] Certificates in addition to the amount of principal and interest due on such class, such as any termination payment received in connection with the Swap Contract or any payment of a Prepayment Premium or Yield Maintenance Charge after the termination of the Swap Contract; and]

            (xiv) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans [and weighted average remaining term] at the close of business on the related Determination Date, with respect to the mortgage pool and with respect to each Loan Group;

            (xv) the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the mortgage pool and with respect to each Loan Group:

            (A)   delinquent 30 to 59 days,

            (B)   delinquent 60 to 89 days,

            (C)   delinquent 90 days or more,

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

            (D)   as to which foreclosure proceedings have been commenced, or

            (E)   as to which bankruptcy proceedings have been commenced;

            (xvi) the aggregate amount and general purpose of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicers and the trustee, with respect to the mortgage pool and with respect to each Loan Group;

            (xvii) the number and related principal balances of any mortgage loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date [(including a description of any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time)];

            (xviii) [material breaches of mortgage loan representations and warranties of which the trustee, a master servicer or a special servicer has received written notice;]

            (xix) [material breaches of any covenants under the Pooling and Servicing Agreement of which the trustee, a master servicer or the special servicer has received written notice;]

            (xx) [If applicable to any transaction, information regarding any tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met]; and

            (xxi) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

            (xxii) as of the related Determination Date:

                  (A) as to any REO Property sold during the related Collection
            Period, the date of the related determination by such special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable Certificate Account, and

                  (B) the aggregate amount of other revenues collected by each special servicer with respect to each REO Property during the related Collection Period and credited to the applicable Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

            (xxiii) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the mortgage pool and with respect to each Loan Group;

            (xxiv) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Realized Losses or Expense Losses, with respect to the mortgage pool and with respect to each Loan Group;

            (xxv) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date, with respect to the mortgage pool and with respect to each Loan Group;

         (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

      The reports described in clauses (a) and (b) above may be combined into 1 report for purposes of dissemination.

      In the case of information furnished pursuant to subclauses (a)(v),
(a)(vi) and (a)(ix) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the Certificates for all Certificates of each applicable Class.

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

      The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www._____.com. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Morgan Stanley Capital I Inc. and its designees, the Rating Agencies, parties to the Pooling and Servicing Agreement, the Underwriters, the Certificateholders and any prospective investors or beneficial owners of Certificates who provide the paying agent with an investor certification satisfactory to the paying agent. [In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the trust through the EDGAR system.] [If SEC filings will not be made available on website, provide information regarding reasons why not and whether any transaction party will provide electronic or paper copies of such filings upon request without charge.] For assistance with the paying agent's website, investors may call _____. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

      In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

      On an annual basis, the master servicers are required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the Underwriters, the Certificateholders, Morgan Stanley Capital I Inc. and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any prospective investors or beneficial owners of Certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

      The paying agent is required to make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating Agency, the special servicers and the Depositor, originals or copies of, among other things, the following items (to the extent such items are in its possession): (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property rent roll (with respect to mortgaged properties other than residential cooperative properties) and annual operating statement, if any, collected or otherwise obtained by or on behalf of the master servicers or the special servicers and delivered to the paying agent,
(iii) any Phase I Environmental Report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

      Other Information

      The Pooling and Servicing Agreement generally requires that the trustee make available, at its corporate trust office or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, each Rating Agency or Morgan Stanley Capital I Inc., originals or copies of, among other things, the following items (to the extent such items are in its possession), except to the extent not permitted by applicable law or under any of the mortgage loan documents:

      o     the Pooling and Servicing Agreement and any amendments thereto;

      o all reports or statements delivered to holders of the relevant Class of Certificates since the Closing Date;

      o all officer's certificates delivered to the paying agent since the Closing Date;

      o all accountants' reports delivered to the paying agent since the Closing Date;

      o     the mortgage loan files;

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      o     the most recent property inspection report prepared by or on behalf of the master servicers or the special servicers in respect of each mortgaged property;

      o the most recent mortgaged property rent rolls (with respect to mortgaged properties other than residential cooperative properties) and annual operating statements, if any, collected by or on behalf of the master servicers or the special servicers and delivered to the paying agent;

      o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicers and/or the special servicers; and

      o any and all officer's certificates and other evidence delivered to the trustee to support a master servicer's determination that any Advance was not or, if made, would not be, recoverable.

      Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the Certificates by such recipient and in accordance with applicable law.

      The trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name "Morgan Stanley Capital I Trust 200_-_." Members of the public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet site is http://www.sec.gov.

      Book-Entry Certificates

      Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      The master servicers, the special servicers, the paying agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

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Example of Distributions

      The following chart sets forth an example of distributions on the Certificates assuming the Certificates are issued in [February 2006]:

The close of business on:

[February 1, 2006]               (A)   Cut-off Date.
[February 28, 2006]              (B)   Record Date for all Classes of
                                       Certificates.
[February 2 - March 8, 2006]     (C)   The Collection  Period.  Each master
                                       servicer receives  Scheduled Payments
                                       due after the Cut-off Date and any
                                       Principal Prepayments made after the
                                       Cut-off Date and on or prior to _____.
[March 8, 2006]                  (D)   Determination Date for mortgage loans.
[March 14, 2006]                 (E)   Master Servicer  Remittance Date (1
                                       Business Day prior to the Distribution
                                       Date).
[March 15, 2006]                 (F)   Distribution Date.

      Succeeding monthly periods follow the pattern of (B) through (F) above (except as described below).

                  (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

                  (B) Distributions on the next Distribution Date will be made to those persons that are the Certificateholders of record on this date. Each subsequent Record Date [,except in the case of the Class [A-3-1FL] Certificates,] will be the [last] business day of the month [preceding] the related Distribution Date. [With respect to the [Class A-3-1FL Certificates], the day prior to the related Distribution Date.]

                  (C) Any Scheduled Payments due and collected and Principal
            Prepayments collected, after the Cut-off Date will be deposited into the applicable Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

                  (D) Generally, as of the close of business on the
            Determination Date, each master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

                  (E) Each master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by each master servicer, and any P&I Advances required to be made by such master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

                  (F) The paying agent will make distributions to the
            Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

Expected Final Distribution Date; Rated Final Distribution Date

      The Expected Final Distribution Date for each Class of Certificates presented under "Summary of Prospectus Supplement--Relevant Parties and Dates--Expected Final Distribution Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions. The actual final distribution date for any class may be earlier or later (and could be substantially later) than the expected final distribution date.

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

      The Rated Final Distribution Date of each Class of offered certificates is the Distribution Date in __________[, which is the first Distribution Date after the [ ]th month following the end of the amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.].

      The ratings assigned by the Rating Agencies to each Class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

Amendments to the Pooling and Servicing Agreement

      The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

      o     to cure any ambiguity;

      o to cause the provisions therein to conform to or be consistent with or in furtherance of the statements contained herein made with respect to the Certificates, the trust or the Pooling and Servicing Agreement, or to correct or supplement any provision which may be inconsistent with any other provisions;

      o to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class [EI] or Class [A-3-1FL] Certificates that evidence beneficial ownership of the grantor trust assets) for the purposes of federal income tax (or comparable provisions of state income tax law);

      o to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

      o to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of residual certificates;

      o to amend any provision to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents; or

      o to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

      No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Holder not consenting thereto without the consent of 100% of the Certificateholders or (B) adversely affect the status of any REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class [EI] or Class [A-3-1FL] Certificates that evidence beneficial ownership of the grantor trust assets). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

      The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points of the proviso in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and Servicing Agreement and any Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the Certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

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      o     reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

      o adversely affect in any material respect the interests of the Holders of the Certificates in a manner other than as described in the immediately preceding bullet, without the consent of the Holders of all Certificates affected thereby;

      o significantly change the activities of the trust, without the consent of the Holders of Certificates representing more than 50% of all the voting rights;

      o reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each Class of Certificates affected thereby;

      o no such amendment may eliminate the master servicers' or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated thereunder; or

      o adversely affect the status of any REMIC created under the Pooling and Servicing Agreement for federal income tax purposes or the interests represented by the Class [EI] Certificates, without the consent of 100% of the Certificateholders (including the Class [R-I], Class [R-II] and Class [R-III] Certificateholders) or adversely affect the status of the grantor trust created from the related portion of the trust without the consent of 100% of the holders of the Class [A-3-1FL] Certificates. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement may not be amended in a manner that would adversely affect distributions to the Swap Counterparty or the rights or obligations of the Swap Counterparty under the Swap Contract without the consent of the Swap Counterparty (which consent will not be unreasonably withheld, conditioned or delayed).


                       [DESCRIPTION OF THE SWAP CONTRACT]


[General

      On the Closing Date, the Depositor will assign to the trustee, on behalf of the trust, the Class [A-3-1FL] Regular Interest together with a swap contract (the "Swap Contract") with _____, a __________(the "Swap Counterparty"). The Class [A-3-1FL] Certificates will represent all of the beneficial interest in the Class [A-3-1FL] Regular Interest, the Swap Contract and all amounts on deposit in the Floating Rate Account (as defined below). The Swap Contract will have an expiration date of the Distribution Date in __________. Promptly upon the determination of LIBOR by the Swap Counterparty, the Swap Counterparty will provide a report to the paying agent setting forth LIBOR for the Interest Accrual Period for the Class [A-3-1FL] Certificates. The paying agent will be entitled to conclusively rely on such report (in the absence of manifest error).

      The paying agent will establish and maintain an account in the name of the paying agent, in trust for holders of the Class [A-3-1FL] Certificates (the "Floating Rate Account"). Promptly upon receipt of any payment of interest on the Class [A-3-1FL] Regular Interest or a payment or other receipt in respect of the Swap Contract, the paying agent will deposit the same into the Floating Rate Account.

      The paying agent may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute the Class [A-3-1FL] Available Funds for any Distribution Date to the holders of the Class [A-3-1 FL] Certificates; (ii) to withdraw any amount deposited into the Floating Rate Account that was not required to be deposited therein; (iii) to apply any funds required to be paid to the Swap Counterparty under the Swap Contract; (iv) to clear and terminate such account pursuant to the terms of the Pooling and Servicing Agreement; (v) in the event of the termination of the Swap Contract, to replace such Swap Contract, to apply any termination payments paid by the Swap Counterparty to offset the expense of entering into a substantially identical interest rate swap contract with another counterparty, if possible, and to distribute any remaining amounts to the holders of the Class

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

[A-3-1FL] Certificates (net of any costs and expenses related to the Swap Contract), and if not possible, to distribute the entire termination payment (net of any costs and expenses related to the Swap Contract), to the holders of the related Class [A-3-1FL] Certificates and (vi) to pay to the paying agent any costs and expenses incurred in connection with the enforcement of the rights of the holder of the Swap Contract with respect to the Swap Contract; provided that the paying agent will only be permitted to incur and reimburse itself out of the Floating Rate Account with respect to any such costs and expenses which are in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement Swap Contract if it has received the written consent of 100% of the holders of the Class [A-3-1FL] Certificates or each Rating Agency then rating the Class [A-3-1FL] Certificates has confirmed in writing that such action or event will not result in the reduction, qualification or withdrawal of its then current rating for such Class [A-3-1FL] Certificates. If after receipt or payment of the net swap payment due from or to the Swap Counterparty there are insufficient funds in the Floating Rate Account to make the full distribution of the Distributable Certificate Interest Amount to the holders of the Class [A-3-1FL] Certificates, the resulting interest shortfall will be borne by the holders of such Class [A-3-1FL] Certificates. Neither the paying agent nor any other party will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the Class [A-3-1FL] Certificates in the event that the Swap Counterparty fails to make a required payment.

The Swap Contract

      The Swap Contract will provide that, subject to any adjustments for Net Aggregate Prepayment Interest Shortfalls or for other losses on the mortgage loans that reduce interest available for payments to the Swap Counterparty or, if the Weighted Average Net Mortgage Rate limits the interest available for payments to the Swap Counterparty, in each case as described below, on the business day prior to each Distribution Date, commencing in _____, the paying agent will pay an amount (the "Fixed Interest Distribution") to the Swap Counterparty equal to __% per annum multiplied by a notional amount equal to the outstanding principal balance of the Class [A-3-1FL] Regular Interest (the "Notional Amount") calculated on a 30/360 basis, and the Swap Counterparty will pay an amount equal to the Notional Amount multiplied by the Pass-Through Rate of the Class [A-3-1FL] Certificates to the paying agent for the benefit of the holders of the Class [A-3-1FL] Certificates. The Pass-Through Rate for the Class [A-3-1FL] Certificates is [one-month LIBOR] (or, in the case of the initial Interest Accrual Period, an interpolated rate based on two-week and one-month LIBOR]) plus __% based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year. Required payments under the Swap Contract with respect to each Distribution Date will be made by the Swap Counterparty or the paying agent on a net basis. The Swap Counterparty will also make payments to the Trust with respect to the Swap Contract on the Closing Date.

      If the debt ratings of the Swap Counterparty's Credit Support Provider fall below the levels specified for each Rating Agency as set forth in the Swap Contract (a "Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral, find a replacement swap counterparty or credit support provider that would not cause a Rating Agency Trigger Event to occur or enter into another arrangement satisfactory to each Rating Agency. If the Swap Counterparty fails to take such action, the paying agent, unless otherwise directed in writing by the holders of 100% of the Class [A-3-1FL] Certificates (and only to the extent that, and only for so long as, doing so does not lead the paying agent to incur expenses in excess of the amounts available to it for reimbursement) will be required to enforce the rights of the trust under the related Swap Contract and use any termination payments received from the Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms. The costs and expenses incurred by the paying agent in connection with enforcing the rights of the trust under the Swap Contract will be reimbursable to the paying agent solely out of amounts in the Floating Rate Account that are otherwise payable to the Class [A-3-1FL] Certificates to the extent not reimbursed by the Swap Counterparty; provided that either without the consent of 100% of the holders of the Class [A-3-1FL] Certificates or the written confirmation of each Rating Agency then rating such Class [A-3-1FL] Certificates that such action or event will not result in the reduction, qualification or withdrawal of its then current rating of such Class [A-3-1FL] Certificates, the paying agent will not be permitted to incur such costs and expenses in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement interest rate swap contract. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of a Swap Contract, the paying agent will not be required to enter into a replacement interest rate swap contract and any such proceeds will instead be distributed to the holders of the Class [A-3-1FL] Certificates. Following the termination of the Swap Contract (and during the period when the paying agent is pursuing remedies under such Swap Contract) or if a Swap Default or other default or event of termination under the Swap Contract occurs and is continuing, until such default is cured or such Swap Contract is replaced, the

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Distributable Certificate Interest Amount with respect to the Class [A-3-1FL]
Certificates will be equal to the Distributable Certificate Interest Amount for the Class [A-3-1FL] Regular Interest, and the Class [A-3-1FL] Certificates will accrue interest at the same rate, on the same basis and in the same manner as the Class [A-3-1FL] Regular Interest. Any conversion of the Class [A-3-1FL] Certificates to a fixed interest rate subject to the Weighted Average Net Mortgage Rate will become permanent following the determination by the paying agent not to enter into a replacement interest rate swap contract and the distribution of any termination payments to the holders of the Class [A-3-1FL] Certificates. A Swap Default or termination of a Swap Contract and the consequent conversion to a fixed interest rate will not constitute a default under the Pooling and Servicing Agreement. A conversion to a fixed interest rate subject to the Weighted Average Net Mortgage Rate might result in a temporary delay to the holders of the Class [A-3-1FL] Certificates in receiving payment of the related Distributable Certificate Interest Amount on the Class [A-3-1FL] Certificates if DTC is not given sufficient notice of the resulting change in the payment terms of the Class [A-3-1FL] Certificates.

      "Swap Default" means any failure on the part of the Swap Counterparty to
(i) make a required payment under the Swap Contract or (ii) post acceptable collateral, find an acceptable replacement swap counterparty or credit support provider or enter into another arrangement satisfactory to each Rating Agency after a Rating Agency Trigger Event as required by such Swap Contract.

      The paying agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the Fixed Interest Distribution in respect of the Class [A-3-1FL] Regular Interest unless and until the related interest payment on such Class [A-3-1FL] Regular Interest is actually received by the paying agent; provided, however, that the paying agent may receive funds from the Swap Counterparty representing the net amount payable to the paying agent pursuant to the Swap Contract and the paying agent may pay the net swap payment from amounts received on the Class [A-3-1FL] Certificates.

      In addition, if the funds allocated to the payment of the Fixed Interest Distribution of the Class [A-3-1FL] Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class [A-3-1FL] Interest Distribution Amount to the Class [A-3-1FL] Certificates, the paying agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on Class [A-3-1FL] Certificates, and holders of such Certificates will experience a shortfall. Any Net Aggregate Prepayment Interest Shortfall allocated to the Class [A-3-1FL] Regular Interest, reduction in the interest available to be distributed to the Class [A-3-1FL] Regular Interest for any other reason or the reduction of the Weighted Average Net Mortgage Rate below __% will result in a corresponding dollar-for-dollar reduction in the interest payment made by the Swap Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class [A-3-1FL] Certificates.

      In addition to certain customary events of default and termination events contained in the Swap Contract, the Swap Counterparty will have the right to terminate such Swap Contract if the trust does not make a required payment to the Swap Counterparty or if the Pooling and Servicing Agreement is amended or the holders of the Class [A-3-1FL] Certificates or Class [A-3-1FL] Regular Interest waive compliance with any provisions of the Pooling and Servicing Agreement without the consent of the Swap Counterparty if such amendment or waiver would have an adverse effect on the Swap Counterparty.

Significance Percentage

      The "significance percentage" with respect to the Swap Contract is [less than 10%][at least 10% but less than 20%] [20% or more]. "Significance percentage" means the percentage that the amount of the "significance estimate" (as described below) represents of the [initial aggregate Certificate Balance of the Class [__] Certificates] [the Initial Pool Balance]. The "significance estimate" has been determined based on a reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in the [Sponsors'] internal risk management process in respect of similar interest rate swap agreements.

Termination Payments

      The Swap Counterparty will be required to pay termination amounts, if any are payable pursuant to the Swap Contract, to the trust if an Event of Default or an Early Termination Date (each as defined in each Swap Contract) occurs under the Swap Contract and the Swap Counterparty is the sole Defaulting Party or the sole Affected Party

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

(each as defined in the Swap Contract). No other termination amounts will be payable by either party under the Swap Contract.

     The Swap Contract will be filed with the SEC together with the Current Report on Form 8-K (the "Form 8-K") to be filed in connection with the issuance of the offered certificates.

The Swap Counterparty

      The interest rate swap agreement will be provided by Morgan Stanley Capital Services Inc. ("MSCS"), a Delaware corporation formed in 1985. Morgan Stanley Capital Services Inc. is an affiliate of the depositor and Morgan Stanley & Co. Incorporated, one of the underwriters, and a wholly-owned, unregulated special purpose subsidiary of Morgan Stanley (NYSE:MWD). The principal executive offices of Morgan Stanley Capital Services Inc. are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

      Morgan Stanley Capital Services Inc. conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The obligations of Morgan Stanley Capital Services Inc. under its derivative instruments are 100% guaranteed by Morgan Stanley. As of August 31, 2005, Morgan Stanley has a long-term debt rating of "Aa3" by Moody's Investors Service, Inc. ("Moody's"), "A+" by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P") and "AA-" by Fitch, Inc. ("Fitch") and a short-term debt rating of "P-1" by Moody's, "A-1" by S&P and "F1+" by Fitch. [Include the following if financial statements of Morgan Stanley are required by Item 1115 of Regulation AB.] [The consolidated financial statements of Morgan Stanley included in, or as exhibits to, the following documents filed by Morgan Stanley with the Securities and Exchange Commission, are hereby incorporated by reference in this prospectus supplement:

      o     Annual Report on Form 10-K for the year ended November 30, 2004;

      o Quarterly Report on Form 10-Q for the period ended February 28, 2005;

      o     Quarterly Report on Form 10-Q for the period ended May 31, 2005;

      o     Current Report on Form 8-K filed on June 22, 2005;

      o     Current Report on Form 8-K filed on August 17, 2005;

      o     Quarterly Report on Form 10-Q for the period ended August 31, 2005;

      o     Current Report on Form 8-K filed on October 12, 2005; and

      o     Current Report on Form 8-K filed on November 1, 2005;

      In addition, all financial statements of Morgan Stanley included in, or as exhibits to, documents filed by Morgan Stanley pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the offering of the certificates and prior to the termination of an offering of the certificates shall be deemed incorporated by reference into the prospectus supplement.

      The consolidated balance sheets of Morgan Stanley and subsidiaries as of December 31, 2004 and 2005 and the related consolidated statements of operations and comprehensive income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2005, are incorporated by reference in the prospectus are so incorporated in reliance on the report of Deloitte & Touche LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.]

      [The Swap Counterparty is [name of counterparty], a [insert entity type and jurisdiction of organization]. The Swap Counterparty is an [indirect], wholly-owned subsidiary of [___]. The short-term obligations of the Swap Counterparty are rated [___] by [specify rating agencies] and the long-term obligations of the Swap Counterparty are rated [___] by [specify rating agencies]. [Describe any guarantor, if ratings based on guarantor.] The Swap Counterparty is engaged in the business of [acting as counterparty in derivatives transactions.] [Provide financial information regarding counterparty required by Item 1115(b)(2), if applicable.]

      The information contained in this section relates to and has been obtained from the Swap Counterparty.]]

       [THE [IDENTIFY CREDIT ENHANCEMENT, LIQUIDITY SUPPORT OR DERIVATIVES
                                  INSTRUMENT].

The [identify credit enhancement, liquidity support or derivatives instrument].

      [Name of Credit Enhancement Provider, Liquidity Provider or Derivatives Provider] will be providing a [identify credit enhancement, liquidity support or derivatives instrument] with respect to the [Class [__]] Certificates. [Provide disclosure required by Item 1114(a) of Regulation S-K].

The Counterparty

      The [issuer of] [counterparty with respect to] the [identify credit enhancement, liquidity support or derivatives instrument] is [name of issuer or counterparty], a [insert entity type and jurisdiction of organization] (the "Counterparty"). The main business of the Counterparty is [insert description]. [Provide financial information regarding counterparty required by Item 1114(b) of Regulation S-K, if applicable.]]

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

      The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

      o     the Pass-Through Rate for such certificate;

      o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches and Material Document Defects) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

      o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

      o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

      In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such Certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

      All Prepayment Premiums or Yield Maintenance Charges allocated to the Class [A-3-1FL] Regular Interest will be paid to the Swap Counterparty unless the Swap Contract and any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class [A-3-1FL] Certificates.

Pass-Through Rates

      The interest rates on certain of the Certificates (including the Class [X-2] Certificates) may be based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate (and, in addition, with respect to the residential cooperative mortgage loans, net of the Class [X-Y] Strip Rate), which is calculated based upon the respective principal balances of the mortgage loans. The interest rates on certain of the Certificates may be capped at such weighted average rate. Accordingly, the yield on those Classes of Certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In addition, the yield on the Class [A-3-1FL] Certificates will be sensitive to levels of one-month LIBOR. In general, the effect of any such changes on such yields and Pass-Through Rates for such Certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates. If a Swap Default occurs and is continuing or the Swap Contract is terminated, and until such default is cured or the Swap Contract is replaced, the Class [A-3-1FL] Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class [A-3-1FL] Regular Interest which will be equal to the lesser of __% per annum and the Weighted Average Net Mortgage Rate.

Rate and Timing of Principal Payments

      The yield to maturity on the Class [X-1] Certificates (and to a lesser extent, the Class [X-2] and the Class [X-Y] Certificates) will be extremely sensitive to, and the yield to maturity on any Class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such Class of Certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until the Certificate Balance thereof is reduced to zero and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical, and, if applicable, ascending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such Class of Certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each Class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the special servicer, the rate and timing of any reimbursement of a master servicer, a special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such Advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

      A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the mortgage pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily and the mortgage loans in Loan Group 2 are secured primarily by multifamily mortgaged properties. Because principal distributions on the Class [A-1A] Certificates are generally received from collections on the Mortgage Loans in Loan Group 2, an adverse event with respect to multifamily Mortgaged Properties would have a substantially greater impact on the Class [A-1A] Certificates than if such Class received principal distributions from other property types as well. However, on and after any Distribution Date on which the Certificate Balances of the Class [A-J] through P Certificates have been reduced to zero, the Class [A-1A] Certificates will receive principal distributions from the collections on the mortgage pool, pro rata, with the Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest, provided that amounts distributed as principal to the Class [A-4] Certificates will first be applied to the Class [A-4A] Certificates until reduced to zero and then to the Class [A-4B] Certificates until reduced to zero. Furthermore, because the amount of principal that will be distributed to the Class [A-1], Class [A-1A], Class [A-2], Class A-3, Class [A-AB] and Class [A-4] Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class [A-1A] Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

      Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date. The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

      Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional Termination" will also shorten the weighted average lives of those Certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

      The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

      In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. Investors in the Class [X-2] Certificates should fully consider the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in the failure of such investors to fully recoup their initial investments. With respect to the Class A Senior (other than the Class [A-3-1FL] Certificates), Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G] and Class [H] Certificates and the Class [A-3-1FL] Regular Interest, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the Certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

      Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

Unpaid Distributable Certificate Interest

      If the portion of the Available Distribution Amount distributable in respect of interest on any Class of Certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that Class, the shortfall will be distributable to holders of the Class of Certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and will adversely affect the yield to maturity of the Class of Certificates for as long as it is outstanding.

Losses and Shortfalls

     The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class [P] Certificates and then in ascending alphabetical order of Class designation through the Class [B] Certificates, then the Class [A-J] Certificates, then pro rata among the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest, until the remaining Certificate Balance of each such Class [H]as been reduced to zero, provided that Realized Losses and Expense Losses allocated to the Class [A-4] Certificates will be applied first to the Class [A-4B] Certificates until reduced to zero and then to the Class [A-4A] Certificates until reduced to zero. As to each of such classes, Realized Losses and Expense Losses will reduce (i) first, the Certificate Balance of such Class until such Certificate Balance is reduced to zero (in the case of the Principal Balance Certificates and the Class [A-3-1FL] Regular Interest); (ii) second, Unpaid Interest owing to such Class and (iii) third, Distributable Certificate Interest Amounts owing to such Class. Realized Losses and Expense Losses that reduce Distributable Certificate Interest Amounts shall be allocated among the Class [A-1] Certificates, Class [A-1A] Certificates, Class [A-2] Certificates, Class [A-3-1] Certificates, Class [A-3-2] Certificates, Class [A-AB] Certificates, Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest, pro rata, and, as to their interest entitlements only, the Class [X-1] Certificates, Class [X-2] Certificates and Class [X-Y] Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be, provided that such amounts allocated to the Class [A-4] Certificates will be applied first to the Class [A-4B] Certificates and then to the Class [A-4A] Certificates. Net Aggregate Prepayment Interest Shortfalls arising in respect of all of the mortgage loans other than the residential cooperative mortgage loans will be borne by the holders of each Class of Certificates (other than the Class [X-Y] and Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest, pro rata in each case reducing interest otherwise payable thereon. Net Aggregate Prepayment Interest Shortfalls arising in respect of the residential cooperative mortgage loans will be borne by the holders of each Class of Certificates and the Class [A-3-1FL] Regular Interest, pro rata in each case reducing interest otherwise payable thereon. Distributions of interest on the Class [X-Y] Certificates will not be reduced by any portion of a Net Aggregate Prepayment Interest Shortfall that is attributable to a Prepayment Interest Shortfall incurred with respect to any mortgage loan in the trust fund that is not a residential cooperative mortgage loan. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate Class of Certificates outstanding. In addition, although losses will not be directly allocated to the Class [A-3-1FL] Certificates, losses allocated to the Class [A-3-1FL] Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class [A-3-1FL] Certificates.

Relevant Factors

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, release provisions and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and in the prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

      We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Weighted Average Life

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] Class [A-4A] and Class [A-4B] Certificates and the Class [A-3-1FL] Regular Interest will generally be based upon the particular loan group that the related mortgage loan is deemed to be in, the weighted average life on the Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A] and Class [A-4B] Certificates and the Class [A-3-1FL] Regular Interest will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class [A-1A] Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

      The following tables indicate the percent of the initial Certificate Balance of each Class of offered certificates (other than the Class [X-2] Certificates) after each of the dates shown and the corresponding weighted average life of each such Class of the Certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such Certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

      The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

      For the purposes of each table, the weighted average life of a certificate is determined by:

      o multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

      o     summing the results; and

      o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

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

      The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

                  Percent of Initial Certificate Balance Outstanding for the Class [A-1] Certificates at the Respective Percentages of CPR


Distribution Date                     0%     25%     50%    75%    100%
--------------------------------   ------  ------   -----  ----   ------
Closing Date....................
_____...........................
Weighted average life (years)...

      [Duplicate table above for each class of offered principal balance certificates]

Class [X-2] Certificates

      The yield to maturity on the Class [X-2] Certificates will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments) on the mortgage loans and to the default and loss experience on the mortgage loans. Accordingly, investors in the Class [X-2] Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment of the mortgage loans could result in the failure of such investors to recoup their initial investments. Any allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the Class [X-2] Certificates as described herein may be insufficient to offset fully the adverse effects on the yield on such Class of certificates that the related prepayments may otherwise have. Moreover, because the mortgage loans represent non-recourse obligations of the borrowers, no assurance can be given that the borrowers will have sufficient funds available to pay all or any portion of any required Prepayment Premium or Yield Maintenance Charge in the case of a default, or that, in the case of a foreclosure, foreclosure proceeds will be sufficient or available to permit recovery of the Prepayment Premium or Yield Maintenance Charge. No assurances are given that the obligation to pay any Prepayment Premium or Yield Maintenance Charge will be enforceable. The yield to maturity on the Class [X-2] Certificates will also be adversely affected by the trust's receipt of insurance proceeds in connection with a casualty loss on a mortgaged property (for which no Prepayment Premium or Yield Maintenance Charge will be due). In addition, the yield to maturity on the Class [X-2] Certificates may be adversely affected if an optional termination of the trust occurs.

      [The following table indicates the approximate pre-tax yield to maturity on the Class [X-2] Certificates for the specified CPR and Constant Default Rate ("CDR") percentages, stated on a corporate bond equivalent ("CBE") basis. For purposes of preparing the table it was assumed that (i) unless otherwise indicated, the Structuring Assumptions referred to above apply and the initial Notional Amount and initial Pass-Through Rate of the Class X- 2 Certificates are as set forth herein and (ii) the purchase price (excluding accrued interest) for the Class [X-2] Certificates, expressed as a percentage of the Notional Balance thereof, is as specified below. In addition, all of the following scenarios assume (i) the immediate occurrence of defaults, (ii) the recovery of __% of the defaulted amount after [12] months, (iii) 100% advancing, (iv) the CPR percentages are applied to mortgage loans which were past their lock-out, defeasance and yield maintenance periods, (v) that the right of optional termination is exercised and (vi) the following U.S. Treasury Security yields apply: three-month - __%; six-month - __%; one-year - __%; two-year - __%; three-year - __%; five-year - __%; ten-year - __%; and thirty-year - __%.

                         Pre-Tax Yield to Maturity (CBE)
                         of the Class [X-2] Certificates


        Prepayment Assumption          100% CPR      100% CPR      100% CPR
        Default Rate Assumption          0% CDR        7% CDR        14% CDR
      -------------------------         --------      --------      --------

      Assumed Total Purchase Price
      (excluding accrued interest)

      The pre-tax yields to maturity set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class [X-2] Certificates (that is, interest and Prepayment Premiums or Yield Maintenance Charges, if any, collected as described above), would cause the discounted present value of such assumed cash flows to equal the assumed purchase price thereof plus accrued interest, and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class [X-2] Certificates and consequently do not purport to reflect the return on any investment in the Class [X-2] Certificates when such reinvestment rates are considered.

      Notwithstanding the assumed prepayment and default rates reflected in the foregoing table, it is highly unlikely that the mortgage loans will be prepaid or default according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class [X-2] Certificates is likely to differ from those shown in the table, even if all of the mortgage loans prepay at the indicated CPRs and default at the indicated CDRs over any given time period or over the entire life of the Class [X-2] Certificates. CDR represents an assumed constant rate of default each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans.]


      As described herein, the amounts payable with respect to the Class [X-2] Certificates consist only of interest. If all of the mortgage loans were to prepay in the initial month, with the result that holders of the Class [X-2] Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders would nevertheless have been paid, and such result will be consistent with the "Aaa/AAA" ratings received on the Class [X-2] Certificates. The related Notional Amount upon which interest in respect of the Class [X-2] Certificates is calculated will be reduced by the allocation of Realized Losses, Expense Losses and prepayments of principal, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount of such Certificates as so reduced from time to time. Accordingly, the ratings of the Class [X-2] Certificates should be evaluated independently from similar ratings on other types of securities.

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

                        DESCRIPTION OF THE MORTGAGE POOL

General

      [The Trust will consist primarily of:

      o [ ] [fixed] [adjustable] rate mortgage loans with an aggregate principal balance as of the Cut-off Date, after deducting payments of principal due on that date, of $[ ];

      o     [MBS; and]

      o     [government securities.]

      [The Mortgage Pool will consist of __ fixed-rate, first lien mortgage loans with an aggregate Cut-off Date Balance of $_____, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $_____ to $_____, and the mortgage loans have an average Cut-off Date Balance of $_____.]

      [For purposes of calculating distributions on certain Classes of Certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into Loan Group 1 and Loan Group 2.]

      [Loan Group 1 will consist of all of the mortgage loans that are secured by property types other than multifamily, together with __ mortgage loans secured by multifamily properties. Loan Group 1 will consist of __ mortgage loans, with an Initial Loan Group 1 Balance of $_____, subject to a permitted variance of plus or minus 5%. Loan Group 1 represents approximately __% of the Initial Pool Balance.]

      [Loan Group 2 will consist of __ of the mortgage loans that are secured by multifamily properties and have an Initial Loan Group 2 Balance of $_____, subject to a permitted variance of plus or minus 5%. Loan Group 2 represents approximately __% of the Initial Pool Balance and approximately __% of the principal balance of all the mortgage loans secured by multifamily properties.]

      The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from $_____ to $_____ and the mortgage loans in Loan Group 1 had an average Cut-off Date Balance of $_____. The Cut-off Date Balances of the mortgage loans in Loan Group 2 range from $_____ to $_____ and the mortgage loans in Loan Group 2 had an average Cut-off Date Balance of $_____.

      Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

      A description of the underwriting standards of Morgan Stanley Mortgage Capital Inc. is set forth in the prospectus under "The Sponsor--Underwriting Standards." A description of the underwriting standards of each other seller [or originator] is set forth under "The Sponsor[s], Seller[s] and Originator[s]" in this prospectus supplement.

      [Describe method and criteria for selection of mortgage loans for the applicable transaction. For example: The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated [or acquired] for securitizations of this type by the Sponsor[s] and other seller[s] taking into account Rating Agency criteria and feedback, subordinate investor feedback, property type and geographic location.]

      The mortgage loans were originated between _____ and _____. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months

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preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the 10 largest loans in the Mortgage Pool are contained in Appendix IV attached.

      __ mortgaged properties, securing mortgage loans representing __% of the Initial Pool Balance (which include __ mortgaged properties in Loan Group 1, representing __% of the Initial Loan Group 1 Balance, and __ mortgaged properties in Loan Group 2, representing __% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged properties. __ mortgaged properties, securing mortgage loans representing __% of the Initial Pool Balance (and representing __% of the Initial Loan Group 1 Balance and representing 0.8% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties. In addition, __ mortgaged property, securing a mortgage loan representing __% of the Initial Pool Balance (which mortgage loan is in Loan Group 1 representing __% of the Initial Loan Group 1 Balance), is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the mortgaged property and a leasehold interest in the remainder of the mortgaged property. In circumstances where both the fee and leasehold interest in the entire mortgaged property are encumbered, we have treated that as simply an encumbered fee interest.

      On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sponsor[s], the Mortgage Loan Seller[s] and the Originator[s]" and "--Sale of the Mortgage Loans" below.

[The Mortgage Backed Securities (MBS)]

      [Title and issuer of underlying securities, amount deposited or pledged, amount originally issued, maturity date, interest rate, [redemption provisions], together with description of other material terms.]

      [Description of principal and interest distributions on the MBS.]

      [Description of advances by the servicer of the mortgage loans underlying the MBS.]

      [Description of effect on the MBS of allocation of losses on the underlying mortgage loans.]

      As to each series of Mortgage Backed Securities included in the trust fund, the various classes of certificates from these series [including classes not in the trust fund but from the same series as classes that are in the trust fund] are listed, together with the related pass-through rates and certain other applicable information applicable, in [Appendix II to this prospectus supplement.]

[The Index]

      [As of any Payment Adjustment Date, the Index applicable to the determination of the related mortgage rate will be a per annum rate equal to ______________, as most recently available as of the date [ ] days prior to the Payment Adjustment Date. These average yields reflect the yields for the week prior to that week in which the information is reported. In the event that the Index is no longer available, an Index reasonably acceptable to the trustee that is based on comparable information will be selected by the master servicer.

      The Index is currently calculated based on information reported in ___________. Listed below are the weekly average yields on actively traded
______________ as reported in ____________ on the date that would have been applicable to mortgage loans having the following adjustment dates for the indicated years. Average yields may fluctuate significantly from week to week as well as over longer periods and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future average yields. No assurance can be given as to the average yields on _______________ on any Payment Adjustment Date or during the life of any mortgage loan.]

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                                 [Name of Index]

Adjustment Date         2006     2007      2008     2009     2010     2011
---------------         ----     ----      ----     ----     ----     ----

January [ ]............
February [ ] ..........
March [ ]..............
April [ ]..............
May [ ]................
June [ ]...............
July [ ]...............
August [ ].............
September [ ]..........
October [ ]............
November [ ]...........
December [ ]...........


Material Terms and Characteristics of the Mortgage Loans

      Mortgage Rates; Calculations of Interest

      [The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than the ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest.] __ mortgage loans, representing _____% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. __ of the mortgage loans, representing __% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

      [The mortgage rate on each mortgage loan is subject to adjustment on each Interest Rate Adjustment Date by adding the related Gross Margin to the value of the Index, as most recently announced a specified number of days prior to this Interest Rate Adjustment Date, subject, in the case of substantially all of the mortgage loans, to minimum and maximum lifetime mortgage rates, with ranges specified below. The mortgage rates on the mortgage loans generally are adjusted monthly; however, some of the mortgage loans may provide for Interest Rate Adjustment Dates to occur

      o     quarterly, ____% of the mortgage loans,

      o     semi-annually, ____% of the mortgage loans, or

      o     annually, ____% of the mortgage loans.

Other statistics are as follows:

      o [[Each] of the mortgage loans provided for an initial fixed interest rate period.]

      o [ mortgage loans, representing ___% of the initial pool balance, have not experienced their first Interest Rate Adjustment Date.]

      o [The latest initial Interest Rate Adjustment Date for any mortgage loan is to occur in , subject to the Payment Caps described in this prospectus supplement, the amount of the monthly payment on each mortgage loan adjusts periodically on each Payment Adjustment Date to an amount that would fully amortize the principal balance of the mortgage loan over its then remaining amortization schedule and pay interest at the mortgage rate in effect during the one month period preceding this Payment Adjustment Date.]

      o [Approximately __% of the mortgage loans provide that an adjustment of the amount of the monthly payment on a Payment Adjustment Date is subject to a Payment Cap; however, certain of those mortgage loans also provide that the Payment Cap will not apply on certain Payment Adjustment Dates or if the

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            application thereof would result in the principal balance of the mortgage loan exceeding, through negative amortization, by a specified percentage the original principal balance thereof.]

      o [Generally, the related mortgage note provides that if, as a result of negative amortization, the respective principal balance of the mortgage loan reaches an amount specified in the mortgage note, which as to most mortgage loans is not greater than _% of the mortgage loan principal balance as of the origination date thereof, the amount of the monthly payments due thereunder will be increased as necessary to prevent further negative amortization.]

      o [Only in the case of _____% of the mortgage loans does a Payment Adjustment Date immediately follow each Interest Rate Adjustment Date. As a result, and because application of Payment Caps may limit the amount by which the monthly payments due on certain of the mortgage loans may adjust, the amount of a monthly payment may be more or less than the amount necessary to amortize the mortgage loan principal balance over the then remaining amortization schedule at the applicable mortgage rate. Accordingly, mortgage loans may be subject to slower amortization, if the monthly payment due on a Due Date is sufficient to pay interest accrued to this Due Date at the applicable mortgage rate but is not sufficient to reduce principal in accordance with the applicable amortization schedule, to negative amortization if interest accrued to a Due Date at the applicable mortgage rate is greater than the entire monthly payment due on this Due Date or to accelerated amortization, if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued to this Due Date at the applicable mortgage rate and to reduce principal in accordance with the applicable amortization schedule.]

      o [No mortgage loan currently prohibits principal prepayments; however, some of the mortgage loans impose prepayment premiums in connection with full or partial prepayments. Although prepayment premiums are payable to the master servicer as additional servicing compensation, the master servicer may waive the payment of any prepayment premium only in connection with a principal prepayment that is proposed to be made during the three month period prior to the scheduled maturity of the related mortgage loan, or under certain other limited circumstances.]

Property Types

The mortgage loans consist of the following property types:

      o Office - __ of the mortgaged properties, which secure __% of the Initial Pool Balance, are office properties;

      o Retail - __ of the mortgaged properties, which secure __% of the Initial Pool Balance, are retail properties;

      o Multifamily - __ of the mortgaged properties, which secure __% of the Initial Pool Balance, are multifamily properties (including __ residential cooperative properties which secure __% of the Initial Pool Balance);

      o Mixed Use - __ of the mortgaged properties, which secure __% of the Initial Pool Balance, is a mixed use property;

      o Hospitality - __ of the mortgaged properties, which secure __% of the Initial Pool Balance, are hospitality properties;

      o Industrial - __ of the mortgaged properties, which secure __% of the Initial Pool Balance, are industrial properties;

      o Manufactured Housing Communities - __ of the mortgaged properties, which secure __% of the Initial Pool Balance, are manufactured housing communities;

      o Self Storage - __of the mortgaged properties, which secure __% of the Initial Pool Balance, are self storage properties; and

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      o     Other - __of the mortgaged properties, which secure __% of the
            Initial Pool Balance, are leased fee properties with retail components.

      For information regarding the property types in Loan Group 1 or Loan Group 2, see Appendix I to this prospectus supplement.

      Property Location

      The following __ states contain the largest concentrations of mortgaged properties securing the mortgage loans: _____, _____, _____, _____, _____ and _____:

      o __ mortgaged properties, representing security for __% of the Initial Pool Balance, are located in _____;

      o __ mortgaged properties, representing security for __% of the Initial Pool Balance, are located in _____;

      o __ mortgaged properties, representing security for __% of the Initial Pool Balance, are located in _____;

      o __ mortgaged properties, representing security for __% of the Initial Pool Balance, are located in _____; and

      o __ mortgaged properties, representing security for __% of the Initial Pool Balance, are located in _____.

      For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

      [Disclose any other material concentrations in pool.]

      Due Dates

      __ of the mortgage loans, representing __% of the Initial Pool Balance (which include __ mortgage loans in Loan Group 1, representing __% of the Initial Loan Group 1 Balance, and __ mortgage loans in Loan Group 2, representing __% of the Initial Loan Group 2 Balance), have Due Dates between the __ and the __ day of each calendar month. __ of the mortgage loans, representing __% of the Initial Pool Balance (which include __ mortgage loans in Loan Group 1, representing __% of the Initial Loan Group 1 Balance, and __ mortgage loans in Loan Group 2, representing __% of the Initial Loan Group 2 Balance), have Due Dates between the __ and the __ day of each calendar month. __ of the mortgage loans, representing __% of the Initial Pool Balance (which include __ mortgage loans in Loan Group 1, representing __% of the Initial Loan Group 1 Balance, and __ mortgage loans in Loan Group 2, representing __% of the Initial Loan Group 2 Balance), have grace periods of between __ and __ days]. __ of the mortgage loans, representing __% of the Initial Pool Balance (which include __ mortgage loans in Loan Group 1, representing __% of the Initial Loan Group 1 Balance, and __ mortgage loans in Loan Group 2, representing __% of the Initial Loan Group 2 Balance), have a grace period of __ days.

      Amortization

      The mortgage loans have the following amortization features:

      o [__ of the mortgage loans, representing __% of the Initial Pool Balance (which include __ mortgage loans in Loan Group 1, representing __% of the Initial Loan Group 1 Balance, and __ mortgage loans in Loan Group 2, representing __% of the Initial Loan Group 2 Balance), are Balloon Loans.] [__ of these mortgage loans, representing __% of the Initial Pool Balance (which include __ mortgage loans in Loan Group 1, representing __% of the Initial Loan Group 1 Balance), are ARD Loans.] The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

      o The remaining __ mortgage loans, representing __% of the Initial Pool Balance (which include __ mortgage loans in Loan Group 1, representing __% of the Initial Loan Group 1 Balance, and __ mortgage

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

            loans in Loan Group 2, representing __% of the Initial Loan Group 2 Balance), are fully or substantially amortizing and are expected to have less than 5% of their original principal balances remaining as of their respective maturity dates.

      Prepayment Restrictions

      As of the Cut-off Date, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

      o [__ mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, but permit the related borrower, after an initial period of at least 2 years following the date of issuance of the Certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940, subject to rating agency approval, and obtaining the release of the mortgaged property from the lien of the mortgage.]

      o [__ mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and __% of the amount prepaid.]

      o [__ mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium calculated in accordance with a yield maintenance formula.]

      o [__ mortgage loans, representing __% of the initial outstanding pool balance ([all of which] are in loan group 1, representing __% of the initial outstanding loan group 1 balance), have no lockout period and the mortgage loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and __% of the amount prepaid, of these loans.]

      o [__ mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to a certain specified percentage set forth on Appendix II to this prospectus supplement.]

      o [__ mortgage loans, representing __% of the initial outstanding pool balance (pall of which[ mortgage loans are in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period.

      o [__ mortgage loans, representing __% of the initial outstanding pool balance ([all of which] mortgage loans are in loan group 1, representing __% of the initial outstanding loan group 1 balance), permit principal prepayment if, at any time before the first __ payments of the mortgage loan, such prepayment is accompanied by a prepayment premium calculated on the basis of the greater of a yield maintenance formula and __% of the amount prepaid and after such __ payment, permit the related borrower to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage.]

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      o     [__ mortgage loan, representing __% of the initial outstanding pool balance (which mortgage loan is in loan group 1, representing __% of the initial outstanding loan group 1 balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period provides for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and __% of the amount prepaid, and also permits the related borrower, after an initial period of at least 2 years following the date of the issuance of the Certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage.]

      o [__ mortgage loans, representing __% of the initial outstanding pool balance ([all of which] mortgage loans are in loan group 2, representing __% of the initial outstanding loan group 2 balance), permit principal payment at any time if, for a period of time, such prepayment is accompanied by a prepayment premium calculated on the basis of the greater of a yield maintenance formula and __% of the amount prepaid, and after such period of time, such prepayment is accompanied by a prepayment premium equal to a certain specified percentage of such mortgage loan.]

      o [__ mortgage loan, representing __% of the initial outstanding pool balance (which mortgage loan is in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibits prepayments during the lockout period and after the lockout period, the mortgage loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and __% of the amount prepaid, of this loan.]

      o [__ mortgage loans, representing __% of the initial outstanding pool balance (which includes __ mortgage loans in loan group 1, representing less than __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to a certain specified percentage that declines over time of the amount prepaid, depending upon the time of prepayment, as set forth in Appendix II to this prospectus supplement.]

      o [__ mortgage loan, representing __% of the initial outstanding pool balance ([which mortgage loan] is in loan group 1, representing __% of the initial outstanding loan group 1 balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and __% of the amount prepaid.]

      Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

      With respect to the prepayment provisions set forth above, certain of the mortgage loans also include provisions described below:

      o [__ mortgage loans, representing __% of the initial outstanding pool balance ([all of which] are in loan group 1, representing __% of the initial outstanding loan group 1 balance), allow the release of a portion of the collateral for such mortgage loans through a partial defeasance provided that certain conditions are met, after an initial period of at least 2 years following the date of the issuance of the Certificates, by pledging to the trust "government securities" as defined in the Investment Company Act of 1940 in a specified percentage of the portion of the collateral for such mortgage loan being released and obtaining the release of such portion of the mortgaged property from the lien of the mortgage.]

      o [__ mortgage loans, representing __% of the initial outstanding pool balance ([all of which] are in loan group 1, representing __% of the initial outstanding loan group 1 balance), prior to the lockout release date,

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            allow the release of a portion of the collateral for such mortgage loans (excluding any release in connection with a partial defeasance) if certain conditions are met, including the prepayment of a portion of the outstanding principal balance allocated to the released portion of the related mortgaged property and the payment of a prepayment premium based on a yield maintenance formula, and after the lockout release date, allow the release of a portion of the collateral for such mortgage loans through a partial defeasance if certain conditions are met.]

      In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process.

      See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions.

      Non-Recourse Obligations

      The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

      "Due-on-Sale" and "Due-on-Encumbrance" Provisions

      The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer or the applicable special servicer, as the case may be, or, if collected, will be paid to such master servicer or such special servicer as additional servicing compensation, and certain other conditions.

      In addition, some of the mortgage loans permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, transfer the related mortgaged property to specified entities or types of entities, issue new ownership interests in the borrower or transfer certain ownership interests in the borrower, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer. The mortgage loans sold to the trust by Massachusetts Mutual Life Insurance Company generally permit the limited partner of the related borrower to become the general partner in accordance with the terms of the related partnership agreement. The residential cooperative mortgage loans permit transfers of shares in the related cooperative corporation in connection with the assignment of a proprietary lease for one or more units in the related mortgaged property. The applicable master servicer or the applicable special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

      Subordinate and Other Financing

      Except as set forth below, each of the sellers will represent that, to its knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan unless such other loans are included in the trust. However, the sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no such additional secured subordinate financing exists.

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

      [__ mortgage loans, representing __% of the initial outstanding pool balance (and representing __% of the initial outstanding loan group 1 balance and __% of the initial outstanding loan group 2 balance), have subordinate debt currently in place.]

      [__ mortgage loans, representing __% of the Initial Pool Balance (representing __% of the Initial Loan Group 1 Balance), which are not secured by residential cooperative properties, permit the related borrowers to incur future additional subordinate financing secured by the related mortgaged properties either without prior lender approval or upon the satisfaction of certain conditions.]

      [The borrowers under __ of the mortgage loans that are secured by low income multifamily housing, representing __% of the Initial Pool Balance (which mortgage loans are in Loan Group 2, representing __% of the Initial Loan Group 2 Balance), have incurred a limited amount of indebtedness from local housing administration agencies or social welfare organizations, such indebtedness is secured by the related mortgaged property. Each of such indebtedness is subordinate to the related mortgage loan either by its terms or by a subordination agreement. With respect to 2 of such mortgage loans, the related borrower is not required to make payments on the subordinate loan until the earlier of a sale or transfer of the mortgaged property or the maturity date for the subordinate note.]

      [In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners or the constituent members of the borrower to incur indebtedness, including financings secured by a pledge of their interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property. The organizational documents for the borrowers under the residential cooperative mortgage loans in the trust and certain other mortgage loans in the trust (including all of the mortgage loans in the trust sold to the Depositor by __________) do not require the borrowers to be special purpose entities.]

      [The borrowers under __ mortgage loans, which collectively represent __% of the Initial Pool Balance (which include __ mortgage loans in Loan Group 1, representing __% of the Initial Loan Group 1 Balance, and __ mortgage loans in Loan Group 2, representing __% of the Initial Loan Group 2 Balance) and which are secured by residential cooperative properties, are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition of the incurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans be below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by residential cooperative properties, the Pooling and Servicing Agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% on a loan-by-loan basis (based on the Value Co-op Basis of the related mortgaged property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be used principally for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, __________ or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.]

      [__ mortgage loans, representing __% of the Initial Pool Balance (representing __% of the Initial Loan Group 1 Balance), which are not secured by residential cooperative properties, permit future mezzanine debt to be incurred upon the satisfaction of certain conditions.]

      [__ mortgage loans, representing __% of the initial outstanding pool balance (and representing __% of the initial outstanding loan group 1 balance), have either subordinate secured debt or mezzanine debt currently in place.

      In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances

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relating to, the mortgage loan. Such purchase price generally does not include a yield maintenance premium or prepayment premium. Accordingly, such purchase (if made prior to the maturity date or anticipated repayment date) will have the effect of a prepayment made without payment of a yield maintenance premium or prepayment premium.

      The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.]

      For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II.

      Because certain mortgage loans permit a third party to hold debt secured by a pledge of an equity interest in the related borrower, neither the sellers nor the Depositor will make any representations as to whether a third party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects Of The Mortgage Loans And The Leases--Subordinate Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

      Loan Purpose

      ________ of the mortgage loans we intend to include in the trust, representing ____% of the Initial Pool Balance (and ___% of the Initial Loan Group 1 Balance and ___% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan, and ________ of the mortgage loans, representing ____% of the Initial Pool Balance (and ___% of the Initial Loan Group 1 Balance and ___% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's refinancing of a previous mortgage loan.

      Additional Collateral

      Certain of the mortgage loans have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

[The ARD Loans]

      [__ mortgage loans, representing __% of the Initial Pool Balance (which include __ mortgage loans in [Loan Group 1, representing __% of the Initial Loan Group 1 Balance]), provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lock box accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.]

Assessments of Property Value and Condition

      Appraisals

      In general, in connection with the origination or sale to the Depositor of each of the mortgage loans, the related mortgaged property was appraised by an outside appraiser. In general, with respect to those mortgage loans for which an appraisal was used in any value calculation, those estimates represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person

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used the same general approach to and same method of valuing the property.
Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

      o Except as provided in the second succeeding bullet, the loan-to-value ratios for each mortgage loan were calculated according to the methodology described in this prospectus supplement based on the estimates of value from the third party appraisals generally conducted on or after __________.

      o [With respect to __ of those mortgage loans described in the previous bullet, representing __% of the Initial Pool Balance (which include __ mortgage loans in Loan Group 1, representing __% of the Initial Loan Group 1 Balance, and __ mortgage loans in Loan Group 2, representing __% of the Initial Loan Group 2 Balance), which mortgage loans are secured by residential cooperative properties, such estimates of value from such appraisals were calculated based on the market value of the real property, as if operated as a residential cooperative.]

      o [In connection with the mortgage loans sold to the trust by __________, the seller arrived at the valuations of the mortgaged properties by applying a capitalization rate to underwritten net operating income and adding in the remaining value of the outstanding tax credits.]

      Environmental Assessments

      With respect to the mortgaged properties for which environmental site assessments, or in some cases an update of a previous assessment, were prepared on or after _____ (which secure mortgage loans representing __% of the Initial Pool Balance and __% of the Initial Loan Group 1 Balance), the related seller has represented to us that, as of the cut-off date and subject to certain specified exceptions, it had no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such assessment.

      With respect to the mortgaged properties for which environmental site assessments were prepared prior to _____ or for which no environmental site assessments exist, which secure mortgage loans representing __% of the Initial Pool Balance (and representing __% of the Initial Loan Group 1 Balance), the related seller has represented to us that, as of the cut-off date and subject to certain specified exceptions:

      o no hazardous material is present on such mortgaged property such that (a) the value, use or operation of such mortgaged property is materially and adversely affected or (b) under applicable federal, state or local law, (i) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (ii) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property; and

      o such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither the applicable seller nor, to such seller's knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law.

      [With respect to certain residential cooperative properties, relating to mortgage loans in the aggregate amount of $_____ or less and sold to the trust by _____ representing __% of the Initial Pool Balance (and representing __% of the Initial Loan Group 1 Balance and __% of the Initial Loan Group 2 Balance), ASTM transaction screens were conducted in lieu of Phase I environmental site assessments.]

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      Property Condition Assessments

      Each seller or an affiliate of the seller of the mortgage loan inspected, or caused to be inspected, each of the mortgaged properties in connection with the origination or acquisition of their respective mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.

      With respect to the mortgaged properties for which engineering reports were prepared on or after _____, relating to mortgaged properties securing __% of the Initial Pool Balance (or __% of the Initial Loan Group 1 Balance and __% of the Initial Loan Group 2 Balance), the related seller has represented to us that, except as disclosed in the related report and subject to certain specified exceptions, each mortgaged property, to the seller's knowledge, is free and clear of any damage (or adequate reserves have been established) that would materially and adversely affect its value as security for the related mortgage loan.

      With respect to the mortgaged properties for which engineering reports were prepared prior to _____ or for which no engineering reports exists, relating to mortgaged properties securing __% of the Initial Pool Balance (or __% of the Initial Loan Group 1 Balance), the related seller has represented to us that, subject to certain specified exceptions, each mortgaged property is in good repair and condition and all building systems contained on such mortgaged property are in good working order (or adequate reserves have been established) and such mortgaged property is free of structural defects, in each case, so as not to materially and adversely affect its value as security for the related mortgage loan.

      Seismic Review Process

      In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML") in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

      Zoning and Building Code Compliance

      Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

Additional Mortgage Loan Information

      Each of the tables presented in Appendix I hereto sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II hereto, and for a brief summary of the [10] largest loans in the Mortgage Pool, see Appendix IV hereto. Additional information regarding the mortgage loans is contained in this prospectus supplement under "Risk Factors" elsewhere in this "Description of the Mortgage Pool" section and under "Legal Aspects Of The Mortgage Loans And The Leases" in the prospectus.

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         For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix IV:

                  (i) References to "DSCR" are references to "Debt Service
            Coverage Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the "Debt Service Coverage Ratio" or "DSCR" (or group of cross-collateralized Mortgage Loans) is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio (unless otherwise indicated) reflects with respect to where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes principal for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

                  (ii) In connection with the calculation of DSCR and
            loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, other than a residential cooperative property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans, where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties. The Underwritable Cash Flow for a residential cooperative property is based on projected net operating income at the property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

                  (iii) Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, other than with respect to residential cooperative properties, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

                  (iv) The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no

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            assurance can be given, and no representation is made, that the Debt
            Service Coverage Ratios accurately reflect that ability.

                  (v) References in the tables to "Cut-off Date LTV" are
            references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. In addition, the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property was calculated based on the market value of such residential cooperative property, as if operated as a residential cooperative.

                  (vi) The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV is determined as described above under "--Assessments of Property Value and Condition--Appraisals."

                  (vii) No representation is made that any such value would
            approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

                  (viii) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

      The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

      Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and, with respect to mortgage loans other than those secured by residential cooperative properties, rent rolls.

Standard Hazard Insurance

      Each master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property (other than any REO Property) for which it is acting as master servicer (a) a fire and hazard insurance policy with extended coverage and (b) all other insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein. Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

      If, on the date of origination of a mortgage loan, the improvements on a related mortgaged property (other than any REO Property) were located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the master servicer for such mortgage loan will be required (to the extent permitted under the related mortgage loan documents or required by law) to cause to be maintained a flood insurance policy in an amount representing coverage of at least the lesser of:

      o     the outstanding principal balance of the related mortgage loan; and

      o the maximum amount of such insurance available for the related mortgaged property under the national flood insurance program, if the area in which the improvements are located is participating in such program.

      If a borrower fails to maintain such fire and hazard insurance, the applicable master servicer will be required to obtain such insurance and the cost thereof, subject to a determination of recoverability, will be a Servicing Advance. Each special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance on an REO Property for which it is acting as special servicer in an amount not less than

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the maximum amount obtainable with respect to such REO Property and the cost thereof will be paid by the applicable master servicer as a Servicing Advance, subject to a determination of recoverability. None of the master servicers or the special servicers will be required in any event to maintain or obtain insurance coverage (including terrorism coverage) beyond what is available at a commercially reasonable rate and consistent with the Servicing Standard. A determination by the master servicer (with respect to non-Specially Serviced Mortgage Loans) or the special servicer (with respect to Specially Serviced Mortgage Loans) that terrorism insurance is not available at a commercially reasonable rate will be subject to the approval of the Operating Adviser as set forth in the Pooling and Servicing Agreement.

      Included in the insurance that the borrower is required to maintain may be loss of rents endorsements and comprehensive public liability insurance. The master servicers will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance and such insurance is available at a commercially reasonable rate. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to the Certificateholders. The special servicers will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property for which it is acting as special servicer so long as such insurance is available at commercially reasonable rates. See "Risk Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments On Your Certificates" and "--Certain Other Risks Related to Casualty and Casualty Insurance" in this prospectus supplement.

Significant Obligors

      Information regarding each mortgage loan that constitutes 10% or more of the Initial Pool Balance is set forth in Annex V hereto. [Insert any other information required by Item 1112 of Regulation AB, if applicable]

Sale of the Mortgage Loans

      On the Closing Date, each loan seller will sell its mortgage loans, without recourse, to Morgan Stanley Capital I Inc., and Morgan Stanley Capital I Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it, to the trustee or its designee.

      The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 90 days following the Closing Date, and the trustee will hold the related documents in trust. Within 90 days following the Closing Date, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank.

Representations and Warranties

      [In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions set forth therein, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

                  (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

                  (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

                  (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the 12-month period immediately preceding the Cut-off Date;

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

                  (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

                  (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

                  (6) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in or assignment of the related borrower's interest in all leases of the mortgaged property;

                  (7) the mortgage has not been satisfied, cancelled, rescinded or, except for certain permitted encumbrances, subordinated in whole or in part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in part in any manner that materially and adversely affects the value thereof;

                  (8) the mortgaged property satisfies certain conditions,
            generally as discussed under "Risk Factors--Property Inspections And Engineering Reports May Not Reflect All Conditions That Require Repair On The Property";

                  (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

                  (10) the related mortgaged property is covered by an American
            Land Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

                  (11) the proceeds of the mortgage loan have been fully
            disbursed and there is no obligation for future advances with respect thereto;

                  (12) the mortgaged property satisfies certain conditions with respect to environmental matters, generally as discussed under "Risk Factors--Environmental Risks Relating To Specific Mortgaged Properties May Adversely Affect Payments On Your Certificates";

                  (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions, general principles of equity and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, to the related seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

                  14) the related mortgaged property is required pursuant to the related mortgage to be (or the holder of the mortgage can require it to be) insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

                  (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

                  (16) to the seller's knowledge, the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

                  (17) no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) the payment of a release price and prepayment consideration in connection therewith;

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

                  (18) to the seller's knowledge, there exists no material
            default, breach, violation or event giving the lender the right to accelerate and, to such seller's knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are otherwise covered by any other representation and warranty;

                  (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances; (c) the borrower's interest in such ground lease is assignable to Morgan Stanley Capital I Inc. and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any material default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than 10 years beyond the full amortization term of the related mortgage loan;

                  (20) the related mortgage loan documents provide that (i) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan, if applicable, and the release of the related mortgaged property, (ii) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the approval of an assumption of such mortgage loan and (iii) the related borrower is required to pay the cost of any tax opinion required in connection with the full or partial release or substitution of collateral for the mortgage loan; and

                  (21) at origination, the mortgage loans complied with all
            applicable federal, state and local statutes and regulations.]

Repurchases and Other Remedies

      If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the loan documents do not provide for the payments described under representation 20 of the preceding paragraph relating to the payment of expenses associated with the related defeasance or assumption of the related mortgage loan or the payment of the cost of a tax opinion associated with the full or partial release or substitution of collateral for the mortgage loan, the related seller's sole obligation for a breach of such representation or warranty will be to pay an amount sufficient to pay such expenses to the extent that such amount is due and not paid by the borrower.

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      If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the related seller will be obligated, not later than the last day of such Permitted Cure Period, to:

      o repurchase the affected mortgage loan from the trust at the Purchase Price; or

      o at its option, if within the 2-year period commencing on the Closing Date, replace such mortgage loan with a Qualifying Substitute Mortgage Loan; and

      o pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

     The related seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period; provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage," as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

     The foregoing obligations of any seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any seller to repurchase or replace the defective mortgage loan will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

     If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans ("Crossed Mortgage Loans") and (z) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans, then the applicable document defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions of the applicable Mortgage Loan Purchase Agreement, unless, in the case of such breach or document defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller if the trustee acting at the direction of the Controlling Class determines that it would be usual and customary in accordance with industry practice to obtain a nondisqualification opinion and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach or Material Document Defect had occurred (the "Affected Loan(s)"): (i) the debt service coverage ratio for all such other mortgage loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for all such other mortgage loans (including the Affected Loans(s)) set forth in Appendix I of this prospectus supplement and (B) the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement, and (ii) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed Mortgage Loans (including the Affected Loan(s)) set forth in Appendix I of this prospectus supplement plus 10% and (B) the loan-to-value ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement. The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The master servicer will be entitled to cause to be delivered, or direct the applicable mortgage loan seller to (in which case that mortgage loan seller shall) cause to be delivered to the master servicer, an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller (such approval not to be unreasonably withheld).

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Changes In Mortgage Pool Characteristics

     The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

General

      Each master servicer and special servicer, either directly or through the primary servicers or sub-servicers, will be required to service and administer the mortgage loans for which it is master servicer or special servicer in accordance with the Servicing Standard.

      Each master servicer and special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower or any seller, and the different payment priorities among the Classes of Certificates. Any master servicer, any special servicer and any primary servicer may become the owner or pledgee of Certificates with the same rights as each would have if it were not a master servicer, a special servicer or a primary servicer, as the case may be.

      Any such interest of a master servicer, a special servicer or a primary servicer in the Certificates will not be taken into account when evaluating whether actions of such master servicer, special servicer or primary servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by such master servicer, special servicer or primary servicer. In addition, a master servicer or a special servicer may, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though such master servicer or special servicer were not a party to the transactions contemplated hereby.

      The master servicer for mortgage loans that are not __________ mortgage loans intends to enter into an agreement with each of the primary servicers acting as primary servicer for its related mortgage loans, under which the primary servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The primary servicers are subject to the Servicing Standard. If an Event of Default occurs in respect of such master servicer and such master servicer is terminated, such termination will not in and of itself cause the termination of any primary servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, each master servicer shall remain obligated and liable to the trustee, paying agent, each special servicer and the Certificateholders for servicing and administering the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if such master servicer was alone servicing and administering the mortgage loans.

      Each of the master servicers, the primary servicers and the special servicers are permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicers, the primary servicers or the special servicers, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicers or the special servicers, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

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

      The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee and the paying agent, provided that:

      o a successor master servicer or special servicer is available and willing to assume the obligations of such master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

      o the applicable master servicer or special servicer bears all costs associated with its resignation and the related transfer of servicing; and

      o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates.

      Furthermore, any master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of a master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as Primary Servicers. If a master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume such master servicer's duties and obligations under the Pooling and Servicing Agreement. If a special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent of the trustee will assume the duties and obligations of such special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing Agreement.

      The relationship of each master servicer and special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

      Neither master servicer will have any responsibility for the performance of the other master servicer's duties or either special servicer's duties under the Pooling and Servicing Agreement, and neither special servicer will have any responsibility for the performance of either master servicer's duties under the Pooling and Servicing Agreement.

      The master servicers (each with respect to the respective mortgage loans for which it is the applicable master servicer) initially will be responsible for the servicing and administration of the entire mortgage pool. However, the special servicers will be responsible for servicing and administering any Specially Serviced Mortgage Loans for which they are acting as special servicer.

      Upon the occurrence of any of the events set forth under the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" hereto, the applicable master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer for such mortgage loan in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the applicable master servicer will continue to receive any payments on such mortgage loan, including amounts collected by such special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer for such mortgage loan will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan.

      A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer for such mortgage loan will re-assume all servicing responsibilities.

      The master servicers and the special servicers will, in general, each be required to pay all ordinary expenses incurred by them in connection with their servicing activities, for their respective mortgage loans, under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

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

      The master servicers and the special servicers and any partner, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans against any loss, liability, or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement, the mortgage loans or the Certificates other than any loss, liability or expense incurred by reason of such master servicer's or special servicer's respective willful misfeasance, bad faith or negligence in the performance of their respective duties under the Pooling and Servicing Agreement.

Master Servicer Compensation

      Each master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of the mortgage loans for which it is acting as master servicer, including REO Properties. Each master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account maintained by it and interest on escrow accounts if permitted by the related loan documents and applicable law, and other fees payable in connection with the servicing of the mortgage loans to the extent provided in the Pooling and Servicing Agreement.

      The related Master Servicing Fee for each master servicer will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest Payment required to be made by such master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans serviced by a master servicer (including Specially Serviced Mortgage Loans) exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

      [In addition, each master servicer will be entitled to [50%] of all assumption fees received in connection with any mortgage loans which are not Specially Serviced Mortgage Loans (unless, in certain circumstances, special servicer consent was not required in connection with the assumption, in which event the master servicer will be entitled to 100% of assumption fees with respect thereto). The applicable special servicer will generally be entitled to approve assumptions.]

      In the event that either master servicer resigns or is no longer master servicer for any reason, such master servicer will continue to have the right to receive the Excess Servicing Fee with respect to the mortgage loans serviced by such master servicer. Any successor servicer will receive the Master Servicing Fee as compensation.

Events of Default

      If an Event of Default described under the third, fourth, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Capital I Inc. gives written notice to such master servicer that it is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Capital I Inc. give written notice to such master servicer that it is terminated. After any Event of Default (other than an Event of Default described under the ninth bullet under the definition of "Event of Default" under the "Glossary of Terms"), the trustee may elect to terminate such master servicer by providing such notice, and shall provide such notice if holders of Certificates representing more than 25% of the Certificate Balance of all Certificates so direct the trustee. After an Event of Default described under the ninth bullet under the definition of "Event of Default" under the "Glossary of Terms," the trustee shall, at the written direction of the holders of Certificates representing not less than 51% of the Certificate Balance of all Certificates or at the direction of the holders of a majority of the Controlling Class, terminate such master servicer.

      Upon such termination, all authority, power and rights of such master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of a master servicer be effective until a

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successor servicer shall have succeeded a master servicer as successor servicer, subject to approval by the Rating Agencies, notified the applicable master servicer of such designation, and such successor servicer shall have assumed the applicable master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if a master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms," the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of such master servicer to a successor servicer who has satisfied such conditions. Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer as to which the Rating Agencies have confirmed in writing that the servicing transfer to such successor will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates and (ii) if it is a general master servicer, assume the obligations under the primary servicing agreements entered into by the predecessor master servicer. If any master servicer is terminated based upon an Event of Default related to a Rating Agency downgrade or its failure to remain on an approved servicer list of any Rating Agency, then such Master Servicer shall have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a subservicing agreement or primary servicing agreement, so long as such terminated master servicer is on the approved list of commercial mortgage loan primary servicers maintained by [S&P] and the Operating Advisor has consented to such primary servicing or subservicing arrangement.

      However, if either master servicer is terminated solely due to an Event of Default described in the eighth or ninth bullet of the definition of Event of Default, and prior to being replaced as described in the previous paragraph such master servicer as a terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for such master servicer's rights to master service mortgage loans in accordance with the Pooling and Servicing Agreement (which rights will be subject to the continuation of the respective Primary Servicers as Primary Servicers in the absence of a primary servicing event of default by the respective Primary Servicer). The trustee will have thirty days to sell those rights and obligations to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates. The termination of such master servicer as a master servicer will be effective when such servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer's master servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor is not appointed within thirty days, such master servicer will be replaced by the trustee as described in the previous paragraph.

      The Pooling and Servicing Agreement does not provide for any such successor to receive any compensation in excess of that paid to the predecessor master servicer. The predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of Default or voluntary resignation.

Special Servicer Compensation

      Each special servicer will be entitled to receive:

      o     a Special Servicing Fee;

      o     a Workout Fee; and

      o     a Liquidation Fee.

      The Special Servicing Fee will be payable monthly from general collection in all the mortgage loans and, to the extent of the Trust's interest therein, any foreclosure properties, prior to any distribution of such collections to certificateholders. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until the maturity of such mortgage loan. If a special servicer is terminated or

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

resigns for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination or resignation, as well as certain mortgage loans that became Rehabilitated Mortgage Loans within three months following such termination or resignation, until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

      Each special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans for which it is acting as special servicer, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

      In addition, each special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loans for which it is acting as special servicer and 50% of all assumption fees received in connection with any mortgage loans which are not Specially Serviced Mortgage Loans for which it is acting as special servicer (unless, in certain circumstances, special servicer consent was not required in connection with the assumption in which event the special servicer will not be entitled to assumption fees with respect thereto). Each special servicer will generally be entitled to approve assumptions with respect to the mortgage loans for which it is acting as special servicer.

      As described in this prospectus supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of certain actions of each special servicer, subject to the limitations described in this prospectus supplement.

Termination of Special Servicer

      The trustee may terminate a special servicer upon a Special Servicer Event of Default. The termination of a special servicer will be effective when a successor special servicer, as to which the Rating Agencies have confirmed in writing that the servicing transfer to such successor will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates, has succeeded such special servicer as successor special servicer and such successor special servicer has assumed the applicable special servicer's obligations and responsibilities with respect to the applicable mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement does not provide for any such successor to receive any compensation in excess of that paid to the predecessor special servicer. The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a Special Servicer Event of Default or voluntary resignation.

      In addition to the termination of a special servicer upon a Special Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove a special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, qualification or withdrawal in any rating then assigned to any Class of Certificates. Subject to the same conditions, the Operating Adviser may also appoint the successor special servicer if a special servicer is terminated in connection with an Event of Default.

The Operating Adviser

      An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the applicable special servicer in regard to certain actions. The applicable special servicer will be required to notify the Operating Adviser of, among other things:

      o any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for 2 years or less;

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

      o any actual or proposed foreclosure or comparable conversion of the ownership of a mortgaged property;

      o any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered Certificates--Optional Termination";

      o any determination to bring an REO Property into compliance with applicable environmental laws;

      o any acceptance of substitute or additional collateral for a mortgage loan (except with respect to a defeasance);

      o     any acceptance of a discounted payoff;

      o any waiver of a "due on sale" or "due on encumbrance" clause (except with respect to subordinate debt with respect to the mortgage loans secured by residential cooperative properties, as permitted pursuant to the terms of the Pooling and Servicing Agreement);

      o     any acceptance of an assumption agreement;

      o any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan); and

      o any release of "earn-out" reserves on deposit in an escrow reserve account, other than where such release does not require the consent of the lender.

      Other than with respect to a proposed sale of a Specially Serviced Mortgage Loan, the Operating Adviser will also be entitled to advise the special servicers with respect to the foregoing actions.

      In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any Class of Certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

      At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

      The Operating Adviser will be responsible for its own expenses.

      Notwithstanding the foregoing, in the event that no Operating Adviser has been appointed, or no Operating Adviser has been identified to the master servicers or special servicers, as applicable, then the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the advice of any such Operating Adviser.

      [We anticipate that [an affiliate of] the initial special servicer will purchase certain privately offered classes of certificates, including the Class [__] Certificates (which will be the initial Controlling Class), and will be the initial Operating Adviser.]

Mortgage Loan Modifications

      Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, each master servicer may amend any term (other than a Money Term) of a mortgage loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

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

      Subject to any restrictions applicable to REMICs, each special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan for which it is acting as special servicer, including any modification, waiver or amendment to:

      o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

      o reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

      o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

      o     extend the maturity date of any Specially Serviced Mortgage Loan;
            and/or

      o     accept a Principal Prepayment during any Lockout Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the related special servicer, such default is reasonably foreseeable and (2) in the reasonable judgment of such special servicer, such modification, waiver or amendment would increase the recovery to the Certificateholders on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

      In no event, however, will a special servicer be permitted to:

      o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is 2 years prior to the Rated Final Distribution Date; or

      o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless such special servicer gives due consideration to the remaining term of such ground lease.

      Modifications that forgive principal or interest (other than default interest) of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of Certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

      The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

Sale of Defaulted Mortgage Loans

      The Pooling and Servicing Agreement grants to each of (a) any seller with respect to each mortgage loan it sold, (b) the holder of Certificates representing the greatest percentage interest in the Controlling Class and (c) the special servicer (with respect to its mortgage loans), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the applicable special servicer upon the request of any holder of the Option. Such special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or such Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either of the special servicers or the holder of Certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify, in accordance with the Pooling and Servicing Agreement, that the Option Purchase Price is a fair price. The reasonable, out of pocket expenses of such special servicer and the trustee incurred in connection with any such determination of the fair value of a mortgage loan shall be payable and reimbursed to such special servicer and the trustee as an expense of the trust.

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

      The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off) or (iv) been purchased by the related seller pursuant to the Pooling and Servicing Agreement.

     [In addition, certain of the mortgage loans are subject to a purchase option, upon certain events of default in favor of a subordinate lender or mezzanine lender. Such option is exercisable at a price equal to the Purchase Price; provided, that if such option is exercised within [__] days after the occurrence of the relevant default, such price shall not include payment of the Liquidation Fee.]

Foreclosures

      Each special servicer may at any time, with respect to mortgage loans for which it is acting as special servicer, with notification to the Operating Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

      If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to use reasonable efforts to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all Certificateholders but in no event later than 3 years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless such special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to 3 years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, each special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

      If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides that the applicable special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to its allocable share of a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocable to REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest

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

marginal federal corporate rate--currently 35%--and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. Under the Pooling and Servicing Agreement, the special servicer, with respect to its mortgage loans, is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to the Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

General

      For United States federal income tax purposes, three separate REMIC elections will be made with respect to designated portions of the trust (REMIC I, REMIC II and REMIC III), other than (i) that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest Grantor Trust") and (ii) that portion of the trust that holds the Class [A-3-1FL] Regular Interest, the rights of the Class [A-3-1FL] Certificates in respect of payments on the Swap Contract and the Floating Rate Account (the "Class [A-3-1FL] Grantor Trust"). See "Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the prospectus. Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming:

      o     the making of proper elections;

      o the accuracy of all representations made with respect to the mortgage loans;

      o ongoing compliance with all provisions of the Pooling and Servicing Agreement and other related documents and no amendments thereof; and

      o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate Classes of REMIC residual interests evidencing the sole Class of "residual interests" in REMIC I in the case of the Class [R-I] Certificates, the sole Class of "residual interests" in REMIC II, in the case of the Class [R-II] Certificates and the sole Class of "residual interests" in REMIC III, in the case of the Class [R-III] Certificates; (3) the REMIC Regular Certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) each of the Excess Interest Grantor Trust and the Class [A-3-1FL] Grantor Trust will be treated as a grantor trust for federal income tax purposes; (5) the Class [EI] Certificates will represent beneficial ownership of the Excess Interest Grantor Trust and (6) the Class [A-3-1FL] Certificates will represent beneficial ownership of the assets of the Class [A-3-1FL] Grantor Trust.

      The offered certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest will be regular interests issued by REMIC
III. The Class [A-3-1FL] Grantor Trust will consist of the Class [A-3-1FL] Regular Interest, the Swap Contract and the Floating Rate Account and the Class [A-3-1FL] Certificates will represent an undivided beneficial interest in such assets. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

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

      The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust in the same proportion that the assets in the related REMIC would be so treated. In addition, interest, including OID, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the related REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B).

      Moreover, the offered certificates (other than the Class [A-3-1FL] Certificates) will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Because the Class [A-3-1FL] Certificates will represent an undivided beneficial interest in the Swap Contract and the Floating Rate Account, they will not be a suitable asset for resecuritization in a REMIC. offered certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code other than any portion of the basis of the Class [A-3-1FL] Certificates allocable to the Swap Contract.

      The offered certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest will be treated as assets described in
Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion which the related REMIC's assets consist of loans secured by an interest in real property which is residential real property (initially 21.7% of the Initial Pool Balance) or other property described in Section 7701(a)(19)(C) of the Code. However, if 95% or more of the related REMIC's assets are assets described in 7701(a)(19)(C), then the entire offered certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest shall be treated as qualified property under 7701(a)(19)(C).

      A mortgage loan that has been defeased with United States Treasury obligations will not qualify for the foregoing treatments under Sections 856(c)(4)(A), 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) of the Code.

Original Issue Discount and Premium

      It is anticipated that the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-4A], Class [A-4B], Class [A-J], Class [B] and Class [C] Certificates and the Class [A-3-1FL] Regular Interest will be issued at a premium, that the Class [D] Certificates will be issued with a de minimis amount of original issue discount and that the Class [X-2] Certificates will be issued with original issue discount for federal income tax purposes.

      Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.

      The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of OID on prepayable securities such as the offered certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of offered certificates, if any, issued with OID may be able to select a method for recognizing any OID that differs from that used by the paying agent in preparing reports to holders of the offered certificates and the IRS. Prospective purchasers of those offered certificates issued with OID are advised to consult their tax advisors concerning the treatment of any OID with respect to such offered certificates.

      To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately

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

before such payment is made, of such certificate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the prospectus.

      The Class [X-2] Certificates will be treated as issued with original issue discount because they are "interest only" Certificates. If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a holder of any Class [X-2] Certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Class [X-2] Certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the mortgage loans. Any such loss might be treated as a capital loss.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus.

      The prepayment assumption that will be used in determining the rate of accrual of OID, if any, market discount and amortizable bond premium for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan, other than an ARD Loan, until its maturity. In addition, for purposes of calculating OID, each of the ARD Loans is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

      Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each Class of Certificates entitled thereto as described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a Class of Certificates entitled to a Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums or Yield Maintenance Charges only after a master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. However, the timing and characterization of such income as ordinary income or capital gain is not entirely clear and the Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

[Taxation of the Swap Contract]

      [Each holder of a Class [A-3-1FL] Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract. Holders of the Class [A-3-1FL] Certificates must allocate the price they pay for their Certificates between their interest in the Class [A-3-1FL] Regular Interest and the Swap Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class [A-3-1FL] Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class [A-3-1FL] Regular Interest. If the Swap Premium is received by a holder, it will be deemed to have increased the purchase price for the [A-3-1]FL Regular Interest. If the Swap Contract is "on market," no amount of the purchase price will be allocable to it. Based on the anticipated issue prices of the Class [A-3-1FL] Certificates and the Class [A-3-1FL] Regular Interest, it is anticipated that the Class [A-3-1FL] Regular Interest will be deemed to have been issued at a premium and that a Swap Premium will be deemed to be paid to the holders of the Class [A-3-1FL] Certificates. The holder of a Class [A-3-1FL] Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of Class [A-3-1FL] Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.]

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

      [Regulations promulgated by the Treasury Department treat a non periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Swap Premium would be treated in part as a loan under Treasury regulations.]

      [Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the related Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisor prior to investing in the Class [A-3-1FL] Certificates.]

      [Any amount of proceeds from the sale, redemption or retirement of a Class [A-3-1FL] Certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to such Certificate under Treasury regulations. A holder of a Class [A-3-1FL] Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of the Swap Premium received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.]

      [The Class [A-3-1FL] Certificates, representing a beneficial ownership in the Class [A-3-1FL] Regular Interest and the Swap Contract may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class [A-3-1FL] Certificate incurred or continued to incur indebtedness to acquire or hold such Class [A-3-1FL] Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.]

Additional Considerations

      Each special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

      Federal income tax information reporting duties with respect to the offered certificates and REMIC I, REMIC II and REMIC III will be the obligation of the paying agent, and not of any master servicer.

      For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences--REMICs" and "State Tax Considerations" in the prospectus.

             CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS IN [STATE]

      The following discussion summarizes certain legal aspects of mortgage loans secured by real property in _____ (approximately __% of the Initial Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

      [_____ and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. The mortgage loans are limited recourse loans and are, therefore, generally not recourse to the borrowers but limited to the mortgaged property. Even though

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recourse is available pursuant to the terms of the mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where mortgaged properties are located may restrict the ability of either master servicer or either special servicer, as applicable, to realize on the mortgage loan and may adversely affect the amount and timing of receipts on the mortgage loan.]

      [_____ Law. _____ law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.] [Modify as appropriate for states with high concentrations in the mortgage pool.]

                          CERTAIN ERISA CONSIDERATIONS

      ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

Plan Assets

      Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in Certificates, such Plan assets would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

      Affiliates of Morgan Stanley Capital I Inc., the Underwriters, the master servicers, the special servicers and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicers, the special servicers, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions"--within the meaning of ERISA and Section 4975 of the Code--could arise if Certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

      In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

Special Exemption Applicable to the offered certificates

      With respect to the acquisition and holding of the offered certificates, the DOL has granted to Morgan Stanley & Co. Incorporated an individual prohibited transaction exemption, which generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

      o the initial purchase, the holding, and the subsequent resale by Plans of Certificates evidencing interests in pass-through trusts; and

      o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

The assets covered by the Exemption include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

      The Exemption as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) sets forth the following 5 general conditions which must be satisfied for exemptive relief:

      o the acquisition of the Certificates by a Plan must be on terms, including the price for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o the Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S&P;

      o the trustee cannot be an affiliate of any member of the Restricted Group other than an Underwriter; the "Restricted Group" consists of the Underwriters, Morgan Stanley Capital I Inc., each master servicer, each special servicer, each Primary Servicer, the Swap Counterparty and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such Classes of Certificates;

      o the sum of all payments made to the Underwriters in connection with the distribution of the Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by Morgan Stanley Capital I Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by a master servicer, a special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

      o the Plan investing in the Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

      A fiduciary of a Plan contemplating purchasing any such Class of Certificates in the secondary market must make its own determination that at the time of such acquisition, any such Class of Certificates continues to satisfy the second general condition set forth above. Morgan Stanley Capital I Inc. expects that, as of the Closing Date, the second general condition set forth above will be satisfied with respect to each of such Classes of Certificates. A fiduciary of a Plan contemplating purchasing any such Class of Certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such Class of certificate.

      Before purchasing any such Class of Certificates, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute "securities" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

      o the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

      o the Plan's investment in each Class of Certificates does not exceed 25% of all of the Certificates outstanding of that Class at the time of the acquisition; and

      o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      We believe that the Exemption will apply to the acquisition and holding of the offered certificates (except for the Class [A-3-1FL] Certificates to the extent of the Swap Contract) by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemption, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the Certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

      [The Swap Contract benefiting the Class [A-3-1FL] Certificates does not meet all of the requirements for an "eligible swap" under the Exemption, and consequently is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, the Depositor believes that an interest in the Class [A-3-1FL] Certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the Class [A-3-1FL] Regular Interest without taking into account payments made or received with respect to the Swap Contract and (ii) the rights and obligations under the Swap Contract. A Plan's purchase and holding of a Class [A-3-1FL] Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the Swap Counterparty unless an exemption is available.]

      Accordingly, as long as the Swap Contract is in effect, no Plan or other person using Plan assets may acquire or hold any interest in a Class [A-3-1FL] Certificate unless such acquisition or holding is eligible for the exemptive relief available under PTE 84 14 (for transactions by independent "qualified professional asset managers"), PTE 91 38 (for transactions by bank collective investment funds), PTE 90 1 (for transactions by insurance company pooled separate accounts), PTE 95 60 (for transactions by insurance company general accounts) or PTE 96 23 (for transactions effected by "in house asset managers") or similar exemption under similar law (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions (in particular, fiduciary self-dealing transactions prohibited by ERISA Section 406(b)). Plan fiduciaries should consult their legal counsel concerning this analysis and the applicability of the Investor-Based Exemptions. Each beneficial owner of a Class [A-3-1FL] Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the Class [A-3-1FL] Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

Insurance Company General Accounts

      Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

      Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

      Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Morgan Stanley Capital I Inc., the trustee, the paying agent and each master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Morgan Stanley Capital I Inc., the trustee, the paying agent, either master servicer, either special servicer or the certificate registrar to any obligation in addition to those undertaken in the Pooling and Servicing Agreement or (2) the source of funds used to acquire and hold such Certificates is an "insurance company general account," as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

General Investment Considerations

      Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemption, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

[Insert if no SMMEA classes:]

      The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

      No representations are made as to the proper characterization of the Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

      See "Legal Investment" in the prospectus.

[insert if all SMMEA classes:]

      The Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by the Rating Agency.

      Except as to the status of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

      See "Legal Investment" in the prospectus.

      [Insert if some SMMEA classes:]

      The Class [_____] Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by the Rating Agency. The other classes of Certificates will not constitute "mortgage related securities" for purposes of SMMEA and, as a result, the appropriate characterization of those classes of Certificates under various legal investment restrictions, and the ability of investors subject to these restrictions to purchase those classes, are subject to significant interpretive uncertainties.

      Except as to the status of certain classes of Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

      See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

      We will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the Certificates.

                              PLAN OF DISTRIBUTION

      We have entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated, _____ and _____. Subject to the terms and conditions set forth in the Underwriting Agreement, Morgan Stanley Capital I Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Morgan Stanley Capital I Inc. the respective aggregate Certificate Balance of each Class of offered certificates presented below.

                                                Class                     Class       Class       Class       Class
         Underwriters            Class [A-1]    [A-1A]    Class [A-2]   [A-3-1]FL    [A-3-1]     [A-3-2]      [A-AB]
         ------------            -----------    ------    -----------   ---------    -------     -------      ------
Morgan Stanley & Co.
   Incorporated..............


Total........................


          Underwriters              Class     Class       Class      Class
                                   [A-4A]    [A-4B]       [X-2]      [A-J]       Class [B]   Class [C]   Class [D]
                                   ------    ------       -----      -----       ---------   ---------   ---------
Morgan Stanley & Co.
   Incorporated.............


Total.......................

      [Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner with respect to the offered certificates.] Morgan Stanley & Co. Incorporated is an affiliate of the depositor, and of Morgan Stanley Mortgage Capital Inc., [one of] the sponsor[s] [and of MSCS, the swap counterparty].

      The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to Morgan Stanley Capital I Inc. from the sale of the offered certificates, before deducting expenses payable by Morgan Stanley Capital I Inc., will be approximately $_____, plus accrued interest on the Certificates, other than the Class [A-3-1FL] Certificates.

      [The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.]

      [One or more affiliates of the underwriter have entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the borrowers.] [Affiliates of the underwriter, including [ ], engage in, and intend to continue to engage in, the acquisition, development, operation, financing and disposition of real estate-related assets in the ordinary course of their business, and are not prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers. See "Risk Factors--Conflicts of Interest May Have An Adverse Effect On Your Certificates" in this prospectus supplement.]

      [In connection with the offering, the underwriter may purchase and sell the offered certificates in the open market. These transactions may include purchases to cover short positions created by the underwriter in connection with the offering. Short positions created by the underwriter involve the sale by the underwriter of a greater number of certificates than they are required to purchase from Morgan Stanley Capital I Inc. in the offering. The underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the underwriter if the certificates are repurchased by the underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.]

      The offered certificates are offered by the Underwriters when, as and if issued by Morgan Stanley Capital I Inc., delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about _____, which is the __ business day following the date of pricing of the Certificates.

      Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in 3 business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

      The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

      We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

      One or more of the Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

                                  LEGAL MATTERS

      The validity of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for Morgan Stanley Capital I Inc. by _____. Legal matters with respect to the offered certificates will be passed upon for the Underwriters by _____. Legal matters will be passed upon for Morgan Stanley Mortgage Capital Inc. by _____.

                                    RATINGS

      It is a condition of the issuance of the offered certificates that they receive the following credit ratings from _____and _____.

                 Class                              _____          _____
                 ----------------------------    -----------    ----------
                 Class [A-1]................
                 Class [A-1A]...............
                 Class [A-2]................
                 Class [A-3-1FL]............
                 Class [A-3-1]..............
                 Class [A-3-2]..............
                 Class [A-AB]...............
                 Class [A-4A]...............
                 Class [A-4B]...............
                 Class [X-2]................
                 Class [A-J]................
                 Class [B]..................
                 Class [C]..................
                 Class [D]..................

      [It is expected that each of the rating agencies identified above will perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding. Fees for such ratings surveillance [have been prepaid by the Depositor] [will be paid annually [by [__]] [from the Trust]].] The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan (other than the residential cooperative mortgage loans) that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

      The ratings of the Certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or (5) the tax treatment of the Certificates. Additionally, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class [X-2] Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). Accordingly, the ratings of the Class [X-2] Certificates should be evaluated independently from similar ratings on other types of securities. In general, the ratings thus address credit risk and not prepayment risk.

      The ratings of the Class [A-3-1FL] Certificates do not represent any assessment as to whether the floating rate of interest on such Class will convert, or the timing of such conversion, to a fixed rate and the failure of such conversion to occur simultaneously with a Swap Default or termination of the Swap Contract may cause the rating to be qualified, downgraded or withdrawn. The ratings assigned to the Class [A-3-1FL] Certificates are partially dependent upon the rating of the Swap Counterparty (or its Credit Support Provider). Pursuant to the Swap Contract, the Swap Counterparty (or its Credit Support Provider) must maintain a certain rating from each Rating Agency. If the rating of the Swap Counterparty (or the rating of its Credit Support Provider) is downgraded below a rating level specified in the Swap Contract or is withdrawn, the Swap Counterparty will be required to find a replacement swap counterparty or credit support provider meeting the rating requirements set forth in such Swap Contract or to post collateral in the amount set forth in such Swap Contract or take other steps acceptable to the Rating Agencies. However, if such rating is qualified, downgraded or withdrawn and such qualification, downgrade or withdrawal occurs before the replacement of the Swap Counterparty or the posting of collateral as described above, then the ratings of the Class [A-3-1FL] Certificates may be qualified, downgraded or withdrawn. In addition, the ratings on the Class [A-3-1FL] Certificates do not address (i) the likelihood of receipt by the holders of the Class [A-3-1FL] Certificates of the timely distribution of interest in connection with the change of the payment terms to a fixed rate upon a Swap Default, or the change of the payment terms to a floating rate, if DTC is not given sufficient advance notice of such change in the payment terms or (ii) in the event that the Swap Counterparty defaults on its obligations under the Swap Contract, the likelihood that the holders of the Class [A-3-1FL] Certificates will experience shortfalls resulting from expenses incurred in enforcing the Swap Counterparty's obligations under the Swap Contract that were not recovered from the Swap Counterparty.

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of offered certificates by a rating agency that has not been requested by Morgan Stanley Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Capital I Inc.

                                GLOSSARY OF TERMS

      The Certificates will be issued pursuant to the Pooling and Servicing Agreement. The following "Glossary of Terms" is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

      Unless the context requires otherwise, the definitions contained in this "Glossary of Terms" apply only to this series of Certificates and will not necessarily apply to any other series of Certificates the trust may issue.

      "Accrued Certificate Interest" means, in respect of each Class of REMIC Regular Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months, except in the case of the Class [A-3-1FL] Certificates, where it will be calculated on the basis of the actual number of days elapsed in the related Interest Accrual Period and a 360-day year.

      "Administrative Cost Rate" will equal the sum of the rates for which the related Master Servicing Fee, the Excess Servicing Fee, the related Primary Servicing Fee and the Trustee Fee for any month (in each case, expressed as a per annum rate) are calculated for any mortgage loan in such month, as set forth for each mortgage loan on Appendix II hereto.

      "Advance" means either a Servicing Advance or P&I Advance, as the context may require.

      "Advance Rate" means a per annum rate equal to the "prime rate" as published in The Wall Street Journal from time to time or if no longer so published, such other publication as determined by the trustee in its reasonable discretion.

      "Allocated Loan Amount" means, for each mortgage loan secured by more than one mortgaged property, the principal amount of that mortgage loan allocated to each mortgaged property secured by the mortgage loan.

      "Annual Report" means one or more reports for each mortgage loan based on the most recently available rent rolls (with respect to all properties other than residential cooperative properties) and most recently available year-end financial statements of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

      "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

      "Appraisal Event" means, with respect to any mortgage loan, not later than the earliest of the following:

      o the date [120] days after the occurrence of any delinquency in payment with respect to such mortgage loan if such delinquency remains uncured;

      o the date [30] days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred, or has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

      o the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than [6] months from the original due date of such Balloon Payment; and


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      o     the date [30] days following the date a mortgaged property becomes an REO Property.

      "Appraisal Reduction" will equal for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, an amount, calculated as of the first Determination Date that is at least [15] days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

      the sum of:

      o the Scheduled Principal Balance of such mortgage loan in the case of an REO Property, the related REO Mortgage Loan, less the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

      o to the extent not previously advanced by a master servicer or the trustee, all accrued and unpaid interest on the mortgage loan;

      o all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

      o to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by a master servicer, a special servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be, over

      o [90]% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation plus the amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next 12 months to which such escrows relate).

      With respect to each mortgage loan that is cross-collateralized with any other mortgage loan, the value of each mortgaged property that is security for each mortgage loan in such cross-collateralized group, as well as the outstanding amounts under each such mortgage loan, shall be taken into account when calculating such Appraisal Reduction.

      "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

      "Assumed Scheduled Payment" means an amount deemed due in respect of:

      o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

      o any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

      "Authenticating Agent" means the paying agent, in its capacity as the Authenticating Agent.



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      "Available Distribution Amount" means in general, for any Distribution
Date, an amount equal to the aggregate of the following amounts with respect to the mortgage loans:

      (1) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by a master servicer or a special servicer through the end of the related Collection Period, exclusive of any portion thereof that represents one or more of the following:

      o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

      o Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the Certificates as described in this prospectus supplement);

      o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts payable to the master servicers, the special servicers, the Primary Servicers, the trustee and the paying agent as compensation or in reimbursement of outstanding Advances);

      o     amounts deposited in the Distribution Account in error; and

      o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

      (2) to the extent not already included in clause (1), any Compensating Interest Payments paid with respect to such Distribution Date; and

      (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in each Interest Reserve Account in respect of each Interest Reserve Loan.

      In addition, (i) in the case of the mortgage loans that permit voluntary Principal Prepayment on any day of the month without the payment of a full month's interest, the applicable master servicer will be required to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any Principal Prepayments received after the end of such Collection Period but no later than the first business day immediately preceding such Master Servicer Remittance Date (provided that the applicable master servicer has received such payments from the applicable primary servicer, if any), and
(ii) in the case of the mortgage loans for which a Scheduled Payment (including any Balloon Payment) is due in a month on a Due Date (including any grace period) that is scheduled to occur after the Determination Date in such month, the applicable master servicer will be required to remit to the Distribution Account on the Master Servicer Remittance Date occurring in such month any such Scheduled Payment (net of the Master Servicing Fee and Primary Servicing Fee, and including any Balloon Payment) that is received no later than the date that is one business day immediately preceding such Master Servicer Remittance Date (provided that the applicable master servicer has received such payments from the applicable primary servicer, if any). Amounts remitted to the Distribution Account on a Master Servicer Remittance Date as described above in the paragraph will, in general, also be part of the Available Distribution Amount for the Distribution Date occurring in the applicable month.

      "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than [5]% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto.

      "Balloon LTV" - See "Balloon LTV Ratio."

      "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.



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      "Balloon Payment" means, with respect to a Balloon Loan, the principal payments and scheduled interest due and payable on the relevant maturity dates.

      "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any Class of Certificates (except for the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that Class of Certificates or the Class [A-3-1FL] Regular Interest, as applicable, and (ii) the Discount Rate and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate, provided, however, that under no circumstances will the Base Interest Fraction be greater than 1. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

      "Certificate Account" means one or more separate accounts established and maintained by a master servicer, any Primary Servicer or any sub-servicer on behalf of a master servicer, pursuant to the Pooling and Servicing Agreement.

      "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate or the Class [A-3-1FL] Regular Interest will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

      "Certificate Owner" means a person acquiring an interest in an offered certificate.

      "Certificate Registrar" means the paying agent, in its capacity as the Certificate Registrar.

      "Certificateholder" or "Holder" means an investor certificateholder, a person in whose name a certificate is registered by the Certificate Registrar or a person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

      "Class" means the designation applied to the offered certificates, the Class [A-3-1FL] Regular Interest, and the private certificates, pursuant to this prospectus supplement.

      "Class [A-3-1FL] Available Funds" means, with respect to any Distribution Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class [A-3-1FL] Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the Class [A-3-1FL] Regular Interest pursuant to the Swap Contract, including but not limited to any termination payment, but excluding the following: (a) all amounts of Prepayment Premiums and Yield Maintenance Charges allocated to the Class [A-3-1FL] Regular Interest for so long as the Swap Contract remains in place; (b) all amounts required to be paid to the Swap Counterparty in respect of the Class [A-3-1FL] Regular Interest pursuant to the Swap Contract; and (c) all amounts incurred by the trustee in connection with enforcing the rights of the trust under the Swap Contract.

      "Class [A-3-1FL] Interest Distribution Amount" means with respect to any Distribution Date, the sum of (i) for so long as the Swap Contract is in effect, the aggregate amount of interest received by the paying agent from the Swap Counterparty in respect of the Class [A-3-1FL] Regular Interest pursuant to the terms of the Swap Contract during the related Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class [A-3-1FL] Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the Swap Contract or upon the termination or expiration of the Swap Contract). If a Swap Default occurs and is continuing or the Swap Contract is terminated, the Class [A-3-1FL] Interest Distribution Amount will equal the Distributable Certificate Interest Amount in respect of the Class [A-3-1FL] Regular Interest to the extent actually received by the paying agent, until such time as the Swap Default is cured or until a replacement swap contract is obtained.

      "Class [A-3-1FL] Principal Distribution Amount" means, with respect to any Distribution Date, an amount equal to the aggregate Principal Distribution Amount of payments made on the Class [A-3-1FL] Regular Interest on such Distribution Date.

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      "Class [A-3-1FL] Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by the Class [A-3-1FL] Certificates.

      "Class A Senior Certificates" means the Class [A-1] Certificates, the Class [A-1A] Certificates, the Class [A-2] Certificates, the Class [A-3-1FL] Certificates (or as the context requires, the Class [A-3-1FL] Regular Interest), the Class [A-3-1] Certificates, the Class [A-3-2] Certificates, the Class [A-AB] Certificates, the Class [A-4A] Certificates and the Class [A-4B] Certificates.

      "Class X Certificates" means the Class [X-1] Certificates, the Class [X-2] Certificates and the Class [X-Y] Certificates, collectively.

      "Clearstream Banking" means Clearstream Banking Luxembourg, societe anonyme.

      ["Class Prepayment Percentage" means, with respect to any class of certificates, other than the Class [ ], Class [ ] and Residual Certificates, and any Distribution Date, a fraction, expressed as a percentage,

      o the numerator of which is the portion of the Principal Distribution Amount to be distributed to the holders of the class of certificates on the Distribution Date, and

      o the denominator of which is the total Principal Distribution Amount for the Distribution Date.]

      "Closing Date" means on or about _____.

      "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

      "Compensating Interest" means, with respect to any Distribution Date and each master servicer, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans serviced by such master servicer resulting from Principal Prepayments on such mortgage loans during the related Collection Period over (B) Prepayment Interest Excesses incurred in respect of the mortgage loans serviced by such master servicer resulting from Principal Prepayments on such mortgage loans during the same Collection Period. Notwithstanding the foregoing, such Compensating Interest shall not (i) exceed the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to [2] basis points for the related Collection Period calculated in respect of all the mortgage loans serviced by such master servicer, including REO Properties, if such master servicer applied the subject Principal Payment in accordance with the terms of the related mortgage loan documents and (ii) be required to be paid on any Net Aggregate Prepayment Interest Shortfalls incurred in respect of any Specially Serviced Mortgage Loans.

      "Compensating Interest Payment" means any payment of Compensating
Interest.

      ["Component Notional Amount" means the Certificate Balance of the related class of certificates for each component of the Class [ ] Certificates reduced by distributions allocable to principal and by any Realized Losses allocated to the class of certificates.]

      ["Cross-over Date" means the Distribution Date on which the Certificate Balance of each class of certificates entitled to distributions of principal--other than the [Class A Senior Certificates]-- has been reduced to zero.]

      "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan.

      "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the

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prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the Certificates.

      "Controlling Class" means the most subordinate Class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of Certificates is less than 25% of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class will be the next most subordinate Class of Certificates.

      "CPR" - See "Constant Prepayment Rate" above.

      "Cut-off Date" means _____, 200__. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in _____ with respect to mortgage loans not having payment dates on the first of each month have been deemed received on _____, 200__, not the actual day which such scheduled payments are due.

      "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

      "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, the numerator of which is the Cut-off Date Balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the value of the related mortgaged properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement, related to the cross-collateralized group.

      "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

      "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Debt Service Coverage Ratio" or "DSCR" is the ratio of Underwritable Cash Flow calculated for the mortgaged properties related to the cross-collateralized group to the annualized amount of debt service payable for all of the mortgage loans in the cross-collateralized group.

      "Default Interest" means, with respect to each mortgage loan, the per annum rate at which interest accrues on the mortgage loan following any event of default.

      "Depositor" means Morgan Stanley Capital I Inc.

      "Determination Date" means with respect to any Distribution Date, the earlier of (i) the [10th] day of the month in which such Distribution Date occurs or, if such day is not a business day, the next preceding business day and (ii) the [5th] business day prior to the related Distribution Date.

      "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

      "Distributable Certificate Interest Amount" means, in respect of any Class of REMIC Regular Certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest for any Distribution Date, the sum of:

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      o     Accrued Certificate Interest in respect of such Class of
            Certificates for such Distribution Date, reduced (to not less than zero) by:

      o any Net Aggregate Prepayment Interest Shortfalls allocated to such Class; and

      o Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; and

      o the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date; and

      o if the aggregate Certificate Balance is reduced because amounts in the Certificate Account allocable to principal have been used to reimburse a nonrecoverable Advance, and there is a subsequent recovery of amounts on the applicable mortgage loans, then interest at the applicable pass-through rate that would have accrued and been distributable with respect to the amount that the aggregate Certificate Balance was so reduced, which interest shall accrue from the date that the Certificate Balance was so reduced through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

      "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

      "Distribution Date" means the [15th] day of each month, or if any such [15th] day is not a business day, on the next succeeding business day.

      "Document Defect" means that a mortgage loan document is not delivered as and when required, is not properly executed or is defective on its face.

      "DOL Regulation" means the final regulation, issued by the U.S. Department of Labor, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

      "DSCR" - See "Debt Service Coverage Ratio."

      "DTC" means The Depository Trust Company.

      "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

      "Due Dates" means dates upon which the related Scheduled Payments are first due, without the application of grace periods, under the terms of the related mortgage loans.

      "EPA" means the United States Environmental Protection Agency.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Account" means one or more custodial accounts established and maintained by a master servicer (or a Primary Servicer on its behalf) pursuant to the Pooling and Servicing Agreement.

      "Euroclear" means The Euroclear System.

      "Event of Default" means, with respect to a master servicer under the Pooling and Servicing Agreement, any one of the following events:

      o any failure by such master servicer to remit to the paying agent or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances, at the times required under the terms of the Pooling and Servicing Agreement, which failure to remit is not cured by 11:00 a.m. on the Distribution Date;

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      o     any failure by such master servicer to make a required deposit to the Certificate Account which continues unremedied for 1 business day following the date on which such deposit was first required to be made;

      o any failure on the part of such master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of such master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such master servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit such master servicer to cure such failure; provided, further, that such cure period may not exceed 90 days;

      o any breach of the representations and warranties of such master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to such master servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further, that such cure period may not exceed 90 days;

      o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such master servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

      o such master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such master servicer or of or relating to all or substantially all of its property;

      o such master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

      o [a servicing officer of such master servicer obtains actual knowledge that Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any Class of Certificates, or (b) placed any Class of Certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such servicing officer obtaining such knowledge), and, in either case, cited servicing concerns with such master servicer as the sole or a material factor in such rating action; or]

      o [such master servicer is no longer listed on [S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer] and is not reinstated to such status within 60 days.]

      o     [Fitch default event]

      o [the Master Servicer, or any primary servicer or sub-servicer appointed by the Master Servicer, shall fail to deliver the items required to be delivered by such servicer under Item 1122 and 1123 of Regulation AB by the time provided for in the Pooling and Servicing Agreement.]

      "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the Initial Rate, together with interest thereon at the Revised Rate from

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the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

      "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC created under the Pooling and Servicing Agreement.

      "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan on the date such proceeds were received.

      "Excess Servicing Fee" means an additional fee payable to the master servicers or Primary Servicers, as applicable, that accrues at a rate set forth in the Pooling and Servicing Agreement, which is assignable and non-terminable.

      "Exemption" means the individual prohibited transaction exemption granted by the DOL to Morgan Stanley & Co. Incorporated, as amended.

      "Expense Losses" means, among other things:

      o any interest paid to the master servicers, the special servicers and the trustee in respect of unreimbursed Advances;

      o all Special Servicer Compensation paid to the special servicers (to the extent not collected from the related borrower);

      o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley Capital I Inc., the master servicers, the Primary Servicers or the special servicers and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

      o any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

      "Fitch" means Fitch, Inc.

      ["Fixed Interest Distribution" has the meaning given such term herein under "The Swap Contract."]

      "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to "insurance company general accounts."

      "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance, material or waste by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

      "Index" means [_______________].

      "Initial Loan Group 1 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 1, or $_____.

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      "Initial Loan Group 2 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 2, or $_____.

      "Initial Pool Balance" means the aggregate Cut-off Date Balance of $_____.

      "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan, as may be modified (without including any excess amount applicable solely because of the occurrence of an Anticipated Repayment Date).

      "Insurance Proceeds" means all amounts paid by an insurer under any insurance policy, excluding any amounts required to be paid to the related borrower or used to restore the related mortgaged property.

      "Interest Accrual Period" means, with respect to each Distribution Date,
(i) for each Class of REMIC Regular Certificates (other than the Class [A-3-1FL] Certificates) and for the Class [A-3-1FL] Regular Interest (for so long as the Swap Contract or any replacement swap contract is in effect and no Swap Default has occurred and is continuing), the calendar month immediately preceding the month in which such Distribution Date occurs and (ii) for the Class [A-3-1FL] Certificates, for so long as the Swap Contract or any replacement swap contract is in effect and no Swap Default has occurred and is continuing, the period from (and including) the prior Distribution Date (or the Closing Date, in the case of the first such period) and ending on (and including) the day before the current Distribution Date.

      "Interest Only Certificates" means the Class X Certificates.

      ["Interest Rate Adjustment Date" means the date on which the interest rate for an adjustable rate mortgage loan will be adjusted, generally, as specified in the related note.]

      "Interest Reserve Account" means an account that each master servicer has established and will maintain for the benefit of the holders of the Certificates.

      "Interest Reserve Amount" means all amounts deposited in each Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

      "Interest Reserve Loan" - See "Non-30/360 Loan" below.

      "Interested Party" means the special servicers, the master servicers, Morgan Stanley Capital I Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by a master servicer or a special servicer pursuant to the Pooling and Servicing Agreement or any person actually known to a responsible officer of the trustee to be an affiliate of any of them.

      "Liquidation Fee" means, generally, [___]% of the related Liquidation Proceeds received in connection with a full or partial liquidation of a Specially Serviced Mortgage Loan or related REO Property and/or any Condemnation Proceeds or Insurance Proceeds received by the trust (except in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a seller due to a Material Breach or a Material Document Defect); provided, however, that (A) in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a seller due to a breach of a representation and warranty or document defect, such fee will only be paid by such seller and due to the special servicer if repurchased after the date that is 180 days or more after the applicable seller receives notice of the breach causing the repurchase and (B) in the case of a repurchase of a mortgage loan by any subordinate or mezzanine lender, such fee will only be due to a special servicer if repurchased 60 days after a master servicer, special servicer or trustee receives notice of the default causing the repurchase.

      "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses (or, with respect to a mortgage loan repurchased by a seller, the Purchase Price of such mortgage loan).

      "Loan Group 1" means that distinct loan group consisting of __ mortgage loans, representing approximately __% of the Initial Pool Balance, that are secured by property types other than multifamily, together with __ mortgage loans secured by multifamily properties.

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      "Loan Group 2" means that distinct loan group consisting of __ mortgage loans that are secured by multifamily properties, representing approximately __% of the Initial Pool Balance and approximately __% of the Initial Pool Balance of all the mortgage loans secured by multifamily properties.

      "Loan Group 1 Principal Distribution Amount" means, for any Distribution Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 1.

      "Loan Group Principal Distribution Amount" means the Loan Group 1 Principal Distribution Amount or Loan Group 2 Principal Distribution Amount, as applicable.

      "Loan Group 2 Principal Distribution Amount" means, for any Distribution Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 2.

      "Lockout Period" means the period, if any, during which voluntary principal prepayments are prohibited under a mortgage loan.

      "MAI" means Member of the Appraisal Institute.

      "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

      "Master Servicing Fee" means the monthly amount, based on the Master Servicing Fee Rate, to which the applicable master servicer is entitled in compensation for servicing the mortgage loans for which it is responsible, including REO Mortgage Loans.

      "Master Servicing Fee Rate" means the rate of [___]% per annum which is payable with respect to a mortgage loan in connection with the Master Servicing Fee, and which is part of the Administrative Cost Rate.

      "Material Breach" means a breach of any of the representations and warranties made by a seller with respect to a mortgage loan that either (a) materially and adversely affects the interests of the holders of the Certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

      "Material Document Defect" means a Document Defect that either (a) materially and adversely affects the interests of the holders of the Certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

      "Money Term" means, with respect to any mortgage loan, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage File" means the following documents, among others:

      o the original mortgage note (or lost note affidavit and indemnity), endorsed (without recourse) in blank or to the order of the trustee;

      o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

      o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

      o an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

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      o     an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

      o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report);

      o     when relevant, the related ground lease or a copy thereof;

      o when relevant, all letters of credit in favor of the lender and applicable assignments or transfer documents; and

      o when relevant, with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignments or transfer documents.

      "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Morgan Stanley Capital I Inc. and the respective seller, as the case may be.

      "Mortgage Pool" means the __ mortgage loans with an aggregate principal balance as of the Cut-off Date, of approximately $_____, which may vary by up to 5%.

      "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date and each master servicer, the aggregate of all Prepayment Interest Shortfalls incurred in respect of all (or, where specified, a portion) of the mortgage loans serviced by such master servicer (including Specially Serviced Mortgage Loans) during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by such master servicer and Primary Servicer in respect of such mortgage loans, if applicable.

      "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date) minus the related Administrative Cost Rate and minus, with respect to each residential cooperative mortgage loan, the Class [X-Y] Strip Rate for such mortgage loan; provided that, for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates or the Class [A-3-1FL] Regular Interest from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the Certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of Certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each Non-30/360
Loan:

      o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

      o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2006) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

      "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the "NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income (and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures,

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including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

      "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12, 30-day months.

      "Notional Amount" has the meaning described under "Description of the Offered Certificates--Certificate Balances" in this prospectus supplement.

      "OID" means original issue discount.

      "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions. We anticipate that the initial Operating Adviser will be [__].

      "Option" means the option to purchase from the trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans," in this prospectus supplement.

      ["Payment Adjustment Date" means the date on which the monthly payment on an adjustable mortgage loan will be adjusted, generally, as specified in the related loan documents.]

      ["Payment Cap" means the provisions in the Pooling Agreement which provide that the adjustment of the amount of the monthly payment on a Payment Adjustment Date may not result in a monthly payment that increases by more than ___% or, in some cases, decreases by more than ____%, of the amount of the monthly payment in effect immediately prior to the Payment Adjustment Date.]

      "P&I Advance" means the amount of any Scheduled Payments or Assumed Scheduled Payments (net of the related Master Servicing Fees, Excess Servicing Fees, Primary Servicing Fees and other servicing fees payable from such Scheduled Payments or Assumed Scheduled Payments), other than any Default Interest or Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the related Determination Date.

      In the case of mortgage loans for which a Scheduled Payment is due in a month on a Due Date (including any grace period) that is scheduled to occur after the end of the Collection Period in such month, the master servicer must, unless the Scheduled Payment is received before the end of such Collection Period, make a P&I Advance in an amount equal to such Scheduled Payment (net of any Master Servicing Fee or Primary Servicing Fee) (or, in the case of a Balloon Payment, an amount equal to the Assumed Scheduled Payment that would have been deemed due if such Due Date occurred on the Master Servicer Remittance Date), in each case subject to a nonrecoverability determination.

      "Participants" means DTC's participating organizations.

      "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

      "Pass-Through Rate" means the rate per annum at which any Class of Certificates (other than the Class [EI] Certificates and Residual Certificates) or the Class [A-3-1FL] Regular Interest accrues interest.

      "Percent Leased" means the percentage of square feet or units, as the case may be, of a mortgaged property that was occupied or leased or, in the case of hospitality and [identify other] properties, average units so occupied over a specified period, as of a specified date (identified on Annex A-II to this prospectus supplement as the "Percent Leased as of Date"), as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property. Such percentage includes tenants which have executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy.

      "Percentage Interest" will equal, as evidenced by any REMIC Regular Certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or

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Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

      "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the receipt by the related seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage," but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related seller by the trustee in accordance with the Pooling and Servicing Agreement.

      "Plans" means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

      "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of _____, 200__, among Morgan Stanley Capital I Inc., as depositor, _____, as general master servicer with respect to the mortgage loans other than the ___ Mortgage Loans, ____, as master servicer with respect to the
___ Mortgage Loans, _____, as special servicer with respect to the mortgage loans, other than the residential cooperative mortgage loans, _____, as special servicer with respect to the residential cooperative mortgage loans and _____, as trustee, paying agent and certificate registrar.

      "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment (including any unscheduled Balloon Payment) is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or unscheduled Balloon Payment allocable to such mortgage loan that exceeds the corresponding amount of interest accruing on the Certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on such mortgage loan from such Due Date to the date such payment was made, net of the amount of any Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee and the Trustee Fee and, if the related mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicing Fee in each case, to the extent payable out of such collection of interest.

      "Prepayment Interest Shortfall" means a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (including any unscheduled Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due
Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan, and the Trustee Fee) that accrues on the amount of such Principal Prepayment or unscheduled Balloon Payment allocable to such mortgage loan will be less than the corresponding amount of interest accruing on the Certificates, if applicable. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

      o the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan), plus, with respect to the residential cooperative mortgage loans, the applicable Class [X-Y] Strip Rate, on the Scheduled Principal Balance of such mortgage loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made, over

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      o     the aggregate interest that did so accrue at the Net Mortgage Rate plus, with respect to the residential cooperative mortgage loans, the applicable Class [X-Y] Strip Rate, through the date such payment was made.

      "Prepayment Premium" means, with respect to any mortgage loan for any Distribution Date, prepayment premiums and percentage charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan.

      "Primary Servicer" means any of _____, _____, and _____, and each of their respective permitted successors and assigns.

      "Primary Servicing Fee" means the monthly amount, based on the Primary Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

      "Primary Servicing Fee Rate" means a per annum rate set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee and which is part of the Administrative Cost Rate.

      "Principal Balance Certificates" means, upon initial issuance, the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1FL], Class [A-3-1], Class [A-3-2],
Class [A-AB], Class [A-4A], Class [A-4B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates.

      "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

      o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans for their respective Due Dates occurring during the related Collection Period; and

      o all payments (including Principal Prepayments and the principal portion of Balloon Payments) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans during the related Collection Period and that were identified and applied by a master servicer as recoveries of principal thereof.

      The following amounts shall reduce the Principal Distribution Amount (and, in each case, will be allocated first to the Loan Group Principal Distribution Amount applicable to the related mortgage loan, and then to the other Loan Group Principal Distribution Amount) to the extent applicable:

      o if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and Advance interest thereon) are reimbursable from amounts allocable to principal on the mortgage pool during the Collection Period for the related distribution date, net of any nonrecoverable Advances then outstanding and reimbursable from such amounts, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and Advance interest thereon) that are reimbursed from such principal collections during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan Group Principal Distribution Amount applicable to the related mortgage loan) for the distribution date following the collection period in which the subsequent recovery occurs) for the distribution date following the Collection Period in which the subsequent recovery occurs); and

      o if any Advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that Advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described herein) will be reimbursable (with Advance interest thereon) first from amounts allocable to principal on the mortgage pool during the Collection Period for the related distribution

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            date (prior to reimbursement from other collections) and the
            Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and Advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan Group Principal Distribution Amount applicable to the related mortgage loan) for the distribution date following the collection period in which the subsequent recovery occurs) for the distribution date following the Collection Period in which the subsequent recovery occurs).

      So long as both the Class [A-4B] and Class [A-1A] Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a loan group-by-loan group basis. On each Distribution Date after the Certificate Balance of either the Class [A-4B] or Class [A-1A] Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

      "Principal Prepayments" means the payments and collections with respect to principal of the mortgage loans that constitute voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

      "Privately offered Class X Certificates" means the Class [X-1] Certificates and the Class [X-Y] Certificates, collectively.

      "PTCE" means a DOL Prohibited Transaction Class Exemption.

      "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase occurs and the amount of any expenses related to such mortgage loan or the related REO Property (including, without duplication, any Servicing Advances, Advance Interest related to such mortgage loan and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan that are reimbursable to the master servicers, the special servicers or the trustee, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicers, the Primary Servicers, the special servicers, Morgan Stanley Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above)) plus, in connection with a repurchase by a seller, any Liquidation Fee payable by such seller in accordance with the proviso contained in the definition of "Liquidation Fee."

      "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates.

      "Rated Final Distribution Date" means the Distribution Date in _____.

      "Rating Agencies" means _____ and _____

      "Realized Losses" means losses arising from the inability of the trustee, master servicers or the special servicers to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

      o the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

      o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses.

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      If the mortgage rate on any such mortgage loan is reduced or a portion of the debt due under any such mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the Certificates on the succeeding distribution date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described herein) to reduce principal balances of the Principal Balance Certificates on the distribution date for that Collection Period.

      "Record Date" means, with respect to each Class of offered certificates[, except the [Cass A-3-1FL] Certificates,] for each Distribution Date, the [last] business day of the calendar month [preceding] the month in which such Distribution Date occurs. [With respect to the [Class A-3-1FL Certificates], the day prior to the related Distribution Date.]

      "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) 3 consecutive Scheduled Payments have been made (in the case of any such mortgage loan that was modified, based on the modified terms), (b) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether any mortgage loan as to which an Appraisal Event has occurred is a Rehabilitated Mortgage Loan, no other Appraisal Event has occurred) and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event, such amounts have been forgiven or the related borrower has agreed to reimburse such costs or, if such costs represent certain Advances, is obligated to repay such Advances, as more particularly set forth in the Pooling and Servicing Agreement.

      "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

      "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement.

      "REO Mortgage Loan" means any defaulted mortgage loan as to which the related mortgaged property is REO Property.

      "REO Property" means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

      "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

      "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

      "Residual Certificates" means the Class [R-I] Certificates, the Class [R-II] Certificates and the Class [R-III] Certificates.

      "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      "Scheduled Payment" means, in general, for any mortgage loan on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan subsequent to the Closing Date, whether agreed to by a special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

     "Scheduled Principal Balance" of any mortgage loan or REO Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), thereof, reduced, to not less than zero, by:

      o any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

      o the principal portion of any Realized Loss incurred in respect of such mortgage loan during any preceding Collection Period.

      "Senior Certificates" means the Class A Senior Certificates and the Class X Certificates.

      "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by each master servicer in connection with the servicing of the mortgage loan for which it is acting as master servicer after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

      "Servicing Standard" means the standard by which the master servicers and the special servicers will service and administer the mortgage loans and/or REO Properties that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement in the best interests and for the benefit of the Certificateholders (as determined by the applicable master servicer or the applicable special servicer, as applicable, in its good faith and reasonable judgment), to perform such servicing and administration in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject mortgage loans and, to the extent consistent with the foregoing, further as follows--

      o with the same care, skill and diligence as is normal and usual in such master servicer's or special servicer's, as applicable, general mortgage servicing activities, and in the case of a special servicer, its REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those which it is obligated to service and administer pursuant to the Pooling and Servicing Agreement; and

      o with a view to the timely collection of all scheduled payments of principal and interest under the serviced mortgage loans and, in the case of a special servicer, if a serviced mortgage loan comes into and continues in default and if, in the judgment of such special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that mortgage loan to the Certificateholders (as a collective whole), on a net present value basis; but

      o     without regard to--

            (a) any relationship that a master servicer or a special servicer, as the case may be, or any affiliate thereof may have with the related borrower,

            (b) the ownership of any Certificate by a master servicer or a special servicer, as the case may be, or by any affiliate thereof,

            (c)   a master servicer's obligation to make Advances,

            (d) a special servicer's obligation to request that a master servicer make Servicing Advances,

            (e) the right of a master servicer (or any affiliate thereof) or a special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction, or

            (f) any obligation of a master servicer or any of its affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan.

      "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan to become a Specially Serviced Mortgage Loan.

      "Special Servicer Compensation" means such fees payable to each special servicer, collectively, the Special Servicing Fee, the Workout Fee and the Liquidation Fee and any other fees payable to the special servicers pursuant to the Pooling and Servicing Agreement.

      "Special Servicer Event of Default" means, with respect to a special servicer under the Pooling and Servicing Agreement, any one of the following events:

      o any failure by such special servicer to remit to the paying agent or the applicable master servicer within 1 business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

      o any failure by such special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for 1 business day following the date on which such deposit or remittance was first required to be made;

      o any failure on the part of such special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such special servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that such special servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit such special servicer to cure the failure, provided that such cure period may not exceed 90 days;

      o any breach by such special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such special servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that such special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit such special servicer to cure such failure, provided that such cure period may not exceed 90 days;

      o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

      o such special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such special servicer or of or relating to all or substantially all of its property;

      o such special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

      o [a servicing officer of the special servicer obtains actual knowledge that Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any Class of Certificates, or (b) placed any Class of Certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such servicing officer obtaining such knowledge), and, in either case, cited servicing concerns with the special servicer as the sole or a material factor in such rating action; or]

      o [such special servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer and is not reinstated to such status within 60 days.]

      o     [Fitch event of default]

      [the Special Servicer, or any primary servicer or sub-servicer appointed by the Special Servicer, shall fail to deliver the items required to be delivered by such servicer under Item 1122 and 1123 of Regulation AB by the time provided for in the Pooling and Servicing Agreement.]

      o

      "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to [.___]% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

      "Specially Serviced Mortgage Loan" means any mortgage loan as to which:

      o [a payment default shall have occurred on a mortgage loan (i) at its maturity date (except, if (a) the borrower is making its regularly scheduled monthly payments, (b) the borrower notifies the applicable master servicer of its intent to refinance such mortgage loan and is diligently pursuing such refinancing, (c) the borrower delivers a firm commitment to refinance acceptable to the Operating Advisor on or prior to the maturity date, and (d) such refinancing occurs within 60 days of such default, which 60-day period may be extended to 120 days at the Operating Advisor's discretion) or (ii) if any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;]

      o [to the applicable master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days;]

      o [the applicable master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;]

      o [the applicable master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of such master servicer, materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);]

      o [the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or]

      o [in the judgment of the applicable master servicer, (a) a payment default is imminent or is likely to occur within 60 days or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of such master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders.]

      "Structuring Assumptions" means the following assumptions:

      o the mortgage rate on each mortgage loan in effect as of the Closing Date remains in effect until maturity or its Anticipated Repayment Date;

      o the initial Certificate Balances and initial Pass-Through Rates of the Certificates are as presented herein, and the Pass-Through Rate of the Class [A-3-1FL] Certificates remains at its initial rate;

      o     the closing date for the sale of the Certificates is _____;

      o distributions on the Certificates are made on the [15]th day of each month, commencing in _____;

      o there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

      o Scheduled Payments on the mortgage loans are timely received on the first day of each month;

      o     the trust does not experience any Expense Losses;

      o no Principal Prepayment on any mortgage loan is made during its Lockout Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

      o     no Prepayment Interest Shortfalls occur;

      o no mortgage loan is the subject of a repurchase or substitution by the respective seller and no optional termination of the trust occurs, unless specifically noted;

      o     each ARD Loan pays in full on its Anticipated Repayment Date;

      o any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance; and

      o no holder of a mezzanine loan or subordinate debt exercises its option to purchase any mortgage loan.

      "Subordinate Certificates" means the Class [A-J] Certificates, the Class [B] Certificates, the Class [C] Certificates, the Class [D] Certificates, the Class [E] Certificates, the Class [F] Certificates, the Class [G] Certificates, the Class [H] Certificates, the Class [J] Certificates, the Class [K] Certificates, the Class [L] Certificates, the Class [M] Certificates, the Class [N] Certificates, the Class [O] Certificates and the Class [P] Certificates.

      ["Swap Counterparty" means [MSCS] or any successor thereto.]

      "Treasury Rate" unless otherwise specified in the related mortgage loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer for such mortgage loan will select a comparable publication to determine the Treasury Rate.

      "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties calculated at a rate that is part of the Administrative Cost Rate.

      "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income (and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of
(a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

      Underwritable Cash Flow in the case of any underlying mortgage loan that is secured by a residential cooperative property generally equals projected net operating income at the related mortgaged property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

      "Underwriters" means Morgan Stanley & Co. Incorporated, _____ and _____.

      "Underwriting Agreement" means that agreement, dated _____, entered into by Morgan Stanley Capital I Inc., Morgan Stanley & Co. Incorporated, _____ and
_____.

      "Unpaid Interest" means, on any Distribution Date with respect to any Class of Certificates (excluding the Class [A-3-1FL] Certificates, the Residual Certificates and the Class [EI] Certificates) and the Class [A-3-1FL] Regular Interest, the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

      "Value Co-op Basis" means, with respect to any residential cooperative property securing a mortgage loan in the trust fund, an amount calculated based on the market value, as determined by an appraisal, of the real property, as if operated as a residential cooperative.

      "Weighted Average Net Mortgage Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate) weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

      "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan equal to [___]% of the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan for so long as it remains a Rehabilitated Mortgage Loan.

      "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

      "Yield Maintenance Minimum Amount" means, with respect to a mortgage loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

                                   SCHEDULE A

  RATES USED IN DETERMINATION OF CLASS [X-1] AND CLASS [X-2] PASS-THROUGH RATES



                                   Sched. A-1

                                   SCHEDULE B

                            COMPONENT NOTIONAL AMOUNT

Distribution
Date           Class    Class    Class     Class      Class     Class    Class    Class    Class    Class
(inclusive)    [A-1]   [A-1]-A   [A-2]   [A-3-1FL]   [A-3-1]   [A-3-2]   [A-AB]   [A-4A]   [A-4B]   [A-J]
------------   -----   -------   -----   ---------   -------   -------   ------   ------   ------   -----



Distribution
Date           Class   Class   Class   Class   Class   Class   Class   Class   Class   Class
(inclusive)     [B]     [C]     [D]     [E]     [F]     [G]     [H]     [J]     [K]     [L]
------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----




                                   Sched. B-1

                                   SCHEDULE C

                     CLASS [A-AB] PLANNED PRINCIPAL BALANCE

                                   SCHEDULE C-1

                                   APPENDIX I

                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

Mortgage Loan Sellers

                                                         Aggregate       Percent by      Weighted
                                                          Cut-off        Aggregate       Average
                                         Number of         Date           Cut-off        Mortgage
Loan Seller                            Mortgage Loans   Balance ($)   Date Balance (%)   Rate (%)
------------------------------------   --------------   -----------   ----------------   --------
Morgan Stanley Mortgage Capital Inc.


------------------------------------   --------------   -----------   ----------------   --------
Total:
                                        Weighted                  Weighted     Weighted
                                         Average     Weighted     Average      Average
                                        Remaining    Average      Cut-off      Balloon
Loan Seller                            Term (Mos.)   DSCR (x)   Date LTV (%)   LTV (%)
------------------------------------   -----------   --------   ------------   --------
Morgan Stanley Mortgage Capital Inc.


------------------------------------   -----------   --------   ------------   --------
Total:

Cut-off Date Balances

                                                         Aggregate       Percent by      Weighted
                                                          Cut-off        Aggregate       Average
                                         Number of         Date           Cut-off        Mortgage
Loan Seller                            Mortgage Loans   Balance ($)   Date Balance (%)   Rate (%)
------------------------------------   --------------   -----------   ----------------   --------
1 - 2,500,000
2,5000,001 - 5,000,000
5,000,001 - 7,500,000
7,500,001 - 10,000,000
10,000,001 - 12,500,000
12,500,001 - 15,000,000
15,000,001 - 17,500,000
20,000,001 - 30,000,000
60,000,001 - 70,000,000
70,000,001 >=
------------------------------------   --------------   -----------   ----------------   --------
Total:
                                        Weighted                  Weighted     Weighted
                                         Average     Weighted     Average      Average
                                        Remaining    Average      Cut-off      Balloon
Loan Seller                            Term (Mos.)   DSCR (x)   Date LTV (%)   LTV (%)
------------------------------------   -----------   --------   ------------   --------
1 - 2,500,000
2,5000,001 - 5,000,000
5,000,001 - 7,500,000
7,500,001 - 10,000,000
10,000,001 - 12,500,000
12,500,001 - 15,000,000
15,000,001 - 17,500,000
20,000,001 - 30,000,000
60,000,001 - 70,000,000
70,000,001 >=
------------------------------------   -----------   --------   ------------   --------
Total:

                                  Appendix I-1

                                   APPENDIX I

                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

States

                                Aggregate       Percent by      Weighted    Weighted                  Weighted     Weighted
                Number of        Cut-off        Aggregate       Average      Average     Weighted     Average      Average
                Mortgaged         Date           Cut-off        Mortgage    Remaining    Average      Cut-off      Balloon
State           Properties     Balance ($)   Date Balance (%)   Rate (%)   Term (Mos.)   DSCR (x)   Date LTV (%)   LTV (%)
-----------   --------------   -----------   ----------------   --------   -----------   --------   ------------   --------



-----------   --------------   -----------   ----------------   --------   -----------   --------   ------------   --------
Total:

                                  Appendix I-2

                                   APPENDIX I

                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

Property Types

                                                         Aggregate       Percent by
                                         Number of        Cut-off        Aggregate
                                         Mortgaged         Date           Cut-off
Loan Seller                              Proeperties    Balance ($)   Date Balance (%)
------------------------------------   --------------   -----------   ----------------
Office
     Urban
     Suburban
     Medical
         Subtotal:
Multifamily
     Garden
     Cooperative
     Townhouse
     High Rise
     Low Rise
         Subtotal:
Retail
     Anchored
     Unanchored
     Free Standing
     Shadow Anchored
         Subtotal:
Industrial
     Flex
     Warehouse
     Light
         Subtotal:
Hospitality
     Limited Service
         Subtotal:
Assisted Living Facility
     Assisted Living Facility
         Subtotal:
Self Storage
     Self Storage
         Subtotal:
Mixed Use
     Office/Retail
         Subtotal:
------------------------------------   --------------   -----------   ----------------
Total:
                                       Weighted    Weighted                  Weighted     Weighted
                                       Average      Average     Weighted     Average      Average
                                       Mortgage    Remaining    Average      Cut-off      Balloon
Loan Seller                            Rate (%)   Term (Mos.)   DSCR (x)   Date LTV (%)   LTV (%)
------------------------------------   --------   -----------   --------   ------------   --------
Office
     Urban
     Suburban
     Medical
         Subtotal:
Multifamily
     Garden
     Cooperative
     Townhouse
     High Rise
     Low Rise
         Subtotal:
Retail
     Anchored
     Unanchored
     Free Standing
     Shadow Anchored
         Subtotal:
Industrial
     Flex
     Warehouse
     Light
         Subtotal:
Hospitality
     Limited Service
         Subtotal:
Assisted Living Facility
     Assisted Living Facility
         Subtotal:
Self Storage
     Self Storage
         Subtotal:
Mixed Use
     Office/Retail
         Subtotal:
------------------------------------   --------   -----------   --------   ------------   --------
Total:

                                  Appendix I-3

                                   APPENDIX I

                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL



                                  Appendix I-4

                                   APPENDIX I

                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

Mortgage Rates

                                                         Aggregate       Percent by      Weighted
                                                          Cut-off        Aggregate       Average
                                         Number of         Date           Cut-off        Mortgage
Mortgage Rate (%)                      Mortgage Loans   Balance ($)   Date Balance (%)   Rate (%)
------------------------------------   --------------   -----------   ----------------   --------
<= 5.000
5.001 - 5.500
5.501 - 6.000
6.001 - 6.500
6.501 - 7.000
7.001 - 7.500
8.001 - 8.500
8.501 - 9.000
9.001 - 9.500
------------------------------------   --------------   -----------   ----------------   --------
Total:
                                       Weighted                  Weighted     Weighted
                                        Average     Weighted     Average      Average
                                       Remaining    Average      Cut-off      Balloon
Mortgage Rate (%)                     Term (Mos.)   DSCR (x)   Date LTV (%)   LTV (%)
------------------------------------  -----------   --------   ------------   --------
<= 5.000
5.001 - 5.500
5.501 - 6.000
6.001 - 6.500
6.501 - 7.000
7.001 - 7.500
8.001 - 8.500
8.501 - 9.000
9.001 - 9.500
------------------------------------  -----------   --------   ------------   --------
Total:

Minimum:
Maximum:
Weighted Average:


Original Terms to Stated Maturity

                                                            Aggregate       Percent by      Weighted
                                                             Cut-off        Aggregate       Average
                                            Number of         Date           Cut-off        Mortgage
Original Term to Stated Maturity (mos.)   Mortgage Loans   Balance ($)   Date Balance (%)   Rate (%)
---------------------------------------   --------------   -----------   ----------------   --------
<= 60
61 - 120
121 - 180
181 - 240
241 - 300
---------------------------------------   --------------   -----------   ----------------   --------
                                           Weighted                  Weighted     Weighted
                                            Average     Weighted     Average      Average
                                           Remaining    Average      Cut-off      Balloon
Original Term to Stated Maturity (mos.)   Term (Mos.)   DSCR (x)   Date LTV (%)   LTV (%)
---------------------------------------   -----------   --------   ------------   --------
<= 60
61 - 120
121 - 180
181 - 240
241 - 300
---------------------------------------   -----------   --------   ------------   --------

Total:
Minimum:
Maximum:
Weighted Average:

                                  Appendix I-5

                                   APPENDIX I

                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

Remaining Terms to Stated Maturity

                                                             Aggregate       Percent by      Weighted
                                                              Cut-off        Aggregate       Average
                                             Number of         Date           Cut-off        Mortgage
Remaining Term to Stated Maturity (mos.)   Mortgage Loans   Balance ($)   Date Balance (%)   Rate (%)
----------------------------------------   --------------   -----------   ----------------   --------
<= 60
61 - 120
121 - 180
181 - 240
241 >=
----------------------------------------   --------------   -----------   ----------------   --------
Total:
                                            Weighted                  Weighted     Weighted
                                             Average     Weighted     Average      Average
                                            Remaining    Average      Cut-off      Balloon
Remaining Term to Stated Maturity (mos.)   Term (Mos.)   DSCR (x)   Date LTV (%)   LTV (%)
----------------------------------------   -----------   --------   ------------   --------
<= 60
61 - 120
121 - 180
181 - 240
241 >=
----------------------------------------   -----------   --------   ------------   --------
Total:

Minimum:
Maximum:
Weighted Average:


Original Amortization Terms

                                                         Aggregate       Percent by      Weighted
                                                          Cut-off        Aggregate       Average
                                         Number of         Date           Cut-off        Mortgage
Original Amortization Term (mos.)      Mortgage Loans   Balance ($)   Date Balance (%)   Rate (%)
------------------------------------   --------------   -----------   ----------------   --------
Balloon Loans
     Interest Only
     181 - 240
     241 - 300
     301 - 360
     401 >=
Subtotal:
Fully Amortizing Loan
     61- 120
     121 - 180
     181 - 240
     241 - 300
Subtotal:
------------------------------------   --------------   -----------   ----------------   --------
Total:
                                        Weighted                  Weighted     Weighted
                                         Average     Weighted     Average      Average
                                        Remaining    Average      Cut-off      Balloon
Original Amortization Term (mos.)      Term (Mos.)   DSCR (x)   Date LTV (%)   LTV (%)
------------------------------------   -----------   --------   ------------   --------
Balloon Loans
     Interest Only
     181 - 240
     241 - 300
     301 - 360
     401 >=
Subtotal:
Fully Amortizing Loan
     61- 120
     121 - 180
     181 - 240
     241 - 300
Subtotal:
------------------------------------   -----------   --------   ------------   --------
Total:

Minimum:
Maximum:
Weighted Average:

                                  Appendix I-6

                                   APPENDIX I

                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

Remaining Amortization Terms

                                                         Aggregate       Percent by      Weighted
                                                          Cut-off        Aggregate       Average
                                         Number of         Date           Cut-off        Mortgage
Remaining Amortization Term (mos.)     Mortgage Loans   Balance ($)   Date Balance (%)   Rate (%)
------------------------------------   --------------   -----------   ----------------   --------
Balloon Loans
     Interest Only
     181 - 240
     241 - 300
     301 - 360
     362 >=
Subtotal:
Fully Amortizing Loan
     61- 120
     121 - 180
     181 - 240
     241 >=
Subtotal:
------------------------------------   --------------   -----------   ----------------   --------
Total:
                                        Weighted                  Weighted     Weighted
                                         Average     Weighted     Average      Average
                                        Remaining    Average      Cut-off      Balloon
Remaining Amortization Term (mos.)     Term (Mos.)   DSCR (x)   Date LTV (%)   LTV (%)
------------------------------------   -----------   --------   ------------   --------
Balloon Loans
     Interest Only
     181 - 240
     241 - 300
     301 - 360
     362 >=
Subtotal:
Fully Amortizing Loan
     61- 120
     121 - 180
     181 - 240
     241 >=
Subtotal:
------------------------------------   -----------   --------   ------------   --------
Total:

Minimum:
Maximum:
Weighted Average:

                                  Appendix I-7

                                   APPENDIX I

                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

Debt Service Coverage Ratios

                                                         Aggregate       Percent by      Weighted
                                                          Cut-off        Aggregate       Average
                                         Number of         Date           Cut-off        Mortgage
Debt Service Coverage Ratio (x)        Mortgage Loans   Balance ($)   Date Balance (%)   Rate (%)
------------------------------------   --------------   -----------   ----------------   --------
1.01 - 1.10
1.11 - 1.20
1.21 - 1.30
1.31 - 1.40
1.41 - 1.50
1.51 - 1.60
1.61 - 1.70
1.71 - 1.80
1.81 - 1.90
1.91 - 2.00
2.01 - 2.50
2.51 - 3.00
3.01 >=
------------------------------------   --------------   -----------   ----------------   --------
Total:
                                        Weighted                  Weighted     Weighted
                                         Average     Weighted     Average      Average
                                        Remaining    Average      Cut-off      Balloon
Debt Service Coverage Ratio (x)        Term (Mos.)   DSCR (x)   Date LTV (%)   LTV (%)
------------------------------------   -----------   --------   ------------   --------
1.01 - 1.10
1.11 - 1.20
1.21 - 1.30
1.31 - 1.40
1.41 - 1.50
1.51 - 1.60
1.61 - 1.70
1.71 - 1.80
1.81 - 1.90
1.91 - 2.00
2.01 - 2.50
2.51 - 3.00
3.01 >=
------------------------------------   -----------   --------   ------------   --------
Total:

Minimum:
Maximum:
Weighted Average:

Loan-to-Value Ratios

                                                         Aggregate       Percent by      Weighted
                                                          Cut-off        Aggregate       Average
                                         Number of         Date           Cut-off        Mortgage
Loan-to-Value Ratio (%)                Mortgage Loans   Balance ($)   Date Balance (%)   Rate (%)
------------------------------------   --------------   -----------   ----------------   --------
0.0 - 10.0
10.1 - 20.0
20.1 - 30.0
30.1 - 40.0
40.1 - 50.0
50.1 - 60.0
60.1 - 70.0
70.1 - 75.0
75.1 - 80.0
80.1 - 85.0
------------------------------------   --------------   -----------   ----------------   --------
Total:
                                        Weighted                  Weighted     Weighted
                                         Average     Weighted     Average      Average
                                        Remaining    Average      Cut-off      Balloon
Loan-to-Value Ratio (%)                Term (Mos.)   DSCR (x)   Date LTV (%)   LTV (%)
------------------------------------   -----------   --------   ------------   --------
0.0 - 10.0
10.1 - 20.0
20.1 - 30.0
30.1 - 40.0
40.1 - 50.0
50.1 - 60.0
60.1 - 70.0
70.1 - 75.0
75.1 - 80.0
80.1 - 85.0
------------------------------------   -----------   --------   ------------   --------
Total:

Minimum:
Maximum:
Weighted Average:

                                  Appendix I-8

                                   APPENDIX I

                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL


Balloon Loan-to-Value Ratios

                                                         Aggregate       Percent by      Weighted
                                                          Cut-off        Aggregate       Average
                                         Number of         Date           Cut-off        Mortgage
Balloon Loan-to-Value Ratio (%)        Mortgage Loans   Balance ($)   Date Balance (%)   Rate (%)
------------------------------------   --------------   -----------   ----------------   --------
0.0 - 10.0
10.1 - 20.0
20.1 - 30.0
30.1 - 40.0
40.1 - 50.0
50.1 - 55.0
55.1 - 60.0
60.1 - 65.0
65.1 - 70.0
70.1 - 75.0
------------------------------------   --------------   -----------   ----------------   --------
Total:
                                        Weighted                  Weighted     Weighted
                                         Average     Weighted     Average      Average
                                        Remaining    Average      Cut-off      Balloon
Balloon Loan-to-Value Ratio (%)        Term (Mos.)   DSCR (x)   Date LTV (%)   LTV (%)
------------------------------------   -----------   --------   ------------   --------
0.0 - 10.0
10.1 - 20.0
20.1 - 30.0
30.1 - 40.0
40.1 - 50.0
50.1 - 55.0
55.1 - 60.0
60.1 - 65.0
65.1 - 70.0
70.1 - 75.0
------------------------------------   -----------   --------   ------------   --------
Total:

Minimum:
Maximum:
Weighted Average:

Prepayment Restriction Analysis:  Total Pool

Percentage of Collateral by Prepayment Restriction (%)

Prepayment Restrictions    Feb-05   Feb-06   Feb-07   Feb-08   Feb-09   Feb-10   Feb-11   Feb-12
------------------------   ------   ------   ------   ------   ------   ------   ------   ------
Locked Out
Yield Maintenance Total
Penalty Points Total
Open
------------------------   ------   ------   ------   ------   ------   ------   ------   ------
TOTALS

Pool Balance Outstanding
% Initial Pool Balance

                                  Appendix I-9

                                   APPENDIX I

                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

Percentage of Collateral by Prepayment Restriction (cont'd) (%)

Prepayment Restrictions    Feb-13   Feb-14   Feb-15   Feb-16   Feb-17   Feb-18   Feb-19   Feb-20
------------------------   ------   ------   ------   ------   ------   ------   ------   ------
Locked Out
Yield Maintenance Total
Penalty Points Total
Open
------------------------   ------   ------   ------   ------   ------   ------   ------   ------
TOTALS

Pool Balance Outstanding
% Initial Pool Balance

                                 Appendix I-10

                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1



                                 Appendix I-11

                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2



                                 Appendix I-12

                                   APPENDIX II

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

(1)      Mortgage Loan No.
(2)      CMSA Loan No.
(3)      CMSA Property No.
(4)      Mortgage Loan Seller
(5)      Property Name
(6)      Loan Group
(7)      X-Y Class
(8)      Original Balance
(9)      Cut-Off Date Balance
(10)     NOI DSCR (11) NCF DSCR
(12)     Post IO Period DSCR (13) Cut-Off Date LTV (14) Balloon LTV
(15)     Cut-Off Date LTV Without Tax Credits
(16)     Balloon LTV Without Tax Credits
(17)     Street Address
(18)     City
(19)     State
(20)     Zip Code
(21)     Property Type
(22)     Property Sub-Type
(23)     Units/SF (24) Year Built (25) Year Renovated (26) Percent Leased
(27)     Percent Leased as of Date
(28)     Security Type
(29)     Lien Position
(30)     Related Borrowers
(31)     Cut-Off Date Balance per Unit or SF
(32)     Note Date
(33)     First Payment Date (P&I)
(34)     First Payment Date (IO)
(35)     Maturity Date
(36)     Due Date
(37)     Grace Period
(38)     ARD Loan
(39)     Lockbox Status
(40)     Lockbox Type
(41)     Original term to Maturity
(42)     Remaining Term to Maturity
(43)     Original Amortization Term
(44)     Remaining Amortization Term
(45)     Mortgage Rate
(46)     Monthly Payment (P&I)
(47)     Monthly Payment (IO)
(48)     Third Most Recent NOI
(49)     Third Most Recent NOI Date
(50)     Second Most Recent NOI
(51)     Second Most Recent NOI Date

                                 Appendix II-1

(52)     Most Recent NOI
(53)     Most Recent NOI Date
(54)     Underwritable NOI
(55)     Underwritable Cash Flow
(56)     Balloon Balance
(57)     Current Value
(58)     Source of Value
(59)     Market Study Capitalization Rate
(60)     Valuation Date
(61) For Cooperative Loans - Rental Value, LTV as Rental, Unsold Percent, Sponsor Units, Investor Units, Coop Units, Sponsor Carry
(62)     Largest Tenant - Lease Expiration Date & % NSF
(63)     Second Largest Tenant - Lease Expiration Date & % NSF
(64)     Third Largest Tenant - Lease Expiration Date & % NSF
(65)     Insurance Escrow in Place
(66)     Tax Escrow in Place
(67)     Capital Expenditures Escrow in Place
(68)     TI/LC Escrow in Place
(69)     Other Escrow Description
(70)     Springing Escrow Description
(71)     Initial Capital Expenditure Escrow Requirement
(72)     Monthly Capital Expenditure Escrow Requirement
(73)     Current Capital Expenditure Escrow Balance
(74)     Initial TI/LC Escrow Requirement
(75)     Monthly TI/LC Escrow Requirement
(76)     Current TI/LC Escrow Balance
(77)     Environmental Insurance
(78)     Interest Accrual Method
(79)     Seasoning
(80) Prepayment Code (LO, DEF, DEF/YM1, YM1, YM2, YM, YM0.5, 5%, 4%, 3%, 2%, 1%, Open, YM Formula
(81)     Administrative Cost Rate
(82)     [Master Servicer]
(83)     [Special Servicer]

Footnotes:  [Insert as applicable]
[With respect to Mortgage Loan No. __, [insert loan name], [the borrower has additional secured, subordinated mortgages in the form of: a mortgage to [___] securing an initial principal balance of $[__]] [the related mortgage also secures a subordinate note in the amount of $[__]].
[With respect to Mortgage Loan No. __, [insert loan name], the borrower has the right in the future to obtain additional secured, subordinated financing in the amount of $[__], subject to [state any conditions.]
[With respect to Mortgage Loan No. __, [insert loan name], the parent company of the borrower has obtained mezzanine financing in the amount of $[__] secured by the ownership interests in the borrower.]
[With respect to Mortgage Loan No. __, [insert loan name], the parent company of the borrower has the right in the future to obtain mezzanine financing secured by the ownership interests in the borrower [in the amount of $[__]][, subject to [state any conditions].]

                                 Appendix II-2

                                  APPENDIX III

                     CERTAIN CHARACTERISTICS OF LOAN GROUP 2

(1)      Mortgage Loan No.
(2)      Mortgage Loan Seller
(3)      Property Name
(4)      Street Address
(5)      City
(6)      County
(7)      State
(8)      Zip Code
(9)      Cut-Off Date Balance
(10)     Cut-Off Date Balance Per Unit or Pad
(11)     Note Date
(12)     Utilities Paid by Tenant
(13)     Studios - No. of Units and Average Rent Per Month
(14)     1 Bedroom - No. of Units and Average Rent Per Month
(15)     2 Bedroom - No. of Units and Average Rent Per Month
(16)     3 Bedroom - No. of Units and Average Rent Per Month
(17)     4 Bedroom - No. of Units and Average Rent Per Month
(18)     Other Units - No. of Units and Average Rent Per Month
(19)     No. of Elevators
(20)     Third Most Recent NOI
(21)     Third Most Recent NOI Date
(22)     Second Most Recent NOI
(23)     Second Most Recent NOI Date
(24)     Most Recent NOI
(25)     Most Recent NOI Date

Footnotes:  [Insert as applicable]

[With respect to Mortgage Loan No. __, [insert loan name], [the borrower has additional secured, subordinated mortgages in the form of: a mortgage to [___] securing an initial principal balance of $[__]] [the related mortgage also secures a subordinate note in the amount of $[__]].

[With respect to Mortgage Loan No. __, [insert loan name], the borrower has the right in the future to obtain additional secured, subordinated financing in the amount of $[__], subject to [state any conditions.]

[With respect to Mortgage Loan No. __, [insert loan name], the parent company of the borrower has obtained mezzanine financing in the amount of $[__] secured by the ownership interests in the borrower.]

[With respect to Mortgage Loan No. __, [insert loan name], the parent company of the borrower has the right in the future to obtain mezzanine financing secured by the ownership interests in the borrower [in the amount of $[__]][, subject to [state any conditions].]

                                 Appendix III-1

                                   APPENDIX IV

                                   TERM SHEET



                                 Appendix IV-1

                                   APPENDIX V

                           SIGNIFICANT LOAN SUMMARIES

                         Mortgage Loan No. __ - ________

                        Loan Information                                                    Property Information
-----------------------------------------------------------------     --------------------------------------------------------------
Original Balance:                                                     Single Asset/Portfolio:
Cut-off Date Balance:                                                 Property Type:
Shadow Rating (__/__):                                                Property Sub-type:
Loan Purpose:                                                         Location:
First Payment Date:                                                   Year Built:
Interest Rate:                                                        Occupancy(2):
Amortization:                                                         Square Footage:
ARD:                                                                  The Collateral:
Hyperamortization:                                                    Ownership Interest:
Maturity Date:                                                        Property Management:
Maturity or ARD Balance:                                              U/W Net Op. Income:
Sponsor of Borrower:                                                  U/W Net Cash Flow:
Interest Calculation:                                                 U/W Occupancy:
Call Protection:                                                      Appraised Value:
Loan per SF:                                                          Cut-off Date LTV:
Up-front Reserves:                                                    Maturity Date LTV:
Ongoing Reserves(1):



                                                                      DSCR:
Lockbox:                                                              Post IO Period DSCR:

(1)   See "Escrows and Reserves" below.

(2)   Occupancy is based on rent roll dated ____.

      The Loan. The [____] largest loan was originated on [_________]. The [________] Loan is secured by a first priority mortgage encumbering a [type of property] in [city, state].

      The Borrower. The borrower under the [________] Loan is [_________]. The borrower is a [limited liability company] organized under the laws of the State of [Delaware]. [The borrower is a special purpose entity, whose business is limited to owning and operating the [________] Property.] The sponsor, [________], is a [_______] and owns and manages [___] properties in [__] states throughout the United States.

      Borrower/Property Financial Information. If applicable provide the disclosure required by Item 1112(b) and 1112(a)(3) of Regulation AB.

                                  Appendix V-1

      [The Lessee. [Describe the lessee (or group of affiliated lessees) if such lessee (or group of affiliated lessees) is deemed a Significant Obligor.]]

      The Property. The [________] Property consists of the [name of property] located in [city, state]. [The [________] Property [consists of approximately [___] square feet][is situated on approximately [___] acres and includes [___] parking spaces]. As of [ _____, 200__], the overall occupancy of the [________] Property was [___]%. See "--Lease Summary" below.

      The [________] Property is primarily used for [multifamily, retail, office, mixed use, self storage, and/or industrial] purposes. [Describe principal businesses, occupations and professions carried on in, or from, the property.] [Describe features of property. I.e., if the property is retail, discuss anchors; if the property is a hotel, discuss amenities; and if the property is multifamily, discuss property features (pool, garden, fitness room, etc.).]

      [Describe the existence, construction and/or proximity of competing properties in the applicable market. I.e., if the property is retail, discuss competing retail properties and competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers; if the property is a hotel, discuss the existence and/or construction of competing hotel properties; and if the property is multifamily, discuss the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes.]

      [The borrower [or lessee] contemplates certain renovations, improvements and/or developments relating to the [________] Property. [Describe scope of renovations/improvements/developments.] The costs of these renovations, improvements and/or developments are estimated to be $[_____], which costs will be paid for [with a portion of the proceeds from the [________] Loan or will be financed under [name governing agreement or program]].]

      Lease Expiration. The following chart sets forth certain lease information at the [________] Property for each of the indicated years (assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the schedule expiration date):

                                 Total Area
                 # Leases        Covered By       Annual Rental    % Gross Annual
                Schedule to        Expiring       Represented by   Rental Represented by
Year               Expire        Leases (SF)     Expiring Leases   Expiring Leases
------------   --------------   --------------   ---------------   ---------------------
[2005]              ___              ___              $___              ___%
[2006]              ___              ___              $___              ___%
[2007]              ___              ___              $___              ___%
[2008]              ___              ___              $___              ___%
[2009]              ___              ___              $___              ___%
[2010]              ___              ___              $___              ___%
[2011]              ___              ___              $___              ___%
[2012]              ___              ___              $___              ___%
[2013]              ___              ___              $___              ___%
[2014]              ___              ___              $___              ___%

      [___] tenants occupy 10% or more, but less than 100%, of the total rentable space at the [________] Property. The following chart summarizes significant lease provisions for each of these major tenants:


         Total Rentable      % Total         Principal                      Lease        Renewal
         Space Occupied   Rentable Space     Nature of                    Expiration   Options (if
Tenant        (SF)           Occupied        Business      Annual Rent       Date         any)
------   --------------   --------------   -------------   ------------   ----------   -----------
              ___              ___%        [multifamily,       $___
                                              retail,
                                           office, mixed
                                             use, self
                                             storage,
                                              and/or
                                            industrial]

      [Describe principal business, occupations and professions carried out at the property, to extent material and not described in table above.]

      Historical Occupancy. [Set forth table of historical occupancy for last five years.]

                                  Appendix V-2

      Historical Effective Annual Rent. [Set forth table of average effective annual rental per square foot or unit for each of last 3 years prior to filing.]

      Property Management. The [________] Property is managed by [_________]. The management agreement generally provides for a management fee of [__]% of revenues per annum which is subordinated to the [________] Loan. [The management of the [________] Property will be performed by either [_______], or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the [________] Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates.] The lender under the [________] Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the [________] Loan. [________] manages [___] [type of property]. [________] is headquartered in [______].

      Payment Terms; Interest Rate. The [________] Loan is an [Interest Only] Loan. [Describe amortization term, and specify if loan is on ARD Loan.] The Interest Rate with respect to the [________] Loan is calculated on a [30/360 Basis] and is equal to [___]%. The Due Date under the [________] Loan is the [___]th day of each month (or, if such day is not a business day, the immediately preceding business day).

      Escrows and Reserves. [Describe any amounts to be deposited or reserves to be maintained pursuant to the related loan documents and the circumstances under which disbursements may be made from such accounts.]

      Cash Management/Lockbox. [The borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the [________] Loan will be made. Unless and until an event of default occurs under the [________] Loan, the borrower will have access to the remaining funds after all such required payments are made.] [The borrower under the [_______] Loan must cause the tenants of the [___________] Property to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default under the [________] Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.]

      [Other Financing][/Liens]. [Describe any subordinate financing that is secured by the related Mortgaged Property or any applicable Mezzanine Financing.] [Describe any prior/second liens.]

      [Describe any other material terms of loan documents.]

                                  Appendix V-3

                         Morgan Stanley Capital I Inc.,
                                    Depositor
                  Commercial Mortgage Pass-Through Certificates
                (Issuable in Series by Separate Issuing Entities)

                                 ---------------

      Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

      Each trust fund will consist primarily of one or more segregated pools of:

      1)    multifamily or commercial mortgage loans;

      2)    mortgage pass-through certificates or mortgage-backed securities;

      3) direct obligations of the United States or other governmental agencies; or

      4) any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

   The certificates of any series may consist of one or more classes. A given class may:

      o provide for the accrual of interest based on fixed, floating, variable or adjustable rates;

      o be senior or subordinate to one or more other classes in respect of distributions;

      o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

      o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

      o provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;

      o     provide for sequential distributions of principal;

      o provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

      Investing in the certificates offered to you involves risks. See "Risk Factors" beginning on page10 in this prospectus and on page S-__ of the related prospectus supplement.

      If specified in the related prospectus supplement, the trust fund for a series of certificates may include letters of credit, loan insurance policies, certificate insurance policies, guarantees, surety bonds, cross-support provisions, reserve funds or interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

      Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates.

      This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------
                                 Morgan Stanley
                The date of this Prospectus is December 23, 2005

       Important Notice About Information Presented In This Prospectus And
                     The Accompanying Prospectus Supplement

      Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

      o     the timing of interest and principal payments;

      o     applicable interest rates;

      o     information about the trust fund's assets;

      o     information about any credit support or cash flow agreement;

      o     the rating for each class of certificates;

      o     information regarding the nature of any subordination;

      o any circumstance in which the trust fund may be subject to early termination;

      o whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

      o     the aggregate principal amount of each class of certificates;

      o information regarding any master servicer, sub-servicer or special servicer; and

      o whether the certificates will be initially issued in definitive or book entry form.

      If the terms of the certificates offered to you vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

      Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

      This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

      Morgan Stanley Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is
(212) 761-4000.

                    ----------------------------------------

      Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Table Of Contents


                                                                            Page

Important Notice About Information Presented In This Prospectus And
   The Accompanying Prospectus Supplement...................................II
Summary of Prospectus........................................................1
Risk Factors................................................................10
Description of The Trust Funds..............................................25
   Assets...................................................................25
   Mortgage Loans...........................................................25
   Loan Combinations........................................................28
   Mortgage Backed Securities...............................................30
   Government Securities....................................................31
   Accounts.................................................................32
   Credit Support...........................................................32
   Cash Flow Agreements.....................................................32
Use of Proceeds.............................................................32
Yield Considerations........................................................33
   General..................................................................33
   Pass-Through Rate........................................................33
   Timing of Payment of Interest............................................33
   Payments of Principal; Prepayments.......................................33
   Prepayments--Maturity and Weighted Average Life..........................34
   Other Factors Affecting Weighted Average Life............................35
THE DEPOSITOR...............................................................36
THE SPONSOR.................................................................36
   General..................................................................36
   MSMC's Commercial Mortgage Securitization Program........................36
   Underwriting Standards...................................................37
   Servicing................................................................38
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS.......................38
Description of The Certificates.............................................39
   General..................................................................39
   Distributions............................................................40
   Available Distribution Amount............................................40
   Distributions of Interest on the Certificates............................41
   Distributions of Principal of the Certificates...........................42
   Components...............................................................42
   Distributions on the Certificates of Prepayment Premiums or in
      Respect of Equity Participations......................................42
   Allocation of Losses and Shortfalls......................................43
   Advances.................................................................43
   Reports to Certificateholders............................................44
   Termination..............................................................46
   Book-Entry Registration and Definitive Certificates......................47
Description of The Agreements...............................................48
   Assignment of Assets; Repurchases........................................48
   Representations and Warranties; Repurchases..............................50
   Certificate Account and Other Collection Accounts........................51
   Collection and Other Servicing Procedures................................54
   Subservicers.............................................................55
   Special Servicers........................................................56
   Realization Upon Defaulted Whole Loans...................................56
   Hazard Insurance Policies................................................58
   Rental Interruption Insurance Policy.....................................59

   Fidelity Bonds and Errors and Omissions Insurance........................60
   Due-on-Sale and Due-on-Encumbrance Provisions............................60
   Retained Interest; Servicing Compensation and Payment of Expenses........60
   Evidence as to Compliance................................................60
   Matters Regarding a Master Servicer, a Special Servicer and the
      Depositor.............................................................61
   Events of Default........................................................62
   Rights Upon Event of Default.............................................63
   Amendment................................................................63
   The Trustee..............................................................64
   Duties of the Trustee....................................................64
   Matters Regarding the Trustee............................................64
   Resignation and Removal of the Trustee...................................65
   Additional Parties to the Agreements.....................................65
DESCRIPTION OF CREDIT SUPPORT...............................................65
   General..................................................................65
   Subordinate Certificates.................................................66
   Cross-Support Provisions.................................................66
   Insurance or Guarantees for the Whole Loans..............................67
   Letter of Credit.........................................................67
   Insurance Policies and Surety Bonds......................................67
   Reserve Funds............................................................67
   Credit Support for MBS...................................................68
Legal Aspects of the Mortgage Loans and the Leases..........................68
   General..................................................................68
   Types of Mortgage Instruments............................................68
   Interest in Real Property................................................69
   Leases and Rents.........................................................69
   Personalty...............................................................70
   Foreclosure..............................................................70
   Bankruptcy Laws..........................................................74
   Junior Mortgages; Rights of Senior Lenders or Beneficiaries..............77
   Environmental Legislation................................................78
   Due-on-Sale and Due-on-Encumbrance.......................................80
   Subordinate Financing....................................................81
   Default Interest, Prepayment Premiums and Prepayments....................81
   Acceleration on Default..................................................81
   Applicability of Usury Laws..............................................81
   Laws and Regulations; Types of Mortgaged Properties......................82
   Americans With Disabilities Act..........................................82
   Servicemembers Civil Relief Act..........................................83
   Forfeitures in Drug, RICO and Patriot Act Proceedings....................83
Federal Income Tax Consequences.............................................83
   General..................................................................83
   Grantor Trust Funds......................................................84
   REMICs...................................................................92
   Prohibited Transactions and Other Taxes.................................106
   Liquidation and Termination.............................................107
   Administrative Matters..................................................107
   Tax-Exempt Investors....................................................107
   Residual Certificate Payments--Non-U.S. Persons.........................108
   Tax Related Restrictions on Transfers of REMIC Residual Certificates....108
State and Local Tax Considerations.........................................111
ERISA Considerations.......................................................111
   General.................................................................111
   Prohibited Transactions.................................................111
   Review by Plan Fiduciaries..............................................113

Legal Investment...........................................................114
Plan of Distribution.......................................................115
Legal Matters..............................................................117
Financial Information......................................................117
Rating.....................................................................117
Incorporation of Information by Reference..................................117
Glossary of Terms..........................................................119

                              Summary of Prospectus

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

                                What You Will Own

Title of Certificates........ Mortgage Pass-Through Certificates, issuable in series.

Mortgage Pool................ Each trust fund will consist primarily of one or more segregated pools of:

                              (1) multifamily or commercial mortgage loans;

                              (2) mortgage pass-through certificates or
                                  mortgage-backed securities;

                              (3) direct obligations of the United States or
                                  other governmental agencies; or

                              (4) any combination of 1-3 above, as well as other
                                  property as described in the accompanying prospectus supplement.

                              as to some or all of the mortgage loans, assignments of the leases of the related mortgaged properties or assignments of the rental payments due under those leases.

                              Each trust fund for a series of certificates may also include:

                              o     letters of credit, insurance policies,
                                    guarantees, reserve funds or other types of credit support; and

                              o     currency or interest rate exchange
                                    agreements and other financial assets.

                                 Relevant Parties And Dates

Issuing entity............... The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Depositor.................... Morgan Stanley Capital I Inc., a Delaware
                              corporation and a wholly-owned subsidiary of Morgan Stanley.

Master Servicer.............. Each master servicer, if any, for each series of certificates will be named in the related prospectus supplement. A master servicer may be an affiliate of Morgan Stanley Capital I Inc.

Primary Servicer............. Each primary servicer, if any, for each series of certificates will be named in the related prospectus supplement. The primary servicer may be an affiliate of Morgan Stanley Capital I Inc.

Special Servicer............. The special servicer, if any, for each series of certificates will be named, or the circumstances in accordance with which a special servicer will be appointed will be described, in the related prospectus supplement. The special servicer may be an affiliate of Morgan Stanley Capital I Inc.

Trustee...................... The trustee for each series of certificates will be named in the related prospectus supplement.

Other Parties................ If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsor...................... The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor will initiate the issuance of a series of certificates and will sell mortgage loans to the depositor. If specified in the related prospectus supplement, the sponsor may be Morgan Stanley Mortgage Capital Inc., an affiliate of the depositor.

Sellers...................... The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of Morgan Stanley Capital I Inc. Morgan Stanley Capital I Inc. will purchase the mortgage loans or other assets, on or before the issuance of the related series of certificates.

Originators.................. If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

                       Information About The Mortgage Pool

The Trust Fund Assets........ Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

      (a) Mortgage Assets.... The mortgage loans and the mortgage backed securities, or one or the other, with respect to each series of certificates will consist of a pool of:

                              o multifamily or commercial mortgage loans or both;

                              o mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by mortgage loans; or

                              o a combination of mortgage loans and mortgage backed securities.

                              The mortgage loans will not be guaranteed or
                              insured by:

                              o Morgan Stanley Capital I Inc. or any of its affiliates; or

                              o     unless the prospectus supplement so
                                    provides, any governmental agency or
                                    instrumentality or other person.

                              The mortgage loans will be secured by first liens or junior liens on, or security interests in:

                              o residential properties consisting of five or more rental or cooperatively-owned dwelling units; or

                              o office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use commercial properties or other types of commercial properties.

                              Generally, the mortgage loans:

                              o will be secured by properties located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico;

                              o will have individual principal balances at origination of at least $25,000;

                              o will have original terms to maturity of not more than 40 years; and

                              o will be originated by persons other than Morgan Stanley Capital I Inc.

                              Each mortgage loan may provide for the following payment terms:

                              o     Each mortgage loan may provide for no
                                    accrual of interest or for accrual of
                                    interest at a fixed or adjustable rate or at a rate that may be converted from adjustable to fixed, or vice versa, from time to time at the borrower's election. Adjustable mortgage rates may be based on one or more indices.

                              o Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events.

                              o Each mortgage loan may provide for negative amortization or accelerated amortization.

                              o Each mortgage loan may be fully amortizing or require a balloon payment due on the loan's stated maturity date.

                              o Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment.

                              o Each mortgage loan may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval as specified in the related prospectus supplement.

  (b) Government Securities.. If the related prospectus supplement so specifies, the trust fund may include direct obligations of the United States, agencies of the United States or agencies created by government entities which provide for payment of interest or principal or both.

  (c) Collection Accounts.... Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. The person(s) designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund's assets. The collection account may be either interest bearing or non-interest bearing, and funds may be held in the account as cash or invested in short-term, investment grade obligations.

  (d) Credit Support......... If the related prospectus supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund's mortgage loans and mortgage backed securities.

                              This protection may be provided by one or more of the following means:

                              o subordination of one or more other classes of certificates,

                              o     letter of credit,

                              o     loan insurance policy,

                              o     certificate insurance policy,

                              o     guarantee,

                              o     surety bond,

                              o     cross-support provisions,

                              o     reserve fund or

                              o     another type of credit support, or a
                                    combination thereof.

                              The related prospectus supplement will describe the amount and types of credit support, the entity providing the credit support, if applicable, and related information. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those mortgage backed securities.

  (e) Cash Flow Agreements... If the related prospectus supplement so provides, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate. The trust fund also may include agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund's assets or on one or more classes of certificates.

                              Agreements of this sort may include:

                              o     interest rate exchange agreements,

                              o     interest rate cap or floor agreements,

                              o currency exchange agreements or similar agreements. Currency exchange agreements might be included in a trust fund if some or all of the mortgage loans or mortgage backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, are denominated in a non-United States currency.

                              The related prospectus supplement will describe the principal terms of any guaranteed investment contract or other agreement and provide information with respect to the obligor. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those mortgage backed securities.

Repurchases and Substitutions
  of Mortgage Assets;
  Acquisition of Additional
  Mortgage Assets............ If and to the extent described in the related prospectus supplement, Morgan Stanley Capital I Inc. a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See "Description of the Agreements--Assignment of Assets--Repurchases" and "--Representations and Warranties--Repurchases" herein.

                              In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of certificates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. See "Description of the Agreements--Realization Upon Defaulted Whole Loans" herein.

                              In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

                              If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

                              If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds,
                              (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

One or More Trust Assets
  May Also Back Additional
  Certificates............... One or more trust assets backing any series of certificates may also back another series of certificates or may also back subsequently issued classes of certificates of the same series. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates.

Distributions on
  Certificates..............  Each series of certificates will have the following characteristics:

                              o if the certificates evidence an interest in a trust fund that includes mortgage loans, the certificates will be issued pursuant to a pooling agreement;

                              o if the certificates evidence an interest in a trust fund that does not include mortgage loans, the certificates will be issued pursuant to a trust agreement;

                              o each series of certificates will include one or more classes of certificates;

                              o each series of certificates, including any class or classes not offered by this prospectus, will represent, in the aggregate, the entire beneficial ownership interest in the related trust fund;

                              o each class of certificates being offered to you, other than certain stripped interest certificates, will have a stated principal amount;

                              o each class of certificates being offered to you, other than certain stripped principal certificates, will accrue interest based on a fixed, floating, variable or adjustable interest rate.

                              The related prospectus supplement will specify the principal amount, if any, and the interest rate, if any, for each class of certificates. In the case of a floating, variable or adjustable interest rate, the related prospectus supplement will specify the method for determining the rate.

                              The certificates will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates. If the related prospectus supplement so provides, the certificates may be insured or guaranteed by an entity specified therein. Otherwise, the certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person.

  (a) Interest..............  Each class of certificates offered to you, other than stripped principal certificates and certain classes of stripped interest certificates, will accrue interest at the rate indicated in the prospectus supplement. Interest will be distributed to you as provided in the related prospectus supplement.

                              Interest distributions:

                              o on stripped interest certificates may be made on the basis of the notional amount for that class, as described in the related prospectus supplement;

                              o may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described in this prospectus and the related prospectus supplement.

  (b) Principal.............  The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund's assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received. The related prospectus supplement may provide that the principal balance of the trust fund's assets will be determined as of a different date. The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

                              Unless the prospectus supplement provides otherwise, distributions of principal:

                              o will be made on each distribution date to the holders of the class or classes of certificates entitled to principal distributions, until the principal balances of those certificates have been reduced to zero; and

                              o will be made on a pro rata basis among all of the certificates of a given class or by random selection, as described in the prospectus supplement or otherwise established by the trustee.

                              Stripped interest or interest-only certificates will not have a principal balance and will not receive distributions of principal.

Advances....................  Unless the related prospectus supplement otherwise provides, if a scheduled payment on a mortgage loan is delinquent and the master servicer determines that an advance would be recoverable, the master servicer will, in most cases, be required to advance the shortfall. Neither Morgan Stanley Capital I Inc. nor any of its affiliates will have any responsibility to make those advances.

                              The master servicer:

                              o     will be reimbursed for advances from
                                    subsequent recoveries from the delinquent mortgage loan or from other sources, as described in this prospectus and the related prospectus supplement; and

                              o will be entitled to interest on advances, if specified in the related prospectus supplement.

                              If a particular trust fund includes mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those mortgage backed securities.

Termination.................. The related prospectus supplement may provide for the optional early termination of the series of certificates through repurchase of the trust fund's assets by a specified party, under specified circumstances.

                              The related prospectus supplement may provide for the early termination of the series of certificates in various ways including:

                              o optional early termination where a party identified in the prospectus supplement could repurchase the trust fund assets pursuant to circumstances specified in the prospectus supplement;

                              o termination through the solicitation of bids for the sale of all or a portion of the trust fund assets in the event the principal amount of a specified class or classes declines by a specified percentage amount on or after a specified date.

Registration of Certificates. If the related prospectus supplement so provides, one or more classes of the certificates being offered to you will initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of Depository Trust Company. If the certificate you purchase is registered in the name of Cede & Co., you will not be entitled to receive a definitive certificate, except under the limited circumstances described in this prospectus.

Tax Status of the
  Certificates............... The certificates of each series will constitute either:

                              o regular interests and residual interests in a trust treated as a real estate mortgage investment conduit--known as a REMIC--under Sections 860A through 860G of the Internal Revenue Code; or

                              o interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code.

  (a) REMIC.................. The regular certificates of the REMIC generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

                              A portion or, in certain cases, all of the income from REMIC residual certificates:

                              o may not be offset by any losses from other activities of the holder of those certificates;

                              o may be treated as unrelated business taxable income for holders of the residual certificates of the REMIC that are subject to tax on unrelated business taxable income, as defined in Section 511 of the Internal Revenue Code; and

                              o     may be subject to U.S. withholding tax.

                              To the extent described in this prospectus and the related prospectus supplement, the certificates offered to you will be treated as:

                              o assets described in section 7701(a)(19)(C) of the Internal Revenue Code; and

                              o "real estate assets" within the meaning of sections 856(c)(4)(A) and 856(c)(5)(B) of the Internal Revenue Code.

  (b) Grantor Trust.......... If no election is made to treat the trust fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund. In certain cases the certificates may represent interests in a portion of a trust fund as to which one or more REMIC elections, as described above, are also made.

                              Investors are advised to consult their tax advisors and to review "Federal Income Tax Consequences" in this prospectus and the related prospectus supplement.

ERISA Considerations......... If you are subject to Title I of the Employee
                              Retirement Income Security Act of 1974, as amended--also known as ERISA, or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

                              In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and Morgan Stanley Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

                              o the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code;

                              o the transfer will not cause the assets of the trust fund to be deemed "plan assets" for purposes of ERISA or the Internal Revenue Code; and

                              o the transfer will not subject any of the trustee, Morgan Stanley Capital I Inc. or any servicer to additional obligations.

Legal Investment............. The related prospectus supplement will specify whether any classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and the sale of the offered certificates.

Rating....................... At the date of issuance, each class of certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

                                  Risk Factors

   You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

   The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

The Lack Of A Secondary
Market May Make It
Difficult For You To
Resell Your Certificates
                              Secondary market considerations may make your certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

                              o there may not be a secondary market for the certificates;

                              o if a secondary market develops, we cannot assure you that it will continue or will provide you with the liquidity of investment you may have anticipated. Lack of liquidity could result in a substantial decrease in the market value of your certificates;

                              o the market value of your certificates will fluctuate with changes in interest rates;

                              o the secondary market for certificates backed by residential mortgages may be more liquid than the secondary market for certificates backed by multifamily and commercial mortgages so if your liquidity assumptions were based on the secondary market for certificates backed by residential mortgages, your assumptions may not be correct;

                              o     certificateholders have no redemption
                                    rights; and

                              o secondary market purchasers are limited to this prospectus, the related prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

                              Morgan Stanley & Co. Incorporated currently expects to make a secondary market in your certificates, but it has no obligation to do so.

The Trust Fund's Assets
May Be Insufficient To
Allow For Repayment In
Full On Your
Certificates
                              Unless the related prospectus supplement so specifies, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan Stanley Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity. Therefore, if the trust fund's assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source. Exceptions include:

                              o loan repurchase obligations in connection with a breach of certain of the representations and warranties; and

                              o advances on delinquent loans, to the extent the master servicer deems the advance will be recoverable.

                              Because some of the representations and warranties with respect to the mortgage loans or mortgage backed securities may have been made or assigned in connection with transfers of the mortgage loans or mortgage backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

                              There may be accounts, as described in the related prospectus supplement, maintained as credit support. The amounts in these accounts may be withdrawn, under conditions described in the related prospectus supplement. Any withdrawn amounts will not be available for the future payment of principal or interest on the certificates.

                              If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement. Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

Prepayments And
Repurchases May Reduce
The Yield On Your
Certificates
                              The yield on your certificates may be reduced by prepayments on the mortgage loans or mortgage backed securities because prepayments affect the average life of the certificates. Prepayments can be voluntary, if permitted, and involuntary, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. The investment performance of your certificates may vary materially and adversely from your expectation if the actual rate of prepayment is higher or lower than you anticipated.

                              Voluntary prepayments may require the payment of a yield maintenance or prepayment premium. Nevertheless, we cannot assure you that the existence of the prepayment premium will cause a borrower to refrain from prepaying its mortgage loan nor can we assure you of the rate at which prepayments will occur. Morgan Stanley Mortgage Capital Inc., under certain circumstances, may be required to repurchase a mortgage loan from the trust fund if there has been a breach of a representation or warranty. The repurchase price paid will be passed through to you, as a certificateholder, with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.

                              Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

                              In a pool of mortgage loans, the rate of prepayment is unpredictable as it is influenced by a variety of factors including:

                              o     the terms of the mortgage loans;

                              o     the length of any prepayment lockout period;

                              o     the prevailing interest rates;

                              o     the availability of mortgage credit;

                              o the applicable yield maintenance charges or prepayment premiums;

                              o the servicer's ability to enforce those yield maintenance charges or prepayment premiums;

                              o the occurrence of casualties or natural disasters; and

                              o economic, demographic, tax, legal or other factors.

                              There can be no assurance that the rate of prepayments will conform to any model described in this prospectus or in the related prospectus supplement.

                              Some of the certificates may be more sensitive to prepayments than other certificates and in certain cases, the certificateholder holding these certificates may fail to recoup its original investment. You should carefully consider the specific characteristics of the certificates you purchase, as well as your investment approach and strategy. For instance, if you purchase a certificate at a premium, a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate and your actual yield may be lower than your anticipated yield. Similarly, if you purchase a certificate which provides for the payment of interest only, or a certificate which provides for the payment of interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of a series, you will probably be extremely sensitive to prepayments because a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate.

If Prepayment Premiums
Are Not Enforced, Your
Certificates
May Be Adversely Affected     The yield on your certificates may be less than
                              anticipated because the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

                              o Some courts may consider the prepayment premium to be usurious.

                              o     Even if the prepayment premium is
                                    enforceable, we cannot assure you that
                                    foreclosure proceeds will be sufficient to pay the prepayment premium.

                              o     Although the collateral substitution
                                    provisions related to defeasance are not suppose to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

The Timing Of Mortgage
Loan Amortization May
Adversely
AffectPayment On Your
Certificates                  As principal payments or prepayments are made on a
                              mortgage loan, the mortgage pool will be exposed to concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers.
                              Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to these concentration risks than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates will be payable in sequential order, and no class entitled to a distribution of principal will receive its principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Ratings Do Not Guaranty
Payment Any rating assigned by a rating agency to a class of certificates reflects the rating agency's assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.

                              o The ratings do not assess the likelihood that you will receive timely payments on your certificates.

                              o The ratings do not assess the likelihood of prepayments, including those caused by defaults.

                              o The ratings do not assess the likelihood of early optional termination of the certificates.

                              Each rating agency rating classes of a particular series will determine the amount, type and nature of credit support required for that series. This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

                              o We cannot assure you that the historical data supporting the actuarial analysis will accurately reflect or predict the rate of delinquency, foreclosure or loss that will be experienced by the mortgage loans in a particular series.

                              o We cannot assure you that the appraised value of any property securing a mortgage loan in a particular series will remain stable throughout the life of your certificate.

                              o We cannot assure you that the real estate market will not experience an overall decline in property values nor can we assure you that the outstanding balance of any mortgage loan in a particular series will always be less than the market value of the property securing the mortgage loan.

Ratings Do Not Guaranty
Value If one or more rating agencies downgrade certificates of a series, your certificate will decrease in value. Because none of Morgan Stanley Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

Cash Flow From The
Properties May Be
Volatile And
Insufficient To Allow
Timely Payment On
Your Certificates
                              Repayment of a commercial or multifamily mortgage loan is dependent on the income produced by the property. Therefore, the borrower's ability to repay a mortgage loan depends primarily on the successful operation of the property and the net operating income derived from the property. Net operating income can be volatile and may be adversely affected by factors such as:

                              o economic conditions causing plant closings or industry slowdowns;

                              o an oversupply of available retail space, office space or multifamily housing;

                              o     changes in consumer tastes and preferences;

                              o     decrease in consumer confidence;

                              o     retroactive changes in building codes;

                              o the age, design and construction quality of the property, including perceptions regarding the attractiveness, convenience or safety of the property;

                              o the age, design, construction quality and proximity of competing properties;

                              o     increases in operating expenses due to
                                    external factors such as increases in
                                    heating or electricity costs;

                              o     increases in operating expenses due to
                                    maintenance or improvements required at the property;

                              o a decline in the financial condition of a major tenant;

                              o a decline in rental rates as leases are renewed or entered into with new tenants;

                              o the concentration of a particular business type in a building;

                              o     the length of tenant leases;

                              o     the creditworthiness of tenants; and

                              o     the property's "operating leverage."

                              Operating leverage refers to the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenue and the level of capital expenditures required to maintain the property and retain or replace tenants.

                              If a commercial property is designed for a specific tenant, net operating income may be adversely affected if that tenant defaults under its obligations because properties designed for a specific tenant often require substantial renovation before it is suitable for a new tenant. As a result, the proceeds from liquidating this type of property following foreclosure might be insufficient to cover the principal and interest due under the loan.

                              It is anticipated that a substantial portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. Therefore, if a borrower defaults, recourse may be had only against the specific property and any other assets that have been pledged to secure the related mortgage loan.

Property Value May Be
Adversely Affected Even
When There Is No Change
In Current
Operating Income              Various factors may adversely affect the value of
                              the mortgaged properties without affecting the properties' current net operating income. These factors include among others:

                              o changes in governmental regulations, fiscal policy, zoning or tax laws;

                              o     potential environmental legislation or
                                    liabilities or other legal liabilities;

                              o     the availability of refinancing; and

                              o changes in interest rate levels or yields required by investors in income producing commercial properties.

The Prospective
Performance of the
Commercial and
Multifamily Mortgage
Loans Included in Each
Trust Should Be
Evaluated Separately
from the Performance of
the Mortgage Loans in
any of our Other Trusts
                              While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

                              As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as "static pool data"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate this offering on the basis of the information set forth in the related prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Various Types of
Income-Producing
Properties May Secure
Mortgage Loans
Underlying a Series of
Certificates and Each
Type of
Income-Producing
Property May
Present Special Risks
                              The mortgage loans underlying a series of certificates may be secured by numerous types of multifamily and commercial properties. The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property, and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.

The Operation Of
Commercial Properties
Is Dependent Upon
Successful Management         The successful operation of a real estate project
                              depends upon the property manager's performance and viability. The property manager is responsible for:

                              o     responding to changes in the local market;

                              o     planning and implementing the rental
                                    structure;

                              o     operating the property and providing
                                    building services;

                              o     managing operating expenses; and

                              o     assuring that maintenance and capital
                                    improvements are carried out in a timely fashion.

                              A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                              Morgan Stanley Capital I Inc. makes no
                              representation or warranty as to the skills of any present or future managers. Additionally, Morgan Stanley Capital I Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

You Should Consider The
Number Of Mortgage
Loans In The Pool
                              Assuming pools of equal aggregate unpaid principal balances, the concentration of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in trust fund containing more mortgage loans.

Your Investment Is Not
Insured Or Guaranteed
And Your Source
For Repayments Is Limited
                              Payments under the mortgage loans are generally not insured or guaranteed by any person or entity.

                              In general, the borrowers under the mortgage loans will be entities created to own or purchase the related commercial property. The borrowers are set up this way, in significant part, to isolate the property from the debts and liabilities of the person creating the entity. In most cases, the loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related mortgage and the related lease assignments. Even if the loan is recourse, the borrower generally will not have any significant assets other than the property or properties and the related leases, which will be pledged to the trustee. Therefore, payments on the loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by the lessees. Those rental payments will, in turn, depend on continued occupancy by, or the creditworthiness of, those lessees. Both continued occupancy and creditworthiness may be adversely affected by a general economic downturn or an adverse change in the lessees' financial conditions.

Borrower May Be Unable
To Repay The Remaining
Principal Balance On
Its Maturity Date Which
Would Adversely Affect
Payment On Your Certificates  Some of the mortgage loans may not be fully amortizing over their terms to maturity and will require substantial principal payments--i.e., balloon payments--at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because a borrower's ability to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the mortgaged property. However, refinancing a loan or selling the property will be affected by a number of factors, including:

                              o     interest rates;

                              o     the borrower's equity in the property;

                              o     the financial condition and operating
                                    history of the borrower and the property;

                              o     tax laws;

                              o     renewability of operating licenses;

                              o     prevailing economic conditions and the
                                    availability of credit for commercial and multifamily properties;

                              o     with respect to certain multifamily
                                    properties and mobile home parks, rent
                                    control laws; and

                              o with respect to hospitals, nursing homes and convalescent homes, reimbursement rates from private and public coverage providers.

Your Certificates Will
Bear Losses If
Insufficient Funds Are
Available To Satisfy
Any Junior
Mortgage Loans
                              If the prospectus supplement so specifies, some of the mortgage loans may be secured primarily by junior mortgages. In the event of a liquidation, satisfaction of a mortgage loan secured by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan. If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans. See "--Risks Factors."

Obligor Default May
Adversely
Affect Payment On Your
Certificates
                              If the related prospectus supplement so specifies, a master servicer, a sub-servicer or a special servicer will be permitted, within prescribed parameters, to extend and modify whole loans that are in default or as to which a payment default is imminent. Any ability to extend or modify may apply, in particular, to whole loans with balloon payments. In addition, a master servicer, a sub-servicer or a special servicer may receive a workout fee based on receipts from, or proceeds of, those whole loans. While any entity granting this type of extension or modification generally will be required to determine that the extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there is no assurance this will be the case. Additionally, if the related prospectus supplement so specifies, some of the mortgage loans included in the mortgage pool may have been subject to workouts or similar arrangements following prior periods of delinquency and default.

Tenant Bankruptcy May
Adversely Affect
Payment
On Your Certificates          The bankruptcy or insolvency of a major tenant, or
                              of a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent reserved for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease, but not more than three years' rent to cover any rejection related claims.

Borrower Bankruptcy May
Adversely Affect
Payment
On Your Certificates          Under the Bankruptcy Code, the filing of a
                              petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                              o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                              o reduce monthly payments due under a mortgage loan;

                              o     change the rate of interest due on a
                                    mortgage loan; or

                              o     otherwise alter the mortgage loan's
                                    repayment schedule.

                              Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property in a manner that would substantially diminish the position of the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                              Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                              As a result of the foregoing, the lender's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Sophistication Of The
Borrower May Adversely
Affect Payment
On Your Certificates
                              In general, the mortgage loans will be made to partnerships, corporations or other entities rather than individuals. This may entail greater risks of loss from delinquency and foreclosure than do single family mortgage loans. In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower. This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

Credit Support May Not
Cover Losses Or Risks
Which Could Adversely
Affect Payment On
Your Certificates
                              Although the prospectus supplement for a series of certificates will describe the credit support for the related trust fund, the credit support will be limited in amount and coverage and may not cover all potential losses or risks. Use of credit support will be subject to the conditions and limitations described in the prospectus and in the related prospectus supplement. Moreover, any applicable credit support may not cover all potential losses or risks. For example, credit support may not cover fraud or negligence by a mortgage loan originator or other parties.

                              A series of certificates may include one or more classes of subordinate certificates, which may include certificates being offered to you. Although subordination is intended to reduce the senior certificateholders' risk of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments are made in a specified order of priority, and limits exist with respect to the aggregate amount of claims under any related credit support, the credit support may be exhausted before the principal of the certificate classes with lower priority has been repaid. Significant losses and shortfalls on the assets consequently may fall primarily upon classes of certificates having a lower payment priority. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing an interest in a covered series will be subject to the risk that the credit support will be exhausted by the claims of other covered series.

                              The amount of any credit support supporting one or more classes of certificates being offered to you, including the subordination of one or more classes will be determined on the basis of criteria established by each pertinent rating agency. Those criteria will be based on an assumed level of defaults, delinquencies, other losses or other factors. However, the loss experience on the related mortgage loans or mortgage backed securities may exceed the assumed levels. See "Description of Credit Support."

                              Regardless of the form of any credit enhancement, the amount of coverage will be limited and, in most cases, will be subject to periodic reduction, in accordance with a schedule or formula. The master servicer generally will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then-current ratings will not be adversely affected. A rating agency may lower the ratings of any series of certificates if the obligations of any credit support provider are downgraded. The ratings also may be lowered if losses on the related mortgage loans or MBS substantially exceed the level contemplated by the rating agency at the time of its initial rating analysis. Neither Morgan Stanley Capital I Inc., the master servicer nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any ratings of any series of certificates.

Investors In
Subordinate Classes Of
Certificates May Be
Subject To Delays In
Payment And May Not
Recover Their Initial
Investments                   To the extent described in this prospectus, the
                              subordinate certificateholders' rights to receive distributions with respect to the assets to which they would otherwise be entitled will be subordinate to the rights of the senior certificateholders and of the master servicer, if the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses. As a result, investors in subordinate certificates must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments.

                              The yields on the subordinate certificates may be extremely sensitive to the loss experience of the assets and the timing of any losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

Difficulties In
Enforcement Of Loan
Provisions May
Adversely
Affect Payment On Your
Certificates                  The mortgage loans may contain due-on-sale
                              clauses, which permit a lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property and debt-acceleration clauses, which permit a lender to accelerate the loan upon a monetary or non-monetary default by the borrower. These clauses are generally enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts, however, may refuse to enforce these clauses if acceleration of the indebtedness would be inequitable, unjust or unconscionable.

                              If the related prospectus supplement so specifies, the mortgage loans will be secured by an assignment of leases and rents. Pursuant to those assignments, the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived from the leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

Environmental Issues At
The Mortgaged
Properties May
Adversely Affect
Payment On
Your Certificates
                              Real property pledged as security for a mortgage loan may be subject to environmental risks. Under federal law and the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over the lien of an existing mortgage against the property. Moreover, the presence of hazardous or toxic substances, or the failure to remediate the property, may adversely affect the owner or operator's ability to borrow using the property as collateral. In addition, under the laws of some states and under CERCLA and other federal law, a lender may become liable, as an "owner operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the management or operations of the borrower. Liability may be imposed even if the environmental damage or threat was caused by a prior owner.

                              Under certain circumstances, a lender also risks this type of liability on foreclosure of the mortgage. Unless the related prospectus supplement specifies otherwise, neither the master servicer, the sub-servicer nor the special servicer may acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:

                              o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

                              o     if the mortgaged property is not in
                                    compliance with applicable environmental laws or circumstances requiring any of the foregoing actions are present, that it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and take the actions as would be necessary and appropriate to effect compliance or respond to those circumstances.

                              See "Legal Aspects of the Mortgage Loans and
                              Leases--Environmental Legislation."

If You Are Subject To
ERISA, You May Not Be
Eligible To
Purchase Certificates
                              Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations governing those plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.

The Income Tax
Considerations Should
Impact Your Decision To
Purchase A REMIC
Residual
Certificate
                              Except as provided in the prospectus supplement, REMIC residual certificates are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC residual certificates in the early years of the existence of the related REMIC--even if the REMIC residual certificates receive no distributions from the related REMIC--with a corresponding amount of losses allocated to the REMIC residual certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC residual certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC residual certificates may have a negative "value."

                              Moreover, the REMIC residual certificates will, in effect, be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but those expenses will be deductible only as itemized deductions, and will be subject to all the limitations applicable to itemized deductions, by holders of REMIC residual certificates that are individuals. Accordingly, investment in the REMIC residual certificates generally will not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC residual certificates are subject to restrictions on transfer. Finally, prospective purchasers of a REMIC residual certificate should be aware that Treasury Department regulations do not permit certain REMIC residual interests to be marked to market.

Required Consent In
Connection With
Servicing The
Properties May Effect
The Timing Of
Payments On Your
Certificates                  Under certain circumstances, the consent or
                              approval of the holders of a specified percentage of the aggregate principal balance of all outstanding certificates of a series or a similar means of allocating decision-making will be required to direct certain actions. The actions may include directing the special servicer or the master servicer regarding measures to be taken with respect to some of the mortgage loans and real estate owned properties and amending the relevant pooling agreement or trust agreement. The consent or approval of these holders will be sufficient to bind all certificateholders of the relevant series. See "Description of the Agreements--Events of Default," "--Rights Upon
                              Event of Default," and "--Amendment."

Litigation Arising Out
Of Ordinary Business
May Adversely Affect
Payment On Your
Certificates                  There may be pending or threatened legal
                              proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

Compliance With The
Americans With
Disabilities Act Of
1990 May Be Expensive
And May Adversely
Affect Payment
On Your Certificates          Under the Americans with Disabilities Act of 1990,
                              all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

If Your Certificate Is
Book-Entry, You Will
Not Be Recognized As A
Certificateholder By The
Trustee If the prospectus supplement so provides, one or more classes of the certificates offered to you will be initially represented by one or more certificates for each class registered in the name of Cede & Co., the nominee for the Depository Trust Company. If you purchase this type of certificate:

                              o your certificate will not be registered in your name or the name of your nominee;

                              o you will not be recognized by the trustee as a certificateholder; and

                              o you will be able to exercise your right as a certificateholder only through the Depository Trust Company and its participating organizations.

                              You will be recognized as a certificateholder only if and when definitive certificates are issued. See "Description of the
                              Certificates--Book-Entry Registration and
                              Definitive Certificates."

                -------------------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                         Description of The Trust Funds

      Capitalized terms are defined in the "Glossary of Terms" beginning on page 112.

Assets

      Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

      o     multifamily mortgage loans, commercial mortgage loans or both;

      o mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

      o direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

      o a combination of mortgage loans, mortgage backed securities and government securities.

      Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates. If so specified in the related prospectus supplement, the mortgage loans or mortgage backed securities may be insured or guaranteed by an entity specified therein. Otherwise, such mortgage loans or mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

      The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

Mortgage Loans

      General

      The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

      o Multifamily Properties which are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

      o Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

      Leases

      If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

      If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

      To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

      Default and Loss Considerations with Respect to the Mortgage Loans

      Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

      o     non-cash items such as depreciation and amortization;

      o     capital expenditures; and

      o     debt service on loans secured by the mortgaged property.

      The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

   As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

   Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See "--Leases" above.

   The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

   The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

   The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

      Appraised values for income-producing properties may be based on:

            o the recent resale value of comparable properties at the date of the appraisal;

            o     the cost of replacing the property;

            o a projection of value based upon the property's projected net cash flow; or

            o a selection from or interpolation of the values derived from the methods listed here.

      Each of these appraisal methods presents analytical challenges for the following reasons:

            o it is often difficult to find truly comparable properties that have recently been sold;

            o the replacement cost of a property may have little to do with its current market value;

            o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

            o more than one of the appraisal methods may be used and each may produce significantly different results; and

            o if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

      While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates," "--Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and "--Obligor Default May Adversely Affect Payment on Your Certificates."

      Loan-to-Value Ratio

      The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

            o the appraised value determined in an appraisal obtained by the originator at origination of that loan and

            o     the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Loan Combinations

Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more orther mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

      Mortgage Loan Information in Prospectus Supplements

      Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

            o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

            o the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

            o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

            o the earliest and latest origination date and maturity date of the mortgage loans;

            o the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

            o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

            o the state or states in which most of the mortgaged properties are located;

            o information with respect to the prepayment provisions, if any, of the mortgage loans; o the weighted average Retained Interest, if any;

            o with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

            o the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

            o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

      Payment Provisions of the Mortgage Loans

         Generally, the mortgage loans will:

            o have individual principal balances at origination of not less than $25,000;

            o     have original terms to maturity of not more than 40 years; and

            o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

      Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

      In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

Mortgage Backed Securities

      Any MBS will have been issued pursuant to an MBS Agreement. A seller, the MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

      Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

      The MBS either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

      The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

            o the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

            o the original and remaining term to stated maturity of the MBS, if applicable;

            o whether the MBS is entitled only to interest payments, only to principal payments or to both;

            o the pass-through or bond rate of the MBS or formula for determining the rates, if any;

            o the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

            o     the MBS issuer, MBS servicer and MBS trustee, as applicable;

            o characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to the MBS;

            o the terms on which the MBS or the related Underlying Mortgage Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

            o the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

            o     the servicing fees payable under the MBS Agreement;

            o the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

            o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS;

            o whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company;

            o the market price of the MBS and the basis on which the market price was determined; and

            o if the issuer of the MBS is required to file reports under the Exchange Act of 1934, as amended, how to locate the reports of the MBS issuer.

      If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc. that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

Government Securities

      The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

            o the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

            o the original and remaining terms to stated maturity of the government securities;

            o whether the government securities are entitled only to interest payments, only to principal payments or to both;

            o the interest rates of the government securities or the formula to determine the rates, if any;

            o the applicable payment provisions for the government securities; and

            o to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

Accounts

      Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

Credit Support

      If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates."

Cash Flow Agreements

      If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

                                 Use of Proceeds

      The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              Yield Considerations

General

      The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

Pass-Through Rate

      Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

            o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

            o the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates; and

            o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

      Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

Payments of Principal; Prepayments

   The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

            o will correspond to the rate of principal payments on the assets in the related trust fund;

            o is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

            o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

      If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

      When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

      The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

Prepayments--Maturity and Weighted Average Life

      The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

      If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

      In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

      Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

      Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

Other Factors Affecting Weighted Average Life

      Type of Mortgage Asset

      A number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

      Foreclosures and Payment Plans

      The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

      Due-on-Sale and Due-on-Encumbrance Clauses

      Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

      Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets. See "The Depositor" in the prospectus supplement.

                                   THE SPONSOR

General

      It is anticipated that Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984 ("MSMC") will be a sponsor or co-sponsor for each series; however if so specified in the related prospectus supplement, MSMC may not be a sponsor for a given series. The prospectus supplement for each series of securities will identify any co-sponsors for the related series. MSMC is an affiliate of the depositor and a direct wholly owned subsidiary of Morgan Stanley (NYSE: MWD). The executive offices of MSMC are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in Chicago, Illinois, Los Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations.

MSMC's Commercial Mortgage Securitization Program

      MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of them by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

      Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller. Loans originated and securitized by MSMC include both fixed rate and floating rate loans and both large loans and conduit loans. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the three years ending on December 31, 2005.

--------------------------------------------------------------------------------

   Year             Total  MSMC     Total   MSMC   Total  MSMC    Total   MSMC
(Approximate     Loans*          Loans           Loans           Loans
Amts in                          Securitized     Securitized     Securitized
billions-$'s)                    with            with
                                 Affiliated      Non-Affiliated
                                 Depositor       Depositor
--------------------------------------------------------------------------------

   2005             12.1            8.2             1.8             10.0

   2004             7.7             5.3             1.2             6.5

   2003             6.4             3.3             1.3             4.6

   2002             4.6             2.2             0.6             2.8

      *MSMC Loans means all loans originated or purchased by MSMC in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

      MSMC's large mortgage loan program typically originates loans larger than $75 million, although MSMC's conduit mortgage loan program also sometimes originates such large loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC's securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

Underwriting Standards

      Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in the prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals," "--Environmental Assessments," "--Property Condition Assessments," "--Seismic Review Process," and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

      Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement and Annex A-1 thereto may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in the prospectus supplement.

      Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

Servicing

MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, Morgan Stanley Mortgage Capital Inc. may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

      [UPDATE AS NECESSARY TO INCLUDE INFORMATION REQUIRED BY REGULATION AB, ITEMS 1117 AND 1119.]

              OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

      Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity's origination program and underwriting or credit-granting criteria.

                         Description of The Certificates

General

   The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

      o provide for the accrual of interest thereon based on fixed, floating, variable or adjustable rates;

      o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

      o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

      o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

      o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

      o provide for payments of interest and/or principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

      o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

      o     do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.

      Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

      If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

      If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

      One or more trust assets backing any series of certificates may also back another series of certificates or may also back subsequently issued classes of certificates of the same series. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates.

Distributions

      Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

      Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

Available Distribution Amount

      All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

      1. the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

            o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

            o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

            o all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

      2. if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

      3. all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

      4. if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      5. if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

      The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions. The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

Distributions of Interest on the Certificates

      Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

      If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate. Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii) on such other basis as is specified in the related prospectus supplement.

      In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Accrued Certificate Interest on Stripped Interest Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

      The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced. If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and "Yield Considerations."

Distributions of Principal of the Certificates

      The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest. Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

Components

      To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations

      If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

      If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

Advances

      With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date. The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Generally, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

      If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

Reports to Certificateholders

      Generally, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

      (1) the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

      (2) the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

      (3)   the amount of the distribution allocable to

            o     prepayment premiums and

            o     payments on account of Equity Participations;

      (4) the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

      (6) the aggregate principal balance of the assets at the close of business on that Distribution Date;

      (7) the number and aggregate principal balance of Whole Loans in respect of which:

            o     one scheduled payment is delinquent,

            o     two scheduled payments are delinquent,

            o     three or more scheduled payments are delinquent and

            o     foreclosure proceedings have been commenced;

      (8) with respect to each Whole Loan that is delinquent two or more months:

            o     the loan number thereof,

            o     the unpaid balance thereof,

            o     whether the delinquency is in respect of any balloon payment,

            o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

            o if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

            o whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

            o whether foreclosure proceedings have been commenced and, if so, the date so commenced and

            o if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

      (9) with respect to any Whole Loan liquidated during the related Due Period other than by payment in full:

            o     the loan number thereof,

            o     the manner in which it was liquidated and

            o     the aggregate amount of liquidation proceeds received;

      (10) with respect to any Whole Loan liquidated during the related Due Period,

            o the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

            o     the amount of any loss to certificateholders;

      (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

            o     the loan number of the related mortgage loan and

            o     the date of acquisition;

      (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

            o     the book value,

            o the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

            o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

            o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (13)  with respect to any REO Property sold during the related Due Period

            o     the loan number of the related mortgage loan,

            o     the aggregate amount of sale proceeds,

            o the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO Property or the related mortgage loan and

            o the amount of any loss to certificateholders in respect of the related mortgage loan;

      (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

      (15) the aggregate amount of principal prepayments made during the related Due Period;

      (16) the amount deposited in the reserve fund, if any, on the Distribution Date;

      (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

      (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution Date;

      (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

      (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

      (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

      (22)  the aggregate amount of payments by the borrowers of:

            o     default interest,

            o     late charges and

            o assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

      Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Termination

      The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

            o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and

            o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

      If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect Participants.

      Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

      DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

      Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

      o Morgan Stanley Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

      o Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          Description of The Agreements

      The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

      o A Pooling Agreement will be used where the trust fund includes Whole Loans. The parties to a Pooling Agreement will be Morgan Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly.

      o A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be Morgan Stanley Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

      The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

Assignment of Assets; Repurchases

      At the time of issuance of any series of certificates, Morgan Stanley Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule generally will include detailed information

      o in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

      o in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

      With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

      The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

      If so provided in the related prospectus supplement, Morgan Stanley Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

      With respect to each Government Security or MBS in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Generally, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

      Generally, Morgan Stanley Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

      o the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related Agreement;

      o the existence of title insurance insuring the lien priority of the Whole Loan;

      o     the authority of the Warrantying Party to sell the Whole Loan;

      o the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

      o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

      o the existence of hazard and extended perils insurance coverage on the mortgaged property.

      Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

      Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

      Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

      o the Warrantying Party will be obligated to repurchase the Whole Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or

      o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement; or

      o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

      Neither Morgan Stanley Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

      Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

      o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

      o     the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

      A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default," below.

Certificate Account and Other Collection Accounts

      General

      The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either

      o an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or

      o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose. The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

Deposits

      Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

      (1) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

      (2) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (3) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

      (4) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

      (5)   any amounts representing prepayment premiums;

      (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (7) all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

      (8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

      (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

      (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

      (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

Withdrawals

      Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

      (1) to make distributions to the certificateholders on each Distribution Date;

      (2) to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

      (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

      (4)   to reimburse a master servicer for any advances described in clause
            (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

      (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause
            (3) above while these amounts remain outstanding and unreimbursed;

      (6) to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

      (7) to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the Depositor";

      (8) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

      (9) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

      (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

      (11) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

      (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

      (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

      (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

      (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

      (17) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

      (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

      (19) to clear and terminate the Certificate Account at the termination of the trust fund.

      Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

Collection and Other Servicing Procedures

      The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

      Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

      o maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

      o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

      o processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

      o inspecting and managing mortgaged properties under certain circumstances; and

      o maintaining accounting records relating to the Whole Loans. Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The master servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

      o affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or

      o in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if,

      o in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and

      o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

Subservicers

      A master servicer may delegate its servicing obligations in respect of the Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

      Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees.; however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner. A subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses" below.

Special Servicers

      To the extent so specified in the related prospectus supplement, a special servicer may be appointed. A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

Realization Upon Defaulted Whole Loans

      A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

      o     monitor any Whole Loan which is in default,

      o     contact the borrower concerning the default,

      o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

      o initiate corrective action in cooperation with the borrower if cure is likely,

      o     inspect the mortgaged property, and

      o     take any other actions as are consistent with the Servicing
            Standard.

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

      The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of the Mortgage Loans and the Leases."

      Any Agreement relating to a trust fund that includes Whole Loans may grant to the loan seller, the special or master servicer or the holder or holders of certain classes of certificates, or all of them, an option to purchase from the trust fund at its fair value any Whole Loan as to which a specified number of scheduled payments thereunder or a balloon payment are delinquent, or as to which there are other defaults specified in the related prospectus supplement. In addition, a Whole Loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

      If a default on a Whole Loan has occurred or, in the master servicer's or special servicer's judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

      o     institute foreclosure proceedings,

      o     exercise any power of sale contained in any mortgage,

      o     obtain a deed in lieu of foreclosure, or

      o     otherwise acquire title to a mortgaged property securing the Whole
            Loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

      o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

      o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

      Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

      o the Internal Revenue Service grants an extension of time to sell the property or

      o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the special servicer will be required to

      o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

      o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

      If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

      The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

      If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

      If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the special servicer is not required to expend its own funds to restore the damaged property unless it determines

      o that the restoration will increase the proceeds to certificateholders on liquidation of the Whole Loan after reimbursement of the special servicer for its expenses and

      o that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

      If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

Hazard Insurance Policies

      Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

      The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

      o the replacement cost of the improvements less physical depreciation and

      o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

      In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

Rental Interruption Insurance Policy

    If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

Fidelity Bonds and Errors and Omissions Insurance

      Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

Due-on-Sale and Due-on-Encumbrance Provisions

      Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

Retained Interest; Servicing Compensation and Payment of Expenses

      The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

      Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

      The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

Evidence as to Compliance

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its

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obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

       In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

      (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

      (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

Matters Regarding a Master Servicer, a Special Servicer and the Depositor

      The master servicer, if any, a special servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I
Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

      Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency rating the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

      Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Agreements will further provide that any master servicer, any special servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I

Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

      o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

      o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

      o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

In addition, each Agreement will provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

      Any person into which the master servicer, the special servicer or Morgan Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related Agreement.

Events of Default

      Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

      (1) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

      (2) any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

      (3) any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

      (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an

Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

      With respect to any series of certificates as to which there is a special servicer, similar Events of Default will generally exist under the related Agreement with respect to the special servicer.

Rights Upon Event of Default

      So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of an Event of Default of the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each Rating Agency rating the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the applicable series. Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement. Generally, the Agreements will provide that expenses relating to any removal of a servicer upon an Event of Default or its voluntary resignation will be required to be paid by such servicer.

      Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

      o     exercise any of the powers vested in it by any Agreement;

      o     make any investigation of matters arising under any Agreement; or

      o institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Amendment

      Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

      (1)   to cure any ambiguity;

      (2) to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

      (3) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

      (4)   to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

      Each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other percentage as may be specified in the related prospectus supplement) of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

      (1) reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

      (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

      (3) modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

The Trustee

      The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

      The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

Matters Regarding the Trustee

      Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

Resignation and Removal of the Trustee

      The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement. If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause (or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee. Generally, the Agreements will provide that expenses relating to resignation of the Trustee or any removal of the Trustee for cause will be required to be paid by the Trustee, and expenses relating to removal of the Trustee without cause will be paid by the parties effecting such removal.

Additional Parties to the Agreements

      If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

                          DESCRIPTION OF CREDIT SUPPORT

General

      For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

      Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

      If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

      (1)   the nature and amount of coverage under the Credit Support;

      (2) any conditions to payment thereunder not otherwise described in this prospectus;

      (3) the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

      (4)   the material provisions relating to the Credit Support; and

      (5) information regarding the obligor under any instrument of Credit Support, including:

            o     a brief description of its principal business activities;

            o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

            o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

            o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates."

Subordinate Certificates

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

      If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

Insurance or Guarantees for the Whole Loans

      If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

Letter of Credit

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

Insurance Policies and Surety Bonds

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

      Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.

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      Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

Credit Support for MBS

      If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of Credit Support the information indicated above under "Description of Credit Support--General," to the extent the information is material and available.

               Legal Aspects of the Mortgage Loans and the Leases

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries do not:

      o     purport to be complete;

      o     purport to reflect the laws of any particular state; or

      o purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."

General

      All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

      o a borrower--the borrower and usually the owner of the subject property, and

      o     a mortgagee--the lender.

      In contrast, a deed of trust is a three-party instrument, among

      o     a trustor--the equivalent of a mortgagor or borrower,

      o     a trustee to whom the mortgaged property is conveyed, and

      o     a beneficiary--the lender--for whose benefit the conveyance is made.

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Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

      By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest in Real Property

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage, or other instrument, may encumber other interests in real property such as:

      o     a tenant's interest in a lease of land or improvements, or both, and

      o     the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. If so specified in the prospectus supplement, Morgan Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

Leases and Rents

      Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

      o the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

      o the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

      Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the

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property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

      Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

Personalty

      Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

Foreclosure

      General

      Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

      Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

      Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the

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issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

      Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

      Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and

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court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

      REO Properties

      If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

      o     the Internal Revenue Service grants an REO Extension, or

      o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

      In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in

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connection with the operation of commercial REO Properties by REMICs. See
"Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

      Rights of Redemption

      The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

      Anti-Deficiency Legislation

      Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

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Leasehold Risks

      Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include:

      (1) the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

      (2)   the right to cure those defaults, with adequate cure periods;

      (3) if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

      (4) the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

      (5) the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

      (6) a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

      (7) a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code.

      Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Bankruptcy Laws

      The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have

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approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

      In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

      o     assume the lease and retain it or assign it to a third party or

      o     reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

      In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      To the extent described in the related prospectus supplement, some of the Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

      o at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

      o the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame -- often 60 days -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

Junior Mortgages; Rights of Senior Lenders or Beneficiaries

      To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

      o     to receive rents, hazard insurance and condemnation proceeds, and

      o to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would extinguish the junior lender's or junior beneficiary's lien. However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

      The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

      The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Environmental Legislation

      Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

      o     a diminution in value of property securing any mortgage loan;

      o     limitation on the ability to foreclose against the property; or

      o in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

      Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

      The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

      Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

      Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator," however, is a person "who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

      Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

      The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

      Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

      o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

      o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

      Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

      o the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

      o the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

Due-on-Sale and Due-on-Encumbrance

      Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

      In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Subordinate Financing

            Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

      o the borrower may have difficulty servicing and repaying multiple loans;

      o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

      o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

      o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

      o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest, Prepayment Premiums and Prepayments

      Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Acceleration on Default

      It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

      o for the interest rate, discount points and charges as are permitted in that state, or

      o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Laws and Regulations; Types of Mortgaged Properties

      The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

Americans With Disabilities Act

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

Servicemembers Civil Relief Act

      Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

Forfeitures in Drug, RICO and Patriot Act Proceedings

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         Federal Income Tax Consequences

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

General

      The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

Grantor Trust Funds

      If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

a. Single Class of Grantor Trust Certificates

      Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

      o 3% of the excess of adjusted gross income over the applicable amount and

      o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

      However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

      In general, a grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

      Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

      o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

      o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

      o a grantor trust certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

      Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

      Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

      o     the total remaining market discount and

      o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

      o     the total remaining market discount and

      o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

      Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

b. Multiple Classes of Grantor Trust Certificates

      1.    Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

      Excess Servicing will be Treated Under the Stripped Bond Rules. If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons".

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either:

      o the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

      o no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

      In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond Certificate generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section

856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

      2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

      The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

      Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

      Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

      o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

      o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

      3. Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

      The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

c. Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

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      It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

      o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

      o     the grantor trust certificate is part of a straddle;

      o the grantor trust certificate is marketed or sold as producing capital gain; or

      o other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

      Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d. Non-U.S. Persons

      Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

      o     an owner that is not a U.S. Person or

      o a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

      Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

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e. Information Reporting and Backup Withholding

      The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account,
(ii) a nominee and (iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

      If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

      o the broker determines that the seller is a corporation or other exempt recipient, or

      o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

      o     the broker determines that the seller is an exempt recipient or

      o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

      Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the regulations.

REMICs

      The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, such the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

      A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

      In general, with respect to each series of certificates for which a REMIC election is made,

      o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

      o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B); and

      o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

      Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

      Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

      o     "real estate assets" within the meaning of Code Section
            856(c)(5)(B);

      o "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and

      o     whether the income on the certificates is interest described in Code
            Section 856(c)(3)(B).

a. Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments.

The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC Regular Certificates, is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

      o adding (1) the present value at the end of the accrual period -- determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and
            (2) any payments included in the stated redemption price at maturity received during such accrual period, and

      o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (1) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

      (2) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

      o     the interest is unconditionally payable at least annually;

      o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

      o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the

Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

      (1)   the total remaining market discount and

      (2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

      (1)   the total remaining market discount and

      (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

      Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

      o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
            Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

      o     the amount actually includible in such holder's income.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

      The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

      Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

      Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

      Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued OID, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

      o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

      o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

      o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular Certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will not be subject to the 30% withholding tax on gross income therefrom but will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

      Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

      o the broker determines that the seller is a corporation or other exempt recipient, or

      o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

      A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

      o     the broker determines that the seller is an exempt recipient, or

      o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

b. Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income." This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

      o the income from the mortgage loans or MBS and the REMIC's other assets and

      o the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

      o     all bad loans will be deductible as business bad debts; and

      o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual

Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

      Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has issued Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

      o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

      o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

      o 3% of the excess of the individual's adjusted gross income over the applicable amount or

      o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

      However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion," for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

      o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

      o will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

      o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
            Payments--Non-U.S. Persons" below.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

      The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

Prohibited Transactions and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to certain specified exceptions, a prohibited transaction means:

      o     the disposition of a mortgage loan or MBS,

      o the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

      o     the receipt of compensation for services, or

      o gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

      In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

      o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

      o Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

      In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with any IRS proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax Related Restrictions on Transfers of REMIC Residual Certificates

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

      (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

      (B) any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income"; and

      (C)   a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

      o a regulated investment company, real estate investment trust or common trust fund;

      o     a partnership, trust or estate; and

      o     certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

      o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

      o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

      o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

      o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

      (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

      (2) the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

      (3) the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

            (i) the present value of the anticipated tax liabilities associated with holding the Noneconomic REMIC Residual Certificate does not exceed the sum of:

                  o the present value of any consideration given to the transferee to acquire the Noneconomic REMIC Residual Certificate,

                  o the present value of the expected future distributions on the Noneconomic REMIC Residual Certificate and

                  o the present value of the anticipated tax savings associated with holding the Noneconomic REMIC Residual Certificate as the REMIC generates losses. For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Internal Revenue Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Internal Revenue Code for the month of such transfer and the compounding period used by the transferee; or

            (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Treasury regulation Section 1.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause (3)(ii) and (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

      If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

      Reportable Transactions. Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                       State and Local Tax Considerations

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA Considerations

General

      Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA. However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

Prohibited Transactions

      General

      Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

      The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless exceptions apply.

      Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of

ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or
Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

      Availability of Underwriter's Exemption for Certificates

      DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

      o the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

      o the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

      The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

      (1) The acquisition of the certificates by an ERISA Plan is on terms -- including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

      (2) The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.;

      (3) The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

      (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

      (5) The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The trust fund must also meet the following requirements:

      o the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

      o certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of the Securities; and

      o certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Securities.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

      o the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

      o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

      o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

      o an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

      o immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

      Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

      o that the certificates constitute "securities" for purposes of the Exemption and

      o that the general conditions and other requirements set forth in the Exemption would be satisfied.

Review by Plan Fiduciaries

      Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                Legal Investment

      If so specified in the prospectus supplement, certain classes of Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

      Those classes of Certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

      All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              Plan of Distribution

      The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

      Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

      Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

      In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

      Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

      All or part of any Class of certificates may be reacquired by Morgan Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

      As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  Legal Matters

      Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or such other counsel as may be specified in the related prospectus supplement.

                              Financial Information

      A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     Rating

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    Incorporation of Information by Reference

      Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

      All documents and reports filed, or caused to be filed, by Morgan Stanley Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield, or by telephone at (212) 761-4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

      Morgan Stanley Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World

Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

      If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                Glossary of Terms

      The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

      Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

      "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

      "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in "Distributions of Interest on the Certificates" in this prospectus.

      "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

      "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

      "Assets" means the primary assets included in a trust fund.

      "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

      "Book-Entry Certificates" means Certificates which are in book-entry form.

      "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

      "Cede" means Cede & Company.

      "CERCLA" means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

      "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

      "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

      "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

      "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

      "Closing Date" means the date the REMIC Regular Certificates were initially issued.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commercial Loans" means the loans relating to the Commercial Properties.

      "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

      "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

      "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

      "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

      "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

      "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

      "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

      "Deferred Interest" means interest deferred by reason of negative amortization.

      "Definitive Certificate" means a fully registered physical certificate.

      "Depositor" means Morgan Stanley Capital I Inc.

      "Determination Date" means the close of business on the date specified in the related prospectus supplement.

      "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

      "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

      "DOL" means the United States Department of Department of Labor.

      "DTC" means the Depository Trust Company.

      "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

      "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

      "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

      "Events of Default" means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

      o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

      o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

      o any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

      "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "FHLMC" means the Federal Home Loan Mortgage Corporation.

      "FNMA" means the Federal National Mortgage Association.

      "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

      (a) interest-bearing securities;

      (b) non-interest-bearing securities;

      (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

      (d) interest-bearing securities from which the right to payment of principal has been removed.

      "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

      "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

      "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

      "IRS" means the Internal Revenue Service.

      "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

      "Lockout Date" means the expiration of the Lockout Period.

      "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

      "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      "Master Servicer" means an entity as named in the prospectus supplement.

      "MBS" means mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

      "MBS Agreement" means any servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

      "Mortgage" means a mortgage, deed of trust or other similar security instrument.

      "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying MBS.

      "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

      "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

      "Multifamily Loans" means the loans relating to the Multifamily
Properties.

      "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

      "NCUA" means the National Credit Union Administration.

      "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

      o     non-cash items such as depreciation and amortization;

      o     capital expenditures; and

      o     debt service on loans secured by the mortgaged property.

      "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

      "Non-SMMEA Certificates" means Certificates not qualifying as "mortgage related securities" for purposes of SMMEA.

      "OCC" means the Office of the Comptroller of the Currency.

      "OID" means original issue discount.

      "OID Regulations" means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

      "OTS" means the Office of Thrift Supervision.

      "Participants" means the participating organizations of DTC.

      "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

      "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.

      "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

      "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

      "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

      "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

      "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

      "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

      "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

      "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

      "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

      "RCRA" means the Resource Conservation and Recovery Act.

      "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

      "Refinance Loans" means mortgage loans made to refinance existing loans.

      "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

      "Relief Act" means the Servicemembers Civil Relief Act, as amended.

      "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

      "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

      "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

      "REMIC Regular Certificateholders" means holders of REMIC Regular Certificates.

      "REMIC Regulations" means the REMIC regulations promulgated by the Treasury Department.

      "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

      "REMIC Residual Certificateholders" means holders of REMIC Regular Certificates.

      "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

      "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

      "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

      "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

      "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

      "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

      "Servicing Standard" means:

      A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

      B.    applicable law; and

      C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

      "Similar Law" means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "SMMEA Certificates" means "mortgage related securities" for purposes of SMMEA.

      "Special Servicer" means an entity as named in the prospectus supplement.

      "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

      "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

      "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

      "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

      "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

      "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

      "Subservicer" means third-party servicers.

      "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

      "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

      "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

      "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

      "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

      o     Mortgage Loans

      o     MBS

      o direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

      o     a combination of mortgage loans, MBS and government securities.

      "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

      "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

      "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

      "Value" means,

      (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

      (b)   the lesser of

            o the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

            o     the sales price for that property; or

            (c) .the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

      "Warranting Party" means the person making representations and warranties.

      "Whole Loans" means the mortgage loans that are not Underlying Mortgage Loans.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.*

      The following table sets forth the estimated expenses in connection with the issuance and distribution of the Certificates being registered, other than underwriting discounts and commissions:

      SEC Registration Fee......................................    $107.00
      Blue Sky Fees.............................................     $3,000*
      NASD Fees.................................................       $N/A*
      Printing and Engraving Fees...............................    $50,000*
      Legal Fees and Expenses...................................   $200,000*
      Accounting Fees and Expenses..............................    $40,000*
      Trustee Fees and Expenses.................................    $25,000*
      Rating Agency Fees........................................    $60,000*
      Miscellaneous.............................................    $35,000*

      Total..................................................... $413,107.00

      ----------
      * All amounts except the SEC Registration Fee are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of a single series of Certificates in an aggregate principal amount assumed for these purposes to be equal to $100,000,000 of Certificates registered hereby.

Item 15.    Indemnification of Directors and Officers.

      Under Section VII of the proposed form of Underwriting Agreement, the Underwriter is obligated under certain circumstances to indemnify officers and directors of Morgan Stanley Capital I Inc. (the "Registrant") who sign the Registration Statement, and certain controlling persons of the Registrant, against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

      The Registrant's By-laws provide for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

      Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

      The Pooling and Servicing Agreement will provide that no director, officer, employee or agent of the Registrant will be liable to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action pursuant to the Pooling and Servicing

Agreement, except for such person's own misfeasance, bad faith or gross negligence in the performance of duties. The Pooling and Servicing Agreements will provide further that, with the exceptions stated above, any director, officer, employee or agent of the Registrant will be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (i) related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Pooling and Servicing Agreement), (ii) incurred in connection with any violation by him or her of any state or federal securities law or (iii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling and Servicing Agreement.

Item 16.    Exhibits.

1.1      Form of Underwriting Agreement*
4.1      Form of Pooling and Servicing Agreement*
5.1      Opinion of Sidley Austin Brown & Wood LLP as to legality of the
         Certificates*
5.2 Opinion of Cadwalader, Wickersham & Taft LLP as to legality of the Certificates*
5.3      Opinion of Latham & Watkins LLP as to the legality of the
         Certificates*
8.1 Opinion of Sidley Austin Brown & Wood LLP as to certain tax matters (included in Exhibit 5.1 hereto)
8.2 Opinion of Cadwalader, Wickersham & Taft LLP as to certain tax matters (included in Exhibit 5.2 hereto)
8.3 Opinion of Latham & Watkins LLP as to certain tax matters* 10.1 Form of Mortgage Loan Purchase Agreement* 23.1 Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 5.1 hereto)
23.2     Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.2 hereto)
23.3     Consent of Latham & Watkins LLP (included in Exhibits 5.3 and 8.3 hereto)
24.1     Power of Attorney (contained in page II-6 of this Registration
         Statement)
            - - - - - - - - - - -
*        To be provided by amendment.



Item 17.    Undertakings.


A. Undertaking Pursuant to Rule 415.

The Registrant hereby undertakes:

       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Act;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement; and that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

      2. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

      4. That, for the purpose of determining liability under the Act to any purchaser:

      (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

      (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

      5. That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities:

      The undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

      (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. Undertaking in respect of incorporation of subsequent Exchange Act documents by reference.

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Undertaking in respect of equity offerings of nonreporting registrants.

   The Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit delivery to each purchaser.

D. Undertaking in respect of indemnification.

   Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

E. Undertaking in respect of incorporation of subsequent Exchange Act documents by third parties.

   The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

F. Undertaking in respect of information provided through an Internet Web site.

   The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be part of the prospectus included in the Registration Statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 23, 2005.


                                       MORGAN STANLEY CAPITAL I INC.



                                       By: /s/ David R. Warren
                                          --------------------------------------
                                          Name:  David R. Warren
                                          Title: President

                                POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Warren, William J. Forsell, Anthony B. Tufariello, Valerie H. Kay and Steven S. Stern such person's true and lawful attorney-in-fact and agent for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.



            Signature                       Title                    Date


/s/ David R. Warren                President (Principal        December 23, 2005
-----------------------------
David R. Warren                    Executive Officer)


/s/ William J. Forsell             Treasurer (Principal        December 23, 2005
-----------------------------
William J. Forsell                 Financial Officer) and
                                   Controller


/s/ Anthony B. Tufariello          Director                    December 23, 2005
-----------------------------
Anthony B. Tufariello


                                   Director                    December __, 2005
-----------------------------
Valerie H. Kay


/s/ Steven S. Stern                Director                    December 23, 2005
-----------------------------
Steven S. Stern

                                  EXHIBIT INDEX



Exhibit No.   Description of Exhibit
-----------   ----------------------

    1.1       Form of Underwriting Agreement*
    4.1       Form of Pooling and Servicing Agreement*
    5.1 Opinion of Sidley Austin Brown & Wood LLP as to legality of the Certificates*
    5.2 Opinion of Cadwalader, Wickersham & Taft LLP as to legality of the Certificates*
    5.3 Opinion of Latham & Watkins LLP as to the legality of the Certificates*
    8.1 Opinion of Sidley Austin Brown & Wood LLP as to certain tax matters (included in Exhibit 5.1 hereto)
    8.2 Opinion of Cadwalader, Wickersham & Taft LLP as to certain tax matters (included in Exhibit 5.2 hereto)
    8.3 Opinion of Latham & Watkins LLP as to certain tax matters* 10.1 Form of Mortgage Loan Purchase Agreement* 23.1 Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 5.1 hereto)
    23.2      Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit
              5.2 hereto)
    23.3 Consent of Latham & Watkins LLP (included in Exhibits 5.3 and 8.3 hereto)
    24.1      Power of Attorney (contained in page II-7 of this Registration
              Statement)

- - - - - - - - - - - - - - - - - - -

*     To be provided by amendment.